As filed with the Securities and Exchange Commission on  February 1, 2024.

Registration No. 333-273464

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM S-1
(Amendment No. 8)
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________

NYIAX, Inc.

(Exact name of Registrant as specified in its charter)

___________________________

Delaware	7370	46-0547534
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

180 Maiden Lane, 11th Floor
New York, NY 10005
Telephone: 917-444-9259

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

___________________________

Teresa Gallo
Chief Executive Officer
NYIAX, Inc.
180 Maiden Lane, 11th Floor
New York, NY 10005
Telephone: 917-444-9259

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies to:

Mitchell L. Lampert, Esq. Anna Jinhua Wang, Esq. Robinson & Cole LLP 1055 Washington Boulevard Stamford, CT 06901 Telephone: (203) 462-7559 Fax: (203) 462-7599	Joel Mayersohn, Esq. Dickinson Wright PLLC 350 Las Olas Boulevard, Suite 1750 Ft. Lauderdale, Florida 33301 Telephone: (954) 991-5420 Fax: (844) 670-6009

___________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement is a combined prospectus and also relates to 1,850,000 shares of common stock to be sold by the registrant previously registered and remaining unsold under the Registrant’s Registration Statement on Form S-1 (File No. 333-265357).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

NYIAX, Inc. previously filed a Registration Statement on Form S-1 (File No. 333-265357) with the U.S. Securities and Exchange Commission (the “SEC”) on June 1, 2022, which was declared effective on February 14, 2023 (the “Prior Registration Statement”). The Prior Registration Statement registered 1,850,000 shares of our common stock, including 277,500 additional shares of common stock (equal to 15% of the shares of common stock sold in the offering) and 1,360,000 shares of our common stock to be sold by selling shareholders set forth therein.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus and also relates to 1,850,000 shares of common stock to be sold by NYIAX, Inc. registered and remaining unsold under the Prior Registration Statement. Accordingly, this Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 8 to the Prior Registration Statement and is being filed to, among other things: (i) include audited financial statements for our fiscal year ended December 31, 2022 and to reflect additional information disclosed in our Annual Report on Form 10-K (the “Annual Report”) for our fiscal year ended December 31, 2022, filed with the SEC on July 21, 2023; (ii) include unaudited interim financial statements for our nine months ended September 30, 2023 and to reflect additional information disclosed in our Quarterly Report on Form 10-Q for our nine months ended September 30, 2023, filed with the SEC on November 14, 2023; and (iii) to reflect additional information disclosed in our Current Reports on Form 8-K filed with the SEC since February 13, 2023 to the date of this filing.

Accordingly, this Registration Statement on Form S-1:

(i)     carries forward from the Prior Registration Statement an aggregate of 2,127,500 shares of our common stock, to be included in 2,422,188 shares of common stock being registered herein; and

(ii)    registers an aggregate of 242,219 shares of common stock underlying the underwriter’s warrants.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2024

PROSPECTUS

NYIAX, Inc.
$8,425,000
of Common Stock

This is the initial public offering of common stock of NYIAX, Inc. We are offering $8,425,000 of shares of our common stock, or 2,106,250 shares of common stock. No public market currently exists for our common stock. The estimated initial public offering price per share of common stock is $4.00 per share.

We have applied to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “NYX”. No assurance can be given that our listing application will be approved. If our common stock is not approved for listing on Nasdaq, we will not consummate this offering.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, please read “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$4.00	$8,425,000
Underwriting discounts and commissions(1)	$0.32	$674,000
Proceeds to us, before expenses	$3.68	$7,751,000

____________

(1)      See “Underwriting” for additional information regarding underwriting compensation.

We have granted the underwriters an option to purchase up to an additional $1,263,750 of shares of common stock (or 315,938 shares of common stock) from us at the public offering price less the underwriting discounts and commissions, and on the same terms and conditions as set forth above, for 45 days after the date of this prospectus. If the underwriters exercise the option in full, the total public offering will be $9,688,750, the total underwriting discounts and commissions will be $775,100 (equal to 8% of the gross proceeds), and the total proceeds, before expenses, to us will be $8,913,650.

The underwriters expect to deliver the shares against payment through the facilities of the Depository Trust Company on or about [•], 2024, subject to the satisfaction of customary closing conditions.

Joint Book-Runners

WestPark Capital, Inc.	EF Hutton LLC

The date of this prospectus is [•], 2024.

i

ABOUT THIS PROSPECTUS

We have not, and the underwriters have not, authorized anyone to provide you with any information or to make any representation other than that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared we may authorize to be delivered or made available to you. We do not, and the underwriters do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit a public offering of the securities or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

TRADE NAMES AND SERVICE MARKS

We use various trade names and service marks in our business, including “NYIAX” and “ ”. For convenience, we may not include the SM, ® or ™ symbols, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this prospectus are the property of their respective owners.

INDUSTRY AND MARKET DATA

This prospectus includes industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position and market estimates are based on third-party forecasts, management’s estimates and assumptions about our markets and our internal research. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of such information contained in this prospectus. Such data involve risks and uncertainties and is subject to change based on various factors, including those discussed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

ii

PUBLIC OFFERING PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before making an investment decision and investing in our securities, you should carefully read this entire prospectus, including the sections in this prospectus entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes included elsewhere in this prospectus.

WestPark Capital, Inc. (“WestPark”), beneficially owns 90,100 shares of common stock of NYIAX and warrants to purchase 168,969 shares of common stock of NYIAX. WestPark Capital Group, LLC, the parent of WestPark, and certain representatives of WestPark collectively beneficially own 30,004 shares of common stock of NYIAX. See “Past Offerings” on page 58 of this prospectus for further details.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “NYIAX,” the “Company,” “we,” “us” and “our” refer to NYIAX, Inc.

Overview of Our Business

Our Company

NYIAX is a financial platform technology company founded in 2012 by Carolina Abenante, Mark Grinbaum and Graham Mosley, who formulated the genesis of NYIAX’s business model to bring forth a new era of financial platform technology and financial rigor within the advertising industry. NYIAX’s platform utilizes Nasdaq’s financial framework (“NFF”)1 wherein NYIAX employs smart contracts and blockchain technology as core ledger therefore enabling contract formation, compliance and reconciliation. NYIAX’s proprietary technology brings automation of complex and outdated contract processes to its clients. NYIAX has changed the methodology of how markets are developed, for example, within the advertising ecosystem. NYIAX’s mission is to connect buyers and sellers of inventories such as advertising media through trusted, secure and efficient transactions. The platform is protected through two U.S. patents jointly owned by NYIAX and Nasdaq Technology AB (“Nasdaq”), a wholly owned subsidiary of Nasdaq, Inc. This patented technology creates current and future opportunities for any industry utilizing contracts within the advertising industry.

The Nasdaq Technology Relationship

The NYIAX platform was developed in part based on a joint patent created with Nasdaq, where NYIAX and Nasdaq adapted and extended order book, matcher and discover functionality in order to efficiently scale advertising inventory and audience through leveraging Nasdaq’s marketplace technology.2 NYIAX incorporated Hyperledger Fabric Blockchain3, an enterprise blockchain, as its core ledger for tracking order terms, contract management and contract reconciliation. Nasdaq’s marketplace technology provides financial rigor for clients utilizing NYIAX-created instruments (contract terms, media channels, time period, campaign, etc.) with standardized taxonomies. NYIAX worked in collaboration with Nasdaq to create one of the first advertising contract management exchanges deployed in the cloud and utilizing blockchain technology.4 NYIAX, Inc. and Nasdaq Technology AB’s joint patents titled, “Systems and Methods for Electronic Continuous Trading of Variant Inventories” (Patent No. 10,607,291 and Patent No. 11,410,236) and pending U.S. Patent Application No. 17/854,548 titled, “Systems and Methods for Electronic Continuous Trading of Variant Inventories”.

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1        NFF, the framework, consists of a single operational core that ties together the deep portfolio of Nasdaq’s proven business functionality across the contract lifecycle, in an open framework whereby exchanges, clearinghouses and central securities depositories can integrate Nasdaq’s business applications with each other, as well as other third-party solutions.

2        Anna Irrera and John McCrank, Nasdaq provides Blockchain tech to new advertising exchange, March 14, 2017.

3        Hyperledger Fabric, an open-source project from the Linux Foundation, is the modular blockchain framework and de facto standard for enterprise blockchain platforms. Hyperledger Fabric is an open, proven, enterprise-grade, distributed ledger platform. It has advanced privacy controls so only the data that is wanted to be shared gets shared among the “permissioned” (known) network participants.

4        “Announcing NYIAX, the World’s First Advertising Contract Exchange”, NYIAX, Inc. and Nasdaq, Inc., https://ir.nasdaq.com/news-releases/news-release-details/announcing-nyiax-worlds-first-advertising-contract-exchange

NYIAX and Nasdaq have entered into several long-term agreements to build and maintain the NYIAX platform to ensure its continued optimal performance. On December 21, 2015, NYIAX entered into a Design Study Agreement with Nasdaq in order to determine and create the adaptations necessary to evolve the financial technology platform into an advertising exchange. On May 17, 2016, NYIAX entered into an IT Services Agreements with Nasdaq for the build and completion of the specification of the Design Study, which included exclusivity to work only with NYIAX until 2021 in the scope of advertising platforms. On December 30, 2020, NYIAX and Nasdaq amended the IT Services Agreement to extend the term of the agreement for an additional ten years to April 5, 2032.

Advertising Industry

Due to the growth of the advertising industry, an extraordinarily complex technology (“ad-tech”) ecosystem was developed and designed to monetize every available, perishable ad5 impression and unit of audience data. However, the ad-tech ecosystem has yet to address direct advertising, guaranteed advertising and agency or advertiser discounted advertising, which for the most part is sold by Media Sellers directly to Media Buyers through non-automated methods. These physical contracts are negotiated, signed, and sent between parties by outdated communication channels such as fax, email, and mail. This is a cumbersome and non-automated process, which is ripe with tracking and reconciliation issues, as well as a loss of data on the contract terms and transactions.

A media buyer (“Media Buyer”) is typically an advertiser, advertising agency or intermediary that buys on behalf of an advertiser. A media seller (“Media Seller”) is typically a publisher of content, such as websites, magazines, billboards, connected television, network TV, mobile or desktop applications, other content or any proxy for a content.

The advertising industry has grown significantly in the past twenty years.6 According to eMarketer (a frequently quoted research company which claims to source information from 3,000 sources), the total global advertising spend for 2023 is estimated to be over $601 billion, which is an approximately 9.5% increase over the 2022 spending.7 In April 2023, eMarketer forecasted that U.S. digital ad spending will increase by 7.8% in 2023, and increase at an average growth rate of approximately 10% per year from 2024 to 2027.8 The United States is anticipated to remain the world’s largest advertising market, with U.S. digital ad revenue spending estimated in 2023 to be at $263.89 billion, compared to $244.78 billion in 2022.9

How NYIAX Solves the Problem

NYIAX is a marketplace where advertising inventory, campaigns and audiences can easily be listed and sold through utilization of highly transparent and efficient financial technology. The NYIAX platform provides Media Buyers and Media Sellers a marketplace where advertising or audience campaigns are listed, bought, and sold; thereafter, the contract10 flows directly into the Hyperledger Fabric Blockchain11 for contract management, reconciliation, and automation purposes.

Durable inventory in the advertising industry consists of targeting, terms, and descriptions of the contracts between counterparties on the platform, such as Media Type, Display, Geo/Geography, Payment Date (e.g., Q1 2021). This allows NYIAX to take any complex contract through its contract lifecycle from formation, discovery, negotiation and reconciliation. The NYIAX platform allows NYIAX to form contracts with efficiency, easily scalable and reconcilable through the power of the Nasdaq macher and framework; thereby, enabling the NYIAX platform to provide Media Buyers, Media Sellers, and intermediaries within the advertising ecosystem with the ability to manage the contract compliance for life cycle for the advertising contract.

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5        Ad means advertising. Ad and advertising will be used interchangeably in this filing.

6        Digital Ad Spending Poised for Exceptional Growth, Ali Mogharabi, December 11, 2020, Morningstar.

7        Worldwide Ad Spending Update 2023, Ethan Cramer-Flood, May 11, 2023, Insider Intelligence

8        US Ad Spending 2023, Ethan Cramer-Flood, May 5, 2023, Insider Intelligence.

9        Id.

10      Contract, contract creation, or contract formation is a match between two orders: order from the Media Buyer and corresponding order from the Media Seller. Contract, contract creation and contract formation within this filing are used interchangeably.

11      Hyperledger Fabric, an open-source project from the Linux Foundation, is the modular blockchain framework and de facto standard for enterprise blockchain platforms. Intended as a foundation for developing enterprise-grade applications and industry solutions, the open, modular architecture uses plug-and-play components to accommodate a wide range of use cases.

Our Role in the Industry

NYIAX provides a solution to the advertising marketplace challenges through the creation of a trusted, transparent, efficient, and auditable marketplace and platform where Media Buyers and Media Sellers can discover, negotiate, contract formation, reconcile and bill all in one platform and with use of a dashboard, while ensuring compliance with advertising contracts. We are of the belief that NYIAX is the first to bring this level of automation, efficiency, financial rigor, and auditability to the advertising industry.

Our platform is a key component connecting Media sellers, Media buyers and intermediaries within the advertising supply chain.

Our Strengths

We believe the strengths stated below provide NYIAX with an advantage in the industry it operates in.

End to End Platform.    Our platform enables clients to save time and money on: (i) outdated and manual processes; (ii) discovery and negotiation of deals; and (iii) reconciliation and billing, thereby providing financially rigorous transparency and automation to the contracting process across the media ecosystems.

Technology Innovation.    Our use of Nasdaq technology, our patented adaptation to financial buying and selling systems, and our use of other innovative technologies, such as distributed ledgers and smart contracts enables us to interoperate with both the financial markets and other new technologies as they evolve, thereby providing both NYIAX and its customers increased efficiency in automation as digital transformation accelerates.

Two-Sided Market.    NYIAX’s unique approach of having a two-sided marketplace enables publishers and agencies to describe, negotiate, and acquire the inventory while enabling and maintaining contract, descriptors and attributes standards. Our approach directly improves upon the current advertising industry’s Private Marketplaces12 and Automated Guaranteed (AG) platforms.13 The current advertising industry models are auctions based on first or second14 price for the inventory, while NYIAX enables dynamic pricing15 which allows buyers and sellers to combine both human intelligence and artificial auction models16, thereby providing a market for both buyers and sellers to transact according to their business requirements.

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12      Ross Benes, Ad Spending on Private Marketplaces Will Pass Open Exchanges Next Year, eMarketer, May 8 2019 A Private Marketplace is defined as an auction run by a single publisher or a small group of publishers and open only to select buyers.

13      Cyrus Jabbari, The Ultimate Programmatic Advertising Glossary, January 27, 2020 An automated transaction in the Private Marketplace, where an advertiser buys placements at a fixed price over a fixed period of time. Most similar variant to traditional non-programmatic media buying.

14      Stylianos Despotakis, First-Price Auctions in Online Display Advertising, June 17, 2021.

15      Camille Brégé, Debunking the Myths of B2B Dynamic Pricing, BCG, November 20, 2020.

16      Id at 15

Agnostic and Complimentary Nature.    Our Platform is agnostic and complimentary to the current technology partners our clients prefer for delivery, tracking and media types, thereby enabling us to offer service and value to our customers across the ecosystem. For example, we originally developed our platform to work with Ad Contract (meaning digital advertising contracts, including web, application-based, print based and video inventory on display, mobile, television or other ad delivery medium) delivery occurring through the primary publisher and agency ad serving technology, whereas today we also support delivery of media via both direct and indirect delivery platforms via our relationships with Supply or Sell Side Platforms (SSPs, which refer to technology platforms enabling web publishers and digital out-of-home media owners to manage their advertising inventory, fill it with ads, and receive revenue).

NYIAX plans to follow the new industry standards around third-party cookie depreciation by the end of 2023 and how data will be utilized in a compliant manner. We intend to support emerging solutions for campaigns and transactions on the NYIAX platform.

Scale and Growth

We intend to focus on the below areas to enable the growth and scale of the NYIAX platform for its clients and partners.

•        Publisher Supply listing and availability via direct and indirect channels, balanced with agency and advertiser demand needs.

•        Continued expansion and maintenance of the Omni channel demand and supply as distribution evolves to new media types.

•        As demand from the buy side of the market dictates, we will continue to expand internationally. While we are initially focused on the United States, interest from global markets should enable both growth and scale over time.

•        Automation with technology is core to the growth and scale of the business. Reducing costs for us and our clients, also increases productivity and efficiency.

COVID-19

Since January 2020, an outbreak of the 2019 novel coronavirus (COVID-19) has evolved into a worldwide pandemic. The outbreak sparked responses across countries, states and cities worldwide to enforce various measures of social distancing, shelter-in-place orders, and temporary closure of non-essential businesses to reduce further transmission of the virus. As a result of these measures, the U.S. and global markets have seen significant disruption, the extent and duration of which remains highly uncertain. Due to the pandemic, we have temporarily closed our offices, including our corporate headquarters, and are operating with substantially all staff working remotely. Management reviews operations on a continuous basis and there have been minimal interruptions in our customer facing operations to date. On November 2, 2021, we opened an office in New York City. Our staff is currently working on a hybrid schedule.

Although we believe that the primary impact of the pandemic impacted our business and slowed down revenue growth, we have continued to experience revenue growth year-over-year and the underlying demand for our products has remained stable. However, the severity, magnitude and duration of the current COVID-19 pandemic is uncertain, rapidly changing, and hard to predict and depends on events beyond our knowledge or control. These and other impacts of the COVID-19 pandemic could have the effect of heightening many of the other risks described in the “Risk Factors” section, such as those relating to our reputation, product sales, results of operations or financial condition. We might not be able to predict or respond to all impacts on a timely basis to prevent near- or long-term adverse impacts to our results. As a result, we cannot at this time predict the impact of the COVID-19 pandemic, but it could have a material adverse effect on our business, results of operations, financial condition, and cash flows.

THE OFFERING

Common stock to be offered by us

$8,425,000 of our common stock, or 2,106,250 shares of common stock ($9,688,750 of our common stock, or 2,422,188 shares of common stock if the underwriters exercise their over-allotment option in full)

Public offering price	We currently estimate that the initial public offering price will be $4.00 per share. The number of shares offered hereby is based upon an assumed offering price of $4.00 per share.
Common stock to be outstanding after this offering	18,743,530 shares (or 19,059,467 shares if the underwriters exercise their over-allotment option in full) at an assumed offering price of $4.00 per share.
Underwriters’ over-allotment option

We have granted the underwriters the option to purchase up to an additional $1,263,750 of shares of our common stock or 315,938 shares of common stock (equal to 15% of the shares of common stock sold in the offering), solely to cover over-allotments, if any, at the public offering price, less underwriter discount and commissions. The underwriters can exercise this option at any time within 45 days after the date of this prospectus.

Underwriter’s Warrants

Upon closing of this offering, we have agreed to issue to the representative of the underwriters (the “Representative”) warrants (“Underwriter’s Warrants”) to purchase that number of shares of our common stock equal to 10.0% of the aggregate number of shares sold in the offering. The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days following the effective date of this offering and expiring on the fifth anniversary thereof at an exercise price of $5.00 (or 125% of the initial public offering price per share in the offering). See “Underwriting — Underwriter’s Warrants”. The registration statement of which this prospectus is apart also covers the Underwriter’s Warrants and the shares of our common stock issuable upon exercise of the Underwriter’s Warrants.

Proposed trading market and symbol

We have applied to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “NYX”. No assurance can be given that our listing application will be approved by Nasdaq. If our common stock is not approved for listing on Nasdaq, we will not consummate this offering.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $7.4 million (or approximately $8.6 million if the underwriters exercise their over-allotment option in full), assuming an initial public offering price of $4.00 per share after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering primarily (i) for general corporate purposes, capital expenditures and operating expenses; (ii) for development of new applications and features for, and enhancements of, our technology platform; (iii) to acquire complementary businesses or technology; and (iii) to hire additional resources to support our product development and international expansion efforts. See “Use of Proceeds” on page 29 of this prospectus.

Risk factors

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Except as otherwise indicated herein, the number of shares of common stock outstanding before this offering and that will be outstanding after this offering is based on 15,561,499 shares of common stock outstanding as of the date of this prospectus and excludes:

i.       a total of 2,089,312 shares of our common stock, of which 685,650 expire at our initial public offering, issuable upon exercise of warrants;

ii.      a total of 3,086,626 shares of our common stock issuable upon exercise of options

iii.     210,625 shares of common stock underlying the underwriter’s warrants (or 242,219 shares of common stock if the underwriters exercise their over-allotment option in full) exercisable at an exercise price of $5.00;

iv.      the number of shares of common stock issuable (561,250 as of the date thereof) upon the conversion of the 2023B Convertible Note Payable, excluding accrued payment-in-kind interest of approximately $177,717 through February 14, 2024, (and approximately $24,000 accruing monthly), at the agreed upon conversion price.

In January 2024, the Company and certain investors representing approximately 86% of the outstanding principal and interest agreed to change the terms of the 2023B Convertible Note Payable so that (a) the conversion price would increase from two dollars ($2.00) per share to four dollars ($4.00) per share and (b) in the event that the Company has not received an effective order from the SEC on its registration statement by February 14, 2024, the 2023B Convertible Note Payable shall automatically be converted into common stock of the Company at $2.00 per share. The terms of the 2023B Convertible Note Payable held by certain investors representing approximately 14% of outstanding principal and interest were unchanged.

v.       175,000 restricted stock units granted to Mr. Richardson, a Director Nominee on June 21, 2023, Board nominee and appointee Paul Richardson’s restricted stock units grant of 150,000 units, granted on May 31, 2022, were revised as follows: Paul Richardson was granted 175,000 restricted stock units (an increase of 25,000 restricted stock units over the May 31, 2022 grant of 150,000 restricted stock units) effective upon his appointment as director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and with the award vesting one-third at grant date and the remainder vesting quarterly over a two year period in accordance with the Plan. The 175,000 restricted stock grant is subject to Mr. Richardson becoming a member of the Board at which point the grant will be finalized;

vi.     175,000 restricted stock units granted on June 21, 2023 to Mr. Garone, a Director Nominee, by the Board of Directors. The grant shall be effective upon Mr. Garone’s appointment as a director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and said award shall vest quarterly over a three-year period in accordance with the Plan. The grant is subject to Mr. Garone becoming a member of the Board at which point the grant will be finalized;

vii.    175,000 restricted stock units granted on June 21, 2023 to Mr. Cooperman, a Director Nominee, by the Board of Directors. The grant shall be effective upon Mr. Cooperman’s appointment as a director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and said awards shall vest quarterly over a three-year period in accordance with the Plan. The grant is subject to Mr. Cooperman becoming a member of the Board at which point the grant will be finalized;

viii.   200,000 restricted stock units granted on June 21, 2023 to Mr. William Feldman, the Company’s Chief Financial Officer. The award removes all service and other contingencies upon the first day of trading of the Company’s stock and be awarded six months after the first day of trading of the Company’s stock as registered free trading shares;

ix.     50,000 additional restricted stock units granted on June 21, 2023 to Mr. Joseph G. Passaic, Jr. with said grant becoming effective upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and with the award vesting quarterly over a three-year period, commencing January 1, 2024;

x.       On January 19, 2024, concurrently with the execution of her employment contract, the NYIAX Board granted, with said grant to occur, upon consummation of our IPO, Teresa Gallo, our Chief Executive Officer, $100,000 (25,000 units) of restricted stock units with 50% vesting six months from her employment date and 50% vesting one year from her employment date; 200,000 restricted stock units vesting quarterly over 4 years from the IPO date; and 200,000 incentive stock options, with a strike price of $4.00 per share, vesting quarterly over 4 years from the IPO date. Additionally, Ms. Gallo may qualify for additional restricted stock units and incentive stock options on an annual basis after the first full year of employment based on meeting certain milestones and goals;

xi.     conversion of note payable — stockholder of $100,500 into an aggregate of 25,124 common shares upon the completion of this offering (assuming an initial public offering price of $4.00 per share);

xii.    conversion of convertible notes payables to certain shareholder-founders of $492,500 plus interest into approximately 124,815 common shares upon the completion of this offering (assuming an initial public offering price of $4.00 per share). and

xiii.   conversion of accounts payable to a NYIAX vendor of $461,872 into an aggregate of 115,468 common shares (assuming an initial public offering price of $4.00 per share) upon the Company’s execution of an underwriting agreement with Westpark Capital, Inc.

Unless otherwise stated or the context requires otherwise, all information in this prospectus assumes that the option to purchase up to 315,938 additional shares of common stock that we have granted to the underwriters is not exercised.

SUMMARY FINANCIAL DATA

The following tables set forth our summary of historical financial data as of, and for the periods ended on, the dates indicated. The summary statements of operations data for the years ended December 31, 2022 and 2021 and the summary balance sheet data as of December 31, 2022 and 2021 are derived from our audited financial statements and notes that are included elsewhere in this prospectus. The summary statements of operations data for the nine-months ended September 30, 2023 and 2022 and the summary balance sheets data as of September 30, 2023 and 2022 are derived from our unaudited for 2022 interim financial statements and notes that are included elsewhere in this prospectus. We have prepared the unaudited financial statements in accordance with generally accepted accounting principles (GAAP) and on the same basis as the audited financial statements, and have included all adjustments, consisting of only normal recurring adjustments that, in our opinion, we consider necessary for a fair statement of the financial information set forth in those statements. Our historical results are not necessarily indicative of our results in any future period and results from our interim period may not necessarily be indicative of the results of the entire year.

The following summary financial data should be read together with the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this prospectus. The summary financial data in this section are not intended to replace our financial statements and the related notes and are qualified in their entirety by the financial statements and related notes included elsewhere in this prospectus.

	For the Nine-Month Period Ended September 30, 2023	For the Nine-Month Period Ended September 30, 2022	For the Fiscal Year Ended December 31, 2022	For the Fiscal Year Ended December 31, 2021
Statement of operations data:
Revenues	$324,835	$949,475	$1,324,305	$593,899
Cost of Sales	550,084	886,290	1,182,303	806,846
Gross Margin	$(225,249)	$63,185	$142,002	$(212,947)
Operating expenses	6,300,500	7,246,201	9,693,019	11,229,322
Loss from operations	$(6,525,749)	$(7,183,016)	$(9,551,017)	$(11,442,269)
Other expenses, net	899,489	1,217,595	1,563,162	2,056,357
Net Loss	$(7,425,238)	$(8,400,611)	$(11,114,179)	$(13,498,626)
(Loss) per share, basic and diluted	$(0.53)	$(0.74)	$(0.96)	$(1.43)
Weighted average ordinary shares outstanding, basic and diluted	14,043,190	11,317,535	11,577,808	9,431,718
	At September 30, 2023	At September 30, 2022	At December 31, 2022	At December 31, 2021
Balance sheet data
Cash	$168,786	$833,552	$792,337	$3,387,200
Current assets	279,532	2,557,348	2,856,868	6,495,079
Total assets	4,587,263	4,210,940	4,571,613	8,080,841
Current liabilities	7,218,252	4,989,728	7,430,897	11,059,207
Total liabilities	7,356,488	5,401,063	7,799,782	12,100,595
Total shareholders’ (deficit) equity	(2,769,225)	(1,190,123)	(3,228,169)	(4,019,754)
Total liabilities and stockholder’s (deficit) equity	4,587,263	4,210,940	4,571,613	8,080,841
Net working capital (deficit)	(6,938,720)	(2,432,380)	(4,574,029)	(4,564,128)

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the other information contained in this prospectus and in any free writing prospectuses prepared by or on behalf of us or to which we have referred you, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before deciding whether to invest in our securities. If any of the possible events described below actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. In this case, the trading price of our common stock could decline, and you might lose all or part of your investment.

The following is a discussion of the risk factors that we believe are material to us at this time. These risks and uncertainties are not the only ones facing us and there may be additional matters that we are unaware of or that we currently consider immaterial. All of these could adversely affect our business, results of operations, financial condition and cash flows.

Risks Related to Our Business

There can be no is no guarantee that the Company will be successful in its Initial Public Offering.

On February 14, 2023, the Registration Statement on Form S-1 filed by the Company with the SEC was declared effective by the SEC. The Company planned to offer 1,850,000 shares of common stock (or 2,127,500 shares of common stock if the underwriters exercised their over-allotment option in full) at a price of $5.00 per share, for an aggregate offering of $9,250,000 (the “Offering”).

The Company’s financial advisor, representative and lead underwriter for the Offering was Boustead Securities LLC (the “Former Underwriter”). The Former Underwriter had informed the Company of its decision not to proceed with pricing of the Company’s Offering. In addition, because the Offering was not timely priced, the Company was informed by NASDAQ on March 7, 2023 that it would not be in compliance with NASDAQ listing requirements and therefore the Company could not currently be listed on the NASDAQ. The Company has determined to continue to pursue an initial public offering (“IPO”) and NASDAQ listing of its securities as well as other possible financing alternatives. On April 12, 2023, the Company engaged Spartan Capital Securities, LLC (“Spartan”), as lead underwriter, deal manager and investment banker for the Company’s IPO. On October 6, 2023 Spartan terminated its engagement with the Company and on October 9, 2023 the Company engaged Westpark Capital, Inc. (“Westpark”), which was previously a joint book runner for the IPO, as lead underwriter, sole deal manager and investment banker for the Company’s IPO. The Company does not expect to incur any additional expenses in connection with the termination by Spartan. There can be no assurance that we will be able to complete an IPO in the near future, if at all.

WestPark, the Company, and one of our directors are named defendants in a pending U.S. District Court case, which could have a negative effect on us or on our business.

On November 17, 2023, certain individual investors in NYIAX filed a complaint in the United States District Court for the Southern District of New York (the “Complaint”) against Westpark Capital, Inc., the Company, Robert Ainbinder, Jr., a director of the Company since April 2016, and Robert Ainbinder, Jr.’s brother. The case underlying the Complaint was earlier the subject of a FINRA arbitration case, without NYIAX as a party to the FINRA arbitration case, subsequently withdrawn and filed in the United States District Court for the Southern District of New York. As of the date hereof, the Company has been served the Complaint via US Postal Service. A copy of the Complaint will be sent to any investor free of charge upon e-mail request to the Company at info@nyiax.com. In the event that Company does not prevail, the lawsuit could have a material adverse effect on the Company’s business, financial condition, operating results, or cash flows.

We have incurred net losses and experienced net cash outflows from operating activities. If we do not effectively manage our cash and other liquid financial assets, execute our plan to increase profitability and obtain additional financing, we may not be able to satisfy repayment requirements on our obligations.

We have historically incurred operating losses, experienced cash outflows from operations and we have accumulated deficit. Our net loss was approximately $7.4 million for the nine months ended September 30, 2023, $11.1 million for the year ended December 31, 2022, $13.5 million for the year ended December 31, 2021, and $6.2 million for the year ended December 31, 2020. As of September 30, 2023 and December 31, 2022, the Company had negative working capital of approximately $6.9 million and approximately $4.6 million, respectively, of which approximately $2.1 million and $2.4 million were non-cash liabilities consisting of convertible notes payable and payment in kind interest. The Company has also been historically reliant on sales of debt or equity securities to fund its working capital obligations. As a result, the Company is of the opinion that it will not have sufficient cash to meet working capital and capital requirements for at least twelve months from the date of this prospectus unless it is able to raise additional capital. Management has implemented various efforts to improve liquidity and conserve cash, including the sale of convertible notes and reducing staffing levels. Because we are not yet producing sufficient revenue to sustain our operating costs, we are dependent upon raising capital to continue our business. If we are unable to raise additional capital, increase revenue and reduce operating expenses we may not be able to continue as a going concern. See page 56 for the Going Concern, Liquidity and Capital Resources section of the Management Discussion and Analysis of Financial Condition and Results of the of Operations for further discussion of the Company’s liquidity and capital resources.

The effects of the COVID-19 pandemic, including the resulting global economic uncertainty, and measures taken in response to the pandemic, have had, and could in the future have, an adverse impact on our business, financial condition and results of operations.

Our business and operations have been and could in the future be adversely affected by health epidemics, such as the global COVID-19 pandemic. The COVID-19 pandemic and efforts to control its spread have curtailed the movement of people, goods and services worldwide, including in the regions in which we and our clients and partners operate, and are significantly impacting economic activity and financial markets. While the COVID-19 pandemic has generally accelerated a move from traditional media to digital media, many marketers have decreased or paused their advertising spending as a response to the economic uncertainty, decline in business activity, and other COVID-related impacts, which have negatively impacted, and may continue to negatively impact, our revenue and results of operations, the extent and duration of which we may not be able to accurately predict. As a result, our financial condition and results of operations may be adversely impacted.

Our operations are subject to a range of external factors related to the COVID-19 pandemic that are not within our control. We have taken precautionary measures intended to minimize the risk of the spread of the virus to our employees, partners and clients, and the communities in which we operate. A wide range of governmental restrictions have also been imposed on our employees, clients and partners’ physical movement to limit the spread of COVID-19. There can be no assurance that precautionary measures, whether adopted by us or imposed by others, will be effective, and such measures could negatively affect our sales, marketing, and client service efforts, delay and lengthen our sales cycles, decrease our employees’, clients’, or partners’ productivity, or create operational or other challenges, any of which could harm our business and results of operations.

The economic uncertainty caused by the COVID-19 pandemic has made and may continue to make it difficult for us to forecast revenue and operating results and to make decisions regarding operational cost structures and investments. We have committed, and we plan to continue to commit, resources to grow our business, including technology development, and such investments may not yield anticipated returns, particularly if worldwide business activity continues to be impacted by the COVID-19 pandemic. The duration and extent of the impact from the COVID-19 pandemic depend on future developments that cannot be accurately predicted at this time, and if we are not able to respond to and manage the impact of such events effectively, our business may be harmed.

A recession, depression, or other sustained adverse market events resulting from the spread of COVID-19 could adversely affect our business, results of operations, and financial condition, as well as the value of our common stock. Our customers or potential customers, particularly in industries most impacted by the COVID-19 pandemic including transportation, travel and hospitality, retail, and energy, may reduce their advertising spending or delay their advertising initiatives, which could adversely affect our business, results of operations, and financial condition. We may also experience curtailed customer demand, reduced customer spend or contract duration, delayed collections, lengthened payment terms, and increased competition due to changes in terms and conditions and pricing of our competitors’ products and services.

Our business is subject to the risk of catastrophic events such as pandemics, earthquakes, flooding, fire, and power outages, and to interruption by man-made problems such as terrorism and wars.

Our business is vulnerable to damage or interruption from pandemics, earthquakes, flooding, fire, power outages, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins, and similar events. In particular, the COVID-19 pandemic, including the reactions of governments, markets, and the general public, may result in a number of adverse consequences for our business, results of operations, and financial condition, many of which are beyond our control. A significant natural disaster could have a material adverse effect on our business, results of operations, and financial condition, and our insurance coverage may be insufficient to compensate us for losses that may occur.

Our business, financial condition and results of operations may be negatively affected by economic and other consequences from Russia’s military action against Ukraine and the international sanctions imposed in response to that action.

We employ a U.S. based development company, BWSoft Management LLC, (“BWSoft”) with employees around the world, including Russia. In late February 2022, Russia launched a large-scale military attack on Ukraine. In response to the military action by Russia, various countries, including the United States, issued broad-ranging economic sanctions against Russia. Such sanctions included, among other things, a prohibition on doing business with certain Russian companies. The war in Ukraine and related sanctions imposed on Russia could limit our ability to transact with our developer that has employees located in Russia. Currently, BWSoft is not under sanctions. The Company, along with BWSoft carefully monitors regulation initiatives. In the event of future sanctions, BWSoft and NYIAX will react accordingly to provide consistent and safe development services to NYIAX. We are currently reviewing other options for our external development. If our developer were to terminate the employment of these development team members located in Russia, such termination could disrupt or delay the development of incremental features to our platform, increase our costs, or force us to shift development efforts to resources in other geographies that may not possess the same level of cost efficiencies. Additionally, as of the date of this prospectus, there are no import or export control restrictions applicable to our business or our relationship with BWSoft.

Since our formation, we have never been profitable. Our lack of operating history makes it difficult to evaluate our business and prospects and may increase the risks associated with an investment in our Common Stock.

Since our formation, we have never been profitable. Our lack of operating history makes it difficult to evaluate our business and prospects and there can be no guarantee that we will ever be profitable. Furthermore, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements for our business will not exceed our estimates. In particular, additional capital may be required if our operating costs increase beyond our expectations or we encounter greater costs associated with general and administrative expenses or other costs.

We may not be able to execute our business plan or stay in business without additional or adequate funding.

Our ability to successfully develop our business, generate operating revenues and achieve profitability will depend upon our ability to obtain the necessary or adequate financing to implement our business plan. We will require financing through the issuance of additional debt and/or equity to implement our business plan, including identifying, acquiring and distributing consumer products, building inventory, hiring additional personnel as needed and eventually establishing profitable operations. Such financing may not be forthcoming. As has been widely reported, global and domestic financial markets and economic conditions have been, and continue to be, disrupted and volatile due to a variety of factors, including, but not limited to, economic conditions caused by the COVID-19 pandemic. As a result, the cost of raising money in the debt and equity capital markets may increase while the availability of funds from those markets could diminished significantly, even more so for smaller companies like ours. If such conditions and constraints exist, we may not be able to acquire funds either through credit markets or through equity markets and, even if financing is available, it may not be available on terms which we find favorable. Failure to secure funding when needed will have an adverse effect on our ability to meet our obligations and remain in business.

The lack of a Board comprised of a majority of independent directors prior to our initial public offering might have resulted in transactions or the resolution of disputes on terms less favorable as those that might have been negotiated had the Board been comprised of a majority of independent directors.

Prior to the date of this prospectus, our board of directors (the “Board”) was not comprised of a majority of independent directors, as required by Nasdaq Rules for companies with securities listed on NASDAQ. As a result, actual or potential conflicts of interest might have existed in connection with previous transactions or the resolution of disputes involving the Company or the Board, particularly those in which directors of the Company might have had a direct or indirect interest. Accordingly, there can be no assurance that transactions or the resolution of disputes occurring prior to the date of this prospectus were negotiated on terms as favorable as those that might have been negotiated had the Board been comprised of a majority of independent directors.

We will have a Board with new members and an even number of directors.

Following the resignation of a Board member on March 20, 2023, the Company’s Board will consist of up to three (3) new independent members. The new directors have not worked together or with management. The new directors will have different backgrounds, experiences and perspectives from those individuals who have historically served on our Board and may have different views on the direction of our business. The effect of implementation of those views may be difficult to predict and may result in conflict amongst the Board members or with management, at least in the short term, and could result in disruption of the strategic direction of our business. Furthermore, following the appointments of our three (3) independent director nominees to the Board, which will occur upon the first day of trading of the Company stock, we will have an even number of directors on our Board. With an even number of directors, the Board could deadlock on certain issues.

Additionally, the ability of the new directors to quickly expand their knowledge of our business operations will be critical to their ability to make informed decisions about our business and strategies, particularly given the competitive environment in which we operate. There can be no assurance that our new directors will have the ability to gain the requisite knowledge in a timely matter.

An independent member of our Board of Directors has resigned. The Company will need to attract another independent board member to be in compliance with NASDAQ rule 5600, Corporate Governance Requirements.

On March 20, 2023, William Wise resigned from the Board of Directors. Mr. Wise was (i) a member of the Company’s audit committee and the nominating and corporate governance committee; and (ii) chair of the compensation committee. To meet the NASDAQ Capital Market’s corporate governance requirement for a board of directors comprised of a majority of independent directors (NASDAQ Rule 5605(b)(1) Majority Independent Board), NYIAX will seek to recruit another independent board member. Without an additional independent board member, the Company cannot list its securities on the NASDAQ Capital Market.

Legislation and regulation of online businesses, including privacy and data protection regulations/restrictions, could create unexpected costs, subject us to enforcement actions for compliance failures, or cause us to change our technology platform or business model, which could have a material adverse effect on our business.

Government regulation could increase the costs of doing business online. U.S. and foreign governments have enacted or are considering legislation related to online advertising and we expect to see an increase in legislation and regulation related to advertising online, the use of geo-location data to inform advertising, the collection and use of anonymous Internet user data and unique device identifiers, such as IP address or unique mobile device identifiers, and other data protection and privacy regulation. Recent revelations about bulk online data collection by the National Security Agency, and news articles suggesting that the National Security Agency may gather data from cookies placed by Internet advertisers to deliver interest-based advertising, may further interest governments in legislation regulating data collection by commercial entities, such as advertisers and publishers and technology companies that serve the advertising industry. Such legislation could affect the costs of doing business online and could reduce the demand for our solution or otherwise harm our business, financial condition and results of operations. For example, a wide variety of provincial, state, national and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data. Our failure to comply with applicable laws and regulations, or to protect personal data, could result in enforcement action against us, including fines, imprisonment of our officers and public censure, claims for damages by consumers and other affected individuals, damage to our reputation and loss of goodwill, any of which could have a material adverse impact on our business, financial condition and results of operations. Even the perception of privacy concerns, whether or not valid, could harm our reputation and inhibit adoption of our solution by current and future advertisers and advertising agencies.

Fee pressure may result in a reduction in the fees we are able to charge on our platform, which could have a material adverse effect on our business.

Fee pressure would be any pressure from publishers or advertisers to reduce the percentage that NYIAX would receive due to the downturn of the value of instruments or specific instruments including mismatched pricing. Fee pressures also have to do with the cyclicality of the advertising market, which is dependent upon the spend based on the particular time of the year. Any fee pressure could have a material adverse impact on the Company’s business and results of operations.

Projecting the market’s acceptance of a new price or structure is imperfect and we may price too high or too low, both of which may carry adverse consequences.

If our estimates related to expenditures are inaccurate, our business may fail.

Our success is dependent in part upon the accuracy of our management’s estimates of expenditures for the next twelve months and beyond. If such estimates are inaccurate, or we encounter unforeseen expenses and delays, we may not be able to carry out our business plan, which could result in the failure of our business.

Because we rely on third-party blockchain technologies, users of our platform could be subject to blockchain protocol risks.

Reliance upon other third-party blockchain technologies to create our platform subjects us and our customers to the risk of ecosystem malfunction, unintended function, unexpected functioning of, or attack on, the providers’ blockchain protocol, which may cause our platform to malfunction or function in an unexpected manner, including, but not limited to, slowdown or complete cessation in functionality of the platform.

Artificial Intelligence May Have a Risks to the Company’s Operations and Profitability

As Artificial Intelligence (AI) evolves, AI laws, regulations, and standards all may impact the Company’s productivity and profitability as well as have an impact on increased cybersecurity risks and social and ethical challenges from reliance on third-party AI systems. The Company is studying AI and its potential impacts.

We depend on a limited number of customers and the loss of one or more of these customers could have a material adverse effect on our business, financial condition and results of operations.

As of September 30, 2023, two Media Buyers represented 26% and 20% of accounts receivable. As of September 30, 2023, two Media Sellers represented 80% and 10% of accounts payable. For the nine months ended September 30, 2023, two customers represented 47% and 9% of revenue, net.

As of December 31, 2022, two Media Buyer represented for 67% and 20% of accounts receivable.; three Media Sellers represented approximately 51%, 12% and 10% of net revenue, respectively; and two Media Sellers represented of 61% and 8% of accounts payable, respectively.

Due to the concentration of revenues from a limited number of customers, if we do not receive the payments from or if our relationships become impaired with any of these major customers, our revenue, results of operation and financial condition will be negatively impacted.

In addition, we cannot assure that any of our customers in the future will not cease using our products and services, significantly reduce orders or seek price reductions in the future, and any such event could have a material adverse effect on our revenue, profitability, and results of operations.

Our revenue and operating results will be highly dependent on the overall demand for advertising and could fluctuate significantly depending upon various factors, such as seasonal fluctuations and market changes. Factors that affect the amount of advertising spending, such as economic downturns, particularly in the fourth quarter of our fiscal year, will make it difficult to predict our revenue, and could cause our operating results to fall below investors’ expectations and adversely affect our business and financial condition.

Our business depends on the overall demand for advertising and on the economic health of our current and prospective sellers and buyers. If advertisers reduce their overall advertising spending, our revenue and results of operations are directly affected. Many advertisers devote a disproportionate amount of their advertising budgets to the fourth quarter of the calendar year to coincide with increased holiday purchasing, and buyers may spend more in the fourth quarter for budget reasons. As a result, any events that reduce the amount of advertising spending during the fourth quarter or reduce the amount of inventory available to buyers during that period, could have a disproportionate adverse effect on our revenue and operating results for that fiscal year. Economic downturns or instability in political or market conditions generally may cause current or new advertisers to reduce their advertising budgets. Reductions in inventory due to loss of sellers would make our solution less robust and attractive to buyers. Adverse economic conditions and general uncertainty about economic recovery are likely to affect our business prospects. Uncertainty regarding economic conditions in the United States and other countries may cause general business conditions in the United States and elsewhere to deteriorate or become volatile, which could cause buyers to delay, decrease or cancel purchases, exposing us to reduced demand for our solution, and increased credit risk on buyer orders. Moreover, any changes in the favorable tax treatment of advertising expenses and the deductibility thereof would likely cause a reduction in advertising demand. In addition, concerns over the sovereign debt situation in certain countries in the European Union as well as continued geopolitical turmoil in many parts of the world have and may continue to put pressure on global economic conditions, which could lead to reduced spending on advertising.

Our revenue, cash flow from operations, operating results and other key operating and financial measures may vary from quarter to quarter due to the seasonal nature of advertiser spending. For example, many advertisers devote a disproportionate amount of their advertising budgets to the fourth quarter of the calendar year to coincide with increased holiday purchasing. Moreover, advertising inventory in the fourth quarter may be more expensive due to increased demand for advertising inventory.

Our revenue can vary greatly from period to period and it is dependent on several factors, including on our business development team and the Media Contracts. Our net revenue decreased sequentially quarter on quarter in 2022 and 2023.

Our business is in the early stage and depends on the overall demand for digital advertising, the economic health of our current and prospective sellers and buyers and the on-boarding of new Media Contracts, which can vary greatly from period to period. The value of each Media Contracts varies dependent upon several factors, including size of the media buy and commission rates. We currently have only a limited number of buyers and sellers on our platform and need to increase the number of Media Contracts in order to increase our revenues.

Revenue is also dependent upon the cumulative effort of business development employees driving revenue relationships to the Company. The Company does not currently have a book of repeatable business and as such revenue is substantially dependent upon business development headcount driving relationships and new transactions.

Obtaining new Media Contracts is dependent on several factors, including on our new business development (sales and representatives) team, which headcount has decreased from eleven at December 31, 2021 to three at March 31, 2023. (At March 31, 2021, the business development headcount was one and revenue for the three-month period ended March 31, 2021 was nil.)

In addition, our revenue from quarter to quarter has decreased for quarters ended March 31, 2022, June 30, 2022, September 30, 2022, March 31, 2023, and June 30, 2023, and increased for the quarters ended December 31, 2022 March 31, 2023 as follows:

March 31, 2022	$485,065
June 30, 2022	339,423
September 30, 2022	124,987
December 31, 2022	374,830
March 31, 2023	138,037
June 30, 2023	88,977
September 30, 2023	97,820

There can be no assurance that we will be able to increase the number of Media Contracts the value per Media Contract, or our overall revenue. In the event that we are unable to increase the number of Media Contracts and/or the value per Media Contract, on our platform, we will not be able to increase revenues and may be unable to continue in business.

Our business depends substantially on the continuing efforts of our executive officers and key employees, and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers and key employees. If one or more of our executive officers and key employees are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. The loss of any of our officers, including the chief executive officer, and key employees could cause our business to be disrupted, and we may incur additional expenses to recruit and retain their replacements. On May 26, 2022, Robert E. Ainbinder resigned as our Chief Executive Officer, while he continues to serve as a Director of the Company. On the same day, Christopher Hogan, our Chief Operating Officer, was appointed Interim Chief Executive Officer and President. On January 19, 2024, Teresa Gallo, was appointed Chief Executive Officer of the Company. With the recent appointment of our new Chief Executive Officer, the Interim Chief Executive Officer position previously held by Mr. Hogan has been eliminated, as planned.

Our management team has limited experience managing a public company and we will incur significantly increased costs and devote substantial management time as a result of operating as a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws, rules, and regulations that govern public companies. As a public company, we are subject to significant obligations relating to reporting, procedures and internal controls, and our management team may not successfully or efficiently manage such obligations. These obligations and scrutiny will require significant attention from our management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, results of operations, and financial condition. We expect that compliance with these requirements will increase our compliance costs. We will need to hire additional accounting, financial, and legal staff with appropriate public company experience and technical accounting knowledge and will need to establish an internal audit function. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of these costs.

We may be subject to litigation from time to time during the normal course of business, which may adversely affect our business, financial condition and results of operations.

The Company, Robert Ainbinder, Jr., a director of the Company, and WestPark Capital, Inc. are named defendants in a pending case filed in the United States District Court for the Southern District of New York by a group of investors in NYIAX. From time to time in the normal course of business or otherwise, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to business operation are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition and results of operations.

The Former Underwriter may initiate a lawsuit to recover amounts it claims are owed pursuant to its engagement by the Company and the Company may initiate litigation against the Former Underwriter.

The Former Underwriter claims that the Company owes or will owe the Former Underwriter approximately $1 million for commissions on funds privately raised by the Company during its engagement with the Former Underwriter and approximately $1.2 million if the Company completes an IPO with another underwriter.

On September 20, 2023, the Company entered into a contingent settlement agreement and release with the Former Underwriter (the “Former Underwriter Agreement”) to settle any and all potential claims and counterclaims by and between the Company and the Former Underwriter with respect to the Engagement Letter dated March 23, 2021. The Company and the Former Underwriter had agreed to a contingent mutual release and waiver of claims in exchange for a cash payment of $515,000 by the Company to the Former Underwriter as a deduction from the offering proceeds upon consummation of the Company’s IPO by December 31, 2023. The Former Underwriter Agreement also provided the Former Underwriter with certain indemnifications included under Section 4 of the Engagement Letter. Because the Company’s IPO was not consummated by December 31, 2023, the Former Underwriter Agreement lapsed and became null and void.

The Former Underwriter may continue to claim that the Company owes or will owe the Former Underwriter approximately $1 million for commissions on funds privately raised by the Company during its engagement with the Former Underwriter and approximately $1.2 million if the Company completes an IPO with another underwriter.

There can be no assurance that the Former Underwriter will not initiate a lawsuit to recover the amounts it claims are owed and any such litigation could impede our ability to complete an IPO and could negatively affect our financial condition. There can be no assurance that the Company will prevail in any lawsuit it commences against the Former Underwriter. The Company disputes the amounts owed that have been claimed by the Former Underwriter and further is of the belief that if any commissions are due to the Former Underwriter, they would be significantly less than the amounts claimed by the Former Underwriter. There is a high probability that the Company and the Former Underwriter will end up in litigation over claims by the Former Underwriter against the Company and claims by the Company against the Former Underwriter. Litigation is expensive and time consuming with uncertain outcomes.

The Former Underwriter may not release us from its ROFR under our engagement letter agreement.

The Former Underwriter has a right of first refusal (“ROFR”) pursuant to the initial engagement letter agreement entered into by and between the Company and the Former Underwriter. There can be no assurance that the Former Underwriter will release us from the ROFR or that our ability to complete an IPO will not be impeded as a result.

We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies and our shareholders could receive less information than they might expect to receive from more mature public companies.

Upon the completion of this offering, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including but not limited to:

•        not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•        being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•        being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31.

Because we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, our shareholders could receive less information than they might expect to receive from more mature public companies. We cannot predict if investors will find our common stock less attractive if we elect to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of our common stock.

If we fail to establish and maintain effective internal controls, our ability to produce accurate financial statements and other disclosures on a timely basis could be impaired.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is accumulated and communicated to our principal executive and financial officers.

We are also continuing to expand our internal controls over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs, and significant management oversight. If any of these new or improved controls and systems do not perform as expected, we may experience material weaknesses in our controls. Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC.

We have identified material weaknesses in our internal control over financial reporting in connection with the preparation of our financial statements for the periods ended June 30, 2023, March 31, 2023, and the fiscal years ended December 31, 2022, and 2021, and may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If we fail to remediate our material weakness or if we fail to establish and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results, meet our reporting obligations, or prevent fraud. Failure to comply with requirements to design, implement and maintain effective internal controls or any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our securities.

Prior to this offering, we were a private company and had limited accounting and financial reporting personnel and other resources with which to address our internal controls and procedures. In connection with the review of our consolidated financial statements for the period ended June 30, 2023 and the years ended December 31, 2022 and 2021 included in this prospectus, our management identified material weaknesses in our internal control over financial reporting. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Specifically, we identified certain payments made that were not in accordance with our policies, including reimbursement of expenses more than amounts owed, reimbursement of expenses without adequate documentation, and inadequate reporting of amounts paid to contractors.

The material weaknesses identified by management are related to material errors over our financial reporting which required the restatement of our financial statements for the year ended December 31, 2021 and the nine-month period ended September 30, 2021. As of the date hereof, these material weaknesses have not been remedied. Specifically, these material weaknesses relate to the following:

•        For the six-month period ended June 30 2023 and the three-month period ended March 31, 2023, the Company did not report the treatment of deferred offering costs in accordance with ASC 230, Statement of Cash Flows. In accordance with ASC 230-10-50, deferred offering cost write-off should be reflected in statement of cash flows within cash flows from operating activities and not within cash flows from financing activities as previously reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on July 21, 2023, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 14, 2023.

•        Material out of period adjustments over our accounting of deferred offering cost and debt discount fees related to the Boustead Securities, LLC underwriting and financing fee agreement. The Boustead Securities LLC fees were not recorded in the year ended December 31, 2021 and the nine-month period ended September 30, 2021.

•        For the year ended December 31, 2021 and the nine-month period ended September 30, 2021, the Company did not properly account for its principal stockholder share-based payment awards. The principal stockholder share-based payment awards required the Company to record the value of the compensation as share-based compensation as performance conditions were met. The share-based compensation expenses were not recorded in the year ended December 31, 2021 and the nine-month period ended September 30, 2021.

•        For the year ended December 31, 2022 and as of June 30, 2023, there were material weakness identified in the Company’s Information Technology General Controls (“ITGCs”). The control deficiencies identified were over the design of internal controls surrounding user access security, and change management for the Company’s internally developed applications and external financial-based software used by the Company. These deficiencies were in regards to user access provisioning, terminations, user access review, change management, segregation of duties of developers and migrators. The Company’s ITGCs were not designed and not operating effectively to ensure (i) appropriate segregation of duties were in place to perform program changes and (ii) activities of individuals with access to modify data and make program changes not being appropriately monitored. These control deficiencies aggregated to a Material Weakness for

Information Technology General Controls for absence and limited or no presence of compensating IT Controls that mitigate the risk associated with the IT deficiencies. There is a risk under the current circumstances that intentional or unintentional errors could occur and not be detected.

The restatement matters were primarily the result of our lack of internal controls over completeness of contract recording and accounting personnel that lack experience in SEC reporting regulation.

As part of our plan to remediate these material weaknesses, we have adopted the following remediation efforts to improve our internal controls:

•        Hired incremental financial staff

•        Established separation of duties for cash payments

•        Instituted new policies for:

•        Expense and payment approvals

•        Payment procedures that include segregation of duties

•        Travel and entertainment reimbursement (revisions of previous policies)

•        Ethics

•        Reviewed payments to contractors

•        Reinforced policies regarding board approval of all material contracts

•        Will be retaining experienced accounting personnel that have experience in SEC reporting regulation after the IPO is completed.

Our Auditors Had Audit Deficiencies That May Cause Difficulties During Our Audits in the Future

In June 2023, our registered public accounting firm, Marcum LLP, agreed to a settlement with the SEC with respect to certain matters relating to systemic quality control failures and violations of audit standards in connection with audit work for hundreds of special purpose acquisition company (SPAC) clients beginning at the latest in 2020 and continuing through 2022.

The Company believes our audits were carried out professionally and in accordance with generally accepted audit standards. We are actively monitoring the situation and we do not currently believe these settlements will affect the Company or our financial statements.

Risks Related to the Advertising Technology Industry, Market and Competition

The digital advertising market is relatively new, dependent on growth in various digital advertising channels, and vulnerable to adverse public perceptions and increased regulatory responses. If this market develops more slowly or differently than we expect, or if issues encountered by other participants or the industry generally are imputed to or affect us, our business, growth prospects and financial condition would be adversely affected. Our technology could become obsolete and increased competition could adversely affect our business.

The digital advertising market is relatively new, and our solution may not achieve or sustain high levels of demand and market acceptance. While display advertising has been used successfully for many years, marketing via new digital advertising channels, such as mobile and social media and digital video advertising, is not as well established. The future growth of our business could be constrained by the level of acceptance and expansion of emerging digital advertising channels, as well as the continued use and growth of existing channels, such as digital display advertising, in which our capabilities are more established.

Further, the digital advertising industry is complex, and evolving, and there are relatively few publicly traded companies operating in the business. Consequently, the digital advertising industry may not be as widely followed or understood in the financial markets as more mature industries. Problems experienced by one industry participant (even private companies) or issues affecting a part of the business have the potential to have adverse effects on other participants in the industry or even the entire industry. Emerging understanding of how the digital advertising industry operates has spurred privacy concerns and misgivings about exploitation of consumer information and prompted regulatory responses that limit operational flexibility and impose compliance costs upon industry participants. As a general matter the digital advertising business is relatively new and digital advertising companies and their specific product and service offerings are not well understood.

Any expansion of the market for digital advertising solutions depends on several factors, including social and regulatory acceptance, the growth of the digital advertising market, the growth of social, mobile and video as advertising channels, and the actual or perceived technological viability, quality, cost, performance and value associated with emerging digital advertising solutions. If demand for digital display advertising and adoption of automation does not continue to grow, or if digital advertising solutions or advertising automation do not achieve widespread adoption, or there is a reduction in demand for digital advertising caused by weakening economic conditions, decreases in corporate spending, quality, viewability, malware issues or other issues associated with buyers, advertising channels or inventory, negative perceptions of digital advertising, additional regulatory requirements, or other factors, or if we fail to develop or acquire capabilities to meet the evolving business and regulatory requirements and needs of buyers and sellers of multi-channel advertising, our competitive position will be weakened and our revenue and results of operations could be harmed.

Our future operating results depend on market adoption by both advertisers and publishers, which could take a long period of time or may not happen at all. Any delay or failure to adopt by either Media Buyers or Media Sellers could delay revenue or recognition of revenue.

We operate in an intensely competitive market that includes companies that have greater financial, technical and marketing resources than we do. If we do not effectively compete against current and future competitors, our business, results of operations, and financial condition could be harmed.

There are other competitors which have vast access to resources and could have the ability to replicate a similar business model in time or with a highly scalable and financially rigorous transaction platform. Our ability to compete successfully depends on elements both within and outside of our control. We will face significant competition from major global companies as well as smaller companies focused on specific market niches. In addition, companies not currently in direct competition with us may introduce competing products in the future.

Our inability to compete effectively could materially adversely affect our business and results of operations. Products or technologies developed by competitors that are larger and have more substantial research and development budgets, or that are smaller and more targeted in their development efforts, may render our products or technologies obsolete or noncompetitive. We also may be unable to market and sell our products if they are not competitive on the basis of price, quality, technical performance, execution, features, system compatibility, customized design, innovation, availability, delivery timing and/or reliability. If we fail to compete effectively on developing strategic relationships with customers, our sales and revenue may be materially adversely affected. Competitive pressures may limit our ability to transact business, raise prices, and any inability to maintain revenue or raise prices to offset increases in costs could have a significant adverse effect on our gross margin, possibly contributing to a deficit in our gross margin. Reduced sales and lower gross margins (deficits) would materially adversely affect our business and results of operations.

Technology breaches or failures, including those resulting from a malicious cyber-attack on us or our business partners and service providers, could disrupt or otherwise negatively impact our business.

We will rely on information technology systems, including systems of Nasdaq Technology AB (“Nasdaq”), a wholly-owned subsidiary of Nasdaq, Inc., as part of our agreement with Nasdaq to process, transmit, store and protect the electronic information, financial data and proprietary models that are critical to our business. Furthermore, a significant portion of the communications between our employees and our business, banking and investment partners depends on information technology and electronic information exchange. Like all companies, our information technology systems and Nasdaq’s are vulnerable to data breaches, interruptions or failures due to events that may be beyond our control, including, but not limited to, natural disasters, theft, terrorist attacks, computer viruses, hackers and general technology failures.

Errors or failures in our software and transaction systems with Nasdaq could adversely affect our operating results and growth prospects. Moreover, errors in debugging or breaks in our system could create delay in publisher and advertiser adoption, which would have adverse effect on our business.

We believe that we have established and implemented appropriate security measures, controls and procedures to safeguard our information technology systems and to prevent unauthorized access to such systems and any data processed or stored in such systems and procedures. Despite these safeguards, disruptions to and breaches of our information technology systems are possible and may negatively impact our business. We have not secured insurance coverage designed to specifically protect us from an economic loss resulting from such events.

Our future success is dependent on Internet technology developments and our ability to adapt to these and other technological changes and to meet evolving industry standards.

Our ability to operate our business is dependent on the development and maintenance of Internet technology as well as our ability to adapt our solutions to changes in Internet technology.

We may encounter difficulties responding to these and other technological changes that could delay our introduction of products and services. The software and tech industries are characterized by rapid technological change and obsolescence, frequent product introduction, and evolving industry standards. Our future success will, to a significant extent, depend on our ability to enhance our existing products, develop and introduce new products, satisfy an expanded range of customer needs, and achieve market acceptance. We may not have sufficient resources to make the necessary investments to develop and implement the technological advances required to operate our business or maintain a competitive position.

Our intellectual property is valuable and integral to our success and competitive position. Any misuse of our intellectual property by others could harm our business, reputation and competitive position.

Our patent, copyrights, trade secrets and designs are valuable and integral to our success and competitive position. Despite our efforts to protect our intellectual property rights, we cannot assure you that we will be able to adequately protect our proprietary rights through reliance on a combination of patent, copyrights, trade secrets, confidentiality procedures, contractual provisions and technical measures from outside influences. Protection of trade secrets and other intellectual property rights in the markets in which we operate and compete is highly uncertain and may involve complex legal questions. In addition, the laws of various foreign countries may not protect our intellectual property rights to the same extent as laws in the United States. We cannot completely prevent the unauthorized use or infringement of our intellectual property rights, as such prevention is inherently difficult.

We also expect that the more successful we are, the more likely that competitors will try to illegally use our proprietary information and develop products that are like ours, which may infringe on our proprietary rights. In addition, we could potentially lose future trade secret protection for our source code if any unauthorized disclosure of such code occurs. The loss of future trade secret protection could make it easier for third parties to devise and implement competitive products (and services) more easily. Any changes in, or unexpected interpretations of, the trade secret and other intellectual property laws in any country in which we operate may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our confidential information and trade secret protection. If we are unable to protect our proprietary rights or if third parties independently develop or gain access to our or similar technologies, our business, service revenue, reputation and competitive position could be materially adversely affected.

No proven ability to commercialize our intellectual property.

To date we have generated relatively limited revenues from the exploitation or commercialization of our intellectual property, particularly our patents. In addition, we recently acquired a portfolio of patents and trade secrets from Network Foundation Technologies, LLC (“Nifty”) in exchange for two million (2,000,000) shares of our common stock. To our knowledge, Nifty had not generated any revenue from the commercialization of such portfolio of patents and trade secrets and there can be no assurance that we will realize any commercial benefits or revenue from such patents and/or trade secrets.

The portfolio of patents and trade secrets purchased from Network Foundation Technologies, LLC have a high level of Intellectual Property (“IP”) risk.

All patents are subject to risk factors that may diminish their value.

Before purchasing the portfolio of patents and trade secrets from Network Foundation Technologies, LLC (“Nifty”), the Company retained an independent valuation firm to perform a risk assessment of the portfolio of patents and trade secrets purchased from Nifty. Each patent in the portfolio was read and assessed based on a set of risk criteria (including, but not limited to, IP status, type of infringement, infringement detection, substitutes and market readiness). The valuation firm applied scores and weights based on the assessment to generate an IP risk adjustment factor and this percentage is applied directly to the net present value of the patents (an IP risk adjustment factor with a lower percentage indicates less risk). The valuation firm determined a possible discount rate range was between twenty five percent (25%) and ninety per cent (90%) (with a lower percentage is better) and the valuation firm applied a risk assessment discount rate of eighty two percent (82%) to patents acquired from Nifty. The valuation firm’s assessment indicated the patents acquired from Nifty have a high level of IP risk, primarily due to the age of the patent portfolio and patent expirations before the end of the licensing term. The valuation firm determined that other factors that lowered the score of the patents acquired from Nifty include: smaller size of the portfolio; infringement detection; and the potential for invent-on-top IP from competitor. To compensate for the high risk, the company is reviewing various plans to update and expand the portfolio with new patent filings. As of the date of this prospectus, the Company has not adopted a plan to expand the portfolio with new patent filings. The cost to update and expand the new patents can be significant and there can be no assurance that we will be successful in updating and expanding the portfolio with new patent filings. See “Business — Intellectual Property” beginning on page 80 of this prospectus for information on expired patents.

We may be subject to intellectual property rights claims and validity challenges by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Third parties may assert claims of infringement of intellectual property rights in proprietary technology or initiate invalidity proceedings challenging our patents, against us or against our advertisers for which we may be liable or have an indemnification obligation. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim and could distract our management from operating our business. We might not have the necessary capital to defend against any potential claims which could adversely affect our business. There can be no assurance that any patents which we may file will be granted by the USPTO and foreign patent offices in the future.

Although third parties may offer a license to their technology, the terms of any offered license may not be acceptable and the failure to obtain a license or the costs associated with any license could cause our business, financial condition and results of operations to be materially and adversely affected. In addition, some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. Alternatively, we may be required to develop non-infringing technology, which could require significant effort and expense and ultimately may not be successful. Furthermore, a successful claimant could secure a judgment, or we may agree to a settlement that prevents us from distributing certain products or performing certain services or that requires us to pay substantial damages, including treble damages if we are found to have willfully infringed such claimant’s patents or copyrights, royalties or other fees. Any of these events could seriously harm our business financial condition and results of operations.

Risks Relating to our Technological Relationship with Nasdaq

If the NYIAX/Nasdaq platform does not operate up to technological expectations, we may be adversely affected.

We expect to be dependent on relationships with third parties particularly our agreements with Nasdaq to successfully commercialize our planned product lines. Our relationship with Nasdaq is critical to our commercial success and any deterioration or termination of this relationship would result in a material adverse effect on our business and could cause us to cease operations.

Publishers and advertisers may not migrate to the NYIAX platform and continue to use other existing platforms in the market. In such case, the Company will not meet its requisite minimum revenue goals for its agreement with Nasdaq, which could cause the Company to scale down or discontinue its operations.

If the NYIAX/Nasdaq platform does not operate up to technological expectations with respect to functionality and efficiency as compared to its competitors, it is unlikely that publishers and advertisers will continue to use the system thereby adversely affecting the Company’s ability to conduct business and its future operations and financial results.

Our technological relationship with NASDAQ is not an endorsement by NASDAQ of our company, this Offering, the value of the securities being offered, the success or failure of this Offering or the approval by NASDAQ of a listing of our Common Stock.

We have entered into commercial agreements with Nasdaq Technology AB (“NASDAQ”) to build the NYIAX platform. Our commercial relationship with Nasdaq should not be viewed as an endorsement by NASDAQ of our company, this Offering, the value of the securities being offered, the success or failure of this Offering or the approval by NASDAQ of a listing of our Common Stock. Nasdaq has not endorsed our securities or this offering and our commercial relationship with Nasdaq does not have any bearing on whether our application to list our common stock on the Nasdaq Capital Market will be approved. Investors should not view our relationship or agreement with NASDAQ as anything other than a commercial agreement among two unrelated parties.

Risk Relating to Possible Regulation and Supervision

Interest-based advertising, or the use of data to draw inferences about a user’s interests and deliver relevant advertising to that user, has come under increasing scrutiny by legislative, regulatory, and self-regulatory bodies in the United States and abroad that focus on consumer protection or data privacy. There may be some self-regulatory activities with regard to rules enforcement and market surveillance required by us in order to maintain an orderly market and forestall any external regulation needs.

We do not believe that our current activities and services provided to buyers and sellers of advertising trigger SEC securities regulation or futures/derivatives regulation of the United States Commodity Futures Trading Commission (“CFTC”). If in the future our services and products are expanded to include products and/or services that could trigger regulatory oversight by a market regulator (e.g. CFTC and/or SEC), we will engage with the appropriate regulator in a timely manner to ensure full compliance with applicable statute and regulations. There can be no assurance that we will be able to comply with future regulatory requirements, in which case we could be forced to discontinue applicable operations.

Risks Related to the Offering, Our Securities and the Securities Markets.

Our officers have broad discretion in the use of proceeds.

The executive officers of the Company will have broad discretion in allocating the net proceeds of the Offering, including for any of the purposes described in the section entitled “Use of Proceeds”, which creates uncertainty for shareholders and could adversely affect the Company’s business, prospects, financial condition and results of operations. You will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities. The net proceeds may be used for corporate or other purposes with which you do not agree or that do not improve our profitability or increase our share price. The net proceeds from this offering may also be placed in investments that do not produce income or that lose value.

We have no dividend policy.

The Company does not presently intend to pay cash dividends in the near future, as any earnings must be retained for use in current operations. Investors must not look to an investment in the Company as a source of cash distributions.

There is potential future dilution to our current shareholders’ ownership in the Company.

The Company intends to raise additional capital in the future for working capital and business expansion. As a result, our shareholders will likely experience significant dilution of their ownership in the Company.

Except as otherwise indicated herein, the number of shares of common stock outstanding before this offering and that will be outstanding after this offering is based on 15,561,499 shares of common stock outstanding as of the date of this prospectus and excludes:

i.       a total of 2,089,312 shares of our common stock, of which 685,650 expire at our initial public offering, issuable upon exercise of warrants;

ii.      a total of 3,086,626 shares of our common stock issuable upon exercise of options;

iii.     210,625 shares of common stock underlying the underwriter’s warrants (or 242,219 shares of common stock if the underwriters exercise their over-allotment option in full) exercisable at an exercise price of $5.00;

iv.      the number of shares of common stock issuable (561,250 as of the date thereof) upon the conversion of the 2023B Convertible Note Payable, excluding accrued payment-in-kind interest of approximately $177,717 through February 14, 2024, (and approximately $24,000 accruing monthly), at the agreed upon conversion price.

         In January 2024, the Company and certain investors representing approximately 86% of the outstanding principal and interest agreed to change the terms of the 2023B Convertible Note Payable so that (a) the conversion price would increase from two dollars ($2.00) per share to four dollars ($4.00) per share and (b) in the event that the Company has not received an effective order from the SEC on its registration statement by February 14, 2024, the 2023B Convertible Note Payable shall automatically be converted into common stock of the Company at $2.00 per share. The terms of the 2023B Convertible Note Payable held by certain investors representing approximately 14% of outstanding principal and interest were unchanged.

v.       175,000 restricted stock units granted to Mr. Richardson, a Director Nominee on June 21, 2023, Board nominee and appointee Paul Richardson’s restricted stock units grant of 150,000 units, granted on May 31, 2022, were revised as follows: Paul Richardson was granted 175,000 restricted stock units (an increase of 25,000 restricted stock units over the May 31, 2022 grant of 150,000 restricted stock units) effective upon his appointment as director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and with the award vesting one-third at grant date and the remainder vesting quarterly over a two year period in accordance with the Plan. The 175,000 restricted stock grant is subject to Mr. Richardson becoming a member of the Board at which point the grant will be finalized;

vi.     175,000 restricted stock units granted on June 21, 2023 to Mr. Garone, a Director Nominee, by the Board of Directors. The grant shall be effective upon Mr. Garone’s appointment as a director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and said award shall vest quarterly over a three-year period in accordance with the Plan. The grant is subject to Mr. Garone becoming a member of the Board at which point the grant will be finalized;

vii.    175,000 restricted stock units granted on June 21, 2023 to Mr. Cooperman, a Director Nominee, by the Board of Directors. The grant shall be effective upon Mr. Cooperman’s appointment as a director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and said awards shall vest quarterly over a three-year period in accordance with the Plan. The grant is subject to Mr. Cooperman becoming a member of the Board at which point the grant will be finalized;

viii.   200,000 restricted stock units granted on June 21, 2023 to Mr. William Feldman, the Company’s Chief Financial Officer. The award removes all service and other contingencies upon the first day of trading of the Company’s stock and be awarded six months after the first day of trading of the Company’s stock as registered free trading shares;

ix.     50,000 additional restricted stock units granted on June 21, 2023 to Mr. Joseph G. Passaic, Jr. with said grant becoming effective upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and with the award vesting quarterly over a three-year period, commencing January 1, 2024.

x.      On January 19, 2024, concurrently with the execution of her employment contract, the NYIAX Board granted, with said grant to occur, upon consummation of our IPO, Teresa Gallo, our Chief Executive Officer, $100,000 (25,000 units) of restricted stock units with 50% vesting six months from her employment date and 50% vesting one year from her employment date; 200,000 restricted stock units vesting quarterly over 4 years from the IPO date; and 200,000 incentive stock options, with a strike price of $4.00 per share, vesting quarterly over 4 years from the IPO date. Additionally, Ms. Gallo may qualify for additional restricted stock units and incentive stock options on an annual basis after the first full year of employment based on meeting certain milestones and goals;

xi.     conversion of note payable — stockholder of $100,500 into an aggregate of 25,124 common shares upon the completion of this offering (assuming an initial public offering price of $4.00 per share);

xii.    conversion of convertible notes payables to certain shareholder-founders of $492,500 plus interest into approximately 124,815 common shares upon the completion of this offering (assuming an initial public offering price of $4.00 per share); and

xiii.   conversion of accounts payable of a NYIAX vendor to $461,872 into an aggregate of 115,468 common shares (assuming an initial public offering price of $4.00 per share), upon the Company’s execution of an underwriting agreement with Westpark Capital, Inc.;

You will experience immediate and substantial dilution as a result of this offering.

As of September 30, 2023, our net tangible book value (deficit) was approximately ($6.6 million) or approximately ($0.42) per share. Since the effective price per share of our common stock being offered in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the assumed initial public offering price of $4.00 per share of common stock being sold in this offering our net tangible book value per share as of September 30, 2023, if you purchase shares of common stock in this offering at the assumed initial public offering price of $4.00 per share of common stock, you will suffer immediate and substantial dilution of $3.68 per share (or $3.78 per share if the underwriters exercise the over-allotment option in full) with respect to the net tangible book value of the common stock. See the section titled “Dilution” for a more detailed discussion of the dilution you will experience if you purchase securities in this offering.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

Any trading market for our common stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our common stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our common stock could be negatively affected.

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could cause the market price of our common stock to decline and would result in the dilution of your holdings.

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could cause the market price of our common stock to decline. We cannot predict the effect, if any, of future issuances of our securities, or the future expirations of lock-up agreements, on the price of our common stock. In all events, future issuances of our common stock would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our common stock. In connection with this offering, we will enter into a lock-up agreement that prevents us, subject to certain exceptions, from offering additional shares of capital stock for up to 24 months after the closing of this offering, as further described in the section titled “Underwriting.” In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our common stock may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our common stock.

Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our common stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our common stock.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore shareholders may have difficulty selling their shares.

There has been no public market for our common stock prior to this offering, and an active market in which investors can resell their shares of our common stock may not develop.

Prior to this offering, there has been no public market for our common stock. We have applied to list of our common stock on Nasdaq Stock Market under the symbol “NYX.” There is no guarantee that Nasdaq, or any other exchange or quotation system, will permit our common stock to be listed and traded. If we fail to obtain a listing on Nasdaq, we may seek quotation on the OTCQX Best Market or OTCQB Venture Market operated by OTC Markets Group Inc. These markets are inter-dealer, over-the-counter markets that provide significantly less liquidity than Nasdaq.

Even if our common stock is approved for listing on Nasdaq, a liquid public market for our common stock may not develop. The initial public offering price for our common stock has been determined by negotiation between us and the underwriters based upon several factors, including prevailing market conditions, our historical performance, estimates of our business potential and earnings prospects, and the market valuations of similar companies. The price at which the common stock is traded after this offering may decline below the initial public offering price, meaning that you may experience a decrease in the value of your common stock regardless of our operating performance or prospects.

The market price of our common stock is likely to be volatile, and purchasers of our common stock could lose all or part of your investment.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to several factors, most of which we cannot control, including:

•        actual or anticipated variations in our periodic operating results;

•        increases in market interest rates that lead investors of our common stock to demand a higher investment return;

•        changes in earnings estimates;

•        changes in market valuations of similar companies;

•        actions or announcements by our competitors;

•        adverse market reaction to any increased indebtedness we may incur in the future;

•        additions or departures of key personnel;

•        actions by shareholders;

•        speculation in the media, online forums, or investment community; and

•        our intentions and ability to list our common stock on Nasdaq and our subsequent ability to maintain such listing.

The initial public offering price of our common stock has been determined by negotiations between us and the underwriters based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. Volatility in the market price of our common stock may prevent investors from being able to sell their common stock at or above the initial public offering price. As a result, you may suffer a loss on your investment.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our common stock may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our common stock also could adversely affect our ability to issue additional common stock or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the common stock they hold or may not be able to sell their common stock at all.

We may not be able to satisfy listing requirements of Nasdaq or obtain or maintain a listing of our common stock on Nasdaq.

If our common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq’s listing requirements, or if we fail to meet any of Nasdaq’s listing standards, our common stock may be delisted. In addition, our Board of Directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our shareholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

Our officers and directors may own a majority of our outstanding common stock after this offering. As a result, it may have the ability to approve all matters submitted to our shareholders for approval.

Our officers and directors will own approximately 18.8% of our outstanding common stock following this offering, or approximately 18.5% if the underwriters exercise the over-allotment option in full. Such persons therefore may have the ability to approve all matters submitted to our shareholders for approval including:

•        election of our board of directors;

•        removal of any of our directors;

•        any amendments to our articles of incorporation or our bylaws; and

•        adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, this concentration of ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Certain current stockholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Common Stock.

15,561,499 shares of our common stock are issued and outstanding as of the date of this prospectus. Certain of our shareholders have had the restrictive legend removed from an aggregate of 1,643,750 shares of common stock pursuant to Rule 144 prior to the date of this prospectus. These shares may be sold by the shareholders without restriction upon commencement of trading our common stock. Because these current stockholders have paid a lower price per share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price, which could impact the trading price of our common stock following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before these current stockholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period.

We expect to incur significant additional costs as a result of being a public company, which may materially and adversely affect our business, financial condition and results of operations.

Upon completion of this offering, we expect to incur costs associated with corporate governance requirements that will become applicable to us as a public company, including rules and regulations of the SEC, under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the Exchange Act, as well as the rules of the Nasdaq. These rules and regulations are expected to significantly increase our accounting, legal and financial compliance costs and make some activities more time-consuming. We also expect these rules and regulations to make it more expensive for us to obtain and maintain directors’ and officers’ liability insurance. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. Accordingly, increases in costs incurred as a result of becoming a publicly traded company may materially and adversely affect our business, financial condition and results of operations.

Our stockholders will experience additional dilution due to the 2023B Convertible Note Offering.

On April 3, 2023, we commenced the 2023B Convertible Note Payable offering (as defined elsewhere in this prospectus).

Pursuant to the 2023B Convertible Note offering we sold $1,970,000 of convertible notes to accredited investors. The closing of the offering occurred on June 28, 2023. The 2023B Convertible Notes bear interest at twelve percent (12.0%) per annum, which shall be paid as a Payment-in-Kind in our common stock. For approximately 86% of the outstanding principal and interest of the 2023B Convertible Note Payable, the conversion price is four dollars ($4.00) per share and in the event that the Company has not received an effective order from the SEC on its registration statement by February 14, 2024, the outstanding principal of the 2023B Convertible Note Payable shall automatically be converted into common stock of the Company at $2.00 per share. For approximately 14% of the outstanding principal and interest of the 2023B Convertible Note Payable the conversion price is two dollars ($2.00) per share.

The additional shares of our common stock issuable upon automatic conversion of the notes could cause the market price of our common stock to decline. In addition, the notes automatically convertible into equity securities would result in dilution of our existing stockholders’ equity interest.

Our management will have broad discretion in the use of the net proceeds from the 2023A Convertible Note Offering and the 2023B Convertible Note Offering.

Our management will have broad discretion in the application of the net proceeds from the 2023A Convertible Note Offering and the 2023B Convertible Note Offering (defined elsewhere in this prospectus) and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of our existing cash and the net proceeds from the 2023A Convertible Note Offering and the 2023B Convertible Note Offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our existing cash and the net proceeds from 2023A Convertible Note Offering and the 2023B Convertible Note Offering in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. If we do not apply the net proceeds from the 2023A Convertible Note Offering and the 2023B Convertible Note Offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•        our current and future capital requirements to support our operations;

•        our ability to maintain or protect the validity of our intellectual property;

•        our ability to attract and retain key executive members;

•        our ability to attract and staff members;

•        our ability to hire and continue to hire qualified personnel;

•        our ability to maintain and continue acceptance within the advertisement and technology industry;

•        our ability to monetize our intellectual property (including patents developed with Nasdaq and purchased from Nifty);

•        competitors and competition;

•        technology development and maintain high standards of technology development;

•        our cash on hand and continued investment;

•        the accuracy of our estimates regarding expenses and capital requirements;

•        our technology relationship with Nasdaq; and

•        regulation.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $7.4 million after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that our net proceeds will be approximately $8.6 million after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering primarily (i) for general corporate purposes, including working capital, capital expenditures, and operating expenses; (ii) for development of new applications and features for, and enhancements of, our technology platform; (iii) to acquire complementary businesses or technology; and (iv) to hire additional resources to support our product development and international expansion efforts. We do not presently have any agreements or commitments to engage in any of the actions contemplated in the foregoing sentence. As a result, we will have broad discretion over how to use the remaining proceeds from this offering.

Each $1.00 increase or decrease in the assumed initial public offering price of $4.00 per share, would increase or decrease the net proceeds that we receive from this offering by approximately $1.9 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions payable by us.

The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have broad discretion in the way that we use the net proceeds of this offering. Pending the final application of the net proceeds of this offering, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities. See “Risk Factors — Risks Related to This Offering and Ownership of Our Common Shares — We have considerable discretion as to the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.”

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. We have not yet determined the exact amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures. Pending their use, we intend to invest the net proceeds to us from this offering in short-term and long-term, investment-grade, interest-bearing instruments.

We believe that the net proceeds from this offering, together with our existing cash will enable us to fund our operations through at least the next 12 months. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we expect.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our Board of Directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, tax considerations, legal or contractual restrictions, business prospects, the requirements of current or then-existing debt instruments, general economic conditions and other factors our Board of Directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and our capitalization as of September 30, 2023:

•        on an actual basis; and

•        on an as adjusted basis to give effect to:

•        the sale of $8,425,000 of shares of common stock in this offering at the assumed initial public offering price of $4.00 per share and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

•        the number of shares of common stock issuable (561,250 as of the date thereof) upon the conversion of the 2023B Convertible Note Payable, excluding accrued payment-in-kind interest of approximately $177,717 through February 14, 2024, (and approximately $24,000 accruing monthly), at the agreed upon conversion price.

         In January 2024, the Company and certain investors representing approximately 86% of the outstanding principal and interest agreed to change the terms of the 2023B Convertible Note Payable so that (a) the conversion price would increase from two dollars ($2.00) per share to four dollars ($4.00) per share and (b) in the event that the Company has not received an effective order from the SEC on its registration statement by February 14, 2024, the 2023B Convertible Note Payable shall automatically be converted into common stock of the Company at $2.00 per share. The terms of the 2023B Convertible Note Payable held by certain investors representing approximately 14% of outstanding principal and interest were unchanged.

•        On January 19, 2024, concurrently with the execution of her employment contract, the NYIAX Board granted, with said grant to occur, upon consummation of our IPO, Teresa Gallo, our Chief Executive Officer, $100,000 (25,000 units) of restricted stock units with 50% vesting six months from her employment date and 50% vesting one year from her employment date; 200,000 restricted stock units vesting quarterly over 4-years from the IPO date; and 200,000 incentive stock options, with a strike price of $4.00 per share, vesting quarterly over 4-years from the IPO date. Additionally, Ms. Gallo may qualify for additional restricted stock units and incentive stock options on an annual basis after the first full year of employment based on meeting certain milestones and goals;

•        Certain NYIAX founders forfeited $99,201 deferred compensation, including applicable payroll taxes, owed and recorded as of September 30, 2023. The deferred compensation arose from a salary deferral program where each founder agreed to defer a portion of their contractual salary or contractor fees.

•        The NYIAX interim CEO and certain employees forfeited $453,544 deferred compensation, including applicable payroll taxes, owed and recorded as of September 30, 2023. The deferred compensation arose from a salary deferral program where the NYIAX interim CEO and certain employees agreed to defer a portion of their contractual salary or contractor fees;

•        Concurrent with the first day of trading of the Company’s common stock on the NASDAQ Exchange, certain NYIAX founders will convert the payable to shareholder-founders of $100,500 into an aggregate of 25,124 common shares (assuming an initial public offering price of $4.00 per share);

•        conversion of accounts payable to a NYIAX vendor of $461,872 into an aggregate of 115,468 common shares (assuming an initial public offering price of $4.00 per share), upon the Company’s execution of an underwriting agreement with Westpark Capital, Inc.; and

•        Issuance of $492,500 of convertible notes payables to certain shareholder-founders, and concurrent with the first day of trading of the Company’s common stock on the NASDAQ Exchange, the convertible notes payables of $492,500 plus interest will convert into an aggregate of approximately 124,815 common shares (assuming an initial public offering price of $4.00 per share).

The as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the actual initial public offering price of our common stock and other terms of this offering determined at pricing.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock” and our financial statements and related notes included elsewhere in this prospectus.

	As of September 30, 2023
	Actual	As Adjusted
Cash	$168,786	$8,096,786
Total current assets	279,532	8,207,532
Current liabilities	$7,218,252	4,047,884
Total liabilities	$7,356,488	4,085,620
Stockholders’ equity:
Common stock, par value $0.0001 per share; 125,000,000 authorized shares, As of September 30, 2023, 15,561,499 shares issued and 18,743,530 shares issued as adjusted	$1,556	1,841
Preferred stock, par value $0.0001 per share; 10,000,000 authorized shares, 0 share issued and outstanding, actual; 10,000,000 authorized shares; 0 share issued and outstanding, as adjusted
Additional paid-in capital	$57,907,311	68,374,157
Accumulated deficit	$(60,678,092)	(59,946,355)
Total stockholders’ equity (deficit)	$(2,769,225)	$8,429,643
Common Shares Outstanding	15,561,499	18,743,530

If the underwriters exercise their over-allotment option in full, as adjusted cash, additional paid-in capital, total stockholders’ equity and shares of common stock outstanding as of September 30, 2023 would be $9,259,436, $69,536,775, $9,592,293 and 19,059,467 shares, respectively.

Except as otherwise indicated herein, the number of shares of common stock outstanding before this offering and that will be outstanding after this offering is based on 15,561,499 shares of common stock outstanding as of the date of this prospectus and excludes:

i.       a total of 2,089,312 shares of our common stock, of which 685,650 expire at our initial public offering, issuable upon exercise of warrants;

ii.      a total of 3,086,626 shares of our common stock issuable upon exercise of options;

iii.     210,625 shares of common stock underlying the underwriter’s warrants (or 242,219 shares of common stock if the underwriters exercise their over-allotment option in full) exercisable at an exercise price of $5.00;

iv.      the number of shares of common stock issuable (561,250 as of the date thereof) upon the conversion of the 2023B Convertible Note Payable, excluding accrued payment-in-kind interest of approximately $177,717 through February 14, 2024, (and approximately $24,000 accruing monthly), at the agreed upon conversion price.

         In January 2024, the Company and certain investors representing approximately 86% of the outstanding principal and interest agreed to change the terms of the 2023B Convertible Note Payable so that (a) the conversion price would increase from two dollars ($2.00) per share to four dollars ($4.00) per share and (b) in the event that the Company has not received an effective order from the SEC on its registration statement by February 14, 2024, the 2023B Convertible Note Payable shall automatically be converted into common stock of the Company at $2.00 per share. The terms of the 2023B Convertible Note Payable held by certain investors representing approximately 14% of outstanding principal and interest were unchanged.

v.       175,000 restricted stock units granted to Mr. Richardson, a Director Nominee on June 21, 2023, Board nominee and appointee Paul Richardson’s restricted stock units grant of 150,000 units, granted on May 31, 2022, were revised as follows: Paul Richardson was granted 175,000 restricted stock units (an increase of 25,000 restricted stock units over the May 31, 2022 grant of 150,000 restricted stock units) effective upon his appointment as director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and with the award vesting one-third at grant date and the remainder vesting quarterly over a two year period in accordance with the Plan. The 175,000 restricted stock grant is subject to Mr. Richardson becoming a member of the Board at which point the grant will be finalized;

vi.     175,000 restricted stock units granted on June 21, 2023 to Mr. Garone, a Director Nominee, by the Board of Directors. The grant shall be effective upon Mr. Garone’s appointment as a director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and said award shall vest quarterly over a three-year period in accordance with the Plan. The grant is subject to Mr. Garone becoming a member of the Board at which point the grant will be finalized;

vii.    175,000 restricted stock units granted on June 21, 2023 to Mr. Cooperman, a Director Nominee, by the Board of Directors. The grant shall be effective upon Mr. Cooperman’s appointment as a director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and said awards shall vest quarterly over a three-year period in accordance with the Plan. The grant is subject to Mr. Cooperman becoming a member of the Board at which point the grant will be finalized;

viii.   200,000 restricted stock units granted on June 21, 2023 to Mr. William Feldman, the Company’s Chief Financial Officer. The award removes all service and other contingencies upon the first day of trading of the Company’s stock and be awarded six months after the first day of trading of the Company’s stock as registered free trading shares;

ix.     50,000 additional restricted stock units granted on June 21, 2023 to Mr. Joseph G. Passaic, Jr. with said grant becoming effective upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and with the award vesting quarterly over a three-year period, commencing January 1, 2024;

x.      On January 19, 2024, concurrently with the execution of her employment contract, the NYIAX Board granted, with said grant to occur, upon consummation of our IPO, Teresa Gallo, our Chief Executive Officer, $100,000 (25,000 units) of restricted stock units with 50% vesting six months from her employment date and 50% vesting one year from her employment date; 200,000 restricted stock units vesting quarterly over 4 years from the IPO date; and 200,000 incentive stock options, with a strike price of $4.00 per share, vesting quarterly over 4 years from the IPO date. Additionally, Ms. Gallo may qualify for additional restricted stock units and incentive stock options on an annual basis after the first full year of employment based on meeting certain milestones and goals;

xi.     conversion of note payable — stockholder of $100,500 into an aggregate of 25,124 common shares upon the completion of this offering (assuming an initial public offering price of $4.00 per share);

xii.    conversion of convertible notes payables to certain shareholder-founders of $492,500 plus interest into approximately 124,815 common shares upon the completion of this offering (assuming an initial public offering price of $4.00 per share); and

xiii.   conversion of accounts payable to a NYIAX vendor of $461,872 into an aggregate of 115,468 common shares (assuming an initial public offering price of $4.00 per share), upon the Company’s execution of an underwriting agreement with Westpark Capital, Inc.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after the closing of this offering.

Our net tangible book value (deficit) as of September 30, 2023 was approximately ($6.6 million) or approximately ($0.42) per share. Net tangible book value (deficit) per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2023; for purposes of this table, we assumed 15,561,499 shares of common stock outstanding as of September 30, 2023. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to 3,172,278 shares issued:

i.       the sale of 2,106,250 ($8,425,000) of shares of common stock in this offering at the assumed initial public offering price of $4.00 per share and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us

ii.      585,374 shares of common stock issuable upon conversion of the 2023B Convertible Notes Payable and accrued interest through January 31, 2024,

iii.     a NYIAX vendor’s conversion of a portion of their accounts payable of $461,872 into an aggregate of 115,468 common shares,

iv.      the founders’ forfeiture of $99,201 of deferred compensation, including applicable payroll taxes,

v.       the interim CEO and certain employees forfeiture of $453,544 of deferred compensation, including applicable payroll taxes,

vi.     the conversion of note payable — stockholder of $100,500 to 25,124 shares

vii.    the conversion of convertible notes payables to shareholder-founders of $492,500 into 124,815 shares, plus

viii.   Issuance of 225,000 shares, as restricted stock units, from the hiring of our new Chief Executive Officer.

         after deducting the estimated underwriting discounts and commissions, deferred offering costs, and estimated offering expenses, including underwriting commissions, payable by us (estimated to be approximately $915,500) and assuming no exercise of the underwriters’ over-allotment option in full, our as adjusted net tangible book value (deficit) as of September 30, 2023 would have been approximately $1.7 million, or $0.09 per share.

         This represents an immediate increase in net tangible book value of $0.53 per share to existing stockholders. Investors purchasing our common stock in this offering will have paid $3.89 more than the as adjusted net tangible book value per share after this offering.

The following table illustrates this on a per share basis:

Assumed public offering price per share		$4.00
Net tangible book value (deficit) per share as of September 30, 2023	$(0.42)

Increase per share attributable to new investors	0.43
Change per share attributable to sale and conversion of convertible notes	0.02
Change per share attributable to conversion of vendor debt to equity	0.03
Change per share attributable to forfeitures of founders, interim CEO, and employees deferred salaries	0.04
Change per share attributable to sale and conversion of founder notes and conversion of founder payables and CEO restricted stock award	0.04
Total changes	0.56
As adjusted net tangible book value per share after this offering	$0.14
As adjusted net tangible book value per share to investors purchasing shares in this offering		$.56
Dilution in net tangible book value per share to new investors		$3.86
Dilution as a percentage of purchase price in the offering		97%

Each $1.00 increase in the assumed initial public offering price of $4.00 per share would increase or (decrease) the as adjusted net tangible book value per share after this offering by approximately $0.10.

If the underwriters exercise their over-allotment option in full in this offering, the as adjusted net tangible book value after the offering would be $0.22 per share, the increase in the adjusted net tangible book value per share to existing stockholders would be $0.64 per share and the dilution per share to new investors would be $3.78 per share, in each case assuming an initial public offering price of $4.00 per share.

Except as otherwise indicated herein, the number of shares of common stock outstanding before this offering and that will be outstanding after this offering is based on 15,561,499 shares of common stock outstanding and excludes:

A.     the following items were included in the dilution analysis:

i.       the number of shares of common stock issuable (561,250 as of the date thereof) upon the conversion of the 2023B Convertible Note Payable, excluding accrued payment-in-kind interest of approximately $177,717 through February 14, 2024, (and approximately $24,000 accruing monthly), at the agreed upon conversion price.

In January 2024, the Company and certain investors representing approximately 86% of the outstanding principal and interest agreed to change the terms of the 2023B Convertible Note Payable so that (a) the conversion price would increase from two dollars ($2.00) per share to four dollars ($4.00) per share and (b) in the event that the Company has not received an effective order from the SEC on its registration statement by February 14, 2024, the 2023B Convertible Note Payable shall automatically be converted into common stock of the Company at $2.00 per share. The terms of the 2023B Convertible Note Payable held by certain investors representing approximately 14% of outstanding principal and interest were unchanged.

ii.      conversion of note payable — stockholder of $100,500 into an aggregate of 25,124 common shares upon the completion of this offering (assuming an initial public offering price of $4.00 per share);

iii.     conversion of convertible notes payables to certain shareholder-founders of $492,500 plus interest into approximately 124,815 common shares upon the completion of this offering (assuming an initial public offering price of $4.00 per share);

iv.      certain NYIAX founders forfeited approximately $99,201 deferred compensation, including applicable payroll taxes, owed and recorded; and

v.       the NYIAX interim CEO and certain employees forfeited approximately $453,544 deferred compensation, including applicable payroll taxes, owed and recorded as of June 30, 2023; and

vi.     conversion of accounts payable to a NYIAX vendor of $461,872 into an aggregate of 115,468 common shares (assuming an initial public offering price of $4.00 per share) upon the Company’s execution of an underwriting agreement with Westpark Capital, Inc.;

vii.    225,000 restricted stock units granted to Ms. Gallo resulting from the execution of her employment contract, where the NYIAX Board granted, with said grant to occur, upon consummation of our IPO, Ms. Gallo, our Chief Executive Officer, $100,000 (25,000 units) of restricted stock units with 50% vesting six months from her employment date and 50% vesting one year from her employment date, and 200,000 restricted stock units vesting quarterly over 4 years from the IPO date.

and

B.      the following items were excluded from the dilution analysis:

i.       a total of 2,089,312 shares of our common stock, of which 685,650 expire at our initial public offering, issuable upon exercise of warrants;

ii.      a total of 3,086,626 shares of our common stock issuable upon exercise of options;

iii.     210,625 shares of common stock underlying the underwriter’s warrants (or 242,219 shares of common stock if the underwriters exercise their over-allotment option in full) exercisable at an exercise price of $5.00;

iv.      175,000 restricted stock units granted to Mr. Richardson, a Director Nominee, on June 21, 2023, Board nominee and appointee Paul Richardson’s restricted stock units grant of 150,000 units, granted on May 31, 2022, were revised as follows: Paul Richardson was granted 175,000 restricted stock units (an increase of 25,000 restricted stock units over the May 31, 2022 grant of 150,000 restricted stock units) effective upon his appointment as director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and with the award vesting one-third at grant date and the remainder vesting quarterly over a two year period in accordance with the Plan. The 175,000 restricted stock grant is subject to Mr. Richardson becoming a member of the Board at which point the grant will be finalized;

v.       175,000 restricted stock units granted on June 21, 2023 to Mr. Garone, a Director Nominee, by the Board of Directors. The grant shall be effective upon Mr. Garone’s appointment as a director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and said award shall vest quarterly over a three-year period in accordance with the Plan. The grant is subject to Mr. Garone becoming a member of the Board at which point the grant will be finalized;

vi.     175,000 restricted stock units granted on June 21, 2023 to Mr. Cooperman, a Director Nominee, by the Board of Directors. The grant shall be effective upon Mr. Cooperman’s appointment as a director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and said awards shall vest quarterly over a three-year period in accordance with the Plan. The grant is subject to Mr. Cooperman becoming a member of the Board at which point the grant will be finalized;

vii.    On January 19, 2024, concurrently with the execution of her employment contract, the NYIAX Board granted, with said grant to occur, upon consummation of our IPO, Teresa Gallo, our Chief Executive Officer, $100,000 (25,000 units) of restricted stock units with 50% vesting six months from her employment date and 50% vesting one year from her employment date; 200,000 restricted stock units vesting quarterly over 4 years from the IPO date; and 200,000 incentive stock options, with a strike price of $4.00 per share, vesting quarterly over 4 years from the IPO date. Additionally, Ms. Gallo may qualify for additional restricted stock units and incentive stock options on an annual basis after the first full year of employment based on meeting certain milestones and goals;

viii.   200,000 restricted stock units granted on June 21, 2023 to Mr. William Feldman, the Company’s Chief Financial Officer. The award removes all service and other contingencies upon the first day of trading of the Company’s stock and are to be awarded six months after the first day of trading of the Company’s stock as registered free trading shares; and

ix.     50,000 additional restricted stock units granted on June 21, 2023 to Mr. Joseph G. Passaic, Jr. with said grant becoming effective upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and with the award vesting quarterly over a three-year period, commencing January 1, 2024.

To the extent that any outstanding options or warrants are exercised, new options, warrants or restricted stock units are issued under our stock-based compensation plans, or new shares of preferred stock are issued, or we issue additional shares of common stock in the future, there will be dilution to investors participating in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with our financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements based upon our current plans, estimates, beliefs and expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the sections entitled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus.

Revenues

NYIAX’s business model is focused on the creation of a marketplace where the listing of advertising inventory, campaigns and audience can easily be sold through utilization of highly efficient buying and selling technology.

The Company enters into agreements with both the Media Buyers and Media Sellers which set out the terms of the relationship and access to the Company’s platform; the Company considers both the Media Buyers and Media Sellers to be its customers. A media buyer (“Media Buyer”) is typically an advertiser or advertising agency that buys on behalf of an advertiser. Currently, the Media Buyers do not compensate the Company for the use of the platform and other services. A media seller (“Media Seller”) is typically a publisher of content, such as, websites, mobile or desktop applications, podcast, Connected TV (also commonly defined as OTT, over-the-top, and streaming, allowing brands to reach their audience on smart TVs and Internet devices) or other. The Media Sellers compensate the Company for the use of the platform and other services.

NYIAX’s technology platform provides Media Buyers and Media Sellers a marketplace where advertising or audience campaigns are listed, bought, or sold as a durable instrument; thereafter, contract flows directly into the Blockchain for contract management, reconciliation and automation purposes as a count of record. A Blockchain is basically a distributed ledger that tracks transactions among parties, that includes the following fundamental properties applicable to every single transaction: (i) all parties agree that the transaction occurred; (ii) all parties agree on the identities of the individuals participating in the transaction; (iii) all parties agree on the time of the transaction; (iv) the details of the transaction are easy to review and not subject to dispute; and evidence of the transaction persists, unchangeable, over time. The combination of these properties of Blockchain results in a system that, by design, timestamps and records all transactions in a secure and permanent manner, and is easily auditable in the future. Moreover, the ledger is distributed across many participants in the network, and copies are simultaneously updated with every fully participating node in the ecosystem. Due to such distributed nature, the system is highly resilient to downtime. Blockchain allows for immutability, consistency, and continuity of the contracts or advertising contracts from contract formation, execution, and delivery to reconciliation.

NYIAX uses coding through smart contracts (“Smart Contracts”), which are self-executing contracts with the terms of the agreement between buyer and seller being directly written into lines of code. The code and the agreements contained therein exist across a distributed, decentralized Blockchain network, and therefore render transactions traceable, transparent, and irreversible. The use of Smart Contracts allows NYIAX advertising contracts to self-effectuate (reconciling through automation without human intervention), which reduces backend audit and compliance costs for three parties: NYIAX, the Media Buyer and the Media Seller. Finally, all parties to the advertising contracts have the ability to view Blockchain as it populates with the contract formation, execution, and delivery, thereby providing a complete and full audit trail of events and subsequent changes to the contract or advertising contract. To our knowledge, our current implementation of near real time compliance which is displayed to both the advertiser/agency and publisher from contract formation to reconciliation currently does not exist in the advertising industry.

NYIAX connects Media Buyers (brands, advertisers or agencies) and Media Sellers (publishers or media) to execute media advertising sales contracts. NYIAX receives a commission or fee from Media Sellers upon completion of the media advertising contract. NYIAX does not take ownership or positions of the media at any time during the process.

The Company acts as an agent for the Media Seller and is not a principal in the purchase and sale of advertising inventory, data and other add-on features.

Status

In 2020 and 2019, to scale the NYIAX platform in a commercial environment with publishers and advertising agencies, NYIAX Media Sellers a substantially reduced transaction fees. In 2019 and 2020 NYIAX had a single Media Buyer and a single Media Seller for a single campaign. The platform was being used by these customers and NYIAX. This campaign concluded on December 31, 2020.

In the first quarter of 2021, NYIAX reviewed its offering and marketing programs, launched a sales process, and hired a sales team.

The sales team was built in 2021 and subsequently reduced in 2022 due to capital concerns.

Factors Affecting Our Performance

Development of the NYIAX platform is substantially complete, although further features and user capabilities are expected to be added. NYIAX is currently monetizing the platform by building a sales infrastructure and attracting Media Buyers, Media Sellers, and business partners. A business partner is an advertising agency that represents one or more Media Buyers in acquiring media for use.

NYIAX’s Revenue Drivers:

Media Buyer — An advertiser or advertising agency that buys on behalf of an advertiser.

Business Partner — Typically Media Buyers are represented by advertising agencies that perform media planning and buying as an agent for the Media Buyer. The number and quality of the media buyers is pivotal to our success.

Media Sellers — Entities that NYIAX has signed onto the platform with a Master Services.

Sales Representatives — The relationships with Media Buyers, Media Sellers and business partners are key to NYIAX’s success. The quality and number of sales representatives that NYIAX employs directly affects its continued revenue growth.

Media on Exchange — A direct result of contracts between Media Buyers and Media Sellers, Media on Exchange, as reported, is the media that was bought and sold on the platform via our Smart Contract, delivered, reconciled and billed to the Media Buyer.

At times, the Media Buyer and Media Seller will settle the media cost outside the NYIAX Platform. Media on Exchange includes the notional amounts of these settlements.

Media Contracts — A Smart Contract between a Media Seller and Media Buyer. The Company is compensated for the execution of the Smart Contract. The compensation is variable based upon the volume of the contract, the Media Seller and other variables. A Media Contract is analogous to an insertion order whereby delivery, reconciliation and billing take place.

Transaction Fees — NYIAX charges transparent transaction fees.

Transaction fees are charged to the Media Seller (the publisher) for all advertising transactions at variable rates on the gross amount indicated in the Order from each contract. The rates are independent for each Media Seller and vary based on volume of media and service levels.

Transaction fees are billed to the Media Buyer along with the media during the reconciliation process or paid net by the Media Seller. After payment is received for the media and the transaction fee, the cost of the media is then paid to the Media Seller.

Other Potential Fees (Other Revenue) — Such as a seat licensing fee and transaction fee separate to the contract formation on all buy side contracts.

Revenue Ramp-Up

NYIAX will build its Business Development (sales and representatives) teams following consummation of this offering. The size, ramp-up and quality of the team will affect net revenue.

Other Factors affecting NYIAX’s Net Revenue

Identifying valuable ad impressions that we can profitably monetize at scale — We continuously review our available inventory from existing publishers across every format (mobile, desktop, digital video, Over the Top Media, CTV, and rich media). The factors we consider to determine which impressions we process include transparency on price, counterparties to the transaction, viewability, brand integrity in regard to ad placement and whether or not the impression is human sourced (also known as fraud). By consistently applying these criteria, we believe that the ad impressions we process will be valuable and marketable to advertisers.

Managing industry dynamics — We operate in the rapidly evolving digital advertising industry. Due to the scale and complexity of the digital advertising ecosystem, direct sales via manual, person-to-person processes are insufficient for delivering a real-time, personalized ad experience, creating the need for programmatic advertising. In turn, advances in programmatic technologies have enabled publishers to auction their ad inventory to more buyers, simultaneously, and in real time through a process referred to as header bidding. Header bidding has also provided advertisers with transparent access to ad impressions. As advertisers keep pace with ongoing changes in the way that consumers view and interact with digital media there will be further innovation and we anticipate that header bidding will be extended into new areas such as OTT/CTV. We believe our focus on publishers and buyers has allowed us to understand their needs and our ongoing innovation has enabled us to quickly adapt to changes in the industry, develop new solutions and do so cost effectively. Our performance depends on our ability to keep pace with industry changes such as header bidding and the evolving needs of our publishers and buyers while continuing our cost efficiency.

Potential international expansion — At this time we do not anticipate international expansion until 2025, at the earliest.

Seasonality — The advertising industry experiences seasonal trends that affect many participants in the digital advertising ecosystem. Most notably, advertisers have historically spent relatively more in the fourth quarter of the calendar year to coincide with the holiday shopping season, and relatively less in the first quarter. We expect seasonality trends to continue, and our ability to manage our resources in anticipation of these trends will affect our operating results.

Management’s Plans

NYIAX management’s plans for developing operations and generating substantive revenues and gross margin (deficit) will require the following:

1.      NYIAX has completed the development the initial platform.

2.      The NYIAX sales team has been signing up Media Sellers and Media Buyers.

3.      NYIAX is currently building out its sales organization. Currently, we have entered into four master service agreements with media buyer organizations, such as advertising agencies that represent a number of brands.

4.      NYIAX expects that based upon this plan that it would not be able to realize substantive revenues for approximately six to twelve months after the IPO is completed, or possibly later, depending on investment spend,

5.      NYIAX recognizes that its business will require substantial scale in order to achieve profitability. The Company expects that there will be substantial sales, marketing and continued engineering and development costs to generate revenue and maintain the platform. As such, the Company will need to generate revenues at scale in order to become profitable. As such, the Company will need to generate revenues at scale in order to become profitable. NYIAX is estimating that it would not be profitable until at least twelve months from investing into a substantial sales team after the IPO is completed, or later. Current estimates reflect conditions the Company expects to exist, the course of action the Company expects to take, as the current estimates incorporate internal data, historical data, and financial models, all of which are unproven.

Results of Operations For Three Months Ended September 30, 2023 and 2022

(unaudited)

	For the Three-Month Period Ended
	September 30, 2023	September 30, 2022
Revenue, net	$97,820	$124,987
Cost of Sales	159,440	340,876
Gross Margin	$(61,620)	$(215,889)
Operating expenses
Technology and development	299,007	425,878
Selling, general and administrative	1,225,833	1,444,714
Forfeiture of founders’ deferred compensation	(367,803)	—
Deferred offering cost write-off	177,481
Depreciation and amortization	297,825	—
Total operating expenses	$1,632,343	$1,870,592
Loss from operations	(1,693,964)	(2,086,481)
Other (income) expenses
Interest and debt expense	452,009	45,865
Total other (income) expenses	$452,009	$45,865
Loss before provision for income taxes	$(2,145,972)	$(2,132,346)
Net loss	$(2,145,972)	$(2,132,346)

Net Revenue

For the three months ended September 30, 2023, compared to the three months ended September 30, 2022, net revenue decreased to $97,820 from $124,987, or $27,167 The decrease in revenue is related primarily to a decrease in the number of new business development headcount pursuing business from previous quarters. Revenue is dependent upon the cumulative effort of business development employees driving revenue relationships to the Company. The Company does not currently have a book of repeatable business and as such revenue is substantially dependent upon business development headcount driving relationships and new transactions.

For the three months ended September 30, 2023, the Company was compensated for the completion of 155 Media Contracts with average compensation of $631 per Media Contract. For the three months ended September 30, 2022, the Company was compensated for the completion of 417 Media Contracts with average compensation of $300 per Media Contract. The increase in the average compensation relates to the Company executing more contracts at higher commission rates. Publishers compensate the Company at variable rates; higher commission rates resulted from a mix of publishers with higher negotiated rates. The total contract values decreased from lack of activation of several contracts with certain publishers.

Obtaining new Media Contracts is dependent on several factors, including on our new business development (sales and representatives) team, which headcount has decreased from eleven at December 31, 2021 to three at September 30, 2023. The following table compares the business development headcount at quarter-end and the Company’s quarterly revenue.

	Quarterly Revenue	Business Development Headcount at Quarter-End
March 31, 2021	—	1
September 30, 2021	$30,084	6
September 30, 2021	81,768	9
December 31, 2021	482,047	11
March 31, 2022	485,065	13
September 30, 2022	339,423	7
September 30, 2022	124,987	3
December 31, 2022	374,830	3
March 31, 2023	138,037	3
June 30, 2023	88,977	3
September 30, 2023	97,820	3

Technology and Development

For the three months ended September 30, 2023, compared to the three months ended September 30, 2022, technology and Development decreased to $299,007 from $425,878, or $126,871. The Company’s technology and development decreased due to expense reductions at the Company, including limited staffing reductions (one FTE) and reduced support from outside vendors.

Technology and development consist of (i) Product development expenses related to the frontend client user interface and backend systems, ongoing maintenance and operation of the platform, integrations with clients and partners applications, including not limited to product and technology team members and outside services. Except to the extent that such costs are associated with software development that qualify for capitalization, which are then recorded as capitalized software development costs; and (ii) Infrastructure costs such as AWS (Amazon Web Services) or other cloud hosting solutions, Software development tools used for the creation and ongoing management and maintenance of the NYIAX platform and service.

Selling General and Administrative

For the three months ended September 30, 2023 compared to the three months ended September 30, 2022, selling general and administrative decreased to $1,225,833 from $1,444,714, or $218,881, primarily resulting from a marked decrease in share-based compensation of approximately $212,682.

Selling general and administrative consists primarily of personnel costs, including salaries, bonuses, employee benefits costs and the Company’s sales and marketing personnel. Sales and marketing expense also includes costs for market development programs, promotional and other marketing activities, and costs associated with the Company’s executive, finance, legal, human resources, compliance, and other administrative personnel, as well as accounting and legal professional services fees, and rent.

Forfeiture of Founders’ Deferred Compensation

During September 2023, in connection with the closing of the Company’s initial public offering, certain NYIAX founders and stockholders, agreed to forfeit $367,803 of deferred compensation amounts owed by NYIAX. The deferred compensation arose from a salary deferral program where each founder agreed to defer a portion of their contractual salary or contractor fees. This forfeiture represents a permanent waiver of rights to this deferred compensation.

Deferred Offering Cost Write-Off

The Company’s policy is to defer the recognition of deferred offering costs pursuant to the Codification of Staff Accounting Bulletins, Topic 5: Miscellaneous Accounting A. Expenses of Offering. Such deferred offering costs would be recorded as an offset to proceeds upon the consummation of the offering. Deferred offering costs would be charged to expense when and if it is determined that the offering will not be consummated.

For the three-month period ended September 30, 2023, the Company recorded $177,481 of deferred offering costs, which were written off during the three-month period ended September 30, 2023 as a result of Spartan Capital Securities, LLC’s decision not to continue as lead underwriter on October 6, 2023.

This event was recorded as a contra-expense to selling, general and administrative expenses and a debit to accrued compensation.

Depreciation and Amortization

For the three months ended September 30, 2023, depreciation and amortization increased to 297,825 from $0 for the three months ended September 30, 2022.

The depreciation and amortization resulted from the amortization of the purchase of the intellectual property portfolio of patents, the (“Portfolio”). On July 8, 2023, Company completed the purchase of a portfolio of patents and trade secrets (the “Portfolio”) from Network Foundation Technologies, LLC (“NIFTY”). The Company issued 2,000,000 shares of its common stock to NIFTY as consideration for the Portfolio. A purchase price of approximately $4 million was recorded as of July 8, 2023 for the Portfolio.

The Company has concluded that the purchase of this intellectual property portfolio is an acquisition of an asset group in accordance with ASC 805-10-55 and the Company utilized a $2.00 share valuation as it was consistent with the Company’s latest convertible notes offering, the 2023B Convertible Notes Offering.

Amortization capitalized software costs of approximately $49,000 for the three months ended September 30, 2023 and 2022 was classified as cost of sales.

Share-Based Compensation

For the three months ended September 30, 2023 compared to the three months ended September 30, 2022 share-based compensation decreased to $136,134 from $355,268, or $219,134 due to the full vest of various new awards awarded in the three months ended September 30, 2022, partially offset by the completion of amortizing previous awards.

For the three-month periods ended September 30, 2023 and September 30, 2022, the Company classified the share-based compensation expenses on the statement of operation as follows:

	Three-Months Ended
	September 30, 2023	September 30, 2022
Shared-Based Compensation:
Cost of Sales	$5,288	$11,740
Technology and development	13,386	13,386
Sales, general and administrative	117,460	330,142
	$136,134	$355,268

The share-based compensation expense related to stock options and restricted stock awards which are referred to collectively as options and awards granted under the Company’s employee option plans, is measured and recognized in the financial statements based on the fair value of the awards granted. The fair value of each option award is estimated on the grant date using the Black-Scholes option-pricing model. The Company uses the Black-Scholes model to calculate the fair value for all options granted, based on the inputs relevant on the date granted, such as the fair value of our shares, prevailing risk-free interest rate, risk-free interest rate, expected term at issuance, volatility, and dividend rate, etc. The value of the portion of the award is ultimately expected to vest is recognized as expense in the statements of operations on an over the requisite service periods. Awards are subject to forfeiture until vesting conditions have been satisfied under the terms of the award. Determining the fair value of stock options awards requires judgement. The Company’s use of the Black-Scholes option pricing model requires the input of subjective assumptions.

Interest and Debt Expense, net

For the three months ended September 30, 2023 compared to the three months ended September 30, 2022 interest and debt expense, net increased to $452,009 from $45,865 an increase of $406,144. The increase was primarily related to the issuance of the 2023B Convertible Notes Payable, partially offset by the conversion of the convertible notes payable to common shares.

Provision for Income Taxes

NYIAX, Inc. is taxed as a “C” Corporation subject to federal, state and local income taxes.

The provision for income taxes consists primarily of federal and state income taxes. Actual results may also differ from our estimates based on changes in economic conditions. Such changes could have a substantial impact on the income tax provision. We re-evaluate the judgments surrounding our estimates and make adjustments, as appropriate, each reporting period.

Our effective tax rate differs from the U.S. federal statutory income tax rate due to state taxes, utilizations of any net operating losses, potential technology and development tax credits, non-deductible share-based compensation, and other differences.

For the three months ended September 30, 2023 and the three months ended September 30, 2022, NYIAX did not have any income for tax purposes and therefore, no current tax liability or expense has been recorded in these financial statements.

At December 31, 2022, the Company has available Federal net operating loss carryforwards (“NOLs”), of approximately $23.9 million to reduce future taxable income which do not expire but are limited to 80% of taxable income and approximately $23.9 million in multiple states the earliest expiring in 2040.

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted EBITDA, a non-GAAP financial measure (the “Non-GAAP Measure”), provides investors with additional useful information in evaluating our performance.

We calculate Adjusted EBITDA as net loss, adjusted to exclude: (1) interest expense and debt expense, net, (2) depreciation and amortization, (3) share-based compensation expense, and (4) other one-time items.

The Non-GAAP Measures are financial measures that are not required by, or presented in accordance with GAAP. We believe that the Non-GAAP Measures, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of the Non-GAAP Measures are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

The Non-GAAP Measures are presented for supplemental informational purposes only, have limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of the Non-GAAP Measures include that (1) the measures do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA do not reflect these capital expenditures, (3) Adjusted EBITDA do not consider the impact of share-based compensation expense, which is an ongoing expense for our company and (4) Adjusted EBITDA do not reflect other non-operating expenses, including interest and debt expense. In addition, our use of the Non-GAAP Measures may not be comparable to similarly titled measures of other companies because they may not calculate the Non-GAAP Measures in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider the Non-GAAP Measures alongside other financial measures, including our net income (loss) and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net loss for the three-month period ended September 30, 2023 and 2022, the most directly comparable financial measure stated in accordance with GAAP:

	For the Three-Month Period Ended
	September 30, 2023	September 30, 2022
Net Loss	$(2,145,972)	$(2,132,346)
Reconciliation of Adjusted EBITDA Loss to Net Loss:	—	—
Depreciation and amortization	297,825	—
Share-based compensation	136,134	355,268
Forgiveness of stockholders of payables		(510,000)
Forfeiture of founders’ deferred compensation	(367,803)
Deferred offering cost write-off	177,481
Interest expense	$452,009	$45,865
Total Adjustments of EBITDA Loss to Net Loss	$695,646	$(108,867)
Adjusted EBITDA	$(1,450,326)	$(2,241,213)

Reconciling of Adjusted EBITDA Loss to Net Loss for the three-month period ended September 30, 2023 included (i) depreciation and amortization of $297,825, primarily depreciation and amortization of the acquired intellectual property portfolio, (ii) share-based compensation of $136,134, (iii) forfeiture of deferred compensation of $367,803, (iv) deferred offering cost write-off of $177,481, and (v) interest expense of $452,009.

Reconciling of Adjusted EBITDA Loss to Net Loss for the three-month period ended September 30, 2022 included (i) share-based compensation of $355,268, (ii) a contra expense for the forgiveness of stockholders of payables of $510,000, and (iii) interest expense of $45,865.

Adjusted EBITDA

For the three months ended September 30, 2023, compared to the three months ended September 30, 2022, the adjusted EBITDA loss decreased to $1,450,326 from $2,241,213, or $790,887. The decrease in adjusted EBITDA loss was attributed to (i) a decrease in sales and marketing staff with related expenses, and (ii) administrative costs related to the Company going public, such as an annual audit.

Reconciling of Adjusted EBITDA Loss to Net Loss for the three month period ended September 30, 2022 included (i) share-based compensation of $355,268, (ii) a contra expense for the forgiveness of stockholders of payables of $510,000 and (iii) interest expense of $45,865.

Adjusted EBITDA

For the three months ended September 30, 2023, compared to the three months ended September 30, 2022, the adjusted EBITDA loss decreased to $$1,627,807 from $2,241,213, or $613,406. The decrease in adjusted EBITDA loss was attributed to (i) a decrease in sales and marketing staff with related expenses, (ii) administrative costs related to the Company going public, such as an annual audit.

Results of Operations For Nine Months Ended September 30, 2023 and 2022

NYIAX, Inc.
Condensed Statements of Operations
(unaudited)

	For the Nine-Month Period Ended
	September 30, 2023	September 30, 2022
Revenue, net	$324,835	$949,475
Cost of Sales	550,084	886,290
Gross Margin	$(225,249)	$63,185
Operating expenses
Technology and development	$986,669	$1,254,219
Selling, general and administrative	4,356,987	5,990,212
Deferred Costs Write off	1,026,012	—
Forfeiture of founders’ deferred compensation	(367,803)	—
Depreciation and amortization	298,635	1,770
Total operating expenses	$6,300,500	7,246,201
Loss from operations	$(6,525,749)	(7,183,016)
Other (income) expenses
Interest and debt expense	899,489	1,217,595
Total other (income) expenses	899,489	1,217,595
Loss before provision for income taxes	$(7,425,238)	$(8,400,611)
Net loss	$(7,425,238)	$(8,400,611)

Net Revenue

For the nine months ended September 30, 2023, compared to the nine months ended September 30, 2022, net revenue decreased to $324,835 from $949,475, or $624,640. The decrease in revenue is related primarily to a decreased in the number of new business development headcount pursuing business. Revenue is dependent upon the cumulative effort of business development employees driving revenue relationships to the Company. The Company does not currently have a book of repeatable business and as such revenue is substantially dependent upon business development headcount driving relationships and new transactions.

For the nine months ended September 30, 2023, the Company was compensated for the completion of 488 Media Contracts with average compensation of $666 per Media Contract. For the nine months ended September 30, 2022, the Company was compensated for the completion of 800 Media Contracts with average compensation of $1,187 per Media Contract. The decrease in the average compensation relates to the Company executing more contracts at a lower commission rates and lower total contract value. Publishers compensate the Company at variable rates; lower commission rates resulted from a mix of publisher with lower negotiated rates. The total contract values decreased from lack of activation of several contracts with certain publisher.

Obtaining new Media Contracts is dependent on several factors, including on our new business development (sales and representatives) team, which headcount has decreased from eleven at December 31, 2021 to three at September 30, 2023. The following table compares the business development headcount at quarter-end and the Company’s quarterly revenue.

	Quarterly Revenue	Business Development Headcount at Quarter-End
March 31, 2021	—	1
September 30, 2021	$30,084	6
September 30, 2021	81,768	9
December 31, 2021	482,047	11
March 31, 2022	485,065	13
September 30, 2022	339,423	7
September 30, 2022	124,987	3
December 31, 2022	374,830	3
March 31, 2023	138,037	3
June 30, 2023	88,977	3
September 30, 2023	97,820	3

Technology and Development

For the nine months ended September 30, 2023, compared to the nine months ended September 30, 2022, technology and Development decreased to $986,669 from $1,254,219, or $267,550. The Company’s technology and development decreased due to expense reductions at the Company, including limited staffing reductions and reduced support from outside vendors.

Technology and development consist of (i) Product development expenses related to the frontend client user interface and backend systems, ongoing maintenance and operation of the platform, integrations with clients and partners applications, including not limited to product and technology team members and outside services. Except to the extent that such costs are associated with software development that qualify for capitalization, which are then recorded as capitalized software development costs; and (ii) Infrastructure costs such as AWS (Amazon Web Services) or other cloud hosting solutions, Software development tools used for the creation and ongoing management and maintenance of the NYIAX platform and service.

Selling General and Administrative

For the nine months ended September 30, 2023, compared to the nine months ended September 30, 2022, selling general and administrative decreased to $4,356,987 from $5,990,212, or $1,633,225, primarily resulting from a marked decrease in share-based compensation of approximately $1,256,541.

Selling general and administrative consists primarily of personnel costs, including salaries, bonuses, employee benefits costs and the Company’s sales and marketing personnel. Sales and marketing expense also includes costs for market development programs, promotional and other marketing activities, and costs associated with the Company’s executive, finance, legal, human resources, compliance, and other administrative personnel, as well as accounting and legal professional services fees, and rent.

Forfeiture of Founders’ Deferred Compensation

During September 2023, in connection with the closing of the Company’s initial public offering, certain NYIAX founders and stockholders, agreed to forfeit $367,803 of deferred compensation amounts owed by NYIAX. The deferred compensation arose from a salary deferral program where each founder agreed to defer a portion of their contractual salary or contractor fees. This forfeiture represents a permanent waiver of rights to this deferred compensation.

This event was recorded as a contra-expense to selling, general and administrative expenses and a debit to accrued compensation.

Deferred Offering Cost Write-off

The Company’s policy is to defer the recognition of deferred offering costs pursuant to the Codification of Staff Accounting Bulletins, Topic 5: Miscellaneous Accounting A. Expenses of Offering. Such deferred offering costs would be recorded as an offset to proceeds upon the consummation of the offering. Deferred offering costs would be charged to expense when and if it is determined that the offering will not be consummated.

For the three-month period ended September 30, 2023, the Company recorded $177,481 of deferred offering costs, which were written off during the three-month period ended September 30, 2023 as a result of Spartan Capital Securities, LLC’s decision not to continue as lead underwriter on October 6, 2023.

Depreciation and Amortization

For the nine months ended September 30, 2023, depreciation and amortization increased to 298,635 from $1,770 for the nine months ended September 30, 2022.

The depreciation and amortization resulted primarily from the amortization of the purchase of the intellectual property portfolio of patents, the (“Portfolio”). On July 8, 2023, Company completed the purchase of a portfolio of patents and trade secrets (the “Portfolio”) from Network Foundation Technologies, LLC (“NIFTY”). The Company issued 2,000,000 shares of its common stock to NIFTY as consideration for the Portfolio. A purchase price of approximately $4 million was recorded as of July 8, 2023 for the Portfolio.

The Company has concluded that the purchase of this intellectual property portfolio is an acquisition of an asset group in accordance with ASC 805-10-55 and the Company utilized a $2.00 share valuation as it was consistent with the Company’s latest convertible notes offering, the 2023B Convertible Notes Offering.

Amortization capitalized software costs of approximately $147,000 for the nine months ended September 30, 2023 and 2022 was classified as cost of sales.

Share-Based Compensation

For the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022 share-based compensation decreased to $443,868 from $1,737,990, or $1,294,118 due to fully vested awards for board members, executive management and other new awards awarded in the nine months ended September 30 2022, partially offset by the completion of amortizing previous awards.

For the nine-month periods ended September 30, 2023 and September 30,2022, the Company classified the share-based compensation expenses on the statement of operation as follows:

	Nine Months Ended
	September 30, 2023	September 30, 2022
Shared-Based Compensation
Cost of Sales	$17,455	$48,842
Technology and development	40,158	46,348
Sales, general and administrative	386,255	1,642,800
	$443,868	$1,737,990

The share-based compensation expense related to stock options and restricted stock awards which are referred to collectively as options and awards granted under the Company’s employee option plans, is measured and recognized in the financial statements based on the fair value of the awards granted. The fair value of each option award is estimated on the grant date using the Black-Scholes option-pricing model. The Company uses the Black-Scholes model to calculate the fair value for all options granted, based on the inputs relevant on the date granted, such as the fair value of our shares, prevailing risk-free interest rate, risk-free interest rate, expected term at issuance, volatility, and dividend rate, etc. The value of the portion of the award is ultimately expected to vest is recognized as expense in the statements of operations on an over the requisite service periods. Awards are subject to forfeiture until vesting conditions have been satisfied under the terms of the award. Determining the fair value of stock options awards requires judgement. The Company’s use of the Black-Scholes option pricing model requires the input of subjective assumptions.

Interest and Debt Expense, net

For the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022 interest and debt expense, net decreased to $899,489 from $1,217,595, a decrease of $318,106. The decrease was primarily related to the conversion of several convertible notes payable to common shares, partially offset by the 2023B convertible note issuance.

Provision for Income Taxes

NYIAX, Inc. is taxed as a “C” Corporation subject to federal, state and local income taxes.

The provision for income taxes consists primarily of federal and state income taxes. Actual results may also differ from our estimates based on changes in economic conditions. Such changes could have a substantial impact on the income tax provision. We re-evaluate the judgments surrounding our estimates and make adjustments, as appropriate, each reporting period.

Our effective tax rate differs from the U.S. federal statutory income tax rate due to state taxes, utilizations of any net operating losses, potential technology and development tax credits, non-deductible share-based compensation, and other differences.

For the nine months ended September 30, 2023 and the nine months ended September 30, 2022, NYIAX did not have any income for tax purposes and therefore, no current tax liability or expense has been recorded in these financial statements.

At December 31, 2022, the Company has available Federal net operating loss carryforwards (“NOLs”), of approximately $23.9 million to reduce future taxable income which do not expire but are limited to 80% of taxable income and approximately $23.9 million in multiple states the earliest expiring in 2040

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted EBITDA, a non-GAAP financial measure (the “Non-GAAP Measure”), provides investors with additional useful information in evaluating our performance.

We calculate Adjusted EBITDA as net loss, adjusted to exclude: (1) interest expense and debt expense, net, (2) depreciation and amortization, (3) share-based compensation expense, and (4) other one-time items.

The Non-GAAP Measures are financial measures that are not required by, or presented in accordance with GAAP. We believe that the Non-GAAP Measures, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of the Non-GAAP Measures are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

The Non-GAAP Measures are presented for supplemental informational purposes only, have limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of the Non-GAAP Measures include that (1) the measures do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA do not reflect these capital expenditures, (3) Adjusted EBITDA do not consider the impact of share-based compensation expense, which is an ongoing expense for our company and (4) Adjusted EBITDA do not reflect other non-operating expenses, including interest and debt expense. In addition, our use of the Non-GAAP Measures may not be comparable to similarly titled measures of other companies because they may not calculate the Non-GAAP Measures in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider the Non-GAAP Measures alongside other financial measures, including our net income (loss) and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP:

	For the Nine-Month Period Ended
	September 30, 2023	September 30, 2022
Net Loss	$(7,425,238)	$(8,400,611)
Reconciliation of Adjusted EBITDA Loss to Net Loss:
Depreciation and amortization	446,072	149,675
Share-based compensation	443,868	1,737,990
Forgiveness of stockholders of payables	—	(510,000)
Forfeiture of founders’ deferred compensation	(367,803)
Deferred offering cost write-off	1,026,012
Interest expense	899,489	1,217,595
Total Adjustments of EBITDA Loss to Net Loss	$2,447,638	$2,595,260
Adjusted EBITDA Loss	$(4,977,600)	$(5,805,351)

Reconciling of Adjusted EBITDA Loss to Net Loss for the nine months period ended September 30, 2023, included (i) depreciation and amortization of $446,072, primarily depreciation and amortization of the acquired intellectual property portfolio, (ii) share-based compensation of $443,868, (iii) forfeiture of deferred compensation of $367,803, (iv) deferred offering cost write-off of $1,026,012, and (v) interest expense of $899,489. Reconciling of Adjusted EBITDA Loss to Net Loss for the nine months period ended September 30, 2022, included (i) depreciation and amortization of $149,675, (ii) share-based compensation of $1,737,990, (iii) a contra expense for the forgiveness of stockholders of payables of $510,000 and (iv) interest expense of $1,217,595.

Adjusted EBITDA

For the nine months ended September 30, 2023, compared to the nine months ended September 30, 2022, the adjusted EBITDA loss decreased to $5,155,081from $5,805,351, or $650,270. The decrease in adjusted EBITDA loss was attributed to a decrease in sales and marketing staff with related expenses and technology costs and lower administrative costs related to the Company going public, such as an annual audit.

Cash Flows, Liquidity and Capital Resources

The Company believes it does not have sufficient cash to meet working capital and capital requirements for at least twelve months from the issuance of these financial statements.

Historically, the Company’s liquidity needs have been met by the sale of common shares, the issuance of common shares through the exercise of warrants, and issuance of convertible note payable. Without a new loan or other equity support, the Company would not be able to support the current operating plans through twelve months from the issuance of these financial statements. No assurance can be given at this time, however, as to whether we will be able to raise new equity or loan support.

For the nine months ended September 30, 2023, the Company’s operations lost approximately $7.4 million. The Company generated negative cash flows from operations of approximately $2.8 million for the nine months ended September 30, 2023, of which approximately $2.4 million were non-cash expenses including approximately $849,000 related to the write-off of deferred offering costs included in net cash used in financing activities.

As of September 30, 2023, NYIAX had total current assets of approximately $280,000 of which approximately $169,000 was cash and total current liabilities of approximately $7.2 million of which approximately $2.1 million was convertible notes payable and accrued payment in kind interest payable in the Company’s common shares.

For the nine months ended September 30, 2023, and the nine months ended September 30, 2022, net cash used in operating activities was $2,793,551 and $4,753,434, respectively.

For the nine months ended September 30, 2023, the net cash used was principally on account of the net loss of $7,425,238 less share-based compensation of $443,868, deferred offering cost write-off of $1,026,012, debt discount amortization $713,681, accrued P-I-K interest $185,838, depreciation and amortization of $446,072, bad debt expense of $106,959, partially offset by founders forfeiture of deferred compensation of $367,803, decreases in accounts receivable of $1,760,827 and prepaid expenses of $85,997, and an increase in accounts payable and accrued expenses of $238,244.

For the nine months ended September 30, 2022, the net cash used was principally on account of the net loss of $8,400,611 less share-based compensation of $1,737,990, debt discount amortization of $900,979. Accrued PIK Interest of $316,765, decrease in accounts receivable of $1,549,366, partially offset by decrease in accounts payable of $342,088 and increase in prepaid expenses of $165,286.

Net cash provided by financing activities for the nine months ended September 30, 2023 and the nine months ended September 30, 2022, were $2,170,000 and $2,201,847, respectively. For the nine months ended September 30, 2023, the net cash provided by financing activities was from sales of convertible notes payable of $2,170,000. For the nine months ended September 30, 2022, the net cash provided by financing activities was from the proceeds from sales of convertible notes payable of $1,237,400, exercise of stock warrants in the amount of $1,285,832 and partially offset by deferred offering costs of $321,385.

Future capital requirements will depend on many factors, including the Company’s rate of revenue growth and its level of expenditures. Additionally, the Company is planning an initial public offering of its common stock. To the extent that the offering is not successful, or that existing capital resources, revenue growth and cash flow from operations are not sufficient to fund future activities, the Company may need to raise additional funds through equity or debt financing or curtail expenses. On October 20, 2023, NYIAX filed a form S-1 with plans to issue 1.875,000 shares of its common stock at a price of $4.00 per share. No assurances can be provided that any additional funding or alternative financing will be available at terms acceptable to the Company, if at all.

Management must evaluate whether there are conditions or events considered in the aggregate that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Based upon the factors as discussed above, substantial doubt exists regarding the Company’s ability to continue as a going concern through twelve months from the issuance date of these the financial statements. Management has taken certain steps, and is prepared to take additional steps as deemed necessary to reduce its cash burn by curtailing certain aspects of its existing operations or limiting its expansion activities. The financial statements for the period ended September 30, 2023, do not include any adjustments relating to the recoverability or classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

The Company is also subject to certain business risks, including dependence on key employees, competition, market acceptance of the Company’s platform, ability to source demand from buyers of advertising inventory and dependence on growth to achieve its business plan.

During the nine-month period ended September 30, 2023, the Company sold convertible notes payable:

2023A Convertible Note Payable

On January 10, 2023, the Company commenced a Convertible Notes Offering (“2023A Convertible Note Payable”) pursuant to which it offered up to $500,000 of convertible notes. A total of approximately $200,000 of the 2023A Convertible Notes have been sold.

Under the terms of the 2023A Convertible Notes offered in the convertible notes:

•        The notes convert at two dollars ($2.00) per share concurrently when shares of common stock are sold to the public in the Financing Event, or in the event the Financing Event is not completed within eighteen (18) months from the date of the individually issued notes, the Conversion Price shall be the reduced price of two dollars ($2.00) per share and the conversion amount shall automatically be converted into common stock of the Company at $2.00 per share on the Maturity Date.

•        The outstanding principal balance of the 2023A Convertible Notes and all accrued interest automatically converted into common stock of the Company on February 7, 2023, immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective.

•        The annual rate of return is twelve percent (12.0%) per annum, which shall be paid as a Payment-in-Kind in the Company’s common stock valued at two dollars ($2.00) per share.

•        Warrants (the “Warrants”) were issued at a rate of one (1) Warrant for every ten dollars ($10) principal amount of notes purchased. Each Warrant shall be exercisable for a period of five (5) years at a price of $5.50 per share. See Subsequent Events footnote for more details relating to the 2023A Convertible Note Payable.

$200,000 of 2023A Convertible Note Payable were sold.

2023B Convertible Note Payable

On April 3, 2023, the Company commenced a Convertible Notes Offering (“2023B Convertible Note Payable”) pursuant to which it will offer up to $2,000,000 of convertible notes.

Under the amended terms of the 2023B Convertible Notes offered in the convertible notes:

•        For approximately 86% of the outstanding principal and interest of the 2023B Convertible Note Payable, the conversion price is four dollars ($4.00) per share and in the event that the Company has not received an effective order from the SEC on its registration statement by February 14, 2024, the outstanding principal of the 2023B Convertible Note Payable shall automatically be converted into common stock of the Company at $2.00 per share. For approximately 14% of the outstanding principal and interest of the 2023B Convertible Note Payable the conversion price is two dollars ($2.00) per share.

•        The annual rate of return is twelve percent (12.0%) per annum, which shall be paid as a Payment-in-Kind in the Company’s common stock valued at two dollars ($2.00) per share.

•        Warrants (the “Warrants”) were issued at a rate of one half warrant issued for every $10 of Notes purchased with an exercise price of four dollars ($4.00). and one half warrant issued for every $10 of Notes purchased with an exercise price of two dollars ($2.00). Each Warrant shall be exercisable for a period of five (5) year.

$1,970,000 of 2023B Convertible Note Payable were sold.

Convertible Notes payable — stockholder, founder / related party

On September 25, Mark Grinbaum, a founder, shareholder, and service provider, agreed to loan the Company $100,000, with interest accruing at the annual rate of 4%, due in 60 days, or upon trading of the Company’s common stock on the NASDAQ Exchange, whichever is sooner. On October 26, 2023, the Company and Mark Grinbaum further agreed that upon trading of the Company’s common stock on the NASDAQ Exchange, the convertible notes payable to Mark Grinbaum and related interest convert to NYIAX common shares at $4.00 per share. The loan was not recorded as of September 30, 2023 as it the funds were received subsequently on October 2, 2023. The short-term loan will provide additional short-term funding for operations during completion of the public offering process.

On October 26, 2023, Carolina Abenante, a founder, shareholder, officer and director, agreed to loan the Company $100,000, with interest accruing at the annual rate of 4%, due in 60 days, or upon trading of the Company’s common stock on the NASDAQ Exchange, whichever is sooner. Upon trading of the Company’s common stock on the NASDAQ Exchange, the convertible notes payable to Carolina Abenante and related interest convert to NYIAX common shares at $4.00 per share. The funds have been received. The short-term loan will provide additional short-term funding for operations during completion of the public offering process.

Results of Operations For Years Ended and December 31, 2022 and 2021

The following table presents the Company’s comparable financial results between 2022 and 2021:

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Revenue, net	$1,324,305	$593,899
Cost of sales	1,182,303	806,846
Gross margin (deficit)	$142,002	$(212,947)
Operating expenses
Technology and development	$1,822,228	$1,388,188
Selling, general and administrative	7,869,144	9,834,427
Depreciation and amortization	1,647	6,707
Total operating expenses	$9,693,019	$11,229,322
Loss from operations	(9,551,017)	(11,442,269)
Other (income) expenses
Interest and debt expense	$1,563,162	$2,419,121
Other (income) expenses	—	(362,764)
Total other (income) expenses	$1,563,162	$2,056,357
Loss before provision for income taxes	$(11,114,179)	$(13,498,626)
Net loss	$(11,114,179)	$(13,498,626)
Net loss per share – basic and diluted	$(0.96)	$(1.43)
Weighted average number of common shares outstanding – basic and diluted	11,577,808	9,431,718

Net Revenue

Net revenue increased to $1,324,305 from $593,899, or $730,406 (123%), from 2021 to 2022, due to increased activity resulting from an active sales and marketing program. Revenue is dependent upon the cumulative effort of business development employees driving revenue relationships to the Company. The Company does not currently have a book of repeatable business and as such revenue is substantially dependent upon business development headcount driving relationships and new transactions.

For the year ended December 31, 2022, the Company was compensated for the completion of 1,116 Media Contracts with average compensation of $1,187 per Media Contract. For the year ended December 31, 2021, the Company was compensated for the completion of 280 Media Contracts with average compensation of $2,121 per Media Contract.

The following chart illustrates Media Contracts completed in each of the following quarters of 2022 and 2021 with related quarterly revenue and revenue per contract:

	Media Contracts Completed	Quarterly Revenue	Revenue/Media Contract
Quarter Ending March 31, 2021	—	—	na
Quarter Ending June 30, 2021	20	$30,084	1,504
Quarter Ending September 30, 2021	83	81,768	985
Quarter Ending December 31, 2021	177	482,047	2,723
Year Ending December 31, 2021	280

Quarter Ending March 31, 2022	134	$485,065	3,620
Quarter Ending June 30, 2022	249	339,423	1,363
Quarter Ending September 30, 2022	417	124,987	300
Quarter Ending December 31, 2022	316	374,830	1,186
Year Ending December 31, 2022	1,116

Obtaining new Media Contracts is dependent on several factors, including on our new business development (sales and representatives) team, which headcount has decreased from eleven at December 31, 2021 to three at March 31, 2023. The following table compares the business development headcount at quarter-end and the Company’s quarterly revenue.

	Quarterly Revenue	Business Development Headcount at Quarter-End
March 31, 2021	—	1
June 30, 2021	$30,084	6
September 30, 2021	81,768	9
December 31, 2021	482,047	11
March 31, 2022	485,065	13
June 30, 2022	339,423	7
September 30, 2022	124,987	3
December 31, 2022	374,830	3

See “Risk Factors — Our revenue can vary greatly from period to period and it is dependent on several factors, including our business development team. Our net revenue decreased sequentially quarter on quarter in 2022.”

Technology and Development

Technology and Development increased to $1,822,228 from $1,388,188 or $434,040 (31%), from 2021 to 2022. The Company’s technology and development increased due to additional functionality developed for our platform.

Technology and development consist of (i) Product development expenses related to the frontend client user interface and backend systems, ongoing maintenance and operation of the platform, integrations with clients and partners applications, including not limited to product and technology team members and outside services. Except to the extent that such costs are associated with software development that qualify for capitalization, which are then recorded as capitalized software development costs; and (ii) Infrastructure costs such as AWS (Amazon Web Services) or other cloud hosting solutions, Software development tools used for the creation and ongoing management and maintenance of the NYIAX platform and service.

Selling General and Administrative

Selling general and administrative decreased to $7,869,144 from $9,834,427, or $1,965,283 (20%), from 2021 to 2022 primarily resulting from a marked decrease in sales and marketing staff with related expenses and administrative costs related to the Company going public, such as an annual audit. Sales and marketing staff increased from one (year end 2020) to eleven (year end 2021).

Selling general and administrative consists primarily of personnel costs, including salaries, bonuses, employee benefits costs and the Company’s sales and marketing personnel. Sales and marketing expense also includes costs for market development programs, promotional and other marketing activities, and costs associated with the Company’s executive, finance, legal, human resources, compliance, and other administrative personnel, as well as accounting and legal professional services fees, and rent.

Depreciation and Amortization

For the year ended December 31, 2022, compared to the year ended December 31, 2021, depreciation and amortization decreased by approximately $5,000 as property, plant and equipment is fully depreciated.

Amortization capitalized software costs of approximately $197,000 for the years ended December 31, 2022 and 2021 were classified as cost of sales.

Share-Based Compensation

For the year ended December 31, 2022 compared to the year ended December, 31, 2021 share-based compensation decreased to $2,301,706 from $3,887,852, or 1,586,117.

The share-based compensation expense related to stock options and restricted stock awards which are referred to collectively as options and awards granted under the Company’s employee option plans, is measured and recognized in the financial statements based on the fair value of the awards granted. The fair value of each option award is estimated on the grant date using the Black-Scholes option-pricing model. The Company uses the Black-Scholes model to calculate the fair value for all options granted, based on the inputs relevant on the date granted, such as the fair value of our shares, prevailing risk-free interest rate, risk-free interest rate, expected term at issuance, volatility, and dividend rate, etc. The value of the portion of the award is ultimately expected to vest is recognized as expense in the statements of operations on an over the requisite service periods. Awards are subject to forfeiture until vesting conditions have been satisfied under the terms of the award. Determining the fair value of stock options awards requires judgement. The Company’s use of the Black-Scholes option pricing model requires the input of subjective assumptions.

For the years ended December 31, 2022 and December 31, 2021, the Company reported the share-based compensation expenses on the statement of operation as follows:

Share-based compensation	December 31, 2022	Restated December 31, 2021
Cost of Sales	$62,099	$7,940
Technology & development	59,734	19,226
Sales, general and administrative	2,179,902	3,860,686
	$2,301,735	$3,887,852

PPP loan forgiveness

On May 20, 2021, the U.S. Small Business Administration forgave NYIAX’s Paycheck Protection Loan as authorized by the CARES Act.

In 2021, Company recognized a $361,605 gain upon debt extinguishment from gaining forgiveness for the Company’s Paycheck Protection Loan.

Interest and Debt Expense, net

Interest and debt expense, net — For the year ended December 31, 2022 compared to the year ended December 31, 2021, interest and debt expense, net decreased to $1,563,162 from $2,419,121, a net decrease of $855,959. The decrease is primarily interest expense related to the convertible notes payable issued in 2021 and converted to common shares in 2022.

Provision for Income Taxes

NYIAX, Inc. is taxed as a “C” Corporation subject to federal, state and local income taxes.

The Company records income tax expense in accordance with ASC — 740 Income Taxes, as amended mandating how uncertain tax positions should be recognized, measured, presented, and disclosed in the financial statements. The standards require the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained upon examination by the applicable tax authority, based on the technical merits of the tax position, and then recognizing the tax benefit that is more-likely-than-not to be realized. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense in the current reporting period. The Company has analyzed its tax positions and has concluded that as of December 31, 2022 and 2021, no uncertain positions are taken or are expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements.

The Company’s policy is to record interest expense and penalties pertaining to income taxes in operating expenses. For the years ended December 31, 2022 and 2021, there were no interest and penalties expenses recorded and no accrued interest and penalties.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including net operating loss carryforwards (“NOL’s”), and liabilities, are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. Realization of the deferred income tax asset is dependent on generating sufficient taxable income in future years. The amount of the deferred income tax asset considered realizable, if any, could be reduced in the near term if estimates of future taxable income are reduced.

At December 31, 2022, the Company has available Federal net operating loss carryforwards (“NOLs”), of approximately $23.9 million to reduce future taxable income which do not expire but are limited to 80% of taxable income and approximately $23.9 million in multiple states the earliest expiring in 2040.

Cash Flows

Net cash (used) in operating activities was $(5,284,498) and $(6,484,287) for each of the years ended December 31, 2022 and 2021, respectively.

For the year ended December 31, 2022, the net cash used was principally on account of the net loss of $(11,114,179) less debt discount amortization of $1,187,656, share-based compensation of $2,301,735, an increase in accounts receivable of $1,121,030, and an increase in accounts payable of $715,178.

For the year ended December 31, 2021, the net cash used in operating activities were principally on account of the net loss of $13,498,626 less debt discount amortization of $1,499,596, share-based compensation of $3,887,852, increase in accounts receivable of $2,592,005, partially offset by increase in accounts payable of $4,094,180.

Net cash provided by financing activities was $3,201,678 and $8,679,838 for each of the years ended December 31, 2022 and 2021, respectively.

For the year ended December 31, 2022, the net cash provided was principally from the proceeds of convertible notes payable, net of discount of $2,364,400, issuance of common stock pursuant to exercise of warrants of $1,285,833, and partially offset by deferred offering costs of the IPO of $468,531 and by non-cash forgiveness of $510,000 of forgiveness by stockholders of payables to stockholder founders.

For the year ended December 31, 2021, the net cash provided was principally from the proceeds from the issuance of a convertible note in the amount of $6,863,642, exercise of stock warrants of $2,094,148, and partially offset by deferred offering costs of the IPO of $380,000.

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted EBITDA, a non-GAAP financial measure (the “Non-GAAP Measure”), provides investors with additional useful information in evaluating our performance.

We calculate Adjusted EBITDA as net loss, adjusted to exclude: (1) interest expense and debt expense, net, (2) depreciation and amortization, (3) share-based compensation expense, and (4) other one-time items.

The Non-GAAP Measures are financial measures that are not required by or presented in accordance with GAAP. We believe that the Non-GAAP Measures, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of the Non-GAAP Measures are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

The Non-GAAP Measures are presented for supplemental informational purposes only, have limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of the Non-GAAP Measures include that (1) the measures do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA do not reflect these capital expenditures, (3) Adjusted EBITDA do not consider the impact of share-based compensation expense, which is an ongoing expense for our company and (4) Adjusted EBITDA do not reflect other non-operating expenses, including interest and debt expense. In addition, our use of the Non-GAAP Measures may not be comparable to similarly titled measures of other companies because they may not calculate the Non-GAAP Measures in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider the Non-GAAP Measures alongside other financial measures, including our net income (loss) and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP:

	For the Year Ended December 31, 2022	For the Year Ended December, 31 2021
Net Loss	$(11,114,179)	$(13,498,626)
Reconciliation of Adjusted EBITDA Loss to Net Loss:
Depreciation and amortization	(199,225)	(203,286)
Gain on Debt Modification	208,811
Share-based compensation	(2,301,736)	(3,887,852)
Interest expense	(1,563,162)	(2,419,121)
Total Adjustments of EBITDA Loss to Net Loss	$(3,855,312)	$(6,510,259)
Adjusted EBITDA	$(7,258,867)	$(6,988,367)

Adjusted EBITDA

For the year ended December 31, 2022, compared to the year ended December 31, 2021, the adjusted EBITDA loss increased to $7,258,867 from $6,988,367 or $270,500, or basically flat.

Although adjusted EBITDA was basically flat during the two periods (a) in 2022 the Company reduced its sales team after increasing the sales team in 2021, (b) increasing various general and administrative costs related to the IPO in 2021 which were consistent in 2022 and (c) an increase in technology and development in 2022 over 2021 as the Company improved the functionality developed for the NYIAX platform.

Going Concern, Liquidity and Capital Resources

The Company believes it does not have sufficient cash to meet working capital and capital requirements for at least twelve months from the issuance of these financial statements.

Historically, the Company’s liquidity needs have been met by the sale of common shares, the issuance of common shares through the exercise of warrants, and issuance of convertible note payable. Without a new loan or other equity support, the Company would not be able to support the current operating plans through twelve months from the issuance of these financial statements. No assurance can be given at this time, however, as to whether we will be able to raise new equity or loan support.

The Company generated negative cash flows from operations of approximately $5.8 million for the twelve months ended December 31, 2022. Historically, the Company’s liquidity needs have been met by the sale of common shares, the issuance of common shares through the exercise of warrants, and sale of convertible notes payable.

For the twelve months ended December, 31 2022, the Company’s operations lost approximately $11.1 million of which approximately $3.6 million were non-cash expenses.

As of December 31, 2022, NYIAX had total current assets of approximately $2.9 million, of which approximately $792,000 was cash and total current liabilities of approximately $7.4 million including approximately $2.4 million of convertible notes payable and accrued payment-in-kind interest. The convertible note was paid as a payment-in-kind in the Company’s common stock at the maturity date of the Note.

As of September 30, 2023, NYIAX had total current assets of approximately $280,000, of which approximately $169,000 was cash and total current liabilities of approximately $7.2 million, of which approximately $1.6 million were convertible notes payable and accrued interest all payable in the Company’s common stock.

Due to these factors, substantial doubt exists regarding the Company’s ability to continue as a going concern through twelve months from the issuance date of these the financial statements. Management has taken the steps to reduces the losses significantly by curtailing certain aspects of its operations or expansion activities. The financial statements for the period ended September 30, 2023, do not include any adjustment relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

During the 2023, the Company sold convertible notes from two convertible notes offerings.

2023A Convertible Note Payable

On January 10, 2023, the Company commenced a Convertible Notes Offering (“2023A Convertible Note Payable”) pursuant to which it offered up to $500,000 of convertible notes. A total of approximately $200,000 of the 2023A Convertible Notes have been sold. The 2023A Convertible Notes convert at two dollars ($2.00) per share concurrently when shares of common stock are sold to the public in the Financing Event, or in the event the Financing Event is not completed within eighteen (18) months from the date of the individually issued notes, the Conversion Price shall be the reduced price of two dollars ($2.00) per share and the conversion amount shall automatically be converted into common stock of the Company at $2.00 per share on the Maturity Date. The annual rate of return was twelve percent (12.0%) per annum, which was paid as a Payment-in-Kind in the Company’s common stock valued at two dollars ($2.00) per share. Concurrently with the 2023A Convertible Notes, the Company issued warrants (the “Warrants”) at a rate of one (1) Warrant for every ten dollars ($10) principal amount of notes purchased. Each Warrant shall be exercisable for a period of five (5) years at a price of $5.50 per share. See Subsequent Events footnote for more details relating to the 2023A Convertible Note Payable.

The outstanding principal balance of the 2023A Convertible Notes and all accrued interest automatically converted into common stock of the Company on February 7, 2023, immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective.

$200,000 of 2023A Convertible Note Payable were sold.

2023B Convertible Note Payable

On April 3, 2023, the Company commenced a Convertible Notes Offering (“2023B Convertible Note Payable”) pursuant to which it will offer up to $2,000,000 of convertible notes.

For approximately 86% of the outstanding principal and interest of the 2023B Convertible Note Payable, the conversion price is four dollars ($4.00) per share and in the event that the Company has not received an effective order from the SEC on its registration statement by February 14, 2024, the outstanding principal of the 2023B Convertible Note Payable shall automatically be converted into common stock of the Company at $2.00 per share. For approximately 14% of the outstanding principal and interest of the 2023B Convertible Note Payable the conversion price is two dollars ($2.00) per share. The annual rate of return is twelve percent (12.0%) per annum, which shall be paid as a Payment-in-Kind in the Company’s common stock.

Concurrently with the issuance of the 2023B Convertible Notes Payable, the company issued warrants (the “Warrants”) The Warrants were issued at a rate of one half warrant issued for every $10 of notes purchased with an exercise price of four dollars ($4.00).and one half warrant issued for every $10 of notes purchased with an exercise price of two dollars ($2.00). Each Warrant shall be exercisable for a period of five (5) year.

$1,970,000 of 2023B Convertible Note Payable were sold as of June 28, 2023 and the note offering was closed on June 28, 2023.

Convertible Notes Payables to Shareholder-Founders

On September 25, Mark Grinbaum, a founder, shareholder, and service provider, agreed to loan the Company $100,000, with interest accruing at the annual rate of 4%, due in 60 days, or upon trading of the Company’s common stock on the NASDAQ Exchange, whichever is sooner. On October 26, 2023, the Company and Mark Grinbaum further agreed that upon trading of the Company’s common stock on the NASDAQ Exchange, the convertible notes payables to Mark Grinbaum and related interest convert to NYIAX common shares at $4.00 per share The loan was recorded as of September 30, 2023 as a note payable — stockholder. The funds were received on October 2, 2023. The short-term loan will provide additional short-term funding for operations during completion of the public offering process.

On October 26, 2023, Carolina Abenante, a founder, shareholder, officer and director, agreed to loan the Company $100,000, with interest accruing at the annual rate of 4%, due in 60 days, or upon trading of the Company’s common stock on the NASDAQ Exchange, whichever is sooner. Upon trading of the Company’s common stock on the NASDAQ Exchange, the convertible notes payables to Carolina Abenante and related interest convert to NYIAX common shares at $4.00 per share. As of the date herein, the funds have been received. The short-term loan will provide additional short-term funding for operations during completion of the public offering process.

Future capital requirements will depend on many factors, including the Company’s rate of revenue growth and its level of expenditures. Additionally, the Company is planning an initial public offering of its common stock. To the extent that the offering is not successful, or that existing capital resources, revenue growth and cash flow from operations are not sufficient to fund future activities, the Company may need to raise additional funds through equity or debt financing or curtail expenses. However, no assurances can be provided that additional funding or alternative financing will be available at terms acceptable to the Company, if at all.

Management must evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Due to these factors, substantial doubt exists regarding the Company’s ability to continue as a going concern through twelve months from the issuance date of these the financial statements. Management has taken the steps to reduces the losses significantly by curtailing certain aspects of its operations or expansion activities. The financial statements for the period ended December 31, 2022, do not include any adjustment relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

The Company is also subject to certain business risks, including dependence on key employees, competition, market acceptance of the Company’s platform, ability to source demand from buyers of advertising inventory and dependence on growth to achieve its business plan.

Past Offerings

August 2016 Offering

On August 24, 2016, we conducted a final closing of a private placement (the “August 2016 Offering”) of our Common Stock at a price of $3.30 per share to accredited investors. In the offering, we raised a total gross proceeds of $3,232,027 and sold a total of 979,402 shares of Common Stock. The shares were offered through WestPark Capital, Inc. (“WestPark Capital”) as our placement agent on a “best efforts” basis. Our former CEO, Robert E. Ainbinder, Jr., who was then not our CEO but a member of the board of directors, was employed as a registered representative with WestPark Capital at the time this offering was conducted.

We paid the placement agent a commission of 10% of the gross proceeds of the shares sold in the August 2016 Offering. We also issued the placement agent and its designees 165,953 shares of Common Stock, equal to 3% of the then outstanding Common Stock of the Company on a fully diluted basis.

Investors in the August 2016 Offering have a right of first refusal to purchase his or her pro rata share of the Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the August 2016 Offering, other than certain excluded securities including, but not limited to, securities issued to employees, officers, directors and advisors of the Company pursuant to stock option plans; securities issued for consideration other than cash pursuant to a merger, acquisition or business combination; and securities issued pursuant to stock split, stock dividend or recapitalization of the Company. The investor’s pro rata share is equal to the ratio of (a) the number of shares the investor is deemed to be a holder of immediately prior to the issuance of such Equity Securities to (b) the total number of shares of outstanding Common Stock (including all shares of Common Stock issued or issuable upon the exercise of any outstanding warrants, options or other convertible securities) immediately prior to the issuance of the Equity Securities of which the investor is deemed to be a holder immediately prior to the issuance of such Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, preferred stock or other equity security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, preferred stock or other equity security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, preferred stock or other equity security, or (iv) any such warrant or right.

In the event that the Company effects an offering of equity or equity linked securities of the Company in an amount of at least $1,000,000 at a pre-money valuation (on a primary basis without taking into account the exercise of any options or warrants) that is lower than the post-money valuation of the Company after completion of the August 2016 Offering (on a primary basis without taking into account the exercise of any options or warrants), each investor in the August 2016 Offering shall receive additional fully-paid and non-assessable shares of the Company’s Common Stock from the Company so that upon receipt of such additional shares, the average cost to each investor in the August 2016 Offering of its shares of the Company’s Common Stock shall be reduced to the same pre-money valuation as that being sold to investors in the later offering that triggers this anti-dilution protection.

July 2017 Offering

On July 31, 2017, NYIAX conducted a final closing of a private placement (the “July 2017 Offering”) of our Common Stock at a price of $4.60 per share to investors. In the offering, NYIAX raised total gross proceeds of $5,498,000, charged to additional paid in capital, and sold a total of 1,195,306 shares of Common Stock.

The Company paid placement agent commissions and other fees of $693,998, charged to additional paid in capital, and issued 154,720 warrants exercisable at $0.01. The placement agent exercised these warrants within the year. The warrants were valued using the Black-Scholes option pricing model at $710,320 with the following assumptions: Volatility 61.7%; Risk-Free interest rate of 1.84%; Expected Term: 4.6 years.

In the event that the Company effects an offering of equity or equity linked securities of the Company in an amount of at least $1,000,000 at a pre-money valuation (on a primary basis without taking into account the exercise of any options or warrants) that is lower than the post-money valuation of the Company after completion of July 2017 Offering (on a primary basis without taking into account the exercise of any options or warrants), each investor in the July 2017 Offering shall receive additional shares so that upon receipt of such additional shares, the average cost to each investor of the July 2017 Offering of its shares of the Company’s Common Stock shall be reduced to a pre-money valuation equal to a twenty percent (20%) discount to the pre-money valuation of the later offering that triggers this anti-dilution protection. Our former CEO, Robert E. Ainbinder, Jr., who was then not our CEO but a member of the board of directors, was employed as a registered representative with WestPark Capital at the time this offering was conducted.

June 2018 Offering

On June 6, 2018, we conducted a final closing of a private placement (the “June 2018 Offering”) of our securities to accredited investors at a price of $5.00 per unit, each consisting of (i) one share of Common Stock and (ii) one 5-year warrant to purchase one quarter of a share of Common Stock at an exercise price of $6.60 per share. In the offering, we raised a total gross proceeds of $5,649,410and sold a total of 1,129,882 units. The units were offered through WestPark Capital as our placement agent on a “best efforts” basis.

We paid the placement agent a commission of 10% of the gross proceeds of the shares sold in the June 2018 Offering. We also (i) paid the placement agent accountable expenses; (ii) issued the placement agent for consideration of $100 by the placement agent, at an exercise price of $3.30 per share, 10-year warrants to purchase 143,135 shares of Common Stock equal to 10% of the total number of Units issued in the June 2018 Offering; and (iii) paid the legal fees of the placement agent in connection with the offering.

In the event that the Company effects an offering of equity or equity linked securities of the Company in an amount of at least $1,000,000 at a pre-money valuation (on a primary basis without taking into account the exercise of any options or warrants) that is lower than the post-money valuation of the Company after completion of the June 2018 Offering (on a primary basis without taking into account the exercise of any options or warrants), each investor in the June 2018 Offering shall receive additional shares so that upon receipt of such additional shares, the average cost to each investor of the June 2018 Offering of its shares of the Company’s Common Stock shall be reduced to a pre-money valuation equal to a twenty percent (20%) discount to the pre-money valuation of the later offering that triggers this anti-dilution protection. Our former CEO, Robert E. Ainbinder, Jr., who was then not our CEO but a member of the board of directors, was employed as a registered representative with WestPark Capital at the time this offering was conducted.

July 2019 Offering

On July 16, 2019, we conducted a final closing of a private placement (the “July 2019 Offering”) of our securities to accredited investors at a price of $5.50 per unit, each consisting of (i) one share of Common Stock and (ii) one 5-year warrant to purchase half of a share of Common Stock at an exercise price of $6.60 per share. In the offering, we raised total gross proceeds of $6,447,435 and sold a total of 1,172,261 units. The units were offered through WestPark Capital as our placement agent on a “best efforts” basis.

We paid the placement agent a commission of 10% of the gross proceeds of the shares sold in the July 2019 Offering. We also (i) paid the placement agent accountable expenses; (ii) issued the placement agent for consideration of $100 by the placement agent, at an exercise price of $3.30 per share, 10-year warrants to purchase 117,226 shares of Common Stock equal to 10% of the total number of Units issued in the July 2019 Offering; and (iii) paid the legal fees of the placement agent in connection with the offering.

In the event that the Company effects an offering of equity or equity linked securities of the Company in an amount of at least $15,000,000 at a price of less than $5.00 per equity security at a pre-money valuation (on a primary basis without taking into account the exercise of any options or warrants) that is lower than the post-money valuation of the Company after completion of the July 2019 Offering (on a primary basis without taking into account the exercise of any options or warrants), each investor in the July 2019 Offering shall receive additional shares so that upon receipt of such additional shares, the average cost to each investor of the July 2019 Offering of its shares of the Company’s Common Stock shall be reduced to a pre-money valuation equal to a twenty percent (20%) discount to the pre-money valuation of the later offering that triggers this anti-dilution protection. Our former CEO, Robert E. Ainbinder, Jr., who was then not our CEO but a member of the board of directors, was employed as a registered representative with WestPark Capital at the time this offering was conducted.

March 2020 Offering

On March 31, 2020, we conducted a final closing of a private placement (the “March 2020 Offering”) pursuant to Rule 506(b) of Regulation D of our securities to accredited investors at a price of $5.50 per unit, each consisting of (i) one share of Common Stock and (ii) one 5-year warrant to purchase half of a share of Common Stock at an exercise price of $6.60 per share. In the offering, we raised total gross proceeds of $2,533,435 and sold a total of 460,616 units.

In the event that the Company effects an offering of equity or equity linked securities of the Company in an amount of less than $15,000,000 at a pre-money valuation (on a primary basis without taking into account the exercise of any options or warrants) that is lower than the post-money valuation of the Company after completion of the March 2020 Offering (on a primary basis without taking into account the exercise of any options or warrants), each investor in the March 2020 Offering shall receive additional fully-paid and non-assessable shares of the Company’s Common Stock from the Company so that upon receipt of such additional shares, the average cost to each investor in the March 2020 Offering of its shares of the Company’s Common Stock shall be reduced to a pre-money valuation equal to a twenty percent (20%) discount to the pre-money valuation of the later offering that triggers this anti-dilution protection.

December 2020 Convertible Note Payable Offering

On December 28, 2020, we conducted a final closing of a private placement (the “December 2020 Convertible Note Payable Offering”) of convertible note payable to accredited investors at a price of $5 per unit with a 50% five-year warrant coverage to the dollar value of the convertible note payable with an exercise price of $5 per share. In the offering, we raised total gross proceeds of $4,004,900. The convertible note payable have a 10% annual interest, payable in cash or in kind on October 30, 2021, the maturity date. In the event that the Company issues and sells equity securities on or before the maturity date in an equity financing in which cumulative gross proceeds equal or exceed $5,000,000, the outstanding principal balance of the convertible note payable and all accrued and unpaid interest shall be automatically converted into such equity securities under the same terms and conditions as such financing at a price per share equal to: (a) 80% of the price per share paid by the purchasers of such equity securities in such financing; or (b) If the Company were to complete an initial public offering (“IPO”) with gross proceeds equal or exceed $5,000,000, the conversion price of the convertible note payable and all accrued interest from the in-kind payment shall convert at a 15% discount to the IPO offering price. The warrants will expire in five years or at the closing of the Company’s IPO, whichever occurs first.

On July 19, 2021, our October 2021 Convertible Note Payable Offering (see below) had cumulative gross proceeds exceeding $5,000,000, which was a triggering event for automatic conversion of all outstanding principal balance of the convertible note payable and all accrued and unpaid interest of the December 2020 Convertible Note Payable Offering into shares of common stock under the same terms and conditions as those equity securities purchased in the October 2021 Convertible Note Payable Offering. Approximately 867,767 shares of common stock were issued pursuant to such conversion.

October 2021 Convertible Note Payable Offering

On October 12, 2021, we conducted a final closing of a private placement (the “October 2021 Convertible Note Payable Offering”) of convertible note payable to accredited investors at a price of $5 per unit with 50% five-year warrant coverage to the dollar value of the convertible note payable with an exercise price of $5 per share. In the offering, we raised total gross proceeds of $7,176,335. The convertible note payable have a 10% annual interest, payable in kind on May 30, 2022, the maturity date. In the event that the Company issues and sells equity securities or debt on or before the maturity date in a financing in which cumulative gross proceeds equal or exceed $5,000,000, the outstanding principal balance of the convertible note payable and all accrued and unpaid interest shall be automatically converted into such equity securities under the same terms and conditions as such financing at a price per share equal to: (a) 80% of the price per share paid by the purchasers of such equity securities or debt in such financing; or (b) If the Company were to complete an IPO with gross proceeds equal or exceed $5,000,000, the conversion price of the notes and all accrued interest from the in-kind payment shall convert at a 15% discount to the IPO offering price. The warrants will expire in five years or at the closing of the Company’s IPO, whichever occurs first.

On May 30, 2022, the 2021 Convertible Note Payable, including an aggregate principal amount of $7,176,335 (excluding deferred debt discount and amortization of discount) and accrued payment-in-kind interest of approximately $742,700 converted to 1,583,807 shares of common stock.

December 2021 Convertible Note Payable Offering

In December 2021, we conducted a private placement (the “December 2021 Convertible Note Payable Offering”) of convertible note payable at a price of $5 per unit with 50% five-year warrant coverage to the dollar value of the convertible note payable with an exercise price of $5 per share. In the offering, we raised $50,000 from one accredited investor. The convertible note payable have a 10% annual interest, payable in kind on December 15, 2022, the maturity date. In the event that the Company issues and sells equity securities or debt on or before the maturity date in a financing in which cumulative gross proceeds equal or exceed $5,000,000, the outstanding principal balance of the convertible note payable and all accrued and unpaid interest shall be automatically converted into such equity securities under the same terms and conditions as such financing at a price per share equal to: (a) 80% of the price per share paid by the purchasers of such equity securities or debt in such financing; or (b) If the Company were to complete an IPO with gross proceeds equal or exceed $5,000,000, the conversion price of the notes and all accrued interest from the in-kind payment shall convert at a 15% discount to the IPO offering price. The warrants will expire in five years or at the closing of the Company’s IPO, whichever occurs first.

2022 Convertible Note Payable Offering

On July 7, 2022, the Company commenced a Convertible Notes Offering pursuant to which it offered up to $6,000,000 of convertible notes to accredited investors pursuant to Rule 506 of Regulation D of the Act (“2022 Convertible Note Offering”). The closing of the offering occurred on November 30, 2022.

Under the original terms of the 2022 Convertible Note Offering, the Company may sell up to $6,000,000 of convertible notes (the “2022 Convertible Notes”). Each of the 2022 Convertible Notes offered in the 2022 Convertible Note Offering has an annual rate of return of twelve percent (12.0%) per annum, which shall be paid as a Payment-in-Kind in the Company’s common stock valued, at five dollars ($5) per share, at the Maturity Date of the 2022 Convertible Notes.

The Maturity Date of the 2022 Convertible Notes shall be the date which is eighteen (18) months from the closing of the 2022 Convertible Note Offering (the “Maturity Date”). Additionally, the Company shall issue with the 2022 Convertible Notes warrant coverage (the “Warrants”) at a rate of one (1) Warrant for every $10 of Notes purchased. Each Warrant shall be exercisable for a period of five (5) years at a price of $5.50 per share.

The outstanding principal balance of the 2022 Convertible Notes and all accrued interest shall automatically convert into common stock of the Company immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective. The shares of common stock issuable upon conversion of the 2022 Convertible Notes are being registered in this Registration Statement. The “Conversion Price” of the 2022 Convertible Notes will be at a price per share equal to the lower of the following: (i) 80% of the price per share paid by the purchasers of securities in this Offering ($4.00); or (ii) 5.00 if this Offering is not completed. In the event that the Company fails to complete a public offering of its common stock resulting in gross proceeds of at least $5 million prior to the Maturity Date, the Conversion Price shall be reduced to $2.50 per share.

At the NYIAX board of directors meetings held on November 7, 2022 and November 15, 2022, the board of directors agreed to amend the following three conditions of the 2022 Convertible Note Payable:

Under the amended terms,

A.     The 2022 Convertible Note Payable convert as follows:

(ix)   At $2.00 per share concurrently when shares of common stock are sold to the public in the financing event; or

(x)    In the event the financing event is not completed within eighteen (18) months from the date of the individually issued notes, the Conversion Price shall be the reduced price of two dollars ($2.00) per share and the Conversion Amount shall automatically be converted into common stock of the Company at $2.00 per share on the Maturity Date.

B.      The subscription period will begin as of the date of the first sale of the Offering and terminated November 19, 2022.

C.     Annual rate of return of twelve (12.0%) percent simple interest and all interest and principal are paid in the Company’s Common Shares at a value of five ($2.00) dollars per share, or, as Payment-in-Kind, or P-I-K. Interest shall be paid quarterly until maturity.

As of November 30, 2022, all 2022 Convertible Note Payable noteholders have agreed to the amended terms.

As of November 30, 2022, approximately $2,570,000 of the 2022 Convertible Note Payable have been sold. $75,000 of the notes were issued to an insider related party and shall not be registered in the registration statement for such Financing Event. No offers are being taken as a result of the filing of this registration statement.

2023A Convertible Note Payable

On January 10, 2023, the Company commenced a Convertible Notes Offering (“2023A Convertible Note Payable”) pursuant to which it offered up to $500,000 of convertible notes. A total of $200,000 of the 2023A Convertible Notes have been sold.

Under the terms of the 2023A Convertible Notes offered in the convertible notes:

•        The notes convert at two dollars ($2.00) per share concurrently when shares of common stock are sold to the public in the Financing Event, or in the event the Financing Event is not completed within eighteen (18) months from the date of the individually issued notes, the Conversion Price shall be the reduced price of two dollars ($2.00) per share and the conversion amount shall automatically be converted into common stock of the Company at $2.00 per share on the Maturity Date.

•        The outstanding principal balance of the 2023A Convertible Notes and all accrued interest automatically converted into common stock of the Company on February 7, 2023, immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective.

•        The annual rate of return is twelve percent (12.0%) per annum, which shall be paid as a Payment-in-Kind in the Company’s common stock valued at two dollars ($2.00) per share.

•        Warrants (the “Warrants”) were issued at a rate of one (1) Warrant for every ten dollars ($10) principal amount of notes purchased. Each Warrant shall be exercisable for a period of five (5) years at a price of $5.50 per share. See Subsequent Events footnote for more details relating to the 2023A Convertible Note Payable.

2023B Convertible Note Payable

On April 3, 2023, the Company commenced a Convertible Notes Offering (“2023B Convertible Note Payable”) pursuant to which it will offer up to $2,000,000 of convertible notes.

Under the amended terms of the 2023B Convertible Notes offered in the convertible notes:

•        For approximately 86% of the outstanding principal and interest of the 2023B Convertible Note Payable, the conversion price is four dollars ($4.00) per share and in the event that the Company has not received an effective order from the SEC on its registration statement by February 14, 2024, the outstanding principal of the 2023B Convertible Note Payable shall automatically be converted into common stock of the Company at $2.00 per share. For approximately 14% of the outstanding principal and interest of the 2023B Convertible Note Payable the conversion price is two dollars ($2.00) per share.

•        The annual rate of return is twelve percent (12.0%) per annum, which shall be paid as a Payment-in-Kind in the Company’s common stock.

•        Warrants (the “Warrants”) were issued at a rate of one half warrant issued for every $10 of Notes purchased with an exercise price of four dollars ($4.00) and one half warrant issued for every $10 of Notes purchased with an exercise price of two dollars ($2.00). Each Warrant shall be exercisable for a period of five (5) year.

$1,970,000 of 2023B Convertible Note Payable were sold as of June 28, 2023.

Convertible Notes Payables to Shareholder-Founders

On September 25, 2023 Mark Grinbaum, a founder, shareholder, and service provider, agreed to loan the Company $100,000, with interest accruing at the annual rate of 4%, due in 60 days, or upon trading of the Company’s common stock on the NASDAQ Exchange, whichever is sooner. On October 26, 2023, the Company and Mark Grinbaum further agreed that upon trading of the Company’s common stock on the NASDAQ Exchange, the convertible notes payables to Mark Grinbaum and related interest convert to NYIAX common shares at $4.00 per share The loan was recorded as of September 30, 2023 as a note payable — stockholder. The funds were received on October 2, 2023. The short-term loan will provide additional short-term funding for operations during completion of the public offering process.

On October 26, 2023, Carolina Abenante, a founder, shareholder, officer and director, agreed to loan the Company $100,000, with interest accruing at the annual rate of 4%, due in 60 days, or upon trading of the Company’s common stock on the NASDAQ Exchange, whichever is sooner. Upon trading of the Company’s common stock on the NASDAQ Exchange, the convertible notes payables to Carolina Abenante and related interest convert to NYIAX common shares at $4.00 per share. As of the date herein, the funds have been received. The short-term loan will provide additional short-term funding for operations during completion of the public offering process.

Piggy-Back Registration Rights

Each investor in the August 2016 Offering, July 2017 Offering, June 2018 Offering, July 2019 Offering and March 2020 Offering are entitled to standard “piggy back” registration rights on all registrations of the Company effected for other investors. The Company’s underwriters may reduce the number of shares proposed to be registered in any such registration pro rata based on market conditions. The Representative of the underwriters of this offering advised the Company that, in their opinion, inclusion in this registration statement of shares of common stock requested by investors of the past offerings exceeds the number of shares of common stock which can be sold in this offering without adversely affecting the marketability of the offering. Accordingly, the Company will not include in this registration statement any shares of common stock requested to be included herein by investors in our prior offerings.

Shareholders’ Agreement

Each shareholder of the Company entered into a Shareholders’ Agreement with the Company which contains restrictions on transfer of their shares including a lock-up provision pursuant to which no person may sell or transfer any shares until that date that is 180 days from the date of an initial public offering of the Company. The Shareholders’ Agreement will terminate upon the earlier to occur of the following: (a) written agreement of holders of 60% of the shares, or (b) upon the occurrence of a public offering, or the Company’s becoming subject to the reporting requirements of Section 12 of the Securities Act.

Other:

NYIAX Platform and Nasdaq Technology

The NYIAX platform was developed in collaboration with Nasdaq in order to bring financial rigor and oversight to the advertising and media ecosystem. NYIAX and Nasdaq have entered into a co-patent agreement for the adaptation of novel financial technology to industries with complex attributes and requirements; such as, advertising and media in order to enhance speed and scale through standardized instruments, which enable discovery, contract creation, and reconciliation with compliance and auditability.

In June 2017, Nasdaq and NYIAX signed a Joint Intellectual Property Ownership Agreement (the “Joint IP Agreement”) setting forth property rights related to two U.S. patents and a U.S. patent application (all co-owned by Nasdaq and NYIAX) which are all titled: “SYSTEMS AND METHODS FOR ELECTRONIC CONTINUOUS TRADING OF VARIANT INVENTORIES.” The methodology set forth in the foregoing patents and application allows for the buying and selling of a variety of highly heterogeneous inventories; such as, but not limited to, advertising, insurance, container shipment, SWAPs101, “Designer” Bespoke Tranche, petroleum and industrial Chemicals, agricultural seeds, FLEX Options103, unstructured (presently) debt, real estate, wine and spirits by creation of encoded unique and durable inventory descriptors (defined as “tokens”) from a superset of marketplace defined inventory characteristics (defined as “attributes”). Buyers and sellers can then state their firm buying and selling intentions for such variant inventory instances, setting stage for their continuous electronic matching and contract formation. Pursuant to the Joint IP Agreement, all right, title, and interest to the US Patent Family Members (as defined in the Joint IP Agreement) shall belong jointly to both NYIAX and Nasdaq Inc., including all rights appurtenant such as the right to sue for damages and other remedies available for past infringement. NYIAX does not own foreign rights to the patent. Furthermore, NYIAX may not assign the patent even under a change of control or merger without written consent of Nasdaq, Inc. In addition, NYIAX shall be permitted to grant non-exclusive licenses under the US Patent Family Members, only to (a) to bona fide clients of NYIAX, and only to the extent necessary to permit such clients to use the services provided by NYIAX in NYIAX’s ordinary course of business, and (b) to bona fide vendors (e.g., cloud providers, consultants, and other vendors) of NYIAX, and only to the extent such licenses are necessary to permit such vendors to assist NYIAX in providing services in NYIAX’s ordinary course of business.

NYIAX’s current business model has utilized this technology to provide a marketplace for Media Buyers and Media Sellers to enter into contracts for the purchase and sale of advertising inventory and audience. Thereby, applying NYIAX’s technology in order to create a transparent and efficient marketplace where participants can discover, execute contract terms and reconcile all aspects of the contract during its lifespan.

NYIAX and Nasdaq have entered into several agreements to build the NYIAX platform. On December 21, 2015, NYIAX and Nasdaq entered into a Design Study Agreement, pursuant to which the design study for adapting and creating of the functional specification to build the NYIAX marketplace and platform was completed. Further, on May 2016, NYIAX entered into a services agreement (the “IT Services Agreement”) with Nasdaq for building and completion of the specification of the design study from December 20, 2015, which included exclusivity and bound Nasdaq to work only with NYIAX until October 2021 in the scope of advertising platforms. On December 30, 2020,

NYIAX and Nasdaq entered into an amendment to the IT Services Agreement to extend the term of the agreement for an additional 10 years until April 5, 2032. Nasdaq provides cloud-based marketplace technology to NYIAX, and NYIAX’s adapted utilization of Nasdaq’s technology is a backend infrastructure component of that processes.

Pursuant to the IT Services Agreement, as amended, commencing April 2022, NYIAX is obligated to compensate NASDAQ an annual license fee of $350,000 and revenue sharing of 0.5% to 10% of revenue depending upon various criteria. No expenses were incurred related to the annual license fee and revenue sharing agreements for the years ended December 31 2021 and 2020. No payments were made in 2019, 2020 and 2021 related to the annual license fee and revenue sharing agreements. The Company recognizes expenses related to the NASDAQ annual licensing fee in the period for the which the services related to the annual license are utilized and recognizes expenses related to the NASDAQ revenue sharing in the period that the Company recognizes revenue related to the NASDAQ agreements.

Moreover, on December 8, 2017, NYIAX and Nasdaq jointly filed a patent application for a US patent (Applicants: Nasdaq Technology AB and NYIAX, Inc.), which represents NYIAX and Nasdaq’s combined effort and innovation to extend financial buying and selling platforms in order to bring any type of asset class on exchange. The application was subsequently published on June 13, 2019 and a patent was issued on March 31, 2020 (Patent No. 10,607,291). This joint ownership of innovation and enhancements to the buying and selling platforms extends NYIAX and Nasdaq’s technology cooperation not just for advertising and media, but also for future consideration of other complex contract types which can be bought and sold on a buying and selling platforms. The inventors of patent are Richard Payne, Valery Gridnev from Nasdaq Technology AB and Mark Grinbaum, Carolina Abenante and Sergey Tsoy from NYIAX. We currently have no concrete plans to extend our platform to other industries other than advertising.

Other Contractual Obligations

In September 2021, the Company entered into an operating sub-lease for office space at 180 Maiden Lane, New York, NY 10005. The sub-lease will expire on June 29, 2025. Base rent is $14,800 per month, with 2% increase per annum commencing on the first anniversary of lease commencement. There is a rent concession of three months following November 1, 2021.

Off-Balance Sheet Obligations and Arrangements

Through June 30, 2022, the Company did not have any relationships with unconsolidated organizations or financial relationships, such as structured finance or special purpose entities that would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Quantitative and Qualitative Disclosures about Market Risk

All the Company’s revenue, net is derived from Media Buyers and Media Sellers within the United States. NYIAX’s operations are primarily within the United States, although certain contractors are located outside the United States. All contractor payments are denominated in US Dollars. Although we are exposed to market risks in the ordinary course of our business, we do not hedge our activities. These risks include primarily interest rate and inflation risks.

Interest Rate Risks

Our cash consisted of cash in banks accounts insured by the FDIC. In the future, NYIAX will place cash equivalents in marketable securities consist of cash, money market funds, commercial paper, and U.S. Treasury and government debt securities. The primary objective of our investment activities will be to preserve principal while maximizing income without significantly increasing risk.

Increasing Interest Rates may increase investment risk and limit the Company’s ability to sell securities. We do not hedge our activities.

Inflation Risk

We do not believe that inflation has had a material effect on our business, results of operations, or financial condition. If our costs were to become subject to significant inflationary pressures, our inability or failure to do so could adversely affect our business, results of operations, and financial condition. We do not hedge our activities.

Critical Accounting Policies and Estimates

We prepare our financial statements in accordance with GAAP. The preparation of the financial statements requires us to make estimates and assumptions that affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenue, net and expenses. We evaluate our estimates and assumptions on an ongoing basis using historical experience and other factors and adjust those estimates and assumptions when facts and circumstances dictate. Actual results could materially differ from these estimates and assumptions.

We believe estimates and assumptions associated with the evaluation of revenue recognition criteria, including the determination of revenue reporting as net versus gross in our revenue arrangements, as well as internal use software development costs, fair values of share-based awards, and income taxes have the greatest potential impact on our financial statements. Therefore, we consider these to be our critical accounting policies and estimates.

Revenue Recognition

NYIAX brings together Media Buyers (brands, advertisers or agencies) and Media Sellers (publishers or media) to execute media sales contracts. NYIAX receives a fee upon completion of the media contract. NYIAX does not take ownership of or positions in the media at any time during the process.

Generally, the Company bills Media Buyers the gross amount of advertising, including the Company’s commissions or fees in a single invoice and pays the Media Seller upon receipt. The Company’s accounts receivable are recorded at the amount of gross billings for the amounts it is responsible to collect, and accounts payable are recorded at the amount payable to Media Seller.

Substantially all of the Company’s revenues are recognized at the point in time that the (i) contract reconciliations are completed, (ii) accepted by the Media Buyer and Media Seller, and (iii) NYIAX’s performance obligations are completed.

The Company maintains agreements with each Media Buyer and Media Seller which set out the terms of the relationship.

Revenue is recognized based on the five-step process outlined in the Accounting Standards Codification (“ASC”) 606:

Step 1 — Identify the Contract with the Customer — A contract exists when (a) the parties to the contract have approved the contract and are committed to perform their respective obligations, (b) the entity can identify each party’s rights regarding the goods or services to be transferred, (c) the entity can identify the payment terms for the goods or services to be transferred, (d) the contract has commercial substance and it is probably that the entity will collect substantially all of the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the customer.

Step 2 — Identify Performance Obligations in the Contract — Upon execution of a contract, the Company identifies as performance obligations each promise to transfer to the customer either (a) goods or services that are distinct, or (b) a series of distinct goods or services that are substantially the same and have the same pattern of transfer to the customer. To the extent a contract includes multiple promised goods or services, the Company must apply judgement to determine whether the goods or services are capable of being distinct within the context of the contract. If these criteria are not met, the goods or services are accounted for as a combined performance obligation.

Step 3 — Determine the Transaction Price — When (or as) a performance obligation is satisfied, the Company shall recognize as revenue the amount of the transaction price that is allocated to the performance obligation. The contract terms are used to determine the transaction price. Generally, all contracts include fixed consideration. If a contract did include variable consideration, the Company would determine the amount of variable consideration that should be included in the transaction price based on expected value method. Variable consideration would be included in the transaction price, if in the Company’s judgement, it is probable that a significant future reversal of cumulative revenue under the contract would not occur.

Step 4 — Allocate the Transaction Price — After the transaction price has been determined, the next step is to allocate the transaction price to each performance obligation in the contract. If the contract only has one performance obligation, the entire transaction price will be applied to that obligation. If the contract has multiple performance obligations, the transaction price is allocated to the performance obligations based on the relative standalone selling price at contract inception.

Step 5 — Satisfaction of the Performance Obligations (and Recognize Revenue)–Revenue is recognized when (or as) goods or services are transferred to a customer. The Company satisfies each of its performance obligations by transferring control of the promised good or service underlying that performance obligation to the customer. Control is the ability to direct the use of and obtain substantially all of the remaining benefits from an asset. It includes the ability to prevent other entities from directing the use of and obtaining the benefits from an asset. Indicators that control has passed to the customer include: a present obligation to pay; physical possession of the asset; legal title; risks and rewards of ownership; and acceptance of the asset(s). Performance obligations can be satisfied at a point in time or over time.

The Company has determined that it is acting as an agent for the Media Seller as (i) NYIAX does not obtain control of the Seller’s media (goods& services) before transferring control to the Buyer. The Seller has control of the media. Specifically, NYIAX does not control the specified media before transferring the media to the Media Buyer, the Company is not primarily responsible for the performance of the Media Seller, nor can the Company redirect those services to fulfill any other contracts. (ii) NYIAX does not have inventory or credit risk for the media. And (iii) The Media Seller establishes the pricing in the Smart-Contracts18 (self-executing contracts which are automatically effectuated by the terms of the agreement between buyer and seller), and the Media Buyers and Media Sellers agree to the pricing.

Internally Developed Software

The Company capitalizes or expenses costs associated with creating internally developed software related to the Company’s technology infrastructure in accordance with the following policies.

I — Preliminary project stage activities undertaken in the preliminary project stage are analogous to research and development activities (pre-project planning and evaluation activities) and are expensed as incurred. Pilot projects are also to be expensed as it is deemed to be research and development costs.

II — Application development stage costs are capitalized when all of the following occur:

1.      the preliminary project stage has been completed;

2.      management authorizes and commits to funding the project; and

3.      it is probable that the project will be completed and the software will be used to perform the function intended.

The costs of certain activities typically incurred in this phase are capitalized, which include (but are not limited to):

•        External direct costs when management maintains discreet records of the expenses;

•        Direct payroll and payroll-related costs to the extent discreet time records of the expenses records indicate; and

•        Interest costs (if any incurred at the entity level).

Capitalization ceases at the earlier of when:

i.       it is no longer likely that the project will be completed and placed into service; or

ii.      the project is substantially complete and ready for its intended use.

Income Taxes

Financial Accounting Standards Board (“FASB”) has issued guidance mandating how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. The standards requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether

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18      IBM, What are Smart Contracts on Blockchain? IBM.com/topics/smart-contracts Smart contracts are simply programs stored on a blockchain that run when predetermined conditions are met. They typically are used to automate the execution of an agreement so that all participants can be immediately certain of the outcome, without any intermediary’s involvement or time loss. They can also automate a workflow, triggering the next action when conditions are met.

the tax positions are more-likely-than-not of being sustained upon examination by the applicable tax authority, based on the technical merits of the tax position, and then recognizing the tax benefit that is more-likely-than-not to be realized. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense in the current reporting period. Management has analyzed the tax positions taken by the Company, and has concluded that for the years ended December 31, 2022 and 2021 and the nine month period ending September 30, 2023 there were no uncertain positions are taken or are expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements.

The Company’s policy is to record interest expense and penalties pertaining to income taxes in operating expenses. For the years ended December 31, 2022 and 2021 and the nine month period ending September 30, 2023, there were no interest and penalties expenses recorded and no accrued interest and penalties.

Deferred Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including net operating loss carryforwards (“NOL’s”), and liabilities, are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. Realization of the deferred income tax asset is dependent on generating sufficient taxable income in future years. The amount of the deferred income tax asset considered realizable, if any, could be reduced in the near term if estimates of future taxable income are reduced.

Share-Based Compensation

The share-based compensation expense related to stock options and restricted stock awards which are referred to collectively as options and awards granted under the Company’s employee option plans, is measured and recognized in the financial statements based on the fair value of the awards granted. The fair value of each option award is estimated on the grant date using the Black-Scholes option-pricing model. We use the Black-Scholes model to calculate the fair value for all options granted, based on the inputs relevant on the date granted, such as the fair value of our shares, prevailing risk-free interest rate, etc. The value of the portion of the award, after considering potential forfeitures, that is ultimately expected to vest is recognized as expense in our statements of operations on a over the requisite service periods. Awards are subject to forfeiture until vesting conditions have been satisfied under the terms of the award. Determining the fair value of stock options awards requires judgment. The Company’s use of the Black-Scholes option pricing model requires the input of subjective assumptions.

Recent Accounting Standards

None.

BUSINESS

Our Company

NYIAX is a financial and advertising technology company founded in 2012 by Carolina Abenante, Mark Grinbaum and Graham Mosley, who formulated the genesis of NYIAX’s business model to bring financial platform technology and financial rigor to the advertising industry. NYIAX’s platform utilizes the Nasdaq financial framework (“NFF”). NYIAX utilizes Smart Contracts and blockchain technology as its core ledger, which enables contract formation, compliance and reconciliation. NYIAX’s utilization of financial technology brings automation of many manual and outdated processes to the advertising industry. Our mission is to connect buyers and sellers, enabling trusted, secure, and efficient transactions.

NYIAX’s business model is focused on the creation of a marketplace where advertising inventory, campaigns and audience can easily be listed and sold through utilization of highly efficient financial buying and selling technology. A media buyer (“Media Buyer”) is typically an advertiser, advertising agency or intermediary that buys on behalf of an advertiser. A media seller (“Media Seller”) is typically a publisher of content, such as websites, magazines, billboards, network TV, mobile or desktop applications or other content, or a Supply or Sell Side Platform19 (SSP, which refers to a technology platform enabling web publishers and digital out-of-home media owners to manage their advertising inventory, fill it with ads, and receive revenue). NYIAX has developed a technology platform which provides Media Buyers and Media Sellers a marketplace where advertising or audience campaigns are listed, bought and sold.

Advertising Industry

Due to the growth of the advertising industry, an extraordinarily complex technology (“ad-tech”) ecosystem was developed and designed to monetize every available, perishable ad20 impression and unit of audience data. However, the ad-tech ecosystem has yet to address direct advertising, guaranteed advertising and agency or advertiser discounted advertising, which for the most part is sold by Media Sellers directly to Media Buyers through non-automated methods. These physical contracts are negotiated, signed, and sent between parties by outdated communication channels such as fax, email, and mail. This is a cumbersome and non-automated process, which is ripe with tracking and reconciliation issues, as well as a loss of data on the contract terms and transactions.

A media buyer (“Media Buyer”) is typically an advertiser, advertising agency or intermediary that buys on behalf of an advertiser. A media seller (“Media Seller”) is typically a publisher of content, such as websites, magazines, billboards, connected television, network TV, mobile or desktop applications, other content or any proxy for a content.

The advertising industry has grown significantly in the past twenty years.21 According to eMarketer (a frequently quoted research company which claims to source information from 3,000 sources), the total global advertising spend for 2023 is estimated to be over $601 billion, which is an approximately 9.5% increase over the 2022 spending.22 In March 2023, eMarketer forecasted that U.S. digital ad spending will increase by 7.8% in 2023, and increase at an average growth rate of approximately 10% per year from 2024 to 2027.23 The United States is anticipated to remain the world’s largest advertising market, with U.S. digital ad revenue spending estimated in 2023 to be at $263.89 billion, compared to $244.78 billion in 2022.24

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19      IAB, The Programmatic Supply Chain Deconstructing the Anatomy of a Programmatic CPM, page 3, March 2016, Software used by publishers to aggregate, consolidate, and manage available demand sources and exchange inventory. Sometimes includes ad serving functionality

20      Ad means advertising. Ad and advertising will be used interchangeably in this filing.

21      ADI summit survey 2017 as cited in Adobe Digital Insights, Advertising Report, March 21, 2017.

22      Id. at 7

23      Id. at 8

24      www.emarketer.com/content/us-digital-ad-spending-2021

U.S. Digital Ad Spending, 2021-2027 (March 2023)	Worldwide Estimated Digital Ad Spending, 2021-2027 (March 2023)

Advertising Market Challenges

Overview

Each party in the digital ecosystem has its share of challenges. Media Sellers (i.e., publishers, or content providers) are faced with the challenge of creating content and maintaining a relationship with their audience. The primary revenue stream for publishers is the sale of advertising space based on their content, which is normally sold on an individual view (i.e. when an ad is actually seen by the user), or impression basis (i.e. a single display of online content to a user’s web-enabled device). Media Buyers (i.e., advertisers, or advertising agencies and their marketing clients) understand that they need to design media plans that reach and engage their target customers in the most cost-effective and efficient manner. Media Buyers achieve this through a combination of reach-based brand messaging and targeted metrics-focused advertising.

Traditionally, Media Sellers have deployed their own direct sales teams to sell their advertising inventory. This allows Media Sellers to control sales packages, pricing models, and revenue forecasting, while strengthening the direct relationship with Media Buyers. While some premiere and large Media Sellers may sell most of their advertising inventory directly to an advertiser, on average, Media Seller sales teams only sell approximately 12% of the available inventory direct to advertisers outside of programmatic channels, which leaves the balance unsold25,26.

Direct Sales Process — Most direct sales are processed at both the agency and publisher sides manually, with publisher sales teams receiving descriptions of campaign metrics and desired targeting and responding with proposals of prices and volumes of advertising inventory which may or may not meet the buyer’s criteria. A manual negotiation process through emails, phone calls, and spreadsheets then occurs before a deal is struck. This process is unstructured, prone to errors and revisions, with limited oversight, and a need for a sales team with contacts or relationships with possible partners.

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25      Dr. Augustine Fou, Forbes.com, February 8, 2021, You’re Paying More For Digital Ads, You Just Don’t Know Yet and Dr. Augustine Fou, FouAnalytics.com, Q1 Updates on Digital Ad Fraud, February 2022 page 7.

26      Lauren Fisher, eMarketer, April 25, 2019 By 2021, estimate almost 88% of all U.S. digital display ad dollars will transact programmatically.

High and Opaque Fees — The Programmatic “Ad Tech Tax”.    PriceWaterhouseCoopers reported only $0.51 of every $1 spent by advertisers was actually spent on media27. The remaining $0.49 represented leakage to what is referred to as the “Ad Tech Tax28 ” or “Programmatic Tax”. This $0.49 was investment consumed by ad tech providers) across the supply chain.

Cookies29 and third party30 data — Due to various privacy regulations, cookies are scheduled to be phased-out in 202331. This would drive the industry back to a more one-on-one relationship between publisher, advertiser and providers of contextual information where the publisher maintains the relationship with the consumer. New approaches to replace the cookie have been proposed, which, together with regulation around data protection and privacy laws, are driving a lot of uncertainty related to targeting and measurement for the advertising industry.

First Party Data.    As a result of the industry transition back to a first party data and consumer relationship, NYIAX is positioned not only to support these transactions but also to enable a new approach to auditing the ecosystem from a monetary and compliance perspective, due to the use of Blockchain technology, which provides an auditable and trusted layer of technology for each participant.

Continued fragmentation in the distribution of media.    As digital transformation accelerates, this creates challenges and opportunities for the advertising-funded internet. Fragmentation impacts digital platform technologies and media distribution types. Connected TV and gaming are two recent growth examples. New platform technologies and content distributions channels will emerge. We believe it is essential to focus our product and services capabilities on consolidated workflows. We plan to remain agnostic to Media/delivery types, verification/measurement partners and focus our effort on supporting NYIAX’s marketplace capabilities in end-to-end contract management and compliance.

How NYIAX Solves the Problem

NYIAX is a marketplace where advertising inventory, campaigns and audiences can easily be listed and sold through utilization of highly transparent and efficient financial technology. The NYIAX platform provides Media Buyers and Media Sellers a marketplace where advertising or audience campaigns are listed, bought, and sold; thereafter, the contract32 flows directly into the Hyperledger Fabric Blockchain for contract management, reconciliation, and automation purposes.

Durable inventory in the advertising industry consists of targeting, terms, and descriptions of the contracts between counterparties on the platform, such as Media Type, Display, Geo/Geography, Payment Date (e.g., Q1 2021). This allows NYIAX to take any complex contract through its contract lifecycle from formation, discovery, negotiation and reconciliation. The NYIAX platform allows NYIAX to form contracts with efficiency, easily scalable and reconcilable through the power of the Nasdaq macher and framework; thereby, enabling the NYIAX platform to provide Media Buyers, Media Sellers, and intermediaries within the advertising ecosystem with the ability to manage the contract compliance for life cycle for the advertising contract.

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27      Programmatic: Seeing Through the Financial Fog; An In-Market Analysis of Programmatic Media at the Transaction Level. ANA, May 18, 2017 (www.ana.net/miccontent/show/id/ii- programmatic-financial-fog)

28      Jeff Hirsch, Ad Tech Tax, Or A Reality Of Doing Business?, May 4, 2017

29      Kapersky, Kapersky.com/resource-center/definitions/cookies, Cookies are text files with small pieces of data — like a username and password — that are used to identify your computer as you use a computer network. Specific cookies known as HTTP cookies are used to identify specific users and improve your web browsing experience. Data stored in a cookie is created by the server upon your connection. This data is labeled with an ID unique to you and your computer. When the cookie is exchanged between your computer and the network server, the server reads the ID and knows what information to specifically serve to you.

30      Epsilon, epsilon.com/us/insights/trends/third-party-cookies Third-party cookies specifically are created and placed by websites other than the website you’re visiting. Some common uses include cross-site tracking, retargeting and ad serving.

31      Vinay Goel, An updated timeline for Privacy Sandbox milestones, June 24, 2021

32      Contract formation is a match between two orders: order from the Media Buyer and corresponding order from the Media Seller. Contract formation and contract within this filing will be used interchangeably.

Our Role in the Industry

NYIAX provides a solution to the advertising marketplace challenges through the creation of a trusted, transparent, efficient, and auditable marketplace and platform where Media Buyers and Media Sellers can discover, negotiate, contract formation, reconcile and bill all in one platform and with use of a dashboard, while ensuring compliance with advertising contracts. We are of the belief that NYIAX is the first to bring this level of automation, efficiency, financial rigor, and auditability to the advertising industry.

Our platform is a key component connecting the Media sellers, Media buyers and intermediaries within the advertising supply chain.

Opportunity

Total media spend in the U.S. in 2023 is expected to be approximately $264 billion33. Over the next four years for US digital advertising spend alone, that number is expected to grow to nearly $395 billion34. In their April 2021 spend report, eMarketer reported that the “flexibility and accountability helped marketers continue to justify ad spending in digital channels. The formats that held up best were those that drove revenues, and the ad sellers that beat expectations tended to be the ones with the strongest performance ad offerings35” Additionally, the eMarketer April 2021 report went on to say “Digital’s gains last year, along with the step change in how much retail spending happens online, mean ad spending in digital media is on a permanently elevated trajectory compared with our prior expectations. At the same time, TV and outdoor advertising will never reach earlier levels36.”

Further, “US digital ad spending surged with increased investments in video, connected TV (CTV), and ecommerce ads, as well as growing use of programmatic channels. The health of the digital ad market is also reflected in a pendulum shift toward ad-supported video-on-demand (AVOD) services, despite the continuing strength of subscription-based services37.

We believe we have the opportunity to solve up-front and backend supply chain issues plaguing the industry and enable advertising spend to be transacted directly and transparently between buyers (advertisers/agencies) and sellers (publishers). NYIAX provides the automation for advertisers to buy and sell contracts in a delivery agnostic way, combining financial buying and selling and advertising technology in one platform and thereby enabling publishers to buy and sell premium advertising inventory as a contract.

____________

33      Id. at 8

34      Id.

35      eMarketer, Nicole Perrin, April 2021, US Digital Spending 2021, page 11

36      Id.

37      eMarketer, Paul Verna, Digital ad spending is surging, but measuring ad performance presents challenges, December 2, 2021

The below diagram illustrates the lifecycle of an advertising contract through the NYIAX platform.

NYIAX platform captures the material terms of a buyer’s and seller’s contract/campaigns to the corresponding inventory, such as, counterparties to the contract, delivery dates of the campaigns, campaign metrics, pricing, media inventory (sites, channels or applications), inventory attributes (advertising specific attributes like content type, ad type, language, ad sizes, content categories, etc.), and standardize contract terms (count of record for delivery tracking and payment terms).

Further, the NYIAX platform capture campaign, planning, inventory discovery negotiations between buyer and seller contract creation, delivery of the campaign, reconciliations of campaign metrics, and payment distribution to seller by the buyer. NYIAX utilizes blockchain (Hyperledger) to record the contract creation and smart contracts to enable the reconciliation of the campaign and payment.,

Moreover, the NYIAX platform facilitates the contract/campaign through both standardization within the NYIAX taxonomy and bespoke taxonomy which over time may become part of the NYIAX taxonomy. NYIAX taxonomy is based on industry standards and new customized attributes which are standard to our clients. However, volume, price and value of the contract are negotiated and accepted between and among buyers and sellers in order to create the contract.

Our Strengths

We believe the strengths stated below provide us with an advantage in the industry we operate in.

End to End Platform.    Our platform enables clients to save time and money on (i) outdated and manual processes; (ii) discovery and negotiation of deals; and (iii) reconciliation and billing, providing financially rigorous transparency and automation to the contracting process across the media eco systems.

Technology Innovation.    Our use of Nasdaq technology, our patented adaptation of financial buying and selling systems, and our use of other innovative technologies, such as distributed ledgers and Smart Contracts enables us to interoperate with both the advertising marketplace and other new technologies as they evolve, thereby providing both NYIAX and its customers increased efficiency in automation as digital transformation accelerates.

Two-Sided Market.    NYIAX’s unique approach of having a two-sided marketplace enables publishers and agencies to describe, negotiate, and form the contract for the inventory while enabling and maintaining contract, descriptors and attributes standards. Our approach directly improves upon the current advertising industry Private Marketplaces and Automated Guaranteed (AG) platforms. The current advertising industry models are auctions based on first or second price for the inventory, while NYIAX enables dynamic pricing which allows buyers and seller to combine both human intelligence and artificial auction models, thereby providing a market for both buyer and sellers to transact according to their business requirements.

Agnostic and Complimentary Nature.    Our Platform is agnostic and complimentary to the current technology partners our clients prefer for delivery, tracking and media types, thereby enabling us to offer service and value to our customers across the ecosystem. For example, we originally developed our platform to work with Ad Contract delivery occurring through the primary publisher and agency ad serving technology, whereas today we also support delivery of media via both direct and indirect delivery platforms via our relationships with Supply or Sell Side Platforms (SSPs, which refer to technology platforms enabling web publishers and digital out-of-home media owners to manage their advertising inventory, fill it with ads, and receive revenue).

NYIAX plans to follow the new industry standards around third- party cookie and data and intends to support the emerging solutions for campaigns and transaction on the NYIAX platform.

Our Growth and Scale Strategy

NYIAX focuses on the below areas to enable growth and scale of the NYIAX platform for is clients and partners.

•        Publisher Supply listing and availability via direct and indirect channels, balanced with agency and advertiser demand needs.

•        Continued expansion and maintenance of the Omni channel demand and supply as distribution evolves to new media types.

•        As demand from the buy side of the market dictates, we will continue to expand internationally. We have initially focused on the United States, however, interest from global markets will enable both growth and scale over time.

•        Automation with technology is core to the growth and scale of the business. Reducing costs for us and our clients, which enables increased productivity and efficiency.

New Market Opportunities

We are of the belief that NYIAX’s platform may be extendable to other markets, and have received unsolicited interest based on business development efforts with corporations that have inquired about using our platform for other markets. This interest is based on the jointly owned patent with Nasdaq that allows for the technology’s use in other markets.

Management will continue to review opportunities to extend our platform to other markets. As of the date of this Registration Statement, we have no understandings or agreements to develop technology, or partner with any other persons or entities. We currently have no concrete plans to extend our technology to other markets.

NYIAX will continue to extend its products and services to support our growth. Advertising delivery/verification and integrations increase the efficiency and cost-effectiveness for both NYIAX and our customers. Improvements to this infrastructure, APIs38 enable us to interoperate automatically with partners.

Our Platform

NYIAX provides a contract marketplace that is expected to allow Media Sellers and Media Buyers to transact purchases and sales of digital advertising inventory with an elevated level of transparency for pricing and inventory details. NYIAX will provide a comprehensive platform for clients, and support integrations with existing client vendors for seamless onboarding. All buying and selling activity is intended to be recorded in the ledger on the Blockchain.

The NYIAX product is organized into feature modules:

Customer Setup: supports the onboarding of clients into the platform.

•        Discovery:    enables both buy and sell sides to view/sort the market.

•        Negotiation:    negotiates contract terms, price, volume, inventory, and campaign attributes.

•        Contract Formation:    contract is formed from the match of a buy and a sell order.

•        Delivery:    consists of a few steps: Pre-delivery, is a lock-down period prior to delivery where an instrument can no longer be bought, sold or amended as to material terms and the campaign is properly configured with both parties. Delivery is when the ad is delivered and both parties can view the impression reporting and pacing.

•        Reconciliation:    after the close of the delivery period, any delivery issues are reconciled, and final billing is processed, happening near simultaneously with delivery.

•        Billing:    enables multiple billing workflows based on contract terms and counterparties.

•        Compliance:    end to end audits of key elements of the process to ensure compliance.

How Participants Use the NYIAX Platform

Buy-Side

Media Buyers can view the current market via filters. Initially, the most common method will be for a Media Buyer to use different filters to see what instruments are available at various prices. However, a Media Seller could give the buyer a particular symbol, which is visible in the standard public market, or only available in a limited private market with a discounted price, mirroring the Private Marketplace Deal ID39 mechanism currently used in the current Real Time Bidding environment. In addition to the general instrument attributes, advertisers can specify their potential Media Buyers, which will then be matched against any existing restrictions, referred to as blocklists (which allow ads to be prevented from running on specific websites and apps), set by the Media Seller.

____________

38      API stands for application programming interface, which is a set of definitions and protocols for building and integrating application software. Redhat, October 2017

39      marketingland.com/navigating-modern-ad-serving-stack-part-3-private-marketplaces-deal-id-128234, “Deal ID” is a component of the Real Time Bidding technology standard (Open Real Time Bidding). It allows publishers to take their inventory off the open auction and place it in an invitation-only area.

Sell-Side

NYIAX helps Media Sellers create Ad Instruments (listings) on the exchange, based on current forecasting and sales packages. If Media Sellers are already offering Automated or Programmatic Guaranteed packages, we can utilize those either directly in NYIAX’s platform or through integration with their existing vendor. For the initial launch period with any new seller, we will provide these services to Media Sellers on a fully managed basis through our upload tools. In the long-term, we expect the Media Sellers to be able to create their own instruments or push from an existing Automated Guaranteed system as self-service.

The NYIAX Platform enables the Media Buyers and Sellers the ability to transact similar to other types of markets, which can require payment on the sale or on any aspect of payment settled between Media Buyer and Seller within the order book and is a significant change compared to the advertising industry’s current payment terms.

Further, our contract (direct40, RFP41 and RFQ42) market is focused on the underserved and highly manual direct transactions that continue to exist in the high value portion of the advertising market. These are conducted via known counterparties and consist of upfront buys typically conducted in advance and in bulk toward the beginning of the year and ongoing individual buys purchasing inventory for a specific quarter or month.

Below is a snapshot of the Platform Workflow:

____________

40      Direct marketing consists of any marketing that relies on direct communication or distribution to individual consumers, rather than through a third party such as mass media. Mail, email, social media, and texting campaigns are among the delivery systems used. It is called direct marketing because it generally eliminates the middleman, such as advertising media.

41      A request for proposal (RFP) is a business document that announces a project, describes it, and solicits bids from qualified contractors to complete it. Most organizations prefer to launch their projects using RFPs, and many governments always use them.

42      A request for quote (RFQ), also known as an invitation for bid (IFB), is a process in which a company solicits select suppliers and contractors to submit price quotes and bids for the chance to fulfill certain tasks or projects. The RFQ process is especially important to businesses that need a consistent supply of a specific number of standard products. Companies may send RFQs alone or before a request for proposal (RFP).

Our Technology

The key differentiators of the NYIAX technology include the following.

•        Promotes transparency in the supply chain with interoperability between multiple blockchain implementations.

•        Standardizes contract types including key variable contract terms, creating increased liquidity and compliance for market participants.

•        Enables rapid development and deployment of capital markets rigor through cloud and container-based architecture.43

•        Reduces reconciliation and manual task costs for buyers and sellers, with automation of contract workflow.

•        Enables contract and data compliance capabilities for the full contracting lifecycle with standard financial exchange grade technology via Nasdaq licensed technology.

NYIAX Blockchain Implementation

By using Blockchain as its ledger, NYIAX can provide permitted transparency to its clients, with accurate historical data set utilized for auditing, compliance, and financial transparency.

We use Hyperledger Fabric, an open-source project from the Linux Foundation. Hyperledger Fabric is considered an enterprise blockchain platform, which means a governance layer allows for advanced privacy controls so that only the data we designate is permitted for participants to view, share, and transact.

All transactions are private between the designated participants, defined in the protocol within the governance layer of the Blockchain.

Further, Hyperledger Fabric supports on chain and business logic based smart contracts. We designate and determine automated NYIAX business processes enabling self-executing terms between the participants written into lines of code. Our implementation is not distributed or decentralized. However, the contracts written into the ledger are trackable and irreversible, enabling trust, transparency, and audibility between participants.

An enterprise blockchain saves time, reduces costs, and reduces risk through transparency and accountability. We do not see the need to integrate with a public blockchain at this time since we believe that a governance layer is required in business-to-business transactions.

The image below depicts the structure of how the NYIAX/Nasdaq platform connects clients and partners in the advertising ecosystem.

ITCH supports market data and is a direct data-feed protocol such as TCP (Transmission Control Protocol) or UDP (User Datagram Protocol). ITCH44 makes it possible for subscribers to track the status of each order from the time it is first entered until the time it is either executed or canceled.

____________

43      https://pablo-iorio.medium.com/container-based-architecture-i-iii-technical-advantages-7176195456c5#:~:text=
Containerization%20or%20container%2Dbased%20virtualization,Virtual%20Machines%20for%20each%20application.

44      https://www.pico.net/kb/itch-protocol/

Financial Information eXchange (FIX) protocol is an electronic communications protocol initiated in 1992 for international real-time exchange of information related to securities transactions and markets.

Our Clients

NYIAX has signed participants on the NYIAX platform through a master service agreement which describes the terms and the conditions of both Media Buyers (advertisers, advertising agencies and others buying advertising placement and audience on the NYIAX platform) and Media Sellers (publishers who own advertising inventory). Material terms of the NYIAX agreements are as follows:

•        Statement and Scope of work which is a description of NYIAX as a contract management platform. Buyer (agency, advertiser or proxy for the advertiser) shall communicate all proposed Campaign details and Terms and Conditions to NYIAX. These details will be provided to Seller (publisher, proxy for the publisher (SSP Advertising Network or other proxy)). Upon acceptance from Seller and confirmation of acceptance from Buyer, NYIAX shall supply an Advertising Contract (“Advertising Contract” means the agreement setting forth the actual purchase or sale of publisher inventory, the serving of advertising inventory, the processing of data related to advertising inventory for analysis, or an insertion order for the Campaign, to which the Services apply), which will, contain all governing Campaign terms and details. NYIAX represents that it has an agreement in place with the Buyer whereunder NYIAX provides Services to the Seller as contemplated thereunder. NYIAX is a contract management platform. NYIAX provides a full contract management suite of services for Advertising Contract compliance, reconciliation, oversight, invoicing and distribution for Buyer, Seller and if required 3rd party technology providers involved in advertising. Utilization of NYIAX services also known as the NYIAX platform is the Seller’s operational frontend and backend for the Campaign (Advertising Contract).

•        NYIAX shall provide the specific Services set forth in the Advertising Contract solely for the Campaign on behalf of the Buyer for the particular Campaign. NYIAX shall provide contract management, reconciliation, reporting accounting services, invoicing and distribution of funds throughout the lifecycle of the Campaign (Advertising Contract). For this service NYIAX shall be entitled to a (fee percentage is negotiated) fee (“NYIAX Fee”), which will be deducted by NYIAX from the fees due to Seller pursuant to the Advertising Contract, after such fees have been reconciled, accepted, invoiced, and paid by the Buyer to NYIAX (“Company Fees”), where reconciled or reconciliation means the final impression volume and number used to generate invoicing and billing to the Buyer in accordance with the set Advertising Contract. The Seller shall be paid by NYIAX net (time period negotiated) calendar days (“Remittance Time Period”) after receipt of invoice and payment of the Campaign from the Buyer, less the NYIAX Fee. NYIAX is the facilitator for the Advertising Contract and adheres to sequential liability, which means only upon receipt of payment of the Campaign by the Buyer post reconciliation and agreement by the Advertiser or Agency shall NYIAX remit payment to the Company.

•        NYIAX provides reconciliation and reporting statements to both the Buyer and the Seller. NYIAX shall supply the Seller with daily reporting from the Advertising Contract term Count (s) of Record where, “Count(s) of Record” is defined as the agreed upon sources, selected at the time Advertising Contract formation, which represents the baseline count of delivered ads by terms and conditions of the Campaign or Advertising Contract. This is a non-exhaustive list and can be amended by mutual agreement of the Agency and Company from time to time. Count(s) of Record may include the following: (various reporting certification providers which are negotiated) and any other Count (s) of Record the Buyer so chooses. In the event the Count of Record is from the Seller, then Seller shall supply daily reporting to NYIAX. NYIAX shall provide a monthly reconciliation report, with details reduced by day, in alignment with the delivery reporting associated with the Advertising Contract. At a minimum, NYIAX shall provide Seller with all necessary metrics in its reporting so that Seller is able to properly determine if any disputes in reporting are present. If Company disputes details of the monthly reconciliation report, notice must be provided in writing within (negotiated timeframe) business days of receipt of the monthly reconciliation report. NYIAX will work with the Seller in good faith for a period of not less than (negotiated timeframe) calendar days to reconcile any disputes Seller has with the reconciliation reports on a timely basis. NYIAX acknowledges and agrees that Seller may use and disclose Services, inclusive of reports and information provided therein, in the ordinary course of its business and may disclose such reports and information to its client.

•        Term of the agreement is based on campaign specific timeframe, multiple campaigns timeframe or ongoing relations where termination by either party can be effectuated with written notice (negotiated timeframe). Immediate termination on material breach by either party.

NYIAX has signed agreements with various public and private companies and has commenced full commercial use of the NYIAX platform as of 2021. On September 29, 2021, NYIAX and PubMatic entered into a Managed Services Term Sheet (“PubMatic Agreement”). Under the PubMatic Agreement, the initial term commenced from September 1, 2021 and continues indefinitely until either party terminates the agreement with thirty (30) days written notice.

On August 16, 2021, NYIAX and OpenX entered into an Ad Exchange Access Partner Agreement (“OpenX Agreement”). The term of the OpenX Agreement commenced on August 16, 2021 and continues for twenty-four (24) months thereafter. Pursuant to the OpenX Agreement, either party may terminate the agreement (i) for convenience upon sixty (60) business days’ prior written notice to the other party, (ii) for material breach of the agreement and the failure to cure such breach by the breaching party within thirty (30) days after receiving written notice of the material breach from the non-breaching party, and (iii) upon insolvency (as defined under the OpenX Agreement).

On October 14, 2021, NYIAX and Univision entered into a Managed Services Agreement (“Univision Agreement”). The term of the Univision Agreement commenced on November 1, 2021 and continues until completion of the services (as defined under the Univision Agreement). Pursuant to the Univision Agreement, either party may terminate the agreement for material breach of the agreement and the failure of the breaching party to cure such breach within thirty (30) calendar days after receiving written notice of the material breach from the non-breaching party.

During the year ended December 31, 2021, NYIAX has performed services for 25 Media Buyers and 23 Media Sellers. At December 31, 2021, the Company was performing services for 16 Media Buyers and 18 Media Sellers. As of December 31, 2021, three Media Sellers, namely PubMatic, OpenX and Univision represented approximately 30% 26%, and 11% of net revenue.

As of June 30, 2023 two Media Buyers represented 36% and 25% of accounts receivable. As of June 30, 2023, two Media Sellers represented 80% and 10% of accounts payable. For the six months ended June 30, 2023, two customers represented 50% and 11% of revenue, net.

NYIAX has continued to strengthen the sell side of its marketplace by adding premium publishers and supply partners, extending NYIAX’s supply footprint into digital out-of-home (DOOH) and in-game advertising, marking significant progress towards NYIAX becoming an omnichannel marketplace.

Our Competition

As a new modality in advertising, we compete against existing forms of buying and selling media. It is essential to note that we also complement current industry technologies and partner with them, many of which have existed in the marketplace for years and have more readily access to technology, more relationships, and significantly greater financial and human resources than us.

Competition in our market involves rapidly changing technologies, in order to promote compliance and transparency as evolving automation tools to streamline media supply and demand monetization. If we are unable to keep pace with the evolving needs of the industry, demand for our products and services may be reduced and our business and results of operations would be harmed.

COVID-19

Since January 2020, an outbreak of the 2019 novel coronavirus (COVID-19) has evolved into a worldwide pandemic. The outbreak sparked responses across countries, states and cities worldwide to enforce various measures of social distancing, shelter-in-place orders, and temporary closure of non-essential businesses to reduce further transmission of the virus. As a result of these measures, the U.S. and global markets have seen significant disruption, the extent and duration of which remains highly uncertain. Due to the pandemic, we have temporarily closed our offices and are operating with substantially all staff working remotely. Management reviews operations on a continuous basis and there have been minimal interruptions in our customer facing operations to date.

Although we believe that the primary impact of the pandemic impacted our business and slowed down revenue growth, the underlying demand for our products has remained stable. However, the severity, magnitude and duration of the current COVID-19 pandemic is uncertain, rapidly changing, and hard to predict and depends on events beyond our knowledge or control. These and other impacts of the COVID-19 pandemic could have the effect of heightening many of the other risks described in the “Risk Factors” section, such as those relating to our reputation, product sales, results of operations or financial condition. We might not be able to predict or respond to all impacts on a timely basis to prevent near- or long-term adverse impacts to our results. As a result, we cannot at this time predict the impact of the COVID-19 pandemic, but it could have a material adverse effect on our business, results of operations, financial condition, and cash flows.

Intellectual Property

The protection of our technology and intellectual property is an important component of our success. We protect our intellectual property rights by relying on federal and state statutory and common law rights, foreign laws where applicable, and contractual restrictions. We seek to control access to our proprietary technology by entering into non-disclosure agreements with third parties and disclosure and invention assignment agreements with our employees and contractors.

We consider our patents, copyrights, trade secrets, and other intellectual property rights to be, in the aggregate, material to our business. We currently co-own two issued U.S. patents, expiring in 2037, relating to electronic continuous buying and selling systems, and matching data records representing inventories with variant characteristics such as, variant length, variant data types, etc. Example implementations provide for generating instrument descriptors that include unitary-valued attributes and set-valued attributes, and the use of both types of attributes in buying and selling decision making. We also own trademark registrations and applications for the “NYIAX” name and other product-related marks in the United States. We are in the process of registering other NYIAX name variants and product-related marks in the United States. We have also registered numerous Internet domain names related to our business.

In addition to our intellectual property rights, we also consider the skills and ingenuity of our employees and the functionality and frequent enhancements to our solutions to be contributors to our success in the marketplace. We believe our platform would be difficult, time consuming, and costly to replicate. We protect our competitive technology position through our ability to execute and deliver new functionality quickly, as well as our continuous development of new intellectual property as we innovate.

We intend to pursue additional intellectual property protection to the extent we believe it would be beneficial and cost effective. Despite our efforts to protect our intellectual property rights, it may not be respected in the future or may be invalidated, circumvented, or challenged. In addition, the laws of various foreign countries may not protect our intellectual property rights to the same extent as laws in the United States.

On June 25, 2017, Nasdaq, Inc. and NYIAX signed a Joint Intellectual Property Ownership Agreement setting forth property rights related to two U.S. patents and a U.S. patent application (all co-owned by Nasdaq and NYIAX) which are all titled: “SYSTEMS AND METHODS FOR ELECTRONIC CONTINUOUS TRADING OF VARIANT INVENTORIES.” The first patent and second patent were granted by the USPTO on March 31, 2020 and August 9, 2022, respectively, to Nasdaq Technology AB and NYIAX, Inc. as co-applicants, Patent No. US 10,607,291 B2 and Patent No. US 11,410,236 B2. These patents disclose an invention that enables and extends discovery and automated matching of contracts with complex attributes, requirements and order types.

Recently about fifty percent (50%) of all equity trading took place off exchange.45 The joint patent between Nasdaq and NYIAX could extend to new market sectors where the technology may enable efficient buy and sell matching through price discovery of complex contracts, thereby enabling efficient and effective regulatory compliance, audit and clearing. Price discovery, transparent and orderly buying and selling within markets enable liquidity, market making, capital investment, compliance and auditability.46 We currently have no concrete plans to extend our platform to other industries other than advertising. If we were to utilize our technology for other industries and with complex contract typologies, then we would require a legal and regulatory review.

____________

45      The Value of Off-Exchange Data Thomas Ernst, Jonathan Sokobin and Chester Spatt, April 26, 2021

46      Randall Dodd, Markets: Exchange or Over-the-Counter, February 24, 2020.

The illustration below describes how NYIAX creates a durable instrument with media as an example.

Further, on July 8, 2023, NYIAX, Inc. entered into an asset purchase agreement with Network Foundation Technologies, LLC, a Wyoming company with operations in Shreveport, Louisiana (“Nifty”) for the acquisition of a portfolio of patents and trade secrets which NYIAX is of the belief it will utilize to enhance its offerings for the buying and selling of media, advertising audience, and advertising inventory. Additionally, NYIAX is of the belief that the portfolio of patents and trade secrets acquired from Nifty possess the potential to create new revenue streams for NYIAX in markets such as: (i) market data, (ii) streaming media (advertising, livestreaming and video-on-demand), and (iii) the webinar market. NYIAX engaged an intellectual property valuation company to assess the potential opportunities of the patents and trade secrets prior to our acquisition of the patents and trade secrets.

The table below lists all the U.S. and Canada patents we acquired from Nifty:

Patent No.	Country	Patent Issue Date	Patent Expiration Date
7,818,407	United States of America	10-19-2010	11-03-2026 (possibly)
7,895,324	United States of America	02-22-2011	10-01-2025 (possibly)
7,843,855	United States of America	11-30-2010	02-21-2029 (possibly)
7,512,676	United States of America	11-30-2010	02-03-2026 (possibly)
7,536,472	United States of America	05-19-2009	07-07-2027 (possibly)
8,219,659	United States of America	07-10-2012	07-11-2025 (possibly)
7,543,074	United States of America	06-02-2009	01-01-2022
8,266,318	United States of America	09-11-2012	04-07-2023
7,035,933	United States of America	04-25-2006	04-25-2018
7,664,840	United States of America	02-16-2010	03-19-2018
7,925,726	United States of America	04-12-2011	04-12-2019
8,873,432	United States of America	10-28-2014	10-29-2018
9,614,750	United States of America	04-04-2017	09-14-2029
8,892,770	United States of America	11-18-2014	12-25-2018
8,103,750	United States of America	01-24-2012	03-02-2020
2,927,771	Canada	08-04-2020	07-11-2025
2,975,031	Canada	12-17-2019	07-11-2025
2,686,978	Canada	11-10-2016	03-28-2019

Further, a primary technology stems from Nifty’s U.S. patent no. 7536472 B2, which enables a system and method for propagating a network topology model of a binary tree topology network through the network. The network includes a plurality of nodes, including a root node and at least one leaf node, operatively networked together. Each leaf node provides a propagate network topology model message to the parent node docked up tree of and with the providing leaf node. Each of the plurality of nodes that receives the propagate network topology model message forms a network topology model representing one or more paths from the receiving node to nodes down-tree of the receiving node, stores the model in a memory accessible to the receiving node, and provides a propagate network topology model message containing the network topology model to the parent node docked up tree of and with the receiving node. A network topology model is thereby propagated through the network.

NYIAX believes utilization of the portfolio of patents and trade secrets acquired from Nifty exists with market data providers in their use of advertising and to other mediums where there is a need for data in order to effectuate a decision. In our opinion, the portfolio of patents acquired from Nifty may enable a cost-effective solution which is turnkey for disparate sources of market data and other types of data used in transacting advertising, media, or audience or any combination thereof.

Moreover, NYIAX believes utilization of the portfolio of patents and trade secrets acquired from Nifty exist with streaming technology and inures directly from the U.S. patent no. 7536472 B2 within the Field of Invention. Various embodiments of the invention underlying U.S. patent no. 7536472 B2 relate to systems for distributing data (e.g., content data) over a computer network and methods of arranging nodes for distribution of data (e.g., content data) over a computer network. In one example (which example is intended to be illustrative and not restrictive), the systems and methods of the present invention may be applied to the streaming of audiovisual data over the Internet. Such transmission of audiovisual content may be made with acceptable levels of quality, wherein acceptable levels of quality may vary depending upon the end-users and the type of transmission. Further, such transmission of audiovisual content may be carried out using streaming media transmissions intended to reach large audiences, in a similar way that television shows transmitted over television cable and broadcast media reach large audiences (in this regard, the present invention may enable a server to transmit streaming media to a large number of users which would be essentially require simultaneously logging on to view a particular audiovisual presentation under this television-type large audience transmission). Under U.S. patent no. 8,266,318 B2, Field of the Invention, this invention relates to a system for distributing content data over a computer network and a method for arranging nodes for distribution of data over a computer network. The system and method of the present invention underlying U.S. patent no. 8,266,318 B2 are particularly useful for the distribution of streaming video over the Internet. By utilizing the two aforementioned patents acquired from Nifty, NYIAX believes a strong methodology exists for creating both a streaming business and licensing for advertisement and streaming content. The trade secrets acquired by us in conjunction with the portfolio of patents acquired from Nifty include all source code, plans, blueprints, informational material and “know-how,” as well as any and all accompanying trade secrets in relation to the Nifty patent acquisition.

Following the closing of this offering, NYIAX will endeavor to expand and to utilize the patents acquired from Nifty for extending NYIAX’s advertising platform and to license the market data and streaming technology where appropriate.

Privacy and Data

We are subject to laws and regulations governing privacy and the transmission, collection, and use of consumer data. Interest-based advertising, or the use of data to draw inferences about a consumer’s interests and deliver relevant advertising to that consumer, has come under increasing scrutiny by legislative, regulatory, and self-regulatory bodies, privacy advocates, academics, and commercial interests in the United States and abroad that focus on data protection and consumer privacy. In particular, much of this scrutiny has focused on the use of cookies and other tracking technologies that collect or aggregate information about consumers’ online browsing and mobile app usage activity. Because both our company and our publishers rely upon large volumes of such data collected primarily through cookies and other tracking technologies, it is essential that we monitor legal requirements and other developments in this area, domestically and globally, maintain a robust privacy and security compliance program, and engage in responsible privacy practices, including providing consumers with notice of the types of data we collect, how we collect it, with whom we share it, how we use that data to provide our solutions, and the applicable choices we offer consumers.

We provide notice through our privacy policies and other notices, which can be found on our website at www.NYIAX.com. As stated in our privacy policy, we do not collect information, such as names, addresses or telephone phone numbers, for providing our advertising services that can be used directly to reveal the identity of the underlying individual. We take steps not to collect and store such information (although on occasion, our publishers voluntarily share information of their consumers with us and in such circumstances, we require the publishers to have obtained all necessary consents for such sharing). Our advertising and reporting rely on information that does not (and we do not attempt to associate this information with other information that can identify such individuals). We currently do not collect and we do not store IP addresses, geo-location information, and device identifiers that are considered personal data or personal information under the privacy laws of some jurisdictions or otherwise may be the subject of current or future data privacy legislation or regulation. The definition of personally identifiable information, personal information, or personal data, varies by jurisdiction and continues to evolve in ways that may require us to adapt our practices to avoid violating laws or regulations related to the collection, storage, and use of consumer data. As a result, our technology platform and business practices must be assessed regularly against a continuously evolving legal and regulatory landscape, and we have adopted strong data minimization practices that mitigate our compliance risks.

Additionally, our compliance with our privacy policy and our general consumer data privacy and security practices are subject to review by the Federal Trade Commission, which may bring enforcement actions to challenge allegedly unfair and deceptive trade practices, including the violation of privacy policies and representations or material omissions therein.

We currently do not work with publishers outside of the United States. In the future is we work with publishers outside of the United States and take in consumer data then our privacy and data practices are subject to regulation by data protection authorities and other regulators in the countries in which we do business. The use and transfer of personal data in member states of the European Union is currently governed under the General Data Protection Regulation (“GDPR”), which grants additional rights to consumers about their data, such as deletion and portability, and generally prohibits the transfer of personal data of EU subjects outside of the EU, unless the party exporting the data from the EU implements a compliance mechanism designed to ensure that the receiving party will adequately protect such data.

Other jurisdictions have enacted legislation that closely tracks the concepts, obligations, and consumer rights described in the GDPR, including Brazil’s General Data Protection law and Thailand’s Personal Data Protection Act. Some jurisdictions, including Russia and China, have in recent years enacted data localization laws, which require any personal information of citizens of those jurisdictions to be stored and processed on servers located in those jurisdictions. Such laws are gaining momentum and are being enforced by local authorities.

Potential Futures Industry Governmental Regulation

Interest-based advertising, or the use of data to draw inferences about a user’s interests and deliver relevant advertising to that user, has come under increasing scrutiny by legislative, regulatory, and self-regulatory bodies in the United States and abroad that focus on consumer protection or data privacy. There may be some self-regulatory activities with regard to rules enforcement and market surveillance required by us in order to maintain an orderly market and forestall any external regulation needs. In terms of competition, if regulation were to occur, NYIAX is of the opinion that the Nasdaq X-stream47 platform’s built-in regulatory and basic surveillance requirements could be adapted to provide support that exceed potential NYIAX needs in a foreseeable future. As discussed above under “Economic Transparency & The Programmatic “Ad Tech Tax””, there are a patchwork or state legislation which have come to fruition, but also there is proposed pre-emptive legislation namely H.R. 1816 which introduced a hybrid of the GDPR and the California Consumer Privacy Act of 2018 (CCPA). H.R. 1816 is less restrictive to the advertising industry and pre-emptive to state legislation which would allow for use of “non-sensitive” data which is data which does not directly identify the individual. H.R. 1816 specifically states that “non-sensitive” data is anything not “sensitive personal information” which is defined in the bill as financial account numbers and authentication credentials, such as usernames and passwords; health information; genetic data; any information pertaining to children under 13; social Security numbers and any “unique government-issued identifiers”; precise geolocation information; the content of

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47      Nasdaq’s X-Stream Technology platform is a multi-asset trading solution that combines high performance with adaptability. It is designed for markets that want to expand their offerings with new products or market models, meet the challenge for high performance with low latency, control risk with sophisticated pre-trade position and risk management, provide third-party hosting services, or trade in multiple languages.

oral or electronic communications, such as email or direct messaging; personal call detail records; biometric data; sexual orientation, gender identity or intersex status; citizenship or immigration status; mental or physical health diagnoses, religious beliefs; and web browsing history and application usage history48.

We do not expect that our current business model involving the sale and purchase of advertising audience and inventory by Media Buyers and Media Sellers of such advertising triggers regulation and supervision by the United States Commodity Futures Trading Commission (“CFTC”) under the Commodity Exchange Act.

Furthermore, we do not expect that our facilitating the sale of advertising on the Nasdaq X-stream marketplace platform will be subject to SEC regulation and compliance requirements with respect to such activity.

If in the future the services and products offered by NYIAX are expanded to include products and or services that could trigger regulatory oversight by a market regulator (e.g. CFTC and/or SEC), NYIAX will engage with the appropriate regulator in a timely manner to ensure full compliance with the applicable statutes and regulations.

Legal Proceedings

From time to time, the Company may become involved in lawsuits and other legal proceedings that arise in the course of business. Litigation is subject to inherent uncertainties, and it is not possible to predict the outcome of litigation with total confidence. The Company is currently not aware of any legal proceedings or potential claims against it whose outcome would be likely, individually or in the aggregate, to have a material adverse effect on the Company’s business, financial condition, operating results, or cash flows, other than those described below.

Phil Felice et al v. WestPark Capital Inc., et al

The Company, WestPark Capital, Inc., and Robert Ainbinder, Jr., a director of the Company, were named defendants in a complaint filed in the United States District Court for the Southern District of New York on November 17, 2023. The complaint alleged, among other allegations, that the defendants, together or in their individual capacity, (i) violated Section 10(b) and Rule 10b-5 of the Exchange Act, (ii) violated Sections 206(1) and 206(2) of the Advisers Act (15 U.S.C. §§ 80b-6(1) and 80b-6(2)) (iii) committed fraud, (iv) committed negligent misrepresentation and omission, (v) breached fiduciary duties, (vi) breached contracts, (vii) breached duties of good faith and fair dealing, and (viii) committed negligence by, among other things, making material misrepresentations of fact related to plaintiffs’ investments in the Company and omitting material facts while soliciting plaintiffs’ investments in the Company. As of the date hereof, the Company has been served the Complaint via US Postal Service and the Company has not retained legal counsel. A copy of the Complaint will be sent to any investor free of charge upon request to the Company.

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48     March 11, 2021, 117th Congress (2021 – 2023), H.R. 1816: To require the Federal Trade Commission to promulgate regulations related to sensitive personal information, and for other purposes.

MANAGEMENT

Executive Officers and Directors

All directors hold office for one-year terms until the election and qualification of their successors. Officers are appointed by our Board and serve at the discretion of the board, subject to applicable employment agreements. The following table sets forth information regarding our executive officers and the members of our Board.

Name	Age	Position
Teresa Gallo(2)	53	Chief Executive Officer
Carolina Abenante	53	Co-Founder, Chief Strategy Officer, Chief Evangelist, Vice Chairperson and Director
William Feldman	61	Chief Financial Officer and Treasurer
Sergey Tsoy	39	Chief Technology and Product Officer
Vladislav Kuzemchik	34	Chief Architect of Technology
Mark Grinbaum	69	Co-Founder and Executive Vice President of Financial Products
Joseph G. Passaic, Jr.	69	Corporate Secretary
Thomas F. O’Neill	76	Chairman and Director
Robert E. Ainbinder, Jr.	55	Director
Paul Richardson	65	Director Nominee(1)
Michael Garone	69	Director Nominee(1)
Bruce Cooperman	64	Director Nominee(1)

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(1)      The appointment onto the Board as well as each of the committees of the Board will become effective immediately upon the first day of trading of the Company’s stock.

(2)      Ms. Teresa Gallo was appointed the Company’s Chief Executive Officer on January 19, 2024. Christopher Hogan was appointed Interim Chief Executive Officer and President of NYIAX on May 26, 2022. With the recent appointment of our new Chief Executive Officer, the Interim Chief Executive Officer position previously held by Mr. Hogan has been eliminated, as planned.

Teresa Gallo (Chief Executive Officer)

Teresa Gallo was appointed the Company’s Chief Executive Officer on January 19, 2024. In 2023 Ms. Gallo founded Assemblage Digital, a boutique advisory firm focused on digital marketing, commercial strategies, and revenue development for technology companies. From May 2020 to May 2023, Ms. Gallo served as Executive Vice President and General Manager at Kinneso, a technology driven marketing and advertising agency and affiliate of Interpublic Group of Companies, Inc. (“IPG”), in New York, New York. Ms. Gallo led Kinneso’s global marketplace team and was responsible for organization design, strategy, operations, revenue delivery, partnerships and market expansion of its business. From December 2018 to May 2020, Ms. Gallo served as Chief Digital Officer for Orion, a subsidiary of IPG, where she oversaw Orion’s worldwide digital business and designed the roll-out and implementation of Orion’s programmatic advertising platform for publisher and advertiser utilization. From October 2013 to July 2018, Ms. Gallo served as Senior Vice President at OpenX, a programmatic advertising platform for publishers, advertisers, and agencies. Ms. Gallo was responsible for OpenX’s global corporate business development for publishers and advertisers. Prior to joining Open X, Ms. Gallo was a founding executive at Cadreon, IPG’s first global programmatic agency and she spent over a decade at AOL in leadership roles. Ms. Gallo currently serves on the board of directors of the Rutgers University Center for Innovation Education, where she participated in framing the direction and growth of the Rutgers’s Innovation Center and its Professional Science master’s degree in data.

Carolina Abenante (Co-Founder, Chief Strategy Officer, Chief Evangelist, Vice Chairperson and Director)

Carolina Abenante is a Founder of NYIAX. She became Vice Chairperson in 2016 and prior to the time the sole director NYIAX from 2011 to 2016. She was our President from June 2012 to April 2018 and later became our Chief Strategy Officer and General Counsel in April 2018. Starting from May 23, 2022, she became our Chief Evangelist and Chief Strategy Officer, and at the same time ceased to be General Counsel. She has been in the New York City technology and advertising industry since 1999, when she was the Director of Corporate Development for Juno Online Services, Inc. 1999-2000, focusing on corporate development, mergers and acquisitions and domestic and international strategic partnerships. In 2001-2005, she became the Senior Director of Business Development and was part of the digital advertising tech and advertising team for Reed Elsevier Ltd (Reed Business Information), in the

U.S. (NYSE and LSE listed) working with creating and developing partnership for business-to-business publishing through the Reed Elsevier family of digital publication and bringing Reed Business Publications to foreign markets. In 2005-2009 Vice President/Sr. Director of Business Development, Legal and Policy for Phorm Inc. (AIM: PHRM), developing strategy, legal framework in US and foreign jurisdictions namely the United Kingdom, Brazil, Italy, Spain, and China inroads into internationalization of its brand and products for behavioral advertising collaborating with companies; such as, British Telecom. She later became a consultant and legal counsel in strategy and business development from 2009 to 2015 for US and International start-ups and traditional publishers seeking to develop new strategies for the development and creation of Programmatic advertising platforms, advertisement operation and compliance, e-commerce, and privacy. Ms. Abenante holds a Bachelor of Science degree in Management and Finance from Seton Hall University May 1992, a J.D. from New York Law School May 1997, and an M.B.A. in General Management from SDA Bocconi School of Management, Universita Luigi Bocconi in Milan, Italy December 1998. She is a practicing attorney and a member of the Bar of the State of New Jersey. She sits on various New Jersey Bar and committees of the New Jersey Bar Association (Tax and Media) and is a member of the American Bar Association. She is a long-standing member of the International Association of Privacy Professionals. She is a member and on the board of Global Women in Blockchain since 2018. She is a global speaker on advertising, advertising technology and compliance, as well as Blockchain. She has been a featured speaker at Imperial College London, England, Web Summit in Lisbon, Portugal, IAB Blockchain and other forums multiple times in the area of advertising, blockchain as a technology for compliance in advertising, and the intersection of AdTech to FinTech. She was one of the consultants and experts for advertising and media for the Digital Chamber of Commerce’s White Paper on Smart Contracts and its legal implications published in September 2018. She is a featured advertising industry professional with articles on options intersection with advertising and audience futures, data privacy and data clean rooms. She has spoken multiple times as a featured speaker for TechUpForWomen on advertising, hiring, crypto currency and blockchain. Additionally, she is one of the inventors of the NYIAX/Nasdaq AB US patent on “Systems and Methods for Electronic Continuous Trading of Variant Inventories” (Patent No. 10,607,291).

William Feldman (Chief Financial Officer and Treasurer)

William Feldman joined NYIAX in February 2021 as Chief Financial Officer and appointed as Treasurer in November 2021. Mr. Feldman is a seasoned agency leadership professional with over 25 years of experience managing marketing services businesses, leading and negotiating the purchase and sale of business, negotiating media contracts and creating new revenue/business models. Mr. Feldman was Chief Operating Officer and founder at SweetScience (a doing-business-as name for Punch Innovation LLC) from 2017 to 2021, where he led all financial, client finance, work-flow and delivery, administration processes, as well as media buying within the agency. Mr. Feldman had overseen SweetScience’s growth to become #388 of the Inc. 500 for 2019. Mr. Feldman started his career at PriceWaterhouseCoopers LLP from 1984 to 1989, and continued to WPP Group where he held several roles from 1989 to 1990, including Chief Financial Officer of SBG Partners and Enterprise IG from 1992 to 2002. From 2002 to 2005, he was Corporate Controller at AKQA Inc., a digital design and communications agency in San Francisco now owned by WPP. While at AKQA, Mr. Feldman opened AKQA’s New York office and oversaw revenue growth of 2.5 times over a three-year period. From 2006 to 2009, he was Senior Vice President at McCann WorldGroup, a subsidiary of Interpublic Group of Companies, Inc., where he was responsible for the financial management of McCann’s key clients, Intel and MasterCard. After that, from 2009 to 2012, Mr. Feldman was the Chief Financial Officer of Integrated Media Solutions, Inc. (“IMS”), where he led its acquisition transaction by MDC Partners, Inc. Mr. Feldman received a Bachelor of Science degree from Binghamton University in May 1984. He is a Certified Public Accountant.

Sergey Tsoy (Chief Technology and Product Officer)

Sergey Tsoy joined NYIAX in January 2016 and was the Executive Vice President of Development and Engineering of NYIAX from January 2016 to April 2018. Mr. Tsoy was appointed Chief Technology and Product Officer in April 2018. He has worked as a software engineering manager in different capacities since 2005 on internet and advertising related projects. He was the Director of Development for PubMatic, Inc. from 2014 to 2016. He was one of the core members of the ad server development team of Mojiva, Inc. during the period of 2011 to 2014, managing a distributed team of engineers in the United States and Russia. His main focus is on development planning, scheduling and budgeting, risk management and technical and architectural guidance. Mr. Tsoy received a Ph.D. equivalent degree in Mathematics and BSc in Computer Science from Tomsk University, Tomsk, Russia in 2006.

Vladislav Kuzemchik (Chief Architect of Technology)

Vlad Kuzemchik joined NYIAX as Vice President of Engineering in June 2018 and was appointed Chief Architect of Technology in October 2020. Mr. Kuzemchik is responsible for development of platform capabilities and infrastructure along with overseeing the overall technology strategy to keep NYIAX platform stable while flexible and expandable. Prior to joining NYIAX, from September 2017 to May 2018, Mr. Kuzemchik was Head of Software Architecture in PlaceIQ, Inc., a location analytics company, where Mr. Kuzemchik was responsible for managing ad serving stack and its development team along with overseeing the migration to new data processing infrastructure and data-pipeline framework that he designed to cut the time to production. During his time in PlaceIQ he also held various engineering positions from November 2014 to September 2017 focusing on optimizations for data, software and processes along with building new functionality. Mr. Kuzemchik also worked at Mojiva, Inc. as Senior Developer from October 2013 to May 2014, and eventually was part of the team acquired by PubMatic, Inc. in May 2014. Prior to Mojiva, Mr. Kuzemchik worked as an engineer and data scientist for Bitworks Software LLC from June 2011 to September 2013 building mobile advertising platforms. Mr. Kuzemchik graduated from Tomsk Polytechnic University in June 2010 with a Master’s degree in Computer Science.

Mark Grinbaum (Co-Founder and Executive Vice President of Financial Products)

Mark Grinbaum was one of the founders of NYIAX. He had been our Executive Vice President of Products and Secretary until May 17, 2022, starting from which day he became our Executive Vice President of Financial Products, as a consultant, and at the same time ceased to be Executive Vice President and Secretary. He has been managing building and adapting IT solutions for over 30 years with the last 20 in a senior management role in the financial industry including Deutsche Boerse’s International Securities Exchange (“ISE”) for over 13 years from 1997 to 2011, and Dow Jones, Inc. for 12 years prior to the ISE. Among Mr. Grinbaum’s accomplishments, as ISE’s the Chief Technology Officer and Architect, was adaptation of the European Options trading platform to meet U.S. standards allowing ISE to become the largest Equity Options exchange in the world. After the ISE launch, reporting directly to Chief Information Officer, Mr. Grinbaum was responsible for the interfaces that facilitated many initiative for the ISE, as well as industry and regulatory initiatives. Mr. Grinbaum is a graduate of St. Petersburg Electro Technical University, St. Petersburg, Russian Federation with a degree of Masters of Electrical Engineering in 1976. Mr. Grinbaum is also the primary inventor of the Nasdaq AB/NYIAX patent.

Joseph G. Passaic, Jr. (Corporate Secretary)

Joseph G, Passaic, Jr., has been appointed Corporate Secretary of NYIAX effective May 17, 2022. Mr. Passaic has been a practicing corporate and securities and regulatory lawyer in Washington, D.C., for over three decades. Mr. Passaic was a senior partner at Patton Boggs LLP, a major international law firm where he also served in management positions from 1998 to 2015 and, thereafter, as a partner at the law firm of Manatt, Phelps and Phillips, Washington office, from 2015 until 2017. Mr. Passaic subsequently formed JGP Advisory LLC, a business and consulting firm where he is the current managing member. Mr. Passaic specializes in the representation of financial companies with regard to federal banking and securities laws in the financial services industry. Before entering private practice, Mr. Passaic served in the General Counsel’s Office of the Federal Deposit Insurance Corporation from 1979 to 1983. Mr. Passaic is a graduate of Pennsylvania State University (B.A. 1975) and the Delaware Law School (J.D. 1979).

Thomas F. O’Neill (Chairman and Director)

Thomas O’Neill joined NYIAX as a Director and Chairman as of April 2016. As of November 2017, Mr. O’Neill ceased to be the Chairman but remains a Director of NYIAX, and was again appointed Chairman on April 19, 2022. Currently, Mr. O’Neill serves as the Senior Managing Director of Roberts & Ryan Investment, Inc. since 2020. Mr. O’Neill served on the board of director of Bank Financial Corp from 2010 to 2021. From 2017 to 2020, Mr. O’Neill was the Co-Chairman of First Empire Securities, Inc. Previously, from 2017 to 2020, Mr. O’Neill was the Vice-Chairman of InCap Corporation. Prior to InCap Corporation, he was at Kimberlite Group LLC from 2013 to 2017 and was the Co-Chief Executive Officer of Kimberlite Advisors LLC. Prior to Kimberlite, from 2010 to 2013, he was the Chief Executive Officer of Ranieri Financial Services (RFS), which focused on the community and regional banking sector. RFS is a predecessor company to Kimberlite Advisors. Prior to forming RFS with Mr. Ranieri in 2010, Mr. O’Neill was a founding principal of the investment banking and brokerage firm Sandler O’Neill + Partners L.P. 1998-2010, where he advised bank and thrift clients on strategic transactions and financings. Previously, from 1985-1988, he had served as a managing director at Bear

Stearns and as co-manager of its financial services group. He began his Wall Street career at L.F. Rothschild& Co. in 1972. From 2004 to 2016, Mr. O’Neill was a member of the board of directors of Archer Daniels Midland Company. He recently served on the board of directors of Nasdaq Stock Market, Inc. from 2003 to 2015. He also serves as a director of Misonix, Inc., a publicly traded medical-equipment manufacturer. Mr. O’Neill is a graduate of New York University in 1972 with a Bachelor of Science degree in Accounting and a veteran of the United States Air Force. We believe Mr. O’Neill is qualified to serve as a member of our Board of Directors due to his extensive investment and management experience.

Robert E. Ainbinder, Jr. (Director)

Robert E. Ainbinder, Jr. has served as Director of NYIAX since August 2016. From August 2019 to December 2020, Mr. Ainbinder served as Interim Chief Executive Officer of NYIAX, after which he served as Chief Executive Officer from December 16, 2020 to May 26, 2022. Mr. Ainbinder is currently a compensated executive advisor to the Company. From 2020 to 2021, Mr. Ainbinder was at Univest Securities LLC. From 2015 to 2019, Mr. Ainbinder was a Vice President of WestPark Capital, Inc. and served on the firm’s Investment Banking Committee. He began his career in 1983 as a clerk on the floor of the American Stock Exchange and went on to achieve positions and elevated responsibilities in private wealth management, as Vice President, as Managing Director and as Director of Corporate Finance for various investment banking firms. In 2013, Mr. Ainbinder became the Managing Director at Newport Coast Securities, Inc. where he managed a team of financial advisors. In this role, Mr. Ainbinder served as an investment banker advising and executing transactions for public and private emerging growth companies. Mr. Ainbinder also holds the following FINRA licenses: Series 63 (Uniform Securities Agent State Law Examination), SIE (Securities Industry Essentials Examination), Series 7 (General Securities Representative Examination), Series 6 (Investment Company Products/Variable Contracts Representative Examination), Series 4 (Registered Options Principal Examination) and Series 24 (General Securities Principal Examination).

From October 2022 to January 2023, Mr. Ainbinder served as a FINRA Series 7 Registered Representative with WestPark Capital, Inc. Mr. Ainbinder, WestPark Capital, Inc., and the Company are named defendants in a pending case filed in the United States District Court for the Southern District of New York by a group of investors in NYIAX alleging, among other things, fraud, violations of U.S. securities laws, breach of contract, breach of fiduciary duties, and negligence in connection with the plaintiffs’ investments in the Company and the solicitation of those investments. This case was earlier the subject of a FINRA arbitration case, without NYIAX as a party to the FINRA arbitration case, subsequently withdrawn and filed in the United States District Court for the Southern District of New York. See “Risk Factors — Risks Related to Our Business — WestPark, the Company, and one of our directors are named defendants in a pending U.S. District Court case, which could have a negative effect on us or on our business” on page 10 of this prospectus for more information.

Paul Richardson (Director Nominee)

Paul Richardson will become an independent non-executive Director of the Company immediately upon the first day of trading of the Company’s stock.

From 1996 to 2020, Paul Richardson served as a board member and Chief Financial Officer of WPP Group, where he was responsible for WPP Group’s worldwide functions in finance, information technology, procurement, property, treasury, taxation, internal audit and corporate and social responsibility initiatives. Mr. Richardson initially joined WPP Group as Treasurer in 1992. At WPP Group, Mr. Richardson was involved with the company’s M&A activity, including WPP’s acquisitions of Young & Rubicam, Grey Global Group, Taylor Nelson Sofres and 24/7 Real Media. In addition, he served a non-executive director of two companies associated with WPP Group, Chime Communications PLC from 1997 to 2014 and STW Communications Group Limited in Australia from 1999 to 2020. Prior to joining WPP, Mr. Richardson worked in Beecham Finance as Assistant Treasurer of Beecham Group (now GlaxoSmithKline) from 1982 to 1985 and as Deputy Treasurer at Hanson Trust from 1986 to 1992. He also served on the board of Ceva Group PLC (a subsidiary of Apollo. Mr. Richardson trained as a Chartered Accountant in London with KPMG, and is a Fellow of the Association of Corporate Treasurers. Mr. Richardson was also awarded the FTSE 100 Finance director of the year in 2007. He received a degree in 1979 from the University of East Anglia in the United Kingdom.

Michael M. Garone (Director Nominee)

Michael M. Garone will become an independent non-executive Director of the Company immediately upon the first day of trading of the Company’s stock.

Mr. Garone began his financial services career on Wall Street in 1977. Mr. Garone currently serves as an Independent Financial Consultant with Garone Capital Management, a sole proprietorship, and has served in this role since November 2010. Mr. Garone brings over 45 years of experience managing both domestic and international businesses for top tier financial institutions. To that end, Mr. Garone served as: Vice President and CFO of CM&M Futures Group from November 1984 to January 1990 and was Vice President and CFO of Carroll McEntee & McGinley Securities, Inc. from November 1980 to November 1984 (both subsidiaries of HSBC Ltd.); President, COO and Board member of Adler, Coleman & Co., an NYSE clearing member, from January 1990 to December 1991; Managing Director, CFO and Board member of Serfin Securities, Inc. from January 1992 to December 1997 and Managing Director, CFO and Board member of Serfin International Holdings, Inc. from January 1992 to December 1997 (both subsidiaries of Grupo Financiero Serfin); Executive Vice President and CFO of ABSA Securities, Inc. from January 1998 to February 1999 (a subsidiary of Amalgamated Banks of South Africa); President, COO and Board member of Erste Bank Artesia Securities, Inc., a jointly owned subsidiary of Erste Bank of Austria & Artesia Banking Group of Belgium, from March 1999 to July 2002; CFO and COO of Union & Employee Affiliations, a subsidiary of USI Holdings Corp., from August 2002 to December 2008. Mr. Garone received a Bachelor of Science degree in Business Management from St. Francis College in May of 1975. Mr. Garone also received an MBA degree in Finance from Pace University in May of 1977. Mr. Garone held multiple FINRA licenses, which are currently expired, including: SIE (obtained in February 2017), Series 66 (obtained in April 2011), Series 63 (obtained in November 2005), Series 7 (obtained in April 1990), Series 53 (obtained in November 1990), Series 4 (obtained in September 1990), Series 24 (obtained in June 1990), and Series 27 (obtained in July 1981).

Bruce Cooperman (Director Nominee)

Bruce Cooperman will become an independent non-executive Director of the Company immediately upon the first day of trading of the Company’s stock.

Bruce Cooperman is currently serving as Managing Partner at Nereus Advisors, LLC, a management and operational consulting services company, and has served in this role since January 2014. He founded Nereus Advisors in 2014 to provide financial and operational advisory services to businesses across two primary domains — financial technology and B2B business software services. Using his experience in management, corporate governance, capital raising and strategic investing, Mr. Cooperman provides insight and support to both management and investors. His clients are companies in the early or mid-stages of development that want to take advantage of opportunities for company-building and process development. Mr. Cooperman previously served as the Chief Financial Officer of Clearpool Group (“Clearpool”), an electronic trading software provider and independent agency broker dealer, where he was responsible for the finance, treasury, tax, legal, human resources and other administrative functions. Mr. Cooperman helped Clearpool grow and scale through strategic and operational development, directed several equity and debt capital raises, and was integral in the sale of Clearpool to BMO Financial Group in April 2020. From November 2011 to January 2014, Mr. Cooperman was the Chief Financial Officer of AppNexus, Inc., a Delaware company, where he guided AppNexus through a rapid growth stage in its development and maturation. From February 1999 to November 2011, Mr. Cooperman was Chief Financial Officer of International Securities Exchange, Inc. (“ISE”), a Delaware company, where he directed ISE’s initial public offering in 2005 and facilitated the sale of the company to Deutsche Borse AG in April 2007. From May 1997 to February 1999, Mr. Cooperman was Senior Vice President at the Board of Trade of the City of New York. From May 1993 to May 1997, Mr. Cooperman was Director of Finance and Information Technology at Fischer, Francis, Trees & Watts, Inc., an investment advisory services company, where he directed the global operations of the finance and technology divisions. From May 1984 to May 1993, Mr. Cooperman was Vice President in the Finance Division of Credit Suisse. Mr. Cooperman has served on the boards of not-for-profit and private companies and has been management liaison to audit and compensation committees. He is well versed in best practices of corporate governance, risk management and compliance. Mr. Cooperman is a graduate of the Ohio State University, where he received a B.S. degree in Accounting and Computer Science in December 1980. He lives in Ashville, North Carolina, with his family.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

•        had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•        been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•        been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•        been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•        been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•        been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board of Directors

Our Board of Directors will consist of six directors upon the completion of our IPO. Our Board of Directors has determined that each of Thomas F. O’Neill (Chair), Michael M. Garone (Director Nominee), Bruce Cooperman (Director Nominee) and Paul Richardson (Director Nominee) satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and Rule 10A-3 under the Exchange Act.

Board Committees

We have established three committees under the board of directors: an Audit Committee, a Compensation Committee, a nominating committee and a corporate governance committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

The Company’s Audit Committee is currently comprised of Thomas F. O’Neill (Chair). Michael M. Garone (Director Nominee), Bruce Cooperman (Director Nominee) and Paul Richardson will join the Audit Committee upon their appointments unto the Board of Directors, which will occur upon first day of trading of the Company’s stock; and at such time Paul Richardson will replace Mr. O’Neill to become Chair of the Audit Committee. The Board has determined that all of Messrs. O’Neill, Garone and Richardson are independent directors. Each of Messrs. O’Neill and Richardson qualifies as an “audit committee financial expert” within the meaning of the rules of the SEC.

The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements.

Compensation Committee

The Company’s Compensation Committee is currently comprised solely of Thomas F. O’Neill. Paul Richardson, Michael M. Garone, and Bruce Cooperman will join the Compensation Committee upon their appointments unto the Board of Directors, which will occur upon the first day of trading of the Company’s stock.

The purpose of the Compensation Committee is to carry out the responsibilities delegated by the Board relating to the review and determination of executive compensation.

Nominating and Corporate Governance Committee

The Company’s Nominating and Corporate Governance Committee is currently comprised of Thomas F. O’Neill, Robert Ainbinder and Carolina Abenante. Robert Ainbinder and Carolina Abenante will resign from the Nominating and Corporate Governance Committee as of the first day of trading of the Company’s stock. Paul Richardson,

Michael M. Garone, and Bruce Cooperman will join the Nominating and Corporate Governance Committee upon their appointments unto the Board of Directors, which will occur upon the first day of trading of the Company’s stock., at which time the members of the Nominating and Corporate Governance Committee will be Mr. O’Neill (Chair), Mr. Richardson, Mr. Garone and Mr. Cooperman.

The purpose of the Nominating and Corporate Governance Committee is to carry out the responsibilities delegated by the Board relating to the Company’s director nominations process and procedures, developing and maintaining the Company’s corporate governance policies, and any related matters required by the federal securities laws.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics applicable to directors, officers and employees. A copy of our Code of Ethics is filed as an exhibit to this registration statement of which this prospectus is a part.

Insider Trading Policy

The Company has adopted an Insider Trading Policy which requires insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with the compliance officer of the policy prior to execution.

Limitation on Directors Liability and Indemnification

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

Section 145(g) of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. The Company has purchased director and officer liability insurance to cover certain liabilities that its directors and officers may incur in connection with their services to the Company.

In addition, Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any: (i) breach of a director’s duty of loyalty to the corporation or its stockholders; (ii) act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or redemption of shares; or (iv) transaction from which the director derives an Improper personal benefit.

Our bylaws provide that any director or officer who is involved in litigation by reason of his or her position as a director or officer of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers and we will enter into indemnification agreements with our incoming directors. The indemnification agreements provide for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed proceedings, subject to certain limitations. The indemnification agreements also provide for the advancement of expenses in connection with the investigation, defense, settlement or appeal of a proceeding, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us. The indemnification agreements set forth procedures for making and responding to a request for indemnification or advancement of expenses, as well as dispute resolution procedures that will apply to any dispute between us and an indemnitee arising under the indemnification agreements.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to our chief executive officer and the four most highly compensated executive officers (other than the chief executive officer) who were serving as executive officers as of December 31, 2023 for services rendered in all capacities to us for the years ended December 31, 2023 and 2022.

Name	Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	Share-based Awards(1) ($)	Total ($)
Feldman, William	Chief Financial Officer and Treasurer	2023	$145,000		$156,145		$301,145
		2022	$180,000		$156,145		$336,145

Sergey Tsoy	Chief Technology and Product Officer	2023	230,000		30,950		260,950
		2022	$216,538		36,108		252,646

Robert Ainbinder Jr	Former Chief Executive Officer(2)	2023	219,680				219,680
		2022	$318,750		$144,250		$463,000

Toothaker, Gregory Robert	Chief Business Officer	2023	$190,625				$190,625
		2022	242,211				$242,211

Christopher Hogan	Interim Chief Executive Officer, President and Chief Operating Officer (formerly Chief Operating Officer)(3)	2023	$111,300				$111,300
		2022	$365,141				$365,141

____________

(1)      In accordance with ASC 718.

(2)      Mr. Ainbinder was appointed Chief Executive Officer on July 22, 2020, prior to which he was Interim Chief Executive Officer since August 19, 2019. On May 26, 2022, Mr. Ainbinder resigned as Chief Executive Officer, but will continue to be a Director of the Company. Following Mr. Ainbinder’s resignation as Chief Executive Officer, the Company continues to compensate Mr. Ainbinder on a month-to-month basis, at a rate of $270,000 per annum, for ongoing services provided. On September 28, 2023, Mr. Ainbinder voluntarily deferred his salary commencing 10/1/2023 (to be reflected in the 10/15/2023 payroll) until the Offering. Mr. Ainbinder’s annual salary rate will be $32,000 versus a previous annual salary rate of $270,000. The Company and Mr. Ainbinder have been engaged in discussions regarding an agreement for ongoing business development services. Concurrent with the first day of trading of the Company’s common stock on the NASDAQ Exchange, NYIAX Shareholder-Founder Robert Ainbinder Jr. will forfeit $108,750 of deferred compensation. The deferred compensation arose from a salary deferral program where each founder agreed to defer a portion of their contractual salary or contractor fees.

(3)      Christopher Hogan’s non-exclusive services as Chief Operating Officer were rendered through Southside Strategies, LLC and included various expenses paid to sub-contractors. For the year ended December 31, 2021, his compensation excluded approximately $53,900 of reimbursed medical coverage and medical costs. On May 26, 2022, Mr. Hogan was appointed as Interim Chief Executive Officer and President. With the recent appointment of our new Chief Executive Officer, the Interim Chief Executive Officer position previously held by Mr. Hogan has been eliminated, as planned.

Employment Agreements and Consulting Agreements

On January 19, 2024, Teresa Gallo and the Company entered into an employment agreement, pursuant to which Ms. Gallo agreed to be employed as Chief Executive Officer of the Company. The Company agreed to pay Ms. Gallo (i) a base salary of $400,000 per annum with commencement of payments deferable until the earlier of (a) completion of our IPO, or (b) forty five (45) days from Ms. Gallo’s employment date; (ii) an annual bonus of up to 120% of base salary based upon meeting certain goals related to net revenue and share price; (iii) $100,000 (25,000 units) of restricted stock units with 50% vesting six months from her employment date and 50% vesting one year from her employment date; (iv) 200,000 restricted stock units vesting quarterly over 4 years from the IPO date; and (v) 200,000 incentive stock options, with a strike price of $4.00 per share, vesting quarterly over 4 years from the IPO date. Additionally, Ms. Gallo may qualify for additional restricted stock units and incentive stock options on an annual basis after the first full year of employment based on meeting certain milestones and goals. The Company may terminate Ms. Gallo without cause after nine months of employment and with thirty days’ notice. In the event that Ms. Gallo is terminated without cause, she will be entitled to twelve months salary, vesting of certain unvested equity grants, and benefits.

On May 31, 2022, the Company and Joseph G. Passaic, Jr. entered into an agreement, pursuant to which Mr. Passaic agreed to be employed as Corporate Secretary of the Company. The Company agreed to pay Mr. Passaic a base monthly compensation of $10,000 starting from June 1, 2022. In addition, for the first three months commencement of the Company’s initial public offering, the Company agreed to pay Mr. Passaic an additional amount per month not less than $5,000 as may be determined by the company for a total minimum of $15,000 per month. In addition, the Company agreed to grant to Mr. Passaic (i) 20,000 fully vested non-qualified stock options at fair market value; and (ii) 40,000 restricted stock units which one half will vest on May 31, 2023 and the remainder on January 1, 2024. On June 21, 2023, the Board awarded 50,000 additional restricted stock units to Mr. Passaic with said grant becoming effective upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and with the award vesting quarterly over a three-year period, commencing January 1, 2024. From July 16, 2022, Mr. Passaic voluntarily agreed to defer 20% of his compensation until the Company effectuates its public offering. Subsequently, on April 1, 2023, Mr. Passaic voluntarily agreed to defer 50% of his compensation until the Company effectuates its public offering and on October 31, 2023, Mr. Passaic voluntarily agreed to defer 75% of his compensation until the Company effectuates its public offering. Additionally, Mr. Passaic forfeited $32,000 of deferred compensation. The deferred compensation arose from a salary deferral program where certain founders and employees agreed to defer a portion of their contractual salary or contractor fees.

On May 23, 2022, the Company and Carolina Abenante entered into an employment agreement and general release, pursuant to which Ms. Abenante agreed to be employed as Co-Founder, Chief Strategy Officer, Chief Evangelist, Vice Chairperson and Director of the Company. The agreement is automatically renewed for one year on each anniversary date, unless it is terminated earlier with 30 days’ written notice by either party prior to each renewal. As compensation, the Company agreed to pay Ms. Abenante (i) a base salary at the rate of $255,000 per annum except that for the period of May 16, 2022 through July 15, 2022, Ms. Abenante’s base salary will be $100,000 per year; and (ii) an annual discretionary bonus of 20% of the actual paid base salary. From July 16, 2022, Ms. Abenante voluntarily agreed to defer her salary to $100,000 per year until the Company effectuates its public offering. Additionally, Carolina Abenante forfeited $214,166 of deferred compensation. The deferred compensation arose from a salary deferral program where each founder agreed to defer a portion of their contractual salary or contractor fees.

On May 24, 2022, the Company and Mark Grinbaum entered into a consulting agreement, pursuant to which Mr. Grinbaum agreed to be perform services in the role of Co-Founder and Executive Vice President of Financial Products of the Company, which is a part-time non-exclusive position for twelve months. The Company agreed to pay Mr. Grinbaum a base compensation of $90,000 per year. From July 16, 2022, Mr. Grinbaum voluntarily agreed to defer his compensation until the Company effectuates its public offering. Additionally, Mark Grinbaum forfeited $112,500 of deferred compensation. The deferred compensation arose from a salary deferral program where each founder agreed to defer a portion of their contractual salary or contractor fees.

On July 16, 2016, the Company and Sergey Tsoy entered into an employment agreement, pursuant to which Mr. Tsoy agreed to be employed as Executive Vice President of Technology of the Company. As compensation, the Company agreed to pay Mr. Tsoy (i) a base salary at the rate of $150,000 per annum; (ii) a discretionary bonus of 20% of the base salary; (iii) 50,076 shares of common stock of the Company, subject to the terms of a restricted stock agreement dated April 20, 2016; and (iv) incentive stock options to purchase 100,000 shares of common stock of the Company at $4.60 per share, subject to the terms of a stock option award agreement dated May 1, 2017. Currently as Chief Technology and Product Officer, Mr. Tsoy’s current salary is $230,000 per annum. Mr. Tsoy forfeited $7,667 of deferred compensation. The deferred compensation arose from a salary deferral program where certain founders and employees agreed to defer a portion of their contractual salary or contractor fees.

On May 26, 2022, Mr. Hogan and the Company entered into an employment agreement, pursuant to which Mr. Hogan agreed to be employed as President and Chief Operating Officer of the Company and agreed to act as Interim Chief Executive Officer. The Company agreed to pay Mr. Hogan (i) a base salary of $360,000 per annum; (ii) a discretionary bonus of up to 50% of salary; (iii) an annual award of incentive stock options to purchase 75,000 shares of common stock of the Company at market price; and (iv) one-time incentive bonus of $20,000 to $250,000 to be paid to Mr. Hogan based upon meeting key performance indicators related to media billed on the Company’s platform. From July 16, 2022, Mr. Hogan voluntarily agreed to defer 25% of his salary compensation until the Company effectuates its public offering. Effective April 1, 2023, Mr. Hogan voluntarily agreed to defer 83.3% of his salary compensation until the Company effectuates its public offering. Additionally, Mr. Hogan forfeited $142,950 of deferred compensation. The deferred compensation arose from a salary deferral program where certain founders and employees agreed to defer a portion of their contractual salary or contractor fees. With the recent appointment of our new Chief Executive Officer, the Interim Chief Executive Officer position previously held by Mr. Hogan has been eliminated, as planned.

On August 26, 2019, the Company and Robert Ainbinder, Jr. entered into an employment agreement, pursuant to which Mr. Ainbinder agreed to be employed as Interim Chief Executive Officer of the Company. As compensation, the Company agreed to pay Mr. Ainbinder (i) a base salary at the rate of $360,000 per annum, prorated based on the start date; (ii) a discretionary bonus equal to 2.5% of the funds received by the Company in a private placement commenced on August 19, 2019 (which pursuant to the understanding of the parties was not paid by the Company to Mr. Ainbinder); (iii) a discretionary bonus of 50% of the base salary upon the Company receiving funding, in one or multiple rounds, of $6,000,000; provided, however, Mr. Ainbinder shall not be eligible to receive such bonus if the aforementioned bonus equal to 2.5% of the funds raised by the Company has been paid to him; (iv) a discretionary bonus of up to 100% of the base salary upon the Company achieving a merger or initial public offering where the value of the Company is over $60 million; and (v) an increase of the base salary to $420,000 upon the Company achieving a merger or initial public offering of at least $75 million unless finances of the Company are not permitting, or the Board is not in agreement. Pursuant to a stock option award agreement dated October 14, 2016, Mr. Ainbinder also received 10-year incentive stock options to purchase 113,578 shares of common stock of the Company at $3.30 per share. On December 16, 2020, Mr. Ainbinder became Chief Executive Officer of the Company. Additionally, in 2021, Mr. Ainbinder was issued incentive options to purchase100,000 shares of common stock at $4.40 per share under 2021 Equity Incentive Plan. On May 26, 2022, Mr. Ainbinder resigned as Chief Executive Officer of the Company but continues to be a Director of the Company. Following Mr. Ainbinder’s resignation as Chief Executive Officer, the Company continues to compensate Mr. Ainbinder on a month-to-month basis, at a rate of $270,000 per annum, for ongoing services provided. On September 28, 2023, Mr. Ainbinder voluntarily deferred his salary commencing October 1, 2023 (to be reflected in the October 15, 2023 payroll) until the Offering. Mr. Ainbinder’s annual salary rate will be $32,000 versus a previous annual salary rate of $270,000. Subsequently, the Company paid Mr. Ainbinder $9,200 of amounts deferred on October 25, 2023. Additionally, Robert Ainbinder Jr. forfeited $108,750 of deferred compensation. The deferred compensation arose from a salary deferral program where each founder agreed to defer a portion of their contractual salary or contractor fees. The Company and Mr. Ainbinder have been engaged in discussions regarding an agreement for ongoing business development services.

On July 1, 2021 Mr. Feldman became an employee of NYIAX. As compensation, pursuant to an employment agreement, the Company agreed to pay Mr. Feldman (i) a base salary at the rate of $200,000 per annum; (ii) a bonus at the discretion of the Company, which shall not be more than 50% of the base salary; and (iii) incentive stock options to purchase 150,000 shares of common stock of the Company at $4.40 per share, with a 4-year vesting schedule; provided, however, vesting of such options shall be accelerated of up to nine months when Mr. Feldman’s employment commenced with the Company. From July 16, 2022, Mr. Feldman voluntarily agreed to defer 20% of his salary compensation until the Company effectuates its public offering. On April 15, 2023, Mr. Feldman voluntarily agreed to defer 30% of his salary compensation until the Company effectuates its public offering On June 21, 2023, the NYIAX Board authorized the grant of 200,000 restricted stock units in accordance with the Company’s existing stock compensation plan in effect as of this date to William Feldman, the Company’s Chief Financial Officer. The award removes all service and other contingencies upon the first day of trading of the Company’s stock and are to be awarded six months after the first day of trading of the Company’s stock as registered free trading shares. Additionally, on Mr. Feldman forfeited $45,000 of deferred compensation. The deferred compensation arose from a salary deferral program where certain founders and employees agreed to defer a portion of their contractual salary or contractor fees.

Outstanding Equity Awards

The following table summarizes, for each of the named executive officers, the number of shares of common stock underlying outstanding stock options held as of December 31, 2023.

		Option Awards					Stock Awards
Name	Total	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) un exercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Sergey Tsoy	100,000	100,000			4.6	5/1/2027
	50,000	31,250	18,750		5.50	11/1/31
Robert Ainbinder Jr.(2)	113,578	113,578	—	—	$3.30	10/14/26
	100,000	100,000	—	—	$5.00	05/01/31
	50,000	50,000	—	—	$5.00	01/13/32
Christopher Hogan(1)		—	—	—
Feldman, William(3)	150,000	150,000			$4.40	08/01/31
Toothaker, Gregory Robert	70,000	70,000			4.60	04/24/27

____________

(1)      In addition to Chief Operating Officer, Mr. Hogan was appointed Interim Chief Executive Officer and President on May 26, 2022. With the recent appointment of our new Chief Executive Officer, the Interim Chief Executive Officer position previously held by Mr. Hogan has been eliminated, as planned.

On January 19, 2024, concurrently with the execution of her employment contract, the NYIAX Board granted, with said grant to occur, upon consummation of our IPO, Teresa Gallo, our Chief Executive Officer, $100,000 (25,000 units) of restricted stock units with 50% vesting six months from her employment date and 50% vesting one year from her employment date; 200,000 restricted stock units vesting quarterly over 4 years from the IPO date; and 200,000 incentive stock options, with a strike price of $4.00 per share, vesting quarterly over 4 years from the IPO date. Additionally, Ms. Gallo may qualify for additional restricted stock units and incentive stock options on an annual basis after the first full year of employment based on meeting certain milestones and goals;

(2)      Mr. Ainbinder, Director of the Company, was appointed Chief Executive Officer on July 22, 2020, prior to which he was Interim Chief Executive Officer since August 19, 2019. On May 26, 2022, Mr. Ainbinder resigned as Chief Executive Officer, but will continue to be a Director of the Company. Following Mr. Ainbinder’s resignation as Chief Executive Officer, the Company continues to compensate Mr. Ainbinder on a month-to-month basis, at a rate of $270,000 per annum, for ongoing services provided. On September 28, 2023, Mr. Ainbinder voluntarily deferred his salary commencing 10/1/2023 (to be reflected in the 10/15/2023 payroll) until the Offering. Mr. Ainbinder’s annual salary rate will be $32,000 versus a previous annual salary rate of $270,000. Additionally, Robert Ainbinder Jr. forfeited $108,750 of deferred compensation. The deferred compensation arose from a salary deferral program where each founder agreed to defer a portion of their contractual salary or contractor fees. The Company and Mr. Ainbinder have been engaged in discussions regarding an agreement for ongoing business development services.

(3)      On June 21, 2023, the NYIAX Board authorized the grant of 200,000 restricted stock units in accordance with the Company’s existing stock compensation plan in effect as of same date to William Feldman, the Company’s Chief Financial Officer. The award removes all service and other contingencies upon the first day of trading of the Company’s stock and are to be awarded six months after the first day of trading of the Company’s stock as registered free trading shares.

Director Compensation

The following table details the compensation paid to or accrued for each of the Company’s current non-management directors in the year ended December 31, 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas F. O’Neill(1)	0	—	288,500	—	—	—	288,500

__________

(1)      113,577 options were awarded to Mr. O’Neill on October 14, 2016, all of which were fully vested as of December 31, 2023. During the year ended December 31, 2023, no compensation was earned by, paid to or accrued for Mr. O’Neill. In addition, On January 13, 2022, the Board of Directors awarded Mr. O’Neil 50,000 options, with an exercise price of $5 per share and vested immediately, as a director of the Company, and an additional 50,000 options with the same terms as Chairman of the Audit Committee.

Additionally, On June 21, 2023, the Board revised a previous grant of restricted stock units to Mr. Richardson and granted restricted stock units to Mr. Garone and Mr. Cooperman as follows:

•        On May 31, 2022, the Board of Directors approved an award of 150,000 restricted stock units to Mr. Richardson, Director Nominee. On June 21, 2023, Board nominee and appointee Paul Richardson’s restricted stock units grant of 150,000 units granted on May 31, 2022 were revised as follows: Paul Richardson was granted 175,000 restricted stock units (an increase of 25,000 restricted stock units over the May 31, 2022 grant of 150,000 restricted stock units) effective upon his appointment as director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and with the award vesting one-third at grant date and the remainder vesting quarterly over a two year period in accordance with the Plan. The grant is subject to Mr. Richardson becoming a member of the Board at which point the grant will be finalized.

•        175,000 restricted stock units granted to Mr. Garone, Director Nominee, by the Board of Directors. The grant shall be effective upon Mr. Garone’s appointment as a director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and said award shall vest quarterly over a three year period in accordance with the Plan. The grant is subject to Mr. Garone becoming a member of the Board at which point the grant will be finalized. Additionally, On November 16, 2021, Mr. Garone was awarded 25,000 warrants. 10,000 of the warrants have a strike price of $3.30 and vested immediately; 15,000 of the warrants have a strike price of $5.00 and vest monthly over three years.

•        175,000 restricted stock units granted to Mr. Cooperman, Director Nominee, by the Board of Directors. The grant shall be effective upon Mr. Cooperman’s appointment as a director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and said award shall vest quarterly over a three-year period in accordance with the Plan. The grant is subject to Mr. Cooperman becoming a member of the Board at which point the grant will be finalized.

2016 Equity Incentive Plan

On September 6, 2016, our Board of Directors adopted a 2016 Equity Incentive Plan (the “2016 Plan”). The 2016 Plan was approved by our stockholders on September 28, 2016.

The purpose of the 2016 Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company.

The Company intends that securities issued pursuant to the 2016 Plan be exempt from requirements of registration and qualification of such securities pursuant the exemptions afforded by Rule 701 promulgated under the Securities Act and any applicable exemptions under applicable state securities laws, and the 2016 Plan shall be so construed. Further, the Company intends that awards granted pursuant to the 2016 Plan be exempt from or comply with Section 409A of the U.S. Internal Revenue Code (the “Code”) (including any amendments or replacements of such section), and the 2016 Plan shall be so construed.

Term of Plan.    The 2016 Plan shall continue in effect until its termination by the Board; provided, however, that all Awards shall be granted, if at all, within ten (10) years from September 6, 2016. “Award” means an Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, or Share-Based Award granted under the 2016 Plan.

Administration of the Incentive Plan.    The 2016 Plan shall be administered by the Board. Awards are granted solely at the discretion of the Board. The Board has the full and final power and authority, in its discretion, to determine, among other things, (i) the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Common Stock to be subject to each Award, (ii) the type of Award granted, and (iii) the terms, conditions and restrictions applicable to each Award.

Persons Eligible for Awards.    Awards may be granted only to employees, consultants and directors of the Company.

Shares Subject to the Incentive Plan.    Subject to customary adjustments such as merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, the maximum aggregate number of shares of Common Stock that may be issued under the 2016 Plan is 1,133,483 and consists of authorized but unissued or reacquired shares of Common Stock or any combination thereof. As of the date of hereof, a total of 922,403 stock options are issued and outstanding, all of which have vested as of the date hereof, and another 71,060 options have been exercised and converted into are outstanding shares under the 2016 Plan. There are currently 152,140 shares available for issuance under the 2016 Plan.

Individual Annual Maximum.    Subject to adjustments, the maximum number of shares of Common Stock that may be the subject of Awards under the 2016 Plan during any calendar year to any one participant is 300,000 shares.

Stock Options.    Options shall be evidenced by award agreements specifying the number of shares of Common Stock covered thereby, in such form as the Board shall from time to time establish. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a stockholder who owns more than ten percent (10%) of the Company’s voting stock shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the effective date of grant of the Option.

An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Non-Statutory Stock Option.

No Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option. No Incentive Stock Option granted to a stockholder who owns more than ten percent (10%) of the Company’s voting stock shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to exceptions, no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option.

The following table sets forth stock options that were approved by the Board to the persons and groups named below under the 2016 Plan as of December 31, 2023.

Name and Position	Number of Shares of Common Stock underlying Stock Options
Robert E. Ainbinder, Jr.	113,578
All executive officers as a group	113,578
William Wise (former director)	142,443
Thomas O’Neil	113,576
All non-executive directors as a group	256,019
All non-executive officer employees as a group	—

Stock Appreciation Rights (“SAR”).    The exercise price for each SAR shall be established in the discretion of the Board; provided, however, that the exercise price per share for a SAR shall be not less than the Fair Market Value of a share of Common Stock on the effective date of grant of the SAR. No SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR. Subject to exceptions, no SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR.

Restricted Stock Units.    Restricted Stock Units shall be evidenced by award agreements, in such form as the Board shall from time to time establish, specifying the number of shares of Stock covered thereby, the vesting conditions and period of restriction, and the time and form of payment, whether in cash, shares of Stock or a combination of cash and shares.

Restricted Stock Awards.    Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Board shall determine, including, without limitation, upon the attainment of one or more performance goals. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Board in its discretion. A Restricted Stock Purchase Right shall be exercisable within a period established by the Board, which shall in no event exceed sixty (60) days from the effective date of the grant of the Restricted Stock Purchase Right.

Stock-Based Awards.    Payment of earned Stock-Based Awards shall be as determined by the Board and as evidenced in the award agreement. Subject to the terms of the 2016 Plan, the Board, in its sole discretion, may pay earned Stock-Based Awards in the form of cash or in shares of Stock (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Stock-Based Awards. Such shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the award agreement pertaining to the grant of the Award.

Tax Withholding.    The Company shall have the right to deduct from any and all payments made under the 2016 Plan, or to require the plan participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including any social insurance), if any, required by law to be withheld by the Company with respect to an Award or the shares acquired pursuant thereto.

Rights as a Stockholder.    A plan participant shall have no rights as a stockholder of the Company with respect to any shares covered by an Award until the date of the issuance of such shares, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.

Amendment or Termination of Plan.    The Board may amend, suspend or terminate the 2016 Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Common Stock that may be issued under the 2016 Plan, except by operation of the adjustment provisions of the 2016 Plan, (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the 2016 Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted.

2017 Equity Incentive Plan

On January 18, 2018, our Board of Directors and stockholders adopted the 2017 Equity Incentive Plan (the “2017 Plan”).

The purpose of the 2017 Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company.

The Company intends that securities that have been issued pursuant to the 2017 Plan be exempt from requirements of registration and qualification of such securities pursuant the exemptions afforded by Rule 701 promulgated under the Securities Act and any applicable exemptions under applicable state securities laws, and the 2017 Plan shall be so construed. Further, the Company intends that awards granted pursuant to the 2017 Plan be exempt from or comply with Section 409A of the Code (including any amendments or replacements of such section), and the 2017 Plan shall be so construed.

Term of Plan.    The 2017 Plan shall continue in effect until its termination by the Board; provided, however, that all Awards shall be granted, if at all, within ten (10) years from December 15, 2017. “Award” means an Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, or Stock-Based Award granted under the 2017 Plan.

Administration of the Incentive Plan.    The 2017 Plan shall be administered by the Board. Awards are granted solely at the discretion of the Board. The Board has the full and final power and authority, in its discretion, to determine, among other things, (i) the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Common Stock to be subject to each Award, (ii) the type of Award granted, and (iii) the terms, conditions and restrictions applicable to each Award.

Persons Eligible for Awards.    Awards may be granted only to employees, consultants and directors of the Company.

Shares Subject to the Incentive Plan.    Subject to customary adjustments such as merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, the maximum aggregate number of shares of Common Stock that may be issued under the 2017 Plan is 604,832 and consists of authorized but unissued or reacquired shares of Common Stock or any combination thereof. As of the date of hereof, a total of 571,722 stock options have been issued and are outstanding under the 2017 Plan, all of which have vested as of the date hereof. There are currently 33,110 shares available for issuance under the 2017 Plan.

Individual Annual Maximum.    Subject to adjustments, the maximum number of shares of Common Stock that may be the subject of Awards under the 2017 Plan during any calendar year to any one participant is 300,000 shares.

Stock Options.    Options shall be evidenced by award agreements specifying the number of shares of Common Stock covered thereby, in such form as the Board shall from time to time establish. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a stockholder who owns more than ten percent (10%) of the Company’s voting stock shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the effective date of grant of the Option.

An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Non-Statutory Stock Option.

No Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option. No Incentive Stock Option granted to a stockholder who owns more than ten percent (10%) of the Company’s voting stock shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to exceptions, no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option.

The following table sets forth stock options that were approved by the Board to the persons and groups named below under the 2017 Plan as of December 31, 2023.

Name and Position	Number of Shares of Common Stock underlying Stock Options
Christopher Hogan	200,000
Sergey Tsoy	100,000
Vladislav Kuzemchik	55,000
All executive officers as a group	355,000
All non-executive directors as a group	—
All non-executive officer employees as a group	—

Stock Appreciation Rights (“SAR”).    The exercise price for each SAR shall be established in the discretion of the Board; provided, however, that the exercise price per share for a SAR shall be not less than the Fair Market Value of a share of Common Stock on the effective date of grant of the SAR. No SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR. Subject to exceptions, no SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR.

Restricted Stock Units.    Restricted Stock Units shall be evidenced by award agreements, in such form as the Board shall from time to time establish, specifying the number of shares of Stock covered thereby, the vesting conditions and period of restriction, and the time and form of payment, whether in cash, shares of Stock or a combination of cash and shares.

Restricted Stock Awards.    Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Board shall determine, including, without limitation, upon the attainment of one or more performance goals. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Board in its discretion. A Restricted Stock Purchase Right shall be exercisable within a period established by the Board, which shall in no event exceed sixty (60) days from the effective date of the grant of the Restricted Stock Purchase Right.

Stock-Based Awards.    Payment of earned Stock-Based Awards shall be as determined by the Board and as evidenced in the award agreement. Subject to the terms of the 2017 Plan, the Board, in its sole discretion, may pay earned Stock-Based Awards in the form of cash or in shares of Stock (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Stock-Based Awards. Such shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the award agreement pertaining to the grant of the Award.

Tax Withholding.    The Company shall have the right to deduct from any and all payments made under the 2017 Plan, or to require the plan participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including any social insurance), if any, required by law to be withheld by the Company with respect to an Award or the shares acquired pursuant thereto.

Rights as a Stockholder.    A plan participant shall have no rights as a stockholder of the Company with respect to any shares covered by an Award until the date of the issuance of such shares, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.

Amendment or Termination of Plan.    The Board may amend, suspend or terminate the 2017 Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Common Stock that may be issued under the 2017 Plan, except by operation of the adjustment provisions of the 2017 Plan, (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the 2017 Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted.

2021 Equity Incentive Plan

On April 8, 2021, our Board of Directors and stockholders adopted the 2021 Equity Incentive Plan (the “2021 Plan”).

The purpose of the 2021 Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company.

The Company intends that securities that have been issued pursuant to the 2021 Plan be exempt from requirements of registration and qualification of such securities pursuant the exemptions afforded by Rule 701 promulgated under the Securities Act and any applicable exemptions under applicable state securities laws, and the 2021 Plan shall be so construed. Further, the Company intends that awards granted pursuant to the 2021 Plan be exempt from or comply with Section 409A of the Code (including any amendments or replacements of such section), and the 2021 Plan shall be so construed.

Term of Plan.    The 2021 Plan shall continue in effect until its termination by the Board; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the effective date of the 2021 Plan. “Award” means an Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock or Restricted Stock Unit granted under the 2021 Plan.

Administration of the Incentive Plan.    The 2021 Plan shall be administered by the Board, General Counsel or a committee of the Board. Awards are granted solely at the discretion of the administrator. The administrator has the full and final power and authority, in its discretion, to determine, among other things, (i) the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Common Stock to be subject to each Award, (ii) the type of Award granted, and (iii) the terms, conditions and restrictions applicable to each Award.

Persons Eligible for Awards.    Awards may be granted only to employees, consultants and directors of the Company or a subsidiary.

Shares Subject to the Incentive Plan.    Subject to customary adjustments such as merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, the maximum aggregate number of shares of Common Stock that may be issued under the 2021 Plan is 12,000,000 and consists of authorized but unissued or reacquired shares of Common Stock or any combination thereof.

Stock Options.    Options shall be evidenced by award agreements specifying the number of shares of Common Stock covered thereby, in such form as the Board shall from time to time establish. The exercise price for each Option shall be established in the discretion of the administrator; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a stockholder who owns more than ten percent (10%) of the Company’s voting stock shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the effective date of grant of the Option.

An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Non-Statutory Stock Option.

No Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option. No Incentive Stock Option granted to a stockholder who owns more than ten percent (10%) of the Company’s voting stock shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option.

The following table sets forth stock options that were approved by the Board to the persons and groups named below under the 2021 Plan as of December 31, 2023.

2021 Equity Incentive Plan

Name and Position	Number of Shares of Common Stock underlying Stock Options and Restricted Stock Units
Mark Grinbaum	160,000
Carolina Abenante	210,000
Robert Ainbinder, Jr.	150,000
William Wise (former director)	300,000
Tom O’Neill (director)	100,000
William Feldman	150,000
—
All executive officers as a group	1,070,000
All non-executive directors as a group(a)
All non-executive officer employees as a group

Excluded from the table above are:

•        300,000 Stock Options and Restricted Stock Units which were forfeited following Mr. Wise resignation from the Board, effective March 20,2023, as follows:

•        50,000 options, which are exercisable at $5 per share and vested immediately, were forfeited on June 20, 2023 following Mr. Wise’s resignation on March 20, 2023.

•        250,000 restricted stock units under the 2021 Equity Incentive Plan were forfeited on March 20, 2023 upon Mr. Wise’s resignation from the Board on March 20, 2023.

•        50,000 of Mr. Ainbinder’s options were cancelled by mutual agreement for compliance to FINRA rules.

•        175,000 restricted stock units granted to Mr. Richardson, a Director Nominee on June 21, 2023, Board nominee and appointee Paul Richardson’s restricted stock units grant of 150,000 units, granted on May 31, 2022, were revised as follows: Paul Richardson was granted 175,000 restricted stock units (an increase of 25,000 restricted stock units over the May 31, 2022 grant of 150,000 restricted stock units) effective upon his appointment as director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and with the award vesting one-third at grant date and the remainder vesting quarterly over a two year period in accordance with the Plan. The 175,000 restricted stock grant is subject to Mr. Richardson becoming a member of the Board at which point the grant will be finalized;

•        175,000 restricted stock units were granted on June 21, 2023 to Mr. Garone, a Director Nominee, by the Board of Directors. The grant shall be effective upon Mr. Garone’s appointment as a director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and said award shall vest quarterly over a three-year period in accordance with the Plan. The grant is subject to Mr. Garone becoming a member of the Board at which point the grant will be finalized. Additionally on November 16, 2021, Mr. Garone was awarded 25,000 warrants. 10,000 of the warrants have a strike price of $3.30 and vested immediately; 15,000 of the warrants have a strike price of $5.00 and vest monthly over three years.;

•        175,000 restricted stock units were granted on June 21, 2023 to Mr. Cooperman, a Director Nominee, by the Board of Directors. The grant shall be effective upon Mr. Cooperman’s appointment as a director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and said awards shall vest quarterly over a three-year period in accordance with the Plan. The grant is subject to Mr. Cooperman becoming a member of the Board at which point the grant will be finalized;

•        200,000 restricted stock units granted on June 21, 2023 to Mr. William Feldman, the Company’s Chief Financial Officer. The award removes all service and other contingencies upon the first day of trading of the Company’s stock and are to be awarded six months after the first day of trading of the Company’s stock as registered free trading shares; and

•        50,000 additional restricted stock units granted on June 21, 2023 to Mr. Joseph G. Passaic, Jr. with said grant becoming effective upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and with the award vesting quarterly over a three-year period, commencing January 1, 2024.

•        On January 19, 2024, concurrently with the execution of her employment contract, the NYIAX Board granted, with said grant to occur, upon consummation of our IPO, Teresa Gallo, our Chief Executive Officer, $100,000 (25,000 units) of restricted stock units with 50% vesting six months from her employment date and 50% vesting one year from her employment date; 200,000 restricted stock units vesting quarterly over 4 years from the IPO date; and 200,000 incentive stock options, with a strike price of $4.00 per share, vesting quarterly over 4 years from the IPO date. Additionally, Ms. Gallo may qualify for additional restricted stock units and incentive stock options on an annual basis after the first full year of employment based on meeting certain milestones and goals.

Stock Appreciation Rights (“SAR”).    The exercise price for each SAR shall be established in the discretion of the administrator; provided, however, that the exercise price per share for a SAR shall be not less than the Fair Market Value of a share of Common Stock on the effective date of grant of the SAR. No SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

Restricted Stock.    Restricted Stock shall be evidenced by award agreements, in such form as the administrator shall from time to time establish, specifying the period of restriction, the number of shares granted, and other terms the administrator may determine in its discretion.

Restricted Stock Units.    Restricted Stock Units shall be evidenced by award agreements, in such form as the administrator shall from time to time establish, specifying the number of shares of Stock covered thereby, the vesting conditions and period of restriction, and the time and form of payment, whether in cash, shares of Stock or a combination of cash and shares.

Tax Withholding.    The Company shall have the right to deduct from any and all payments made under the 2021 Plan, or to require the plan participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including any social insurance), if any, required by law to be withheld by the Company with respect to an Award or the shares acquired pursuant thereto.

Amendment or Termination of Plan.    The Board may amend, suspend or terminate the 2021 Plan at any time.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of the fiscal year ended December 31, 2023.

	Number of common shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding option, warrants and rights (b)	Number of common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by security holders
2016 Equity Compensation Plan	916,344	$3.40	152,114
2017 Equity Compensation Plan	586,722	1.96	18,110
2021 Equity Compensation Plan	1,496,060	4.39	10,503,940
Equity compensation plans not approved by security holders	—	—	—
Total	2,999,126	$3.49	10,674,164

The table above excludes the following:

•        175,000 restricted stock units granted to Mr. Richardson, a Director Nominee On June 21, 2023, Board nominee and appointee Paul Richardson’s restricted stock units grant of 150,000 units, granted on May 31, 2022, were revised as follows: Paul Richardson was granted 175,000 restricted stock units (an increase of 25,000 restricted stock units over the May 31, 2022 grant of 150,000 restricted stock units) effective upon his appointment as director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and with the award vesting one-third at grant date and the remainder vesting quarterly over a two year period in accordance with the Plan. The 175,000 restricted stock grant is subject to Mr. Richardson becoming a member of the Board at which point the grant will be finalized;

•        175,000 restricted stock units were granted on June 21, 2023 to Mr. Garone, a Director Nominee, by the Board of Directors. The grant shall be effective upon Mr. Garone’s appointment as a director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and said award shall vest quarterly over a three-year period in accordance with the Plan. The grant is subject to Mr. Garone becoming a member of the Board at which point the grant will be finalized;

•        175,000 restricted stock units were granted on June 21, 2023 to Mr. Cooperman, a Director Nominee, by the Board of Directors. The grant shall be effective upon Mr. Cooperman’s appointment as a director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and said awards shall vest quarterly over a three-year period in accordance with the Plan. The grant is subject to Mr. Cooperman becoming a member of the Board at which point the grant will be finalized;

•        On January 19, 2024, concurrently with the execution of her employment contract, the NYIAX Board granted, with said grant to occur, upon consummation of our IPO, Teresa Gallo, our Chief Executive Officer, $100,000 (25,000 units) of restricted stock units with 50% vesting six months from her employment date and 50% vesting one year from her employment date; 200,000 restricted stock units vesting quarterly over 4 years from the IPO date; and 200,000 incentive stock options, with a strike price of $4.00 per share, vesting quarterly over 4 years from the IPO date. Additionally, Ms. Gallo may qualify for additional restricted stock units and incentive stock options on an annual basis after the first full year of employment based on meeting certain milestones and goals;

•        200,000 restricted stock units granted on June 21, 2023 to Mr. William Feldman, the Company’s Chief Financial Officer. The award removes all service and other contingencies upon the first day of trading of the Company’s stock and are to be awarded six months after the first day of trading of the Company’s stock as registered free trading shares; and

•        50,000 additional restricted stock units granted on June 21, 2023 to Mr. Joseph G. Passaic, Jr. with said grant becoming effective upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and with the award vesting quarterly over a three-year period, commencing January 1, 2024.

Immediately after the consummation of this offering, we will file a Registration Statement on Form S-8 to register the securities issuable under our 2016 Equity Compensation Plan, 2017 Equity Compensation Plan and 2021 Equity Compensation Plan, respectively.

Compensation Clawback Policy

On October 27, 2023, the Board of Directors of the Company adopted an executive compensation clawback policy (the “Compensation Clawback Policy”), in order to comply with the final clawback rules adopted by the Securities and Exchange Commission under Section 10D and Rule 10D-1 of the Exchange Act, as amended (“Rule 10D-1”), and the listing standards, as set forth in the Nasdaq Listing Rule 5608 (the “Final Clawback Rules”).

The Compensation Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers and other covered persons (each a “Covered Person”), of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Person engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the NYIAX Compensation Committee may recoup from the Covered Persons erroneously awarded incentive compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement.

PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of common stock beneficially owned as of July 20, 2023 by:

•        each of our stockholders who is known by us to beneficially own 5% or more of our common stock;

•        each of our executive officers;

•        each of our directors; and

•        all of our directors and current executive officers as a group.

Beneficial ownership is determined based on the rules and regulations of the SEC. A person has beneficial ownership of shares if such individual has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. Applicable percentage ownership in the following table is based on the total of 15,561,499 shares of common stock outstanding as of the date of this prospectus, which excludes the offering of 2,106,250 shares of common stock, unless noted, and excludes:

i.       a total of 2,089,312 shares of our common stock, of which 685,650 expire at our initial public offering, issuable upon exercise of warrants;

ii.      a total of 3,086,626 shares of our common stock issuable upon exercise of options;

iii.     210,625 shares of common stock underlying the underwriter’s warrants (or 242,219 shares of common stock if the underwriters exercise their over-allotment option in full) exercisable at an exercise price of $5.00;

iv.      the number of shares of common stock issuable (561,250 as of the date thereof) upon the conversion of the 2023B Convertible Note Payable, excluding accrued payment-in-kind interest of approximately $177,717 through February 14, 2024, (and approximately $24,000 accruing monthly), at the agreed upon conversion price.

In January 2024, the Company and certain investors representing approximately 86% of the outstanding principal and interest agreed to change the terms of the 2023B Convertible Note Payable so that (a) the conversion price would increase from two dollars ($2.00) per share to four dollars ($4.00) per share and (b) in the event that the Company has not received an effective order from the SEC on its registration statement by February 14, 2024, the 2023B Convertible Note Payable shall automatically be converted into common stock of the Company at $2.00 per share. The terms of the 2023B Convertible Note Payable held by certain investors representing approximately 14% of outstanding principal and interest were unchanged.

v.       175,000 restricted stock units granted to Mr. Richardson, a Director Nominee On June 21, 2023, Board nominee and appointee Paul Richardson’s restricted stock units grant of 150,000 units, granted on May 31, 2022, were revised as follows: Paul Richardson was granted 175,000 restricted stock units (an increase of 25,000 restricted stock units over the May 31, 2022 grant of 150,000 restricted stock units) effective upon his appointment as director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and with the award vesting one-third at grant date and the remainder vesting quarterly over a two year period in accordance with the Plan. The 175,000 restricted stock grant is subject to Mr. Richardson becoming a member of the Board at which point the grant will be finalized;

vi.     175,000 restricted stock units granted to Mr. Garone, a Director Nominee, by the Board of Directors. The grant shall be effective upon Mr. Garone’s appointment as a director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and said award shall vest quarterly over a three-year period in accordance with the Plan. The grant is subject to Mr. Garone becoming a member of the Board at which point the grant will be finalized;

vii.    175,000 restricted stock units granted to Mr. Cooperman, a Director Nominee, by the Board of Directors. The grant shall be effective upon Mr. Cooperman’s appointment as a director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and said awards shall vest quarterly over a three-year period in accordance with the Plan. The grant is subject to Mr. Cooperman becoming a member of the Board at which point the grant will be finalized;

viii    On January 19, 2024, concurrently with the execution of her employment contract, the NYIAX Board granted, with said grant to occur, upon consummation of our IPO, Teresa Gallo, our Chief Executive Officer, $100,000 (25,000 units) of restricted stock units with 50% vesting six months from her employment date and 50% vesting one year from her employment date; 200,000 restricted stock units vesting quarterly over 4 years from the IPO date; and 200,000 incentive stock options, with a strike price of $4.00 per share, vesting quarterly over 4 years from the IPO date. Additionally, Ms. Gallo may qualify for additional restricted stock units and incentive stock options on an annual basis after the first full year of employment based on meeting certain milestones and goals;

ix.     200,000 restricted stock units granted to Mr. William Feldman, the Company’s Chief Financial Officer. The award removes all service and other contingencies upon the first day of trading of the Company’s stock and are to be awarded six months after the first day of trading of the Company’s stock as registered free trading shares;

x.      50,000 additional restricted stock units granted on June 21, 2023 to Mr. Joseph G. Passaic, Jr. with said grant becoming effective upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and with the award vesting quarterly over a three-year period, commencing January 1, 2024;

xi.     conversion of note payable — stockholder of $100,500 into an aggregate of 25,124 common shares upon the completion of this offering (assuming an initial public offering price of $4.00 per share);

xii.    conversion of convertible notes payables to certain shareholder-founders of $492,500 plus interest into approximately 124,815 common shares upon the completion of this offering (assuming an initial public offering price of $4.00 per share); and

xiii.   conversion of accounts payable to a NYIAX vendor of $461,872 into an aggregate of 115,468 common shares (assuming an initial public offering price of $4.00 per share), upon the Company’s execution of an underwriting agreement with Westpark Capital, Inc.

all of which will be registered under registration statements on Form S-8 that we plan to file immediately after the consummation of this offering. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that are subject to options or warrants held by that person and exercisable as of, or within 60 days of, the date of this Prospectus. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in the table has sole voting and dispositive power with respect to the shares of common stock set forth opposite that person’s name. Unless indicated below, the address of each individual listed below is c/o NYIAX, Inc., 180 Maiden Lane, 11th Floor, New York, NY 10005.

Names of Beneficial Owners	Total Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned
Carolina Abenante(2)	1,134,410	6.8%
Mark Grinbaum(3)	1,122,647	6.8%
Robert Ainbinder Jr.(4)	655,063	4.0%
Tom O’Neill(6)	456,347	2.8%
Teresa Gallo(14)	225,000	1.4%
William Feldman(5)	150,000	1.0%
Sergey Tsoy(7)	181,326	1.2%
Vladislav Kuzemchik(8)	68,219	*
Paul Richardson, Director Nominee(9)	—	—
Michael M. Garone, Director Nominee(9)	27,361	*
Bruce Cooperman, Director Nominee(9)	—	—
Joseph G. Passaic, Jr.(10)	60,000	*
All officers & directors as a group	4,080,373	20.8%

Other 5% Beneficial Owners:
Suwyn Investments, LLC(11)	1,503,386	8.4%
Graham Mosley(12)	895,927	5.2%
Network Foundation Technologies, LLC(13)	2,000,000	10.8%

____________

*        Less than 1%.

(1)      The percentages herein take into account of (a) shares of Common Stock beneficially owned or vested as of the date hereof, both of which have voting power, and (b) options or warrants exercisable as of, or within 60 days of, the date hereof.

(2)      For Ms. Abenante, the shares the total number of beneficially owned include (i) 850,000 shares of Common Stock; (ii) vested options exercisable within 60 days to purchase an aggregate of 160,000 shares of Common Stock (iii) 50,000 vested options granted by the Board of Directors to each Director for 2021 services as a Board Member, including Ms. Abenante and (iv) approximately 74,410 for the conversion of founder notes and notes payable, as of the date hereof, all of the options have vested.

(3)      For Mr. Grinbaum, the shares beneficially owned include (i) 827,238 shares of Common Stock; (ii) vested options exercisable within 60 days to purchase an aggregate of 160,000 shares of Common Stock (iii) approximately 39,457 shares from the future conversion of 2022 convertible note payable purchased September 14, 2021, including estimated interest on the note and exercise of all warrants and (iv) approximately 69,252 for the conversion of founder notes and notes payable.

(4)      For Mr. Ainbinder, the shares beneficially owned include (i) 318,665 shares of Common Stock; (ii) vested options exercisable within 60 days to purchase an aggregate of 213,578 shares of Common Stock; (iii) 50,305 shares of Common Stock received for services from WestPark Capital while Mr. Ainbinder was employed as a registered representative with WestPark Capital; and (iv) warrants issued on August 10, 2018 exercisable within 60 days to purchase 22,515 shares of Common Stock received for services from WestPark Capital while Mr. Ainbinder was employed as a registered representative with WestPark Capital. Mr. Ainbinder was a Vice President at the New York City office of WestPark Capital, Inc., the former Placement Agent in the Company’s certain prior offerings. As of the date hereof, all of the options have vested. On May 26, 2022, Mr. Ainbinder resigned. CEO. Robert Ainbinder will be longer be acting as our chief executive officer but will continue to be a Director of the Company.

(5)      For Mr. Feldman, the shares beneficially owned include vested options exercisable within 60 days to purchase an aggregate of 150,000 shares of Common Stock. Excluded from this table: on June 21, 2023, the NYIAX Board authorized the grant of 200,000 restricted stock units in accordance with the Company’s existing stock compensation plan in effect as of same date to William Feldman, the Company’s Chief Financial Officer. The award removes all service and other contingencies upon the first day of trading of the Company’s stock and are to be awarded six months after the first day of trading of the Company’s stock as registered free trading shares.

(6)      For Mr. O’Neill, the shares beneficially owned include (i) 227,618 shares of Common Stock awarded as director; (ii) 15,152 shares purchased; (ii) vested options exercisable within 60 days to purchase an aggregate of 113,577 shares of Common Stock; (iii) 50,000 vested options granted by the Board of Directors to each Director for 2021 services as a Board Member, including Mr. O’Neill; and (iv) 50,000 options granted to Mr. O’Neill as Chairman of the Audit Committee, all of which have vested as of the date hereof.

(7)      Mr. Tsoy has been granted 50,076 shares of Common Stock pursuant to his RSA. All of the shares have vested. Additionally, pursuant to a stock option award agreement Mr. Tsoy received 100,000 incentive stock option, all of which have vested as of the date hereof. Mr. Tsoy was granted an additional 50,000 options by the Board on April 27, 2022, with a four-year vesting schedule in equal instalments starting from one year anniversary of the grant.

(8)      For Mr. Kuzemchik includes vested options exercisable within 60 days to purchase an aggregate of 55,000 shares of Common Stock. Mr. Kuzemchik was granted an additional 26,500 options by the Board on April 27, 2022, with a four-year vesting schedule in equal instalments starting from one year anniversary of the grant.

(9)     For Mr. Richardson: 175,000 restricted stock units granted to Mr. Richardson, a Director Nominee On June 21, 2023, Board nominee and appointee Paul Richardson’s restricted stock units grant of 150,000 units, granted on May 31, 2022, were revised as follows: Paul Richardson was granted 175,000 restricted stock units (an increase of 25,000 restricted stock units over the May 31, 2022 grant of 150,000 restricted stock units) effective upon his appointment as director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and with the award vesting one-third at grant date and the remainder vesting quarterly over a two year period in accordance with the Plan. The 175,000 restricted stock grant is subject to Mr. Richardson becoming a member of the Board at which point the grant will be finalized.

          For Mr. Garone: 175,000 restricted stock units granted to Mr. Garone, a Director Nominee, by the Board of Directors. The grant shall be effective upon Mr. Garone’s appointment as a director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and said award shall vest quarterly over a three-year period in accordance with the Plan. The grant is subject to Mr. Garone becoming a member of the Board at which point the grant will be finalized. Additionally, On November 16, 2021, Mr. Garone was awarded 25,000 warrants. 10,000 of the warrants have a strike price of $3.30 and vested immediately; 15,000 of the warrants have a strike price of $5.00 and vest monthly over three years.

          For Mr. Cooperman: 175,000 restricted stock units granted to Mr. Cooperman, a Director Nominee, by the Board of Directors. The grant shall be effective upon Mr. Cooperman’s appointment as a director upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and said awards shall vest quarterly over a three-year period in accordance with the Plan. The grant is subject to Mr. Cooperman becoming a member of the Board at which point the grant will be finalized;

(10)   For Mr. Joe Passaic, on May 31, 2022, the Board approved (i) 40,000 restricted stock units vesting evenly over two years commencing May 31, 2023 and (ii) 20,000 non-qualified stock units immediate vesting at $5.00 exercise price granted to Mr. Joe Passaic, recently appointed Company Corporate Secretary. On June 21, 2023, 50,000 additional restricted stock units were granted to Mr. to Joe Passaic; these 50,000 restricted stock units become effective upon the first day of trading of the Company’s common stock on the NASDAQ Exchange and with the award vesting quarterly over a three-year period, commencing January 1, 2024.

(11)    Suwyn Investments, LLC includes (i) 90,909 shares of Common Stock purchased in the Company’s past private offerings; (ii) 290,695 shares of Common Stock issuable upon exercise of warrants; (iii) 150,000 shares of Common Stock from an exercise of warrants issued in the 2020 Convertible Notes Payable Offering; (iv) 594,171 shares of Common Stock from the conversion of a promissory note issued in 2020 Convertible Notes Payable Offering (v) 111,444 shares of Common Stock from mandatory conversion on May 30, 2022 of a promissory note issued in the 2021 Convertible Notes Payable Offering (vi) 156,750 shares from the conversion of 2022 convertible note payable purchased August 19, 2022 and (vii) 109,417 shares from the future conversion of 2023B convertible note payable. Of the 290,695 warrants disclosed in (ii) above, a total of 205,240 warrants (issued in the 2020 Convertible Notes Payable Offering, the 2021 Convertible Notes Payable Offering and the 2022 Convertible Notes Payable Offering), if remained unexercised and outstanding, will expire in five years or the closing of this offering, whichever occurs first. The address of Suwyn Investments, LLC is 26291 Woodlyn Dr., Bonita Springs, FL 34134. Mark Suwyn has voting and dispositive power over the shares held by Suwyn Investments, LLC as its Manager.

(12)    For Mr. Mosley includes (i) 45,927 shares of Common Stock that Mr. Mosley received as a former employee and (ii) 850,000 shares of Common Stock issued pursuant to a settlement agreement by and between Mr. Mosley and the Company.

(13)    On July 8, 2023, the Company completed the purchase of an intellectual property portfolio, including various patents and trade secrets for 2,000,000 shares of common stock from Network Foundation Technologies, LLC. The common shares are restricted from sale as follows: one third for fourteen months, one third for twenty-four months, and one-third for thirty-six months. Concurrent with the asset purchase, Board member Ainbinder received a proxy to vote all un-restricted shares until IPO and the proxy will be transferred to Mr. Richardson on the first day of trading.

Related to items (2) Ms. Abenante and (3) Mr. Grinbaum — NYIAX founders and shareholders Carolina Abenante and Mark Grinbaum, agreed to transfer to Patrick Maddren, a NYIAX contractor, an aggregate of 100,000 shares of our common stock, or 50,000 shares of our common stock each. In the transfer letter, dated November 11, 2022, Patrick Maddren agreed to assume all tax liabilities related to the transfer and to a general releases in favor of Carolina Abenante, Mark Grinbaum, and NYIAX from any and all prior claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever. The transfer was reflected in the beneficial ownership above. The NYIAX contractor, Patrick Maddren, was previously awarded 100,000 warrants which were granted on May 1, 2021, had an exercise price of $1.00, and vested immediately.

(14)    On January 19, 2024, Teresa Gallo became our Chief Executive Officer. For Ms. Gallo, the shares beneficially owned shares of 225,000 include (i) $100,000 (25,000 units) of restricted stock units vesting one year after her day of employment; (ii) 200,000 restricted stock units vesting quarterly over 4 years from the IPO date, and 200,000. Additionally, Ms. Gallo received 200,000 incentive stock options with a strike price of $4.00 per share vesting quarterly over 4 years from the IPO date and may qualify for additional restricted stock units and incentive stock options of the Company’s stock on an annual basis after the first full year of employment based on meeting the milestones and goals.

Additional Information

With the recent appointment of our new Chief Executive Officer, the Interim Chief Executive Officer position previously held by Mr. Hogan has been eliminated, as planned. For Mr. Hogan, former Interim CEO, the shares beneficially owned include (i) 200,000 shares of Common Stock — gifted June 22, 2021, see below; and (ii) vested options exercisable within 60 days to purchase an aggregate of 200,000 shares of Common Stock. On June 22, 2021, Mr. Hogan received a common stock grant as a gift from principal stockholders, Carolina Abenante and Mark Grinbaum, who transferred 200,000 of their shares, 100,000 shares each, to Mr. Hogan. There were no performance conditions in this gifted grant and the principal stockholders, Carolina Abenante and Mark Grinbaum, paid all taxes related to this gifted grant. The Company expensed the award as share-based compensation in 2021 as is consistent with the Codification of Staff Accounting Bulletins Topic 5. The common stock grant gift are not to be sold for 181 days after the Company’s first day of trading of its stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Unless described below, during the last two fiscal years, there are no transactions or series of similar transactions to which we were a party or will be a party, in which:

•        the amounts involved exceeded or will exceed $120,000; and

•        any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Former CEO Services

Mr. Ainbinder is our former CEO, current Director and a shareholder of the Company. He became a Director of the Company in April 2016. From November 2015 through July 2019, Mr. Ainbinder was a Vice President of WestPark Capital, Inc. (“WestPark”) and served on its Investment Committee. WestPark acted as a placement agent for the Company in the private placements occurred in August 2016, July 2017, June 2018 and July 2019.

Related Party Office Space

The former CEO is a co-founder of a private investment fund, GoldStreet Holdings Limited Partnership (“GoldStreet”).

As of December 31, 2021, the Company included $36,614 in its general and administrative expenses related to GoldStreet for office space and related charges, and as of December 31, 2021, the Company had an accounts payable of $36,614 to GoldStreet.

For the year ended December 31, 2022, the Company recorded $10,000 of general and administrative expenses related to GoldStreet for office space. For the year ended December 31, 2021, the Company recorded $34,614 of general and administrative expenses related to GoldStreet for office space and related charges which was included in accounts payable and accrued expenses as of December 31, 2021.

The Company has not incurred any expenses since for related party office space for the nine month period ending September 30, 2023.

Payables to Shareholder-Founders

At March 31, 2022 and at December 31, 2021 and 2020, the Company had a payable to certain shareholder founders in aggregate amount of $610,500, $610,500 and $508,500, respectively, for unpaid bonuses ($510,000 at March 31, 2022 and December 31, 2021 and $408,000 at December 31, 2020) and reimbursement of certain expenses in the amount of $100,500. The services related to the bonus have been rendered and the amounts are recorded as payables to shareholder founder.

In May 2022, Carolina Abenante and Mark Grinbaum entered into employment and consulting agreements with the Company, respectively. The agreements revise their respective responsibilities, terms and future compensation. The employment and consulting agreements revise amounts owed for unpaid bonuses from $510,000 for the three-month period ended March 31, 2022, $510,000 for the year ended December 31, 2021, and $408,000 for the year ended December 31, 2020 to $0.

Forfeiture of Deferred Compensation to Founders

On September 28, 2023, NYIAX Shareholder-Founders Carolina Abenante, Mark Grinbaum, and Robert Ainbinder Jr., forfeited $165,416 of deferred compensation, $90,000 of deferred compensation, and $86,250 of deferred compensation, respectively, to assist the Company to maintain required capital levels. The deferred compensation arose from a salary deferral program where each founder agreed to defer a portion of their contractual salary or contractor fees. The total amount of forfeited deferred compensation on September 28, 2023 was $367,803 including applicable payroll taxes of approximately $26,137 in aggregate.

On November 10, 2023, NYIAX Shareholder-Founders Carolina Abenante, Mark Grinbaum, and Robert Ainbinder Jr., forfeited $48,750 of deferred compensation, $22,500 of deferred compensation, and $22,500 of deferred compensation, respectively, to assist the Company to maintain required capital levels. The deferred compensation arose from a salary deferral program where each founder agreed to defer a portion of their contractual salary or contractor fees. The total amount of forfeited deferred compensation in November 10, 2023 was $99,201 including applicable payroll taxes of approximately $5,451 in aggregate.

Convertible Notes Payables to Shareholder-Founders

On September 25, 2023, Mark Grinbaum, a founder, shareholder, and service provider, agreed to loan the Company $100,000, with interest accruing at the annual rate of 4%, due in 60 days, or upon trading of the Company’s common stock on the NASDAQ Exchange, whichever is sooner. On October 26, 2023, the Company and Mark Grinbaum further agreed that upon trading of the Company’s common stock on the NASDAQ Exchange, the convertible notes payables to Mark Grinbaum and related interest convert to NYIAX common shares at $4.00 per share The loan was recorded as of September 30, 2023 as a note payable — stockholder. The funds were received on October 2, 2023. The short-term loan will provide additional short-term funding for operations during completion of the public offering process. Additionally, Mark Grinbaum further agreed to loan the Company an additional $148,500, with interest accruing at the annual rate of 4%, or upon trading of the Company’s common stock on the NASDAQ Exchange, whichever is sooner. The Company and Mark Grinbaum further agreed that upon trading of the Company’s common stock on the NASDAQ Exchange, the convertible notes payables to Mark Grinbaum and related interest convert to NYIAX common shares at $4.00 per share. The short-term loan will provide additional short-term funding for operations during completion of the public offering process.

On October 26, 2023, Carolina Abenante, a founder, shareholder, officer and director, agreed to loan the Company $100,000, with interest accruing at the annual rate of 4%, due in 60 days, or upon trading of the Company’s common stock on the NASDAQ Exchange, whichever is sooner. Upon trading of the Company’s common stock on the NASDAQ Exchange, the convertible notes payables to Carolina Abenante and related interest convert to NYIAX common shares at $4.00 per share. As of the date herein, the funds have been received. The short-term loan will provide additional short-term funding for operations during completion of the public offering process. Additionally, Carolina Abenante further agreed to loan the Company an additional $144,000, with interest accruing at the annual rate of 4%, or upon trading of the Company’s common stock on the NASDAQ Exchange, whichever is sooner. The Company and Carolina Abenante further agreed that upon trading of the Company’s common stock on the NASDAQ Exchange, the convertible notes payables to Carolina Abenante and related interest convert to NYIAX common shares at $4.00 per share. The short-term loan will provide additional short-term funding for operations during completion of the public offering process.

Recent Purchase of Intellectual Property

On July 8, 2023, the Company completed the purchase of an intellectual property portfolio, including various patents and trade secrets for 2,000,000 shares of common stock from Network Foundation Technologies, LLC. The common shares are restricted from sale as follows: one third for fourteen months, one third for twenty-four months, and one-third for thirty-six months.

One of our directors, Thomas F. O’Neill., and one of our officers, Mark Grinbaum, each own approximately 0.17% (acquired for $50,000 in or around April 2007) and 0.35% (acquired for $100,000 in or around April 2007) of Network Foundation Technologies, LLC, respectively. Neither Mr. O’Neill nor Mr. Grinbaum is a director of Network Foundation Technologies, LLC.

Employment Agreements and Consulting Agreements

The Company has entered into employment agreements and consulting agreements with executive officers. See summaries of such agreements under “EXECUTIVE AND DIRECTOR COMPENSATION — Employment Agreements and Consulting Agreements” at pages 93 to 94.

DESCRIPTION OF CAPITAL STOCK

Our current Certificate of Incorporation authorizes us to issue a total of 135,000,000 shares, consisting of 125,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

The following statements are summaries only of the material provisions of our authorized capital stock and are qualified in their entirety by reference to our Certificate of Incorporation and our Bylaws, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Common Stock

We are authorized to issue 125,000,000 shares of Common Stock, par value $0.0001 per share. As of the date hereof, there are a total number of 15,561,499 shares of Common Stock issued and outstanding, which does not include shares of our common stock issuable upon exercise of warrants, options, and various debt for equity swaps (aggregating 263,654 common shares) to take effect on the first day of trading and conversion of promissory notes.

Each share of Common Stock is entitled to one vote on the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our Common Stock do not have cumulative voting rights.

Investors in our August 2016 Offering have a right of first refusal to purchase his or her pro rata share of certain securities that the Company may, from time to time, propose to sell and issue after the August 2016 Offering. Investors in our August 2016 Offering, July 2017 Offering, June 2018 Offering, July 2019 Offering and March 2020 Offering are also entitled to certain anti-dilution protections. (Please refer to the section of “Past Offerings” below for more information.) Issuance of additional Common Stock in the future will reduce proportionate ownership and voting power of each share outstanding. Directors can issue additional Common Stock without shareholder approval, to the extent authorized.

Preferred Stock

We are authorized to issue 10,000,000 shares of Preferred Stock, par value $0.0001 per share. The Board of Directors is authorized to provide, out of the unissued shares of Preferred Stock, one or more series of Preferred Stock, and with respect to each such series, to fix the number of shares consisting of such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preference and relative, participating, optional or other special right, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. As of the date of hereof, there are no share of preferred stock outstanding.

Transfer Agent and Registrar

Vstock Transfer, LLC is the transfer agent and registrar for our common stock.

Listing of Securities

Our common stock is not presently traded on any stock exchange. We have applied to list of our common stock on Nasdaq Stock Market under the symbol “NYX.” There is no guarantee that Nasdaq, or any other exchange or quotation system, will permit our common stock to be listed and traded. If our common stock is not approved for listing on Nasdaq, we will not consummate this offering.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, no public market for our common stock existed, and a liquid trading market for our common stock may not develop or be sustained after this offering. Future sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices of our common stock from time to time and could impair our future ability to raise equity capital in the future. Furthermore, because only a limited number of shares of our common stock will be available for sale shortly after this offering due to certain contractual and legal restrictions on resale described below, sales of substantial amounts of our common stock in the public market after such restrictions lapse, or the anticipation of such sales, could adversely affect the prevailing market price of our common stock and our ability to raise equity capital in the future.

Based upon the 15,561,499 shares outstanding as of the date hereof, upon the closing of this offering, we will have an aggregate of 18,743,530 shares of common stock outstanding, assuming no exercise of the underwriters’ over-allotment option and no exercise of outstanding options. All of the 2,106,250 shares sold in this offering by us will be freely tradable without restrictions or further registration under the Securities Act, unless held by our affiliates, as that term is defined under Rule 144 under the Securities Act, or subject to lock-up agreements. The remaining shares of common stock outstanding upon the closing of this offering are restricted securities as defined in Rule 144, with the exception of 1,643,750 shares of common stock held by shareholders that prior to the date of this Prospectus have had the restrictive legend removed from their shares pursuant to Rule 144. Restricted securities may be sold in the U.S. public market only if registered or if they qualify for an exemption from registration, including by reason of Rule 144 under the Securities Act, which rule is summarized below. These remaining shares will generally become available for sale in the public market subject to Rule 144, in some cases upon expiration of lock-up agreements, subject in certain circumstances to the volume, manner of sale and other limitations of Rule 144.

We may issue shares of common stock from time to time as consideration for future acquisitions, investments or other corporate purposes. In the event that any such acquisition, investment or other transaction is significant, the number of shares of common stock that we may issue may in turn be significant.

We may also grant registration rights covering those shares of common stock issued in connection with any such acquisition and investment.

Rule 144

In general, persons who have beneficially owned restricted shares of our common stock for at least six months, and any affiliate of the company who owns either restricted or unrestricted shares of our common stock, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (2) we have been subject to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) periodic reporting requirements for at least 90 days before the sale and (3) we are current in our Exchange Act reporting at the time of sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months, but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•        1% of the number of shares of our common stock then outstanding, which will equal approximately 187,418 shares, or approximately 190,577 if the underwriters exercise their over-allotment option in full, immediately after the closing of this offering.

•        An amount equal to the average weekly trading volume of shares of our common stock on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Persons who are not our affiliates and have beneficially owned our restricted shares of common stock for more than six months are not subject to the restrictions above.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the acquisition, ownership and disposition of our common stock issued pursuant to this offering. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, and does not address any estate or gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other U.S. federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, and applicable Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service, or IRS, all as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to non-U.S. holders who purchase our common stock pursuant to this offering and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

•        certain former citizens or long-term residents of the United States;

•        partnerships or other pass-through entities (and investors therein);

•        “controlled foreign corporations;”

•        “passive foreign investment companies;”

•        corporations that accumulate earnings to avoid U.S. federal income tax;

•        banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities;

•        tax-exempt organizations and governmental organizations;

•        tax-qualified retirement plans;

•        persons subject to the alternative minimum tax;

•        persons that own, or have owned, actually or constructively, more than 5% of our common stock;

•        accrual-method taxpayers subject to special tax accounting rules under Section 451(b) of the Code;

•        persons who have elected to mark securities to market;

•        persons who hold or receive our common stock pursuant to the exercise of any option or otherwise as compensation;

•        “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•        persons holding our common stock as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO SUCH CHANGES IN U.S. TAX LAW AS WELL AS POTENTIAL CONFORMING CHANGES IN STATE TAX LAWS.

Definition of Non-U.S. Holder

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our common stock that is not a “U.S. person” or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on Our Common Stock

As described under the section titled “Dividend Policy,” we have not paid and do not anticipate paying dividends. However, if we make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a non-U.S. holder’s tax basis in our common stock, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under the section titled “Gain on Disposition of Our Common Stock” below.

Subject to the discussions below regarding effectively connected income, backup withholding and Sections 1471 through 1474 of the Code (commonly referred to as FATCA), dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or our paying agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) and satisfy applicable certification and other requirements. This certification must be provided to us or our paying agent before the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on our common stock are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment in the United States if required by an applicable tax treaty), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.

However, any such effectively connected dividends paid on our common stock generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Our Common Stock

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our common stock, unless:

•        the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

•        the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•        our common stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock, and our common stock is not regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs.

If we are a USRPHC and either our common stock is not regularly traded on an established securities market or a non-U.S. holder holds, or is treated as holding, more than 5% of our outstanding common stock, directly or indirectly, during the applicable testing period, gain described in the third bullet point above will generally be taxed in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We believe that we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC. If we are a USRPHC and our common stock is not regularly traded on an established securities market, a non-U.S. holder’s proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of dividends on our common stock paid to such holder and the amount of any tax withheld with respect to those dividends. These information reporting requirements apply even if no withholding was required because the dividends were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our common stock provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities

FATCA imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA currently applies to dividends paid on our common stock. Under applicable Treasury Regulations and administrative guidance, withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, but under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on such proposed regulations pending finalization), no withholding would apply with respect to payments of gross proceeds.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

UNDERWRITING

We entered into an underwriting agreement with the underwriters named below on [•], 2024. WestPark Capital, Inc. (the “Representative”) is acting as the representative of the underwriters. The underwriting agreement provides for the purchase of a specific number of shares of common stock by each of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specified number of shares of common stock, but is not responsible for the commitment of any other underwriter to purchase shares of common stock. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares of Common Stock
WestPark Capital, Inc.	[•]
EF Hutton LLC	[•]
Total	2,106,250

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares offered by this prospectus (other than those covered by the option described below), if any are purchased.

The shares of common stock offered hereby are expected to be ready for delivery on or about [•], 2024 against payment in immediately available funds.

The underwriters are offering the shares of common stock subject to various conditions and may reject all or part of any order. The Representatives have advised us that the underwriters propose initially to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus and to dealers at a price less a concession not in excess of $[•] per share of common stock to brokers and dealers. After the shares of common stock are released for sale to the public, the Representatives may change the offering price, the concession, and other selling terms at various times.

Over-Allotment Option

We have granted the underwriters an option to purchase additional shares for the purpose of covering over-allotments. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 315,938 additional shares of common stock from us. If the underwriters exercise all or part of this option, they will purchase shares of common stock covered by the option at the initial public offering price that appears on the cover page of this prospectus, less the underwriting discounts and commissions. The underwriters have severally agreed that, to the extent the option is exercised, they will each purchase a number of additional shares proportionate to such underwriter’s initial amount reflected in the foregoing table. If this option is exercised in full, the total proceeds to us, before expenses, will be $7.4 million.

Discounts and Commissions

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses assuming both no exercise and full exercise of the underwriters’ option to purchase 315,938 additional shares of common stock:

	Per Share of Common Stock	Total Without Exercise of Underwriters’ Option	Total With Full Exercise of Underwriters’ Option
Public offering price	$4.00	$8,425,000	$9,688,750
Underwriting discounts and commissions(1)	$0.32	$674,000	$775,100
Proceeds, before expenses, to us	$3.68	$7,751,000	$8,913,650

____________

(1)      We have agreed to pay the underwriters a commission of 8.0% of the gross proceeds of this offering. We have further agreed to pay to the Representative a non-accountable expense allowance equal to 1.0% of the gross proceeds received by the Company at the closing of the offering.

We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $[•]. We have agreed to pay the Representative a non-accountable expense allowance equal to 1.0% of the gross proceeds received by the Company at the closing of the offering and an accountable expense allowance (including any advances for such expenses) up to $234,500 at the closing of the offering for all reasonable out-of-pocket costs and expenses incident to the performance of the obligations of the Representative under the underwriting agreement (including, without limitation, the fees and expenses of the underwriters’ outside attorneys).

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Underwriter’s Warrants

We have agreed to issue to the Representative or its designees at the closing of this offering warrants to purchase the number of common stock equal to 10.0% of the aggregate number of shares sold in this offering. The warrants will be exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing 180 days after the effective date of this offering. The warrants will be exercisable at a per share price equal to 125% of the initial public offering price per share in the offering. The warrants provide for registration rights, including a one-time demand registration right lasting until the fifth anniversary of the commencement of sales of the public offering, and unlimited piggyback rights lasting for no greater than seven years from the date of commencement of sales of the offering, and customary anti-dilution provisions and anti-dilution protection (adjustment in the number and price of the warrants and shares underlying the warrants) resulting from certain corporate events (including, but not limited to, dividends, reorganizations and mergers).

The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Representative (or permitted assignees under Rule 5110(e)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of this prospectus. The warrants and the common stocks underlying the warrants are being registered as a part of the registration statement of which this prospectus forms a part and will be freely tradable upon the declaration of the effectiveness of such registration statement by the SEC.

Tail Financing

The Representative shall be entitled to a cash fee equal to eight percent (8.0%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to the Company during the engagement period, in connection with any public or private financing or capital raise (each, a “Tail Financing”), and such Tail Financing is consummated at any time during the engagement period or within 12 month period following the expiration of the engagement period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation, provided further that in the event the Representative’s services are terminated by the Company for cause, the Tail Financing shall not survive such termination in compliance with FINRA Rule 5110(g)(5).

Lock-Up Agreements

We have agreed that, without the prior written consent of the Representative, we will not, for a period of twenty-four months (24 months) after closing of this offering (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (other than a registration statement on Form S-8; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit or similar financing agreements; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

These restrictions shall not apply to (i) the Common Stock to be sold hereunder and 1,643,750 shares of common stock that had restrictive legends removed prior to the date of this Prospectus pursuant to Rule 144, (ii) the issuance by the Company of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, or other issuances of additional shares in accordance with the terms of securities, in each case, as disclosed in this Prospectus, provided that such options, warrants, and securities have not been amended since the date of this Prospectus to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, or (iii) the issuance by the Company of stock options or shares of capital stock of the Company under any equity compensation plan of the Company, provided that in each of (ii) and (iii) above, the underlying shares shall be restricted from sale during the entire Lock-Up Period.

Our executive officers, directors and holders of 10% or more of our securities have also agreed to a “lock-up” for a period of 12 months after the closing of this offering, and our other stockholders have agreed to a “lock-up” period of 6 months after the closing of the offering, during which, without the prior written consent of the Representative, they shall not, directly or indirectly, offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by any signatory of the lock-up agreement on the date of the prospectus.

Listing of Securities

Our common stock is not presently traded on any stock exchange. We have applied to list of our common stock on Nasdaq Stock Market under the symbol “NYX.” There is no guarantee that Nasdaq, or any other exchange or quotation system, will permit our common stock to be listed and traded. If our common stock is not approved for listing on Nasdaq, we will not consummate this offering.

Price Stabilization, Short Positions and Penalty Bids

Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares of common stock before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•        Stabilizing transactions — the Representative may make bids or purchases for the purpose of maintaining the price of the common stock, so long as stabilizing bids do not exceed a specified maximum.

•        Over-allotments and syndicate covering transactions — the underwriters may sell more shares of common stock in connection with this offering than the number of shares of common stock that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares of common stock in this offering described above. The underwriters may close out any covered short position either by exercising its over-allotment option or by purchasing shares of common stock in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price per share of common stock available for purchase in the open market, as compared to the price at which they may purchase shares of common stock through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price per share of common stock that could adversely affect investors who purchase shares of common stock in this offering.

•        Penalty bids — if the Representative purchases shares of common stock in the open market in a stabilizing transaction or syndicate covering transaction, the Representative may reclaim a selling concession from the underwriters and selling group members who sold those shares of common stock as part of this offering.

•        Passive market making — market makers in the common stock who are underwriters or prospective underwriters may make bids for or purchases of shares of common stock, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the common stock if it discourages resales of our shares of common stock.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Delivery of Prospectus: A prospectus in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part.

Relationships

WestPark Capital, Inc. acted as placement agent in connection with the August 2016 Offering. In connection therewith, WestPark Capital, Inc. was paid an aggregate of $630,826 in the form of commissions and non-accountable expense allowance and was issued warrants to purchase up to 165,953 shares of NYIAX common stock at a per share exercise price of $0.01. WestPark Capital, Inc. immediately exercised the warrants and WestPark Capital, Inc. and its representatives were issued an aggregate of 165,953 shares of NYIAX common stock underlying the warrants.

Westpark Capital, Inc. acted as placement agent in connection with the July 2017 Offering. In connection therewith, Westpark Capital, Inc. was paid an aggregate of $693,998 in the form of commissions and non-accountable expense allowance and was issued warrants to purchase up to 154,720 shares of NYIAX common stock at a per share exercise price of $0.01. WestPark Capital, Inc. exercised the warrants within the 2017 calendar year and WestPark Capital, Inc. and its representatives were issued an aggregate of 154,720 shares of NYIAX common stock underlying the warrants.

Westpark Capital, Inc. acted as placement agent in connection with the June 2018 Offering. In connection therewith, Westpark Capital, Inc. was paid an aggregate of $702,819 in the form of commissions and non-accountable expense allowance and WestPark Capital, Inc. and its representatives were issued warrants to purchase up to 143,135 shares of NYIAX common stock at a per share exercise price of $3.30.

Westpark Capital, Inc. acted as placement agent in connection with the July 2019 Offering. In connection therewith, Westpark Capital, Inc. was paid an aggregate of $716,493 in the form of commissions and non-accountable expense allowance and WestPark Capital, Inc. and its representatives were issued warrants to purchase up to 117,226 shares of NYIAX common stock at a per share exercise price of $3.30.

As of the date hereof, WestPark Capital, Inc., beneficially owns 90,100 shares of common stock of NYIAX and warrants to purchase 168,969 shares of common stock of NYIAX. WestPark Capital Group, LLC, the parent of WestPark, and certain representatives of WestPark collectively beneficially own 30,004 shares of common stock of NYIAX. Certain representatives of WestPark Capital, Inc. who were issued shares of common stock or warrants in connection with the above mentioned private placement offerings are no longer with WestPark Capital, Inc. As such, the beneficial ownership of these former representatives of WestPark Capital, Inc. is not included in the beneficial ownership of WestPark Capital, Inc. or its affiliates.

On October 18, 2022, Mr. Ainbinder advised the Company that he intended to join WestPark Capital, Inc. as a FINRA Series 7 Registered Representative prior to the completion of this offering. While Mr. Ainbinder did secure his FINRA Series 7 registration with Westpark Capital, Inc., an equivalent state approval did not take effect prior to his resignation from Westpark Capital, Inc. on January 11, 2023. As such, Mr. Ainbinder did not conduct any business on behalf of Westpark Capital, Inc. during his relationship with the firm.

Notice to Non-U.S. Investors

European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of the shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

A.     to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

B.      to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.     in any circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the issuer or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the Representative and each of our and the Representative’s respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

References to the Prospectus Regulation include, in relation to the United Kingdom, the Prospectus Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the Representative is not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

In the State of Israel, this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 – 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

LEGAL MATTERS

Robinson & Cole, LLP, 1055 Washington Boulevard, Stamford, CT 06901 has acted as our counsel in connection with the preparation of this prospectus Dickinson & Wright PLLC has acted as counsel for WestPark Capital, Inc..

EXPERTS

The financial statements of NYIAX, Inc. as of December 31, 2022 and 2021 and for each year then ended, appearing in this prospectus and Registration Statement have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, and appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement at the SEC’s website at www.sec.gov. We also maintain a website at www.nyiax.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website in this prospectus solely as an inactive textual reference, and you should not consider the contents of our website in making an investment decision with respect to our common stock. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

INDEX TO FINANCIAL STATEMENTS

Page
Unaudited Condensed Financial Statements for the Nine Months Ended September 30, 2023
Condensed Balance Sheets as of September 30, 2023 (unaudited) and December 31, 2022	F-2
Condensed Statements of Operations for the three and nine-month periods ended September 30, 2023 (unaudited) and September 30, 2022 (unaudited)	F-3
Condensed Statements of Shareholders’ (Deficit) Equity for the three-and nine-month periods ended September 30, 2023 (unaudited) and September 30, 2022 (unaudited)	F-4
Condensed Statements of Cash Flows for the nine-month periods ended September 30, 2023 (unaudited) and September 30, 2022 (unaudited)	F-6

Audited Financial Statements for the Years Ended December 31, 2022 and 2021
Report of Independent Registered Public Accounting Firm	F-22
Balance Sheets as of December 31, 2022 and 2021	F-23
Statements of Operations for the Years Ended December 31, 2022 and 2021	F-24
Statements of Changes in Shareholders’ Equity for the Years Ended December 31, 2022 and 2021	F-25
Statements of Cash Flows for the Years Ended December 31, 2022 and 2021	F-26
Notes to Financial Statements	F-27

NYIAX, Inc.
Condensed Balance Sheets

	(Unaudited) September 30, 2023	December 31, 2022
Assets
Current assets
Cash	$168,786	$792,337
Accounts receivable, net	104,246	1,972,034
Prepaid expenses and other current assets	6,500	92,497
Total current assets	$279,532	$2,856,868
Capitalized software development costs, net	$245,718	$393,157
Patents, net of amortization of $297,520	3,702,480
Property, plant and equipment, net	2,406	3,519
Operating lease right-of-use asset	283,060	395,470
Deferred Offering Costs	—	848,531
Security deposit	74,067	74,068
Total assets	$4,587,263	$4,571,613

Liabilities and Shareholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$4,888,967	$4,841,045
Convertible notes payable, net of deferred debt discounts of $0 and $214,265 as of September 30, 2023 and December 31, 2022, respectively	1,970,000	2,355,735
Accrued Payment-In-Kind Interest	86,551	71,614
Note payable – stockholder	100,500
Operating lease obligations, current portion	172,234	162,503
Total current liabilities	$7,218,252	$7,430,897

Long-term liabilities
Operating lease obligations, net of current portion	$138,236	$268,385
Note payable – stockholder		100,500
Total long-term liabilities	$138,236	368,885
Total liabilities	$7,356,488	$7,799,782

Shareholders’ equity (deficit)
Common stock $0.0001 par value, 125,000,000 common shares authorized; 15,561,499 and 12,370,002 common shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	$1,556	$1,237
Preferred shares: 10,000,000 authorized, none outstanding, par value $0.0001 per share
Additional Paid in Capital	57,907,311	50,023,446
Accumulated deficit	(60,678,092)	(53,252,852)
Total shareholders’ (deficit) equity	$(2,769,225)	$(3,228,169)
Total liabilities and shareholders’ (deficit) equity	$4,587,263	$4,571,613

The accompanying notes are an integral part of these condensed financial statements.

NYIAX, Inc.
Condensed Statements of Operations
For the Periods Ended
(unaudited)

	Three-Months Ended		Nine-Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Revenue, Net	$97,820	$124,987	$324,835	$949,475
Cost of Sales	159,440	340,876	550,084	886,290
Gross Margin	$(61,620)	$(215,889)	$(225,249)	$63,185
Operating expenses
Technology and development	$299,007	$425,878	$986,669	$1,254,219
Selling, general and Administrative	1,403,314	1,444,714	4,534,468	5,990,212
Deferred offering cost write-off	—	—	848,531	—
Forfeiture of founders’ deferred compensation	(367,803)		(367,803)
Depreciation and amortization	297,825	—	298,635	1,770
Total operating expenses	$1,632,343	$1,870,592	$6,300,500	$7,246,201
Loss from operations	$(1,693,963)	(2,086,481)	$(6,525,749)	$(7,183,016)
Other (income) expenses
Interest expense	452,009	45,865	899,489	1,217,595

Total other (income) expenses	$452,009	$45,865	$899,489	$1,217,595
Loss before provision for income taxes	$(2,145,972)	$(2,132,346)	$(7,425,238)	$(8,400,611)
Net loss	$(2,145,972)	$(2,132,346)	$(7,425,238)	$(8,400,611)
Net loss per share – basic and diluted	$(0.14)	$(0.17)	$(0.53)	$(0.74)
Weighted Average O/S Shares-basic and diluted	15,410,961	12,352,942	14,043,190	11,317,535

The accompanying notes are an integral part of these condensed financial statements.

NYIAX, Inc.
Condensed Statements of Shareholders’ (Deficit) Equity
(unaudited)

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total
	Shares Outstanding	Amount
Balance – January 1, 2023	12,370,002	$1,237	$50,023,446	$(53,252,852)	$(3,228,169)
Share-based compensation			125,635		125,635

Issuance of common stock pursuant to restricted stock awards (share-based compensation), net of forfeiture	(250,000)	(25)	32,657		32,632

Conversion of Convertible Notes	1,441,497	144	2,719,198		2,719,342
Deferred debt discount on 2023 convertible notes payable			16,000		16,000
Net Loss	—	—	—	(2,987,985)	(2,987,985)
Balance – March 31, 2023	13,561,499	$1,356	52,916,936	$(56,240,837)	$(3,322,545)
Share-based compensation	—	—	149,467	—	149,467
Deferred debt discount on 2023 convertible notes payable	—	—	704,975		704,975
Net Loss				(2,291,283)	(2,291,283)
Balance – June 30, 2023	13,561,499	$1,356	$53,771,378	$(58,532,120)	$(4,759,386)
Share-based compensation	—	—	136,133	—	136,133
Issuance of common stock for patents acquisition	2,000,000	200	3,999,800		4,000,000
Net Loss				(2,145,972)	(2,145,972)
Balance – September 30, 2023	15,561,499	$1,556	$57,907,311	$(60,678,092)	$(2,769,225)

The accompanying notes are an integral part of these condensed financial statements.

NYIAX, Inc.
Condensed Statements of Shareholders’ (Deficit) Equity
(unaudited)

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total
	Shares Outstanding	Amount
Balance – January 1, 2022	10,243,442	$1,024	$38,089,295	$(42,110,073)	$(4,019,754)
Share-based compensation			969,511		969,511
Deemed Dividend from Inducement to Exercise Warrants	—	—	28,600	(28,600)	—
Issuance of common stock pursuant to exercise of warrants	224,693	22	1,225,788		1,225,810
Net Loss				(3,789,643)	(3,789,643)
Balance – March 31, 2022	10,468,135	$1,046	$40,313,194	$(45,928,316)	$(5,614,076)
Share-based compensation			$246,112		$246,112
Issuance of common stock pursuant to restricted stock awards (share-based compensation)	290,000	29	167,098		167,127
Conversion of Convertible Note Payable and accrued interest to common shares	1,583,807	158	7,918,849		7,919,007
Issuance of common stock pursuant to exercise of warrants	11,000	1	60,021	—	60,022
Net Loss				(2,478,622)	(2,478,622)
Balance – June 30, 2022	12,352,942	$1,234	$48,705,274	$(48,406,938)	$299,570
Share-based compensation			$135,136		$135,136
Issuance of common stock pursuant to restricted stock awards (share-based compensation)			220,132		220,132
Deferred debt discount on 2022 convertible notes payable			287,385		287,385
Net Loss				(2,132,346)	(2,132,346)
Balance – September 30, 2022	12,352,942	$1,234	$49,347,927	$(50,539,284)	$(1,190,123)

The accompanying notes are an integral part of these condensed financial statements.

NYIAX, Inc.
Condensed Statements of Cash Flows
For the Nine Months Ended
(unaudited)

	For Nine Month Periods Ended
	September 30, 2023	September 30, 2022
Cash flows from operating activities
Net loss	$(7,425,238)	$(8,400,611)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	446,072	149,675
Operating lease right-of-use asset	(8,008)	9,776
Accrued PIK Interest	185,838	316,765
Debt discount amortization	713,681	900,979
Share-based compensation	443,868	1,737,990
Bad Debt expense	106,959	—
Forgiveness of stockholders payables	—	(510,000)
Deferred offering cost write-off	1,026,012	—
Forfeiture of Founders’ deferred compensation	(367,803)	—
Change in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	1,760,827	1,549,366
Prepaid expense	85,997	(165,286)
Increase (decrease) in:
Accounts payable and accrued expenses	238,244	(342,088)
Total adjustments	$4,631,687	$3,647,177
Net cash used in operating activities	$(2,793,551)	$(4,753,434)

Net cash used in investing activities
Acquisition of Fixed Assets	—	(2,061)
Net cash used in investing activities	—	(2,061)

Cash flows from financing activities
Proceeds from convertible notes payable, net of cash discount	$2,170,000	$1,237,400
Proceeds from issuance of common stock pursuant to exercise of warrants	—	1,285,832
Deferred offering cost	—	(321,385)
Net cash provided by financing activities	$2,170,000	$2,201,847

Net (decrease) in cash and cash equivalents	$(623,551)	$(2,553,648)

Cash – Beginning of period	792,337	3,387,200

Cash – End of period	$168,786	$833,552
	2023	2022
Supplemental disclosures of cash flow information:
Supplemental disclosures of non-cash flow investing and financing activities:
Deferred debt discount on convertible notes payable	$720,975	$287,385
Deemed Dividend from Inducement to Exercise Warrants	—	28,600
Conversion of convertible notes payable and accrued interest to shares	2,719,341	7,919,007
Issuance of common stock for patents acquisition	4,000,000	—

The accompanying notes are an integral part of these condensed financial statements.

NYIAX, Inc.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the nine months period ended September 30, 2023 (unaudited)

Note 1 — Nature of Operations

Brief Overview:

NYIAX, Inc. (the “Company” or “NYIAX”) was incorporated on July 12, 2012, in the State of Delaware.

NYIAX connects Media Buyers (brands, advertisers or agencies) and Media Sellers (publishers or media) to execute media advertising sales contracts. NYIAX receives a commission or fee upon completion of the media advertising contract. NYIAX does not take ownership or positions of the media at any time during the process.

Going Concern, Liquidity and Capital Resources

The Company believes it does not have sufficient cash to meet working capital and capital requirements for at least twelve months from the issuance of these financial statements.

Historically, the Company’s liquidity needs have been met by the sale of common shares, the issuance of common shares through the exercise of warrants, and issuance of convertible note payable. Without a new loan or other equity support, the Company would not be able to support the current operating plans through twelve months from the issuance of these financial statements. No assurance can be given at this time, however, as to whether we will be able to raise new equity or loan support.

For the nine months ended September 30, 2023, the Company’s operations lost approximately $7.4 million. The Company generated negative cash flows from operations of approximately $2.8 million for the nine months ended September 30, 2023 of which approximately $2.5 million were non-cash expenses.

As of September 30, 2023, NYIAX had total current assets of approximately $280,000 of which approximately $169,000 was cash and total current liabilities of approximately $7.2 million of which approximately $2.1 million were convertible notes payable and accrued payment in kind interest payable in the Company’s common shares.

Future capital requirements will depend on many factors, including the Company’s rate of revenue growth and its level of expenditures. Additionally, the Company is planning an initial public offering of its common stock. To the extent that the initial public offering is not successful, or that existing capital resources, revenue growth and cash flow from operations are not sufficient to fund future activities, the Company may need to raise additional funds through equity or debt financing or curtail expenses. On October 31, 2023, NYIAX filed an amended registration statement on Form S-1 with plans to issue 1,875,000 shares of its common stock at a price of $4.00 per share. No assurances can be provided that any additional funding or alternative financing will be available at terms acceptable to the Company, if at all.

Management must evaluate whether there are conditions or events considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

NYIAX expects that in order to fully realize its longer-term goals, it will need to raise additional debt and equity capital. However, no assurances can be provided that additional funding or alternative financing will be available at terms acceptable to the Company, if at all.

The Company is also subject to certain business risks, including dependence on key employees, competition, market acceptance of the Company’s platform, ability to source demand from buyers of advertising inventory and dependence on growth to achieve its business plan.

Due to these factors, substantial doubt exists regarding the Company’s ability to continue as a going concern through twelve months from the issuance date of these financial statements. Management has taken the steps to reduces the losses significantly by curtailing certain aspects of its operations or expansion activities. The financial statements for the period ended September 30, 2023, do not include any adjustment relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

NYIAX, Inc.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the nine months period ended September 30, 2023 (unaudited)

Note 1 — Nature of Operations (cont.)

The Company has been and could in the future be adversely affected by health epidemics, such as the global COVID-19 pandemic. While the COVID-19 pandemic has generally accelerated a move from traditional media to digital media, many marketers have decreased or paused their advertising spending as a response to the economic uncertainty, decline in business activity, and other COVID-related impacts, which have negatively impacted, and may continue to negatively impact, our revenue and results of operations, the extent and duration of which we may not be able to accurately predict. As a result, our financial condition and results of operations may be adversely impacted.

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by US GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair presentation of the balances and results for the period presented. Operating results for the period from December 31, 2022 through September 30, 2023 are not necessarily indicative of the results that may be expected through December 31, 2023.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included elsewhere in this Annual Report on Form 10-K as filed on July 20, 2023.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from these estimates.

On an on-going basis, management evaluates its estimates, primarily those related to: (1) revenue recognition criteria, including the determination of revenue reporting as net versus gross in the Company’s revenue arrangements, (2) allowances for doubtful accounts, (3) the useful lives of property and equipment and capitalized software development costs, (4) income taxes, (5) the valuation of share-based compensation, (6) assumptions used in the Black-Scholes option pricing model to determine the fair value of stock options and warrants and (7) the recognition and disclosure of contingent liabilities. These estimates are based on historical data and experience, as well as various other factors that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Estimates relating to the valuation of share-based compensation, options and warrants, require the selection of appropriate valuation methodologies and models, and significant judgment in evaluating ranges of assumptions and financial inputs. Actual results may differ materially from those estimates under different assumptions or circumstances.

Concentrations of Credit risk

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents in the financial statements.

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash, and accounts receivable. The Company maintains its cash with financial institutions which exceed the Federal Deposit Insurance Corporation (“FDIC”) federally insured limits.

The Company considers all highly liquid investments with an original maturity of three months or less when purchased, to be cash equivalents. There were no cash equivalents at September 30, 2023 and December 31, 2022.

NYIAX, Inc.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the nine months period ended September 30, 2023 (unaudited)

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash, and accounts receivable. The Company maintains its cash with financial institutions which exceed the Federal Deposit Insurance Corporation (“FDIC”) federally insured limits.

As of September 30, 2023 two Media Buyers represented 26% and 20% of accounts receivable. As of September 30, 2023, two Media Sellers represented 80% and 10% of accounts payable. For the nine months ended September 30, 2023, two customers represented 47% and 9% of revenue, net.

As of December 31, 2022, two Media Buyers represented 67% and 20% of accounts receivable. As of December 31, 2022, two Media Sellers represented 61% and 8% of accounts payable.

As of September 30, 2022, two Media Buyers represented 80% and 11% of accounts receivable. As of September 30, 2022, one Media Sellers represented 44% of accounts payable. For the nine months ended September 30, 2022, one customers represented 84% of revenue, net.

For the nine months ended September 30, 2022, one customer represented 84% of net revenue. As of September 30, 2022, one Media Seller represented 44% of accounts payable and two Media Buyers represented 80% and 11% of accounts receivable.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Fair value measurements are based on a fair value hierarchy, based on three levels of inputs, of which the first two are considered observable and the last unobservable, which are the following:
Level 1 —	Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
Level 2 —

Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, such as quoted market prices for similar assets and liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 —	Unobservable inputs. Observable inputs are based on market data obtained from independent sources.

The carrying amounts of cash, accounts receivable, and accounts payable approximate fair value due to the short-term nature of these instruments.

Accounts Receivable, Net

In June 2016, the Financial Accounting Standards Board, or the FASB, issued ASU 2016-13 — Measurement of Credit Losses on Financial Statements. The new standard requires that the Company recognize an allowance for losses on accounts receivable in an amount equal to the current expected credit losses. The estimation of the allowance is based on an analysis of historical loss experience, current receivables aging, and management’s assessment of current conditions and reasonable and supportable expectation of future conditions, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. In November 2019, the FASB issued ASU 2019-10 — Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, which amended the effective date for certain companies. The standard is effective for public companies eligible to be smaller reporting companies for annual and interim periods beginning

NYIAX, Inc.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the nine months period ended September 30, 2023 (unaudited)

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

after December 15, 2022. On January 1, 2023, the Company adopted ASU 2016-13, using a modified retrospective approach. The adoption of this standard did not have an effect on the Company’s financial position, results of operations, or cash flows.

Accounts receivable consists of amounts billed to Media Buyers. Accounts receivable, net are carried at their contractual amounts, less an estimate for uncollectible amounts. Management estimates the allowance for bad debts based on existing economic conditions, historical experience, the financial conditions of the customers, and the amount and age of past due accounts. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted.

The Company performs ongoing credit evaluations of Media Buyers. The allowance for doubtful accounts is based on the best estimate of the amount of probable credit losses in existing accounts receivable. The allowance for doubtful accounts is determined based on historical collection experience and the review in each period of the status of the then-outstanding accounts receivable, while taking into consideration current client information, subsequent collection history and other relevant data. The Company reviews the allowance for doubtful accounts on a quarterly basis. For the year ended and December 31, 2022, the Company had no allowance for doubtful accounts and no write-offs of accounts receivable. For the period ended September 30, 2023, the Company had an allowance for doubtful accounts of $106,959 and no direct write-offs of accounts receivable.

Property and Equipment, Net

Property and equipment are stated at cost, net of accumulated depreciation and amortization, which is recorded commencing at the in-service date using the straight-line method over the estimated useful lives of the assets, as follows: 3 to 5 years for office equipment and software.

Repair and maintenance costs are expensed as incurred and major improvements are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the Company’s operating results.

Capitalized Software Development Costs

The Company capitalizes or expenses costs associated with creating internally developed software related to the Company’s technology infrastructure in accordance with ASC 350 – 40, Intangibles — Goodwill and Other — Internal Use Software, that generally relate to software that the Company does not intend to sell or market.

All costs incurred during the preliminary project stages are expensed as incurred. Once the projects have been committed to and it is probable that the projects will meet functional requirements, costs are capitalized in accordance with guidance. Amortization commences when the software is available for its intended use. The estimated useful life of the capitalized software development costs is five years. The Company commenced amortizing the capitalized software development costs related to its platform in January 2020.

Certain long-lived assets including capitalized software development costs are also subject to measurement at fair value on a nonrecurring basis if they are deemed to be impaired as a result of an impairment review. For the nine-month period ended September 30, 2023 and the year ended December 31, 2022, no impairments were recorded on those assets.

Acquisition of Intellectual Property

Intellectual property acquired through purchase are recorded at the time of acquisition at cost of the acquisition plus the transaction costs, if material, of the acquired assets.

NYIAX, Inc.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the nine months period ended September 30, 2023 (unaudited)

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Asset acquisitions in which the consideration given is cash are measured by the amount of cash paid. However, if the consideration given is not in the form of cash (that is, in the form of noncash assets, liabilities incurred, or equity interests issued) measurement is based on either the cost which shall be measured based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

Each intellectual property asset, patent’s valuation will be amortized over its useful life. The Company has concluded that patent portfolios have a determinant useful life in accordance with the patents’ expiration dates.

Additionally, the Company will prepare periodic reviews of the patent portfolio in accordance with ASC 820 and ASC 360 to assess if a write-down is required. For the nine-month period ended September 30, 2023, no impairments were recorded on those assets.

Revenue Recognition

NYIAX brings together Media Buyers (brands, advertisers or agencies) and Media Sellers (publishers or media) to execute media sales contracts. NYIAX receives a fee upon completion of the media contract. NYIAX does not take ownership of or positions in the media at any time during the process.

Generally, the Company bills Media Buyers the gross amount of advertising, including the Company’s commissions or fees in a single invoice and pays the Media Seller upon receipt. The Company’s accounts receivable are recorded at the amount of gross billings for the amounts it is responsible to collect, and accounts payable are recorded at the amount payable to Media Seller.

Substantially all of the Company’s revenues are recognized at the point in time that the (i) contract reconciliations are completed, (ii) accepted by the Media Buyer and Media Seller, and (iii) NYIAX’s performance obligations are completed.

The Company maintains agreements with each Media Buyer and Media Seller which set out the terms of the relationship.

Revenue is recognized based on the five-step process outlined in the Accounting Standards Codification (“ASC”) 606:

Step 1 — Identify the Contract with the Customer — A contract exists when (a) the parties to the contract have approved the contract and are committed to perform their respective obligations, (b) the entity can identify each party’s rights regarding the goods or services to be transferred, (c) the entity can identify the payment terms for the goods or services to be transferred, (d) the contract has commercial substance and it is probably that the entity will collect substantially all of the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the customer.

Step 2 — Identify Performance Obligations in the Contract — Upon execution of a contract, the Company identifies as performance obligations each promise to transfer to the customer either (a) goods or services that are distinct, or (b) a series of distinct goods or services that are substantially the same and have the same pattern of transfer to the customer. To the extent a contract includes multiple promised goods or services, the Company must apply judgement to determine whether the goods or services are capable of being distinct within the context of the contract. If these criteria are not met, the goods or services are accounted for as a combined performance obligation.

Step 3 — Determine the Transaction Price — When (or as) a performance obligation is satisfied, the Company shall recognize as revenue the amount of the transaction price that is allocated to the performance obligation. The contract terms are used to determine the transaction price. Generally, all contracts include fixed consideration. If a contract did include variable consideration, the Company would determine the amount of variable consideration

NYIAX, Inc.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the nine months period ended September 30, 2023 (unaudited)

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

that should be included in the transaction price based on expected value method. Variable consideration would be included in the transaction price, if in the Company’s judgement, it is probable that a significant future reversal of cumulative revenue under the contract would not occur.

Step 4 — Allocate the Transaction Price — After the transaction price has been determined, the next step is to allocate the transaction price to each performance obligation in the contract. If the contract only has one performance obligation, the entire transaction price will be applied to that obligation. If the contract has multiple performance obligations, the transaction price is allocated to the performance obligations based on the relative standalone selling price at contract inception.

Step 5 — Satisfaction of the Performance Obligations (and Recognize Revenue) — Revenue is recognized when (or as) goods or services are transferred to a customer. The Company satisfies each of its performance obligations by transferring control of the promised good or service underlying that performance obligation to the customer. Control is the ability to direct the use of and obtain substantially all of the remaining benefits from an asset. It includes the ability to prevent other entities from directing the use of and obtaining the benefits from an asset. Indicators that control has passed to the customer include: a present obligation to pay; physical possession of the asset; legal title; risks and rewards of ownership; and acceptance of the asset(s). Performance obligations can be satisfied at a point in time or over time.

Substantially all of the Company’s revenues are recognized when the contract reconciliations are completed and accepted by the Media Buyer and Media Seller.

The Company maintains agreements with each Media Buyer and Media Seller which set out the terms of the relationship.

The Company has determined that it is acting as an agent for the Media Seller as (i) NYIAX does not obtain control of the Seller’s media (goods & services) before transferring control to the Buyer. The Seller has control of the media. Specifically, NYIAX does not control the specified media before transferring the media to the Media Buyer, the Company is not primarily responsible for the performance of the Media Seller, nor can the Company redirect those services to fulfill any other contracts. (ii) NYIAX does not have inventory or credit risk for the media, and (iii) the Media Seller establishes the pricing in the Smart-Contracts (self-executing contracts with the terms of the agreement between buyer and seller standardized, and the Media Buyers and Media Sellers agree the pricing.

Share-Based Compensation

The share-based compensation expense related to stock options and restricted stock awards which are referred to collectively as options and awards granted under the Company’s employee option plans, is measured and recognized in the financial statements based on the fair value of the awards granted. The fair value of each option award is estimated on the grant date using the Black-Scholes option-pricing model. We use the Black-Scholes model to calculate the fair value for all options granted, based on the inputs relevant on the date granted, such as the fair value of our shares, prevailing risk-free interest rate, etc. The value of the portion of the award, after considering potential forfeitures, that is ultimately expected to vest is recognized as expense in our statements of operations over the requisite service periods. Awards are subject to forfeiture until vesting conditions have been satisfied under the terms of the award. Determining the fair value of stock options awards requires judgement. The Company’s use of the Black-Scholes option pricing model requires the input of subjective assumptions.

Deferred Offering Cost Write-off

It Is the Company’s policy to defer the recognition of deferred offering costs Pursuant to the Codification of Staff Accounting Bulletins, Topic 5: Miscellaneous Accounting A. Expenses of Offering. As of December 31,2022, $848,531 of deferred offering costs were recorded on the balance sheet.

On February 14, 2023, the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission was declared effective by the SEC.

NYIAX, Inc.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the nine months period ended September 30, 2023 (unaudited)

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

In March, 2023, the Company’s financial advisor, representative and lead underwriter for the offering, Boustead Securities LLC (“Boustead”), informed the Company of its decision not to proceed with pricing of the Company’s Offering.

In accordance with the Codification of Staff Accounting Bulletins / Topic 5: Miscellaneous Accounting, the Company has written off these costs, $848,531, during the three-month period ended March 31, 2023. And, for the three-month period ended September 30, 2023, the Company recorded $177,481 of deferred offering costs which were written off during the three-month period ended September 30, 2023 as a result of Spartan Capital Securities, LLC’s decision not to continue as lead underwriter on October 6, 2023 (the Company engaged Spartan Capital Securities, LLC, as lead underwriter, deal manager and investment banker for the Offering on April 12, 2023).

Income Taxes

The Company records income tax expense in accordance with ASC–740 Income Taxes, as amended mandating how uncertain tax positions should be recognized, measured, presented, and disclosed in the financial statements. The standards require the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained upon examination by the applicable tax authority, based on the technical merits of the tax position, and then recognizing the tax benefit that is more-likely-than-not to be realized. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense in the current reporting period. The Company has analyzed its tax positions and has concluded that as of September 30, 2023 and December 31, 2022, no uncertain positions are taken or are expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements.

The Company’s policy is to record interest expense and penalties pertaining to income taxes in operating expenses. For the periods ended March 31, 20 September 30, 2023 and December 31, 2022, there were no interest and penalties expenses recorded and no accrued interest and penalties.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including net operating loss carryforwards (“NOL’s”), and liabilities, are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Realization of the deferred income tax asset is dependent on generating sufficient taxable income in future years. The amount of the deferred income tax asset considered realizable, if any, could be reduced in the near term if estimates of future taxable income are met.

Earnings Per Share

In accordance with ASC–260 Earnings Per Share, basic earnings per share (EPS) is calculated by dividing the net income attributable to common stockholders by the weighted-average number of shares of common stock outstanding. Diluted net income per share per share is computed by dividing net income by the weighted average number vested of common shares, plus the net impact of common shares (computed using the treasury stock method), if dilutive, resulting from the exercise of dilutive securities. In periods when losses are reported, the weighted-average number of common shares outstanding exclude common stock equivalents because their inclusion would be anti-dilutive. The Company has issued employee incentive options and warrants. These employee incentive options and warrants are excluded from the calculation as the employee incentive options and warrants are anti-dilutive.

NYIAX, Inc.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the nine months period ended September 30, 2023 (unaudited)

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Common Stock Equivalents

As of September 30, 2023, and December 31, 2022the Company excluded the common stock equivalents summarized below, which entitle the holders thereof to ultimately acquire shares of common stock, from its calculation of earnings per share, as their effect would have been anti-dilutive.
	As of September 30, 2023	As of September 30, 2022
Equity Incentive Plans	3,086,626	3,086,626
Selling Agent and Advisor Warrants	23,538	362,191
Warrants Issued with Common Stock Offerings	932,740	889,500
Warrants Issued with Convertible Notes Offerings	1,133,400	352,188
Common Stock Issuable Upon Conversion of Convertible Notes, including PIK Interest	1,028,276	824,650
Total Common Stock Equivalents	6,204,214	5,515,155

Recently Issued Accounting Pronouncements

In August 2020, the FASB issued No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) — Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The amendments are effective for fiscal years beginning after December 15, 2023. The Company evaluated any potential impact from ASU 2021-07 and believes it will have no material impact on our financial results.

In June 2016, the FASB issued Update 2016-13 Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The Company evaluated any potential impact from Update 2016-13 Financial Instruments and believes it will have no material impact on our financial results.

Note 3 — Purchase of Intellectual Property Portfolio

On July 8, 2023, Company completed the purchase of a portfolio of patents and trade secrets (the “Portfolio”) from Network Foundation Technologies, LLC (“NIFTY”). The Company issued 2,000,000 shares of its common stock to NIFTY as consideration for the Portfolio. The 2,000,000 shares of common stock of NYIAX have various registration restrictions and provisions for the clawback of shares by the Company in certain events as set forth in the Asset Purchase Agreement. In 2007, a NYIAX director, Thomas F. O’Neill., and a NYIAX officer, Mark Grinbaum, Co-Founder and Executive Vice President of Financial Products, purchased approximately 0.17% (acquired for $50,000) and 0.35% (acquired for $100,00) of NIFTY, respectively and owned these amounts as of July 8, 2023. Neither Mr. O’Neill nor Mr. Grinbaum were a director or officer of NIFTY.

The Portfolio consists of a portfolio of eighteen (18) patents and trade secrets, of which six of the patents are active. The Company will amortize the active patents over their useful lives.

The Company will use the Portfolio to enhance its offerings for the buying and selling of media, advertising audience, and advertising inventory. Additionally, the Company will use the Portfolio acquired from NIFTY to create new revenue streams in markets such as: (i) market data, (ii) streaming media (advertising, livestreaming and video-on-demand), and (iii) the webinar market. NYIAX engaged an intellectual property valuation company to assess the potential opportunities of the patents and trade secrets prior to our acquisition of the patents and trade secrets.

The Company has concluded that the purchase of this intellectual property portfolio is an acquisition of an asset group in accordance with ASC 805-10-55 and the Company utilized a $2.00 share valuation as it was consistent with the Company’s latest convertible notes offering, the 2023B Convertible Notes Offering.

A purchase price of approximately $4 million was recorded as of July 8, 2023 for the Portfolio.

NYIAX, Inc.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the nine months period ended September 30, 2023 (unaudited)

Note 3 — Purchase of Intellectual Property Portfolio (cont.)

The amortized cost as of September 30, 2023 was as follows:

Portfolio Cost	$4,000,000
Accumulated amortization as of September 30, 2023	(297,520)
$3,702,480

The Company will record amortization expense of the Portfolio as follows:

For the year ending December 31, 2023	$595,041
For the year ending December 31, 2024	1,190,083
For the year ending December 31, 2025	958,678
For the year ending December 31, 2026	517,906
For the year ending December 31, 2027	341,598
For the year ending December 31, 2028	264,463
Thereafter	132,231
Total	$4,000,000

Note 4 — Shareholders’ Equity

As of September 30, 2023 and December 31, 2022 the authorized capital stock of 135,000,000 shares consisting of 125,000,000 shares of common stock and 10,000,000 shares of preferred stock each with a par value of $0.0001 with 15,561,499 and 12,370,002 common shares issued and outstanding, respectively. No preferred stock has been issued.

On June 21, 2023 the Board of Directors approved a grant of 775,000 Restricted Share Units (RSU). All grants shall be effective upon the first day of trading of the Company’s common stock on the NASDAQ Exchange. 525,000 of the RSUs were awarded to three Board nominees and 250,000 RSUs were awarded to two officers of the Company.

For the periods ended September 30, 2023 and 2022, the Company recorded share based compensation as follows:

	Three-Month Period		Nine-Month Period
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Shared-Based Compensation:
Cost of Sales	$5,288	$11,740	$17,455	$48,842
Technology and development	13,386	13,386	40,158	46,348
Sales, general and administrative	117,460	330,142	386,255	1,642,800
Total	$136,134	$355,268	$443,868	$1,737,990

Note 5 — Convertible Notes Payable

Issuance of 2023A Convertible Note Payable

On January 10, 2023, the Company commenced a Convertible Notes Offering (“2023A Convertible Note Payable”) pursuant to which it offered up to $500,000 of convertible notes. A total of approximately $200,000 of the 2023A Convertible Notes were sold.

The 2023A Convertible Notes convert at two dollars ($2.00) per share concurrently when shares of common stock are sold to the public in the Financing Event (defined as declaring the registration statement effective), or in the event the Financing Event is not completed within eighteen (18) months from the date of the individually issued notes, the Conversion Price shall be the price of two dollars ($2.00) per share and the conversion amount shall automatically be converted into common stock of the Company at $2.00 per share on the Maturity Date. The annual rate of return is twelve percent (12.0%) per annum, which was paid as a Payment-in-Kind in the Company’s common stock valued at two dollars ($2.00) per share. Concurrently with the sales of the 2023A Convertible Note Payable, warrants (the “Warrants”) were issued at a rate of one (1) Warrant for every ten dollars ($10) principal amount of notes purchased. Each Warrant shall be exercisable for a period of five (5) years at a price of $5.50 per share.

NYIAX, Inc.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the nine months period ended September 30, 2023 (unaudited)

Note 5 — Convertible Notes Payable (cont.)

The warrants did not contain obligations of the Company to (i) redeem the warrants for cash or other assets, (ii) repurchase the Company’s equity shares by transferring assets, or (iii) to issue a variable number of equity shares and in accordance with ASC480 Distinguishing Liabilities from Equity, the Company is accounting for the conversion feature and the warrants as equity. In accordance with ASC 480 written put options and warrants to issue redeemable equity securities. The relative value of the beneficial conversion features and the warrants were recorded as deferred debt discount of $16,000 and amortized over the term of the convertible note using the effective interest method.

The outstanding principal balance of the 2023A Convertible Notes and all accrued interest automatically converted into 100,933 shares of common stock of the Company on February 7, 2023, immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective.

2023B Convertible Note Payable

On April 3, 2023, the Company commenced a Convertible Notes Offering (“2023B Convertible Note Payable”) pursuant to which it will offer up to $2,000,000 of convertible notes.

The 2023B Convertible Notes convert at two dollars ($2.00) per share concurrently when shares of common stock are sold to the public in the Financing Event, or in the event the Financing Event is not completed within eighteen (18) months from the date of the individually issued notes, the Conversion Price shall be the price of two dollars ($2.00) per share and the conversion amount shall automatically be converted into common stock of the Company at $2.00 per share on the Maturity Date. The annual rate of return is twelve percent (12.0%) per annum, which shall be paid as a Payment-in-Kind in the Company’s common stock valued at two dollars ($2.00) per share. Concurrently with the issuance of the 2023B Convertible Notes Payable, the company issued warrants (the “Warrants”) The Warrants were issued at a rate of one half warrant issued for every $10 of notes purchased with an exercise price of four dollars ($4.00) and one half warrant issued for every $10 of notes purchased with an exercise price of two dollars ($2.00). Each Warrant shall be exercisable for a period of five (5) years. $1,970,000 of 2023B Convertible Note Payable were sold and the note offering was closed.

The warrants did not contain obligations of the Company to (i) redeem the warrants for cash or other assets, (ii) repurchase the Company’s equity shares by transferring assets, or (iii) to issue a variable number of equity shares and in accordance with ASC480 Distinguishing Liabilities from Equity, the Company is accounting for the conversion feature and the warrants as equity. In accordance with ASC 480 written put options and warrants to issue redeemable equity securities.

The warrants and beneficial conversion option was recorded as the convertible note payable debt discount. The inputs for the Black-Scholes formula, were as follows:

•        Term — 12 months

•        Risk-free Interest Rate — 4.59% – 5.25%

•        Dividend Rate 0

•        Volatility 75.2% – 78.7%

NYIAX, Inc.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the nine months period ended September 30, 2023 (unaudited)

Note 5 — Convertible Notes Payable (cont.)

The following table illustrates the value of the 2023B convertible note payable as of September 30, 2023:

2023B Convertible Note Payable
2023B Convertible Note Payable at Issuance	$1,970,000
(Deferred Debt Discount)	(704,975)
$1,265,025
Amortization of debt discount for period ending September 30, 2023	704,975
Balance September 30, 2023	$1,970,000

For the nine months ended September 30, 2023, the company recorded interest expense from the amortization of deferred debt discount of $ 713,681.

Note 6 — Related Party Transactions

Convertible Note payable — stockholder, founder / related party

On September 25, 2023, Mark Grinbaum, a founder, shareholder, and service provider, agreed to loan the Company $100,000, with interest accruing at the annual rate of 4%, due in 60 days, or upon trading of the Company’s common stock on the NASDAQ Exchange, whichever is sooner. On October 26, 2023, the Company and Mark Grinbaum further agreed that upon trading of the Company’s common stock on the NASDAQ Exchange, the convertible notes payables to Mark Grinbaum and related interest convert to NYIAX common shares at $4.00 per share. As of the date herein, the funds have been received. The short-term loan will provide additional short-term funding for operations during completion of the public offering process.

On October 26, 2023, Carolina Abenante, a founder, shareholder, officer and director, agreed to loan the Company $100,000, with interest accruing at the annual rate of 4%, due in 60 days, or upon trading of the Company’s common stock on the NASDAQ Exchange, whichever is sooner. Upon trading of the Company’s common stock on the NASDAQ Exchange, the convertible notes payables to Carolina Abenante and related interest convert to NYIAX common shares at $4.00 per share. The loan was recorded as of September 30, 2023 as a note payable — stockholder. The funds were received on October 2, 2023. The short-term loan will provide additional short-term funding for operations during completion of the initial public offering process.

Forfeiture of Founders’ Deferred Compensation

During September, 2023, in connection with the closing of the Company’s IPO, certain NYIAX founders, owners, agreed to forfeit $367,803 of deferred compensation amounts owed by NYIAX. The deferred compensation arose from a salary deferral program where each founder agreed to defer a portion of their contractual salary or contractor fees. This forfeiture represents a permanent waiver of rights to this deferred compensation.

This event was recorded as a contra-expense to selling, general and administrative expenses and a debit to accrued compensation.

Goldstreet

The Company’s former CEO is also a shareholder and Director of the Company. The former CEO is a co-founder of a private investment fund, GoldStreet Holdings Limited Partnership (“GoldStreet”).

For the nine months ended September 30, 2022, the Company recorded $10,000 of general and administrative expenses related to GoldStreet for office space. The Company did not record any related party expenses related to GoldStreet for the nine-month period ended September 30, 2023.

NYIAX, Inc.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the nine months period ended September 30, 2023 (unaudited)

Note 7 — Threatened Litigation

On September 20, 2023, the Company entered into a settlement agreement and release with Boustead (the “Boustead Agreement”) to settle the threatened litigation, including any and all potential claims and counterclaims by and between the Company and Boustead with respect to the Engagement Letter dated March 23, 2021. The Company and Boustead have agreed to a contingent mutual release and waiver of claims in exchange for a cash payment of $515,000 by the Company to Boustead as a deduction from the offering proceeds upon consummation of the Company’s IPO. The Boustead Agreement also provides Boustead that certain indemnifications included under Section 4 of the Engagement Letter continue. Unless otherwise amended, the Boustead Agreement shall be deemed null and void in the event the Company’s IPO is not consummated by December 31, 2023. If the settlement is finalized with the consummation of the Company’s initial public offering, the Company does not anticipate any additional charges related to this threatened litigation.

The threatened litigation arose from the Company entering into an engagement letter on March 23, 2021 (the “Engagement Letter”) with Boustead Securities LLC, an advisor to the Company for certain corporate financing transactions. The Engagement Letter provides for Initial Public Offering (“IPO”), Pre-IPO and corporate finance transaction advice and the advisor expressed its intent to enter into an underwriting agreement with the Company to act as the lead underwriter for the proposed IPO on a firm commitment basis.

For financing transactions, including IPO and pre-IPO financings, the advisor would charge the Company (i) seven percent (7%) of the gross amount to be disbursed to the Company from each such investment transaction closing plus, (ii) a non-accountable expense allowance equal to one percent (1%) of the gross amount to the disbursed to the Company from each such investment transaction closing, plus (iii) warrants equal to seven percent (7%) of the gross amount to be received by to the Company from each such investment transaction closing. The warrant exercise price is defined as the lower of: (1) the fair market value price per share of the Company’s common stock as of each such financing closing date, (2) the price per share paid by investors in each respective financing, (3) in the event that securities convertible are sold in the financing, the conversion price of such securities, or (4) in the event that warrants or other rights are issued in the financing, the exercise price of such warrants or other rights. Notwithstanding the foregoing, whatever the Company raises up to the maximum note offering of $12 million during its in-process private placement from March 24, 2021 until April 22, 2021, the fees will be reduced to 33% of the amounts indicated in this paragraph during this time period. The engagement letter established accountable expenses up to an aggregate of $230,000.

The Engagement Letter terminated on the later of (i) eighteen (18) months from the date executed (March 23, 2021) or (ii) twelve months from the completion date of the IPO and the term may be extended pursuant to the engagement letter. Also, the Company agreed that the advisor shall have the right of first refusal (ROFR) for two (2) years from the consummation of a transaction or termination or expiration of the Engagement Letter to act as advisor or as joint financial advisor under at least equal economic terms to the Engagement Letter.

On February 14, 2023, the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “SEC”) was declared effective by the SEC. The Company’s financial advisor, representative and lead underwriter for the Offering was Boustead Securities LLC (“Boustead”). Boustead informed the Company of its decision not to price and consequently the Company was unable to complete the initial public offering at such time. NYIAX requested the SEC declare the offering effective. Upon the SEC approval NYIAX became a 1934 Securities Act reporting company with all the related responsibilities and costs. The Company has determined to continue to pursue an initial public offering (“IPO”) and NASDAQ listing of its securities. On April 12, 2023, the Company engaged Spartan Capital Securities, LLC, as lead underwriter, deal manager and investment banker for the Company’s IPO. However, there can be no assurance that we will be able to complete an IPO in the near future, if at all.

On April 7, 2023, the Company received a demand letter from Boustead. Boustead claims that the Company owes or will owe Boustead approximately $1 million for commissions on funds privately raised by the Company during its engagement with Boustead and approximately $1,230,000 if the Company completes an IPO with another underwriter. The Company disputes the amounts owed that have been claimed by Boustead and further is of the belief that if any commissions are due to Boustead, they would be significantly less than the amounts claimed by Boustead.

NYIAX, Inc.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the nine months period ended September 30, 2023 (unaudited)

Note 7 — Threatened Litigation (cont.)

During the time the Company was engaged with Boustead with respect to the IPO, the Company raised approximately $10.0 million in private transactions. Based on the formula in the Engagement Letter, the commissions on such amount were approximately $588,000, which has been acknowledged by Boustead and is accrued in our Financial Statements as of September 30, 2023. Additionally, the Company issued Boustead 23,538 warrants to purchase NYIAX common stock at a per share exercise price of $4.00. The amounts above exclude approximately $158,000 in cash commissions and 68,950 warrants to purchase NYIAX common stock at a per share exercise price of $2.00 on 2023B Convertible Note which commenced in April 2023 for which Boustead was given a right of first refusal and did not exercise the right to participate in the 2023B Convertible Note offering.

In the event that there is a determination that the Engagement Letter has not expired or that Boustead is entitled to commissions if the Company completes its initial public offering with another underwriter, we believe that the maximum amount of such commissions based on the commission formula in the Engagement Letter would be approximately $560,000 in cash commissions and 122,500 warrants to purchase NYIAX common stock at a per share exercise price of $4.00 which assumes that purchasers of the Company’s shares were investors in the prior offerings during the term of the Engagement Letter or became aware of the Company or known to the Company during twelve months following the termination or expiration of the Engagement Letter.

If the settlement is not finalized with the consummation of the Company’s initial public offering, there can be no assurance that Boustead will not initiate a lawsuit to recover the amounts it claims are owed and any such litigation could impede our ability to complete an IPO and could negatively affect our financial condition. In addition, there can be no assurance that the Company would prevail in any lawsuit it commences against Boustead.

The Company intends to vigorously defend its positions regarding the payment of any commissions to Boustead, however there can be no assurances that the Company’s contentions and affirmative defenses in response to claims by Boustead for any commissions will be successful in the event that the issue of Engagement Letter termination and the entitlement to, and amount of, commissions pursuant to the Engagement Letter are contested by Boustead in a court of law or arbitration or if the matter is otherwise settled by the Company and Boustead.

Note 8 — Subsequent Events

Management has evaluated events that have occurred subsequent to the date of these condensed financial statements and has determined that, other than those listed below, no such reportable subsequent events exist through November 14, 2023. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement other than noted above and below:

Threatened Litigation

Because the Company’s IPO was not consummated by December 31, 2023, the Company did not make a payment to Boustead, the Boustead Agreement lapsed and the Boustead Agreement became null and void.

Boustead may continue to claim that the Company owes or will owe Boustead approximately $1 million for commissions on funds privately raised by the Company during its engagement with Boustead and approximately $1.2 million if the Company completes an IPO with another underwriter.

There can be no assurance that Boustead will not initiate a lawsuit to recover the amounts it claims are owed and any such litigation could impede our ability to complete an IPO and could negatively affect our financial condition. There can be no assurance that the Company will prevail in any lawsuit it commences against Boustead. The Company disputes the amounts owed that have been claimed by Boustead and further is of the belief that if any commissions are due to Boustead, they would be significantly less than the amounts claimed by Boustead. There is a high probability that the Company and Boustead will end up in litigation over claims by Boustead against the Company and claims by the Company against Boustead. Litigation is expensive and time consuming with uncertain outcomes.

NYIAX, Inc.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the nine months period ended September 30, 2023 (unaudited)

Note 8 — Subsequent Events (cont.)

Forfeiture of Deferred Compensation Amounts

In connection with the closing of the Company’s IPO, the interim CEO and certain NYIAX employees agreed to forfeit $453,544 of deferred compensation amounts owed by NYIAX and the NYIAX founders, owners, agreed to forfeit an additional $99,201. The deferred compensation arose from a salary deferral program where those people agreed to defer a portion of their contractual salary or contractor fees. This forfeiture represents a permanent waiver of rights to this deferred compensation.

This event will be recorded as a contra-expense to selling, general and administrative expenses and a debit to accrued compensation.

Convertible Note payable — stockholder, founder/related party

Mark Grinbaum agreed to loan the Company an additional $148,500, with interest accruing at the annual rate of 4%, or upon trading of the Company’s common stock on the NASDAQ Exchange, whichever is sooner. The Company and Mark Grinbaum further agreed that upon trading of the Company’s common stock on the NASDAQ Exchange, the convertible notes payables to Mark Grinbaum and related interest convert to NYIAX common shares at $4.00 per share. The short-term loan will provide additional short-term funding for operations during completion of the public offering process.

Carolina Abenante agreed to loan the Company an additional $144,000, with interest accruing at the annual rate of 4%, or upon trading of the Company’s common stock on the NASDAQ Exchange, whichever is sooner. The Company and Carolina Abenante further agreed that upon trading of the Company’s common stock on the NASDAQ Exchange, the convertible notes payables to Carolina Abenante and related interest convert to NYIAX common shares at $4.00 per share. The short-term loan will provide additional short-term funding for operations during completion of the public offering process.

Investor Litigation Complaint

On November 17, 2023, certain individual investors (the “Investors”) in NYIAX filed a complaint (the “Complaint”) in the United States District Court for the Southern District of New York (the “Court”) against the Company, Robert Ainbinder, Jr., a director of the Company since April 2016 and former chief executive officer from August 2019 until May 2022, Westpark Capital, Inc., and Michael Ainbinder, Robert Ainbinder Jr.’s brother. The complaint alleges, among other allegations, that the defendants, together or in their individual capacity, (i) violated Section 10(b) and Rule 10b-5 of the Exchange Act, (ii) violated Sections 206(1) and 206(2) of the Advisers Act (15 U.S.C. §§ 80b-6(1) and 80b-6(2)), (iii) committed fraud, (iv) committed negligent misrepresentation and omission, (v) breached fiduciary duties, (vi) breached contracts, (vii) breached duties of good faith and fair dealing, and (viii) committed negligence by, among other things, making material misrepresentations of fact related to plaintiffs’ investments in the Company and omitting material facts while soliciting plaintiffs’ investments in the Company.

The Investors paid $1,227,500 for 315,240 shares of common stock in various private placement offerings of the Company. $1,050,000 of the purchases were made during 2016, 2017 and 2018 for an aggregate of 277,906 shares of common stock; and $177,500 of the purchases were made during 2020, 2021 and 2022 for an aggregate of 37,334 shares of common stock. The Investors are seeking $5,748,400 in damages, including: compensatory damages of $1,227,500, punitive damages of $3,682,500, and accrued interest of $838,400.

The Company intends to vigorously defend its positions. However, there can be no assurances that the Company’s contentions and affirmative defenses in response to claims will be successful in the Court or in an arbitration.

The Company has been served the Complaint via US Postal Service and the Company has not retained legal counsel Litigation is subject to inherent uncertainties and the Company has concluded that it is not possible to assess the likelihood of a loss at this time. Additionally, the case underlying the Complaint could impede our ability to complete the Company’s initial public offering and may have a material adverse effect on the Company’s business, financial condition, operating results, or cash flows.

NYIAX, Inc.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the nine months period ended September 30, 2023 (unaudited)

Note 8 — Subsequent Events (cont.)

Engagement of Spartan Capital Securities, LLC

On April 12, 2023, the Company engaged Spartan Capital Securities, LLC, (“Spartan”) as lead underwriter, deal manager and investment banker for the Company’s initial public offering for a six month period. On October 6, 2023, Spartan informed the Company of its decision not to continue as lead underwriter. The Company does not expect to incur any additional expenses in connection by Spartan.

Engagement of WestPark Capital, Inc.

On October 9, 2023, the Company entered into an engagement letter agreement (the “LOE”) with WestPark Capital, Inc. (“WestPark Capital”) as exclusive lead underwriter, financial advisor, deal manager, sole book running manager, placement agent and/or investment banker for the Company’s initial public offering (the “IPO”).

For certain financing transactions, including the IPO and excluding certain pre-IPO financings, the company will pay WestPark eight percent (8%) of the gross amount to be disbursed to the Company from each such financing transaction, plus warrants to purchase the number of shares equal to ten percent (10%) of the aggregate number of securities sold in such financing transaction. The warrants will be exercisable at any time and from time to time, in whole or in part, during the four and a half-year period commencing six (6) months from the effective date of such financing transaction, at a price per share equal to 125% of the public offering price per security.

The LOE terminates on the earlier of (i) six (6) months from October 9, 2023, or (ii) the final closing, if any, of the IPO, provided, however, that (i) the Company may terminate the LOE on or after the one hundred fifth (150th) day after October 9, 2023 upon thirty (30) days prior written notice to WestPark Capital, and (ii) WestPark Capital may terminate the LOE on or after the ninetieth (90th) day after October 9, 2023 upon thirty (30) days prior written notice to the Company.

There can be no assurance that we will be able to complete an initial public offering in the near future, if at all.

Appointment of Chief Executive Officer

On January 19, 2024, Teresa Gallo and the Company entered into an employment agreement, pursuant to which Ms. Gallo agreed to be employed as Chief Executive Officer of the Company. The Company agreed to pay Ms. Gallo (i) a base salary of $400,000 per annum to commence immediately with payments commencing after the Company’s Initial Public Offering; (ii) an annual bonus of up to 120% of base salary based upon meeting certain goals related to net revenue and share price; (iii) $100,000 (25,000 units) of restricted stock units with 50% vesting six months from her employment date and 50% vesting one year from her employment date; (iv) 200,000 restricted stock units vesting quarterly over 4 years from the IPO date; and (v) 200,000 incentive stock options, with a strike price of $4.00 per share, vesting quarterly over 4 years from the IPO date. Additionally, Ms. Gallo may qualify for additional restricted stock units and incentive stock options on an annual basis after the first full year of employment based on meeting certain milestones and goals. The Company may terminate Ms. Gallo without cause after nine months of employment and with thirty days’ notice. In the event that Ms. Gallo is terminated without cause, she will be entitled to twelve months salary, vesting of certain unvested equity grants, and benefits.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

NYIAX, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of NYIAX, Inc. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, stockholders’ deficit and cash flows for each of the two years ended December 31, 2022 and 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years ended December 31, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

New York, NY

July 20, 2023

NYIAX, Inc.
Balance Sheets
As of December 31, 2022 and 2021

	December 31, 2022	December 31, 2021
Assets
Cash	$792,337	$3,387,200
Accounts receivable, net	$1,972,034	$3,093,066
Prepaid expenses and other current assets	92,497	14,813
Total current assets	$2,856,868	$6,495,079

Capitalized software development costs, net	393,157	589,735
Property, plant and equipment, net	3,519	4,123
Operating lease right-of-use asset	395,470	537,836
Deferred Offering Costs	848,531	380,000
Security deposit	74,068	74,068
Total assets	$4,571,613	$8,080,841

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$4,841,046	$4,125,868
Convertible notes payable, net of deferred debt discounts of $214,265 and $913,505 as of December 31, 2022 and December 31, 2021, respectively	$2,355,735	$6,354,227
Accrued Payment-In-Kind Interest	71,614	443,657
Current portion of operating lease obligations	162,503	135,455
Total current liabilities	$7,430,897	$11,059,207

Long-term liabilities
Operating lease obligations, net of current maturities	268,385	430,888
Stockholder Payable	100,500	610,500
Total long-term liabilities	$368,885	$1,041,388
Total liabilities	$7,799,782	$12,100,595

Shareholders’ equity (deficit)
Common stock $0.0001 par value, 125,000,000 common shares authorized; 12,370,002 and 10,243,442 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively.	$1,237	$1,024
Preferred shares: 10,000,000 authorized, none outstanding, par value $0.0001 per share	0	0
Additional Paid in Capital	$50,023,446	$38,089,295
Accumulated deficit	(53,252,852)	(42,110,073)
Total shareholders’ (deficit) equity	$(3,228,169)	$(4,019,754)
Total liabilities and shareholders’ (deficit) equity	$4,571,613	$8,080,841

The accompanying notes to the financial statements are an integral part of these financial statements.

NYIAX, Inc.
Statements of Operations
For the Years Ended December 31, 2022 and 2021

	December 31, 2022	December 31, 2021
Revenue, net	$1,324,304	$593,899
Cost of sales	1,182,303	806,846
Gross margin (deficit)	$142,001	$(212,947)

Operating expenses
Technology and development	$1,822,228	$1,388,188
Selling, general and administrative	7,869,144	9,834,427
Depreciation and amortization	1,647	6,707
Total operating expenses	$9,693,019	$11,229,322
Loss from operations	$(9,551,017)	$(11,442,269)
Other (income) expenses
Interest expense, net	$1,563,162	$2,419,121
PPP Loan forgiveness	—	(361,605)
Miscellaneous income, net		(1,159)
Total other (income) expenses	$1,563,162	$2,056,357
Loss before provision for income taxes	(11,114,179)	(13,498,626)
Net loss	$(11,114,179)	$(13,498,626)
Net loss per share – basic and diluted	$(0.96)	$(1.43)
Weighted average number of common shares outstanding – basic and diluted	$11,577,808	$9,431,718

The accompanying notes to the financial statements are an integral part of these financial statements.

NYIAX, Inc.
Statements of Changes in Shareholders’ Equity (Deficit)
For the Years Ended December 31, 2022 and 2021

	Common Stock (a)		Additional Paid in Capital	Accumulated Deficit	Total
	Shares Outstanding	Amount
Balance – January 1, 2021	8,892,202	$889	$26,154,886	$(28,611,447)	$(2,455,672)
Share-based compensation			3,887,852		3,887,852
Conversion of Convertible 2020 Convertible Note Payable and accrued interest to common shares	867,767	87	4,339,265		4,339,352
Issuance of common stock pursuant to exercise of employee stock options	65,000	6	644		650
Issuance of common stock pursuant to exercise of warrants	418,473	42	2,093,503		2,093,545
Deferred debt discounts on 2021 Convertible Note Payable			1,613,145		1,613,145
Net loss				(13,498,626)	(13,498,626)
Balance – December 31, 2021	10,243,442	$1,024	$38,089,295	$(42,110,073)	$(4,019,754)
Balance – January 1, 2022	10,243,442	$1,024	$38,089,295	$(42,110,073)	$(4,019,754)
Share-based compensation	—	—	1,694,344	—	1,694,344
Issuance of common stock pursuant to restricted stock awards (share-based compensation)	290,000	29	607,362	—	607,391
Conversion of Convertible 2021 Convertible Note Payable and accrued interest to common shares	1,594,807	159	7,973,848	—	7,974,007
Deemed Dividend from Inducement to Exercise Warrants	—	—	28,600	(28,600)	—
Issuance of common stock pursuant to exercise of warrants	235,693	24	1,285,809	—	1,285,833
Deferred debt discount on 2022 convertible notes payable	—	—	324,213	—	324,213
Issuance of common stock pursuant to exercise of employee stock options	6,060	1	19,975	—	19,976
Net Loss	—	—	—	(11,114,179)	(11,114,179)
Balance – December 31, 2022	12,370,002	$1,237	$50,023,446	$(53,252,852)	$(3,228,169)

The accompanying notes to the financial statements are an integral part of these financial statements.

NYIAX, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2022 and 2021

	December 31, 2022	December 31, 2021
Cash flows from operating activities
Net loss	$(11,114,179)	$(13,498,626)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	$199,225	$203,286
Operating lease right-of-use asset amortization, net	6,913	28,507
Accrued PIK Interest	375,629
Debt discount amortization	1,187,656	1,499,596
Share-based compensation	2,301,735	3,887,852
PPP Loan Forgiveness		(361,605)
Loss on conversion of convertible notes payable		290,109
Change in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	1,121,030	(2,592,005)
Prepaid expenses and other current assets	(77,685)	38,487
Security deposit	—	(74,068)
Increase (decrease) in:
Accounts payable and accrued expenses	715,178	4,094,180
Total adjustments	$5,829,681	$7,014,339

Net cash used in operating activities	$(5,284,498)	$(6,484,287)
Net cash used in investing activities
Acquisition of Fixed Assets	$(2,043)	0
	$(2,043)	0
Cash flows from financing activities
Proceeds from convertible notes payable, net of discount	$2,364,400	$6,863,642
Payable (forgiveness) to founders’ stockholder payable	(510,000)	102,000
Issuance of common stock pursuant to exercise of warrants	1,285,833	2,094,148
Deferred offering costs	(468,531)	(380,000)
Proceeds from issuance of stock		48
Proceeds from issuance of stock upon exercise of Employee Options	19,996	0
Net cash provided by financing activities	$2,691,678	$8,679,838

Net (decrease) increase in cash and cash equivalents	$(2,594,863)	$2,195,551
Cash and cash equivalents – Beginning of period	$3,387,200	$1,191,649
Cash and cash equivalents – End of period	$792,337	$3,387,200

Supplemental disclosures of non-cash flow investing and financing activities:
Deferred debt discount on convertible note payable	$(324,212)	$1,613,145
Deemed Dividends	28,600
Conversion of convertible note payable and accrued interest to common shares	7,974,007	4,339,353

The accompanying notes to the financial statements are an integral part of these financial statements.

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 1 — Organization and Nature of Business

Brief Overview:

NYIAX, Inc. (the “Company” or “NYIAX”) was incorporated on July 12, 2012 in the State of Delaware.

NYIAX connects Media Buyers (brands, advertisers or agencies) and Media Sellers (publishers or media) to execute media advertising sales contracts. NYIAX receives a commission or fee upon completion of the media advertising contract. NYIAX does not take ownership or positions of the media at any time during the process.

Going Concern, Liquidity and Capital Resources

The Company believes it does not have sufficient cash to meet working capital and capital requirements for at least twelve months from the issuance of these financial statements.

Historically, the Company’s liquidity needs have been met by the sale of common shares, the issuance of common shares through the exercise of warrants, and issuance of convertible note payable. Without a new loan or other equity support, the Company would not be able to support the current operating plans through twelve months from the issuance of these financial statements. No assurance can be given at this time, however, as to whether we will be able to raise new equity or loan support.

The Company generated negative cash flows from operations of approximately $5.8 million for the twelve months ended December 31, 2022. Historically, the Company’s liquidity needs have been met by the sale of common shares, the issuance of common shares through the exercise of warrants, and sale of convertible notes payable.

As of December 31, 2022, NYIAX had total current assets of approximately $2.9 million, of which approximately $792,000 was cash and total current liabilities of approximately $7.4 million.

For the year ended December 31, 2022, the Company’s operations lost approximately $11.1 million of which approximately $3.6 million were non-cash expenses.

For the year ended December 31, 2022, the Company used approximately $5.8 million of cash in operating activities.

As of December 31, 2022, NYIAX had total current assets of approximately $2.9 million, of which approximately $792,000 was cash and total current liabilities of approximately $7.4 million, including approximately $2.4 million of convertible notes payable and accrued payment-in-kind interest. The convertible note was paid as a payment-in-kind in the Company’s common stock at the maturity date of the Note.

To enable the Company to meet immediate capital requirements until longer term requirements can be met, during the first quarter of fiscal year 2023, the Company sold convertible notes for two 2023 convertible notes offerings (“2023A and 2023B Convertible Note Payable”). 2023A Convertible Note Payable converted to common shares on February 7, 2023. 2023B Convertible Note Payable will convert upon when shares of common stock are sold to the public in the financing event. $1,970,000 of 2023B Convertible Note Payable were sold as of June 28, 2023 and the 2023B Convertible Note Payable was closed.

The Company is also subject to certain business risks, including dependence on key employees, competition, market acceptance of the Company’s platform, ability to source demand from buyers of advertising inventory and dependence on growth to achieve its business plan.

The Company has been and could in the future be adversely affected by health epidemics, such as the global COVID-19 pandemic. While the COVID-19 pandemic has generally accelerated a move from traditional media to digital media, many marketers have decreased or paused their advertising spending as a response to the economic uncertainty, decline in business activity, and other COVID-related impacts, which have negatively impacted, and may continue to negatively impact, our revenue and results of operations, the extent and duration of which we may not be able to accurately predict. As a result, our financial condition and results of operations may be adversely impacted.

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies

Financial Statements

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from these estimates.

On an on-going basis, management evaluates its estimates, primarily those related to: (1) revenue recognition criteria, including the determination of revenue reporting as net versus gross in the Company’s revenue arrangements, (2) allowances for doubtful accounts, (3) the useful lives of property and equipment and capitalized software development costs, (4) income taxes, (5) the valuation of share-based compensation, (6) assumptions used in the Black-Scholes option pricing model to determine the fair value of stock options and warrants and (7) the recognition and disclosure of contingent liabilities. These estimates are based on historical data and experience, as well as various other factors that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Estimates relating to the valuation of share-based compensation, options and warrants, require the selection of appropriate valuation methodologies and models, and significant judgment in evaluating ranges of assumptions and financial inputs. Actual results may differ materially from those estimates under different assumptions or circumstances.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased, to be cash equivalents. There were no cash equivalents at December 31, 2022 and 2021, respectively.

Accounts Receivable, Net

Accounts receivable consists of amounts billed to Media Buyers. Accounts receivable, net are carried at their contractual amounts, less an estimate for uncollectible amounts. Management estimates the allowance for bad debts based on existing economic conditions, historical experience, the financial conditions of the customers, and the amount and age of past due accounts. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted.

The Company performs ongoing credit evaluations of Media Buyers. The allowance for doubtful accounts is determined based on historical collection experience and the review in each period of the status of the then-outstanding accounts receivable, while taking into consideration current client information, subsequent collection history and other relevant data. The Company reviews the allowance for doubtful accounts on a quarterly basis. For the years’ ended December 31, 2022 and 2021 the Company had no allowance for doubtful accounts and no write-offs of accounts receivable.

Property and Equipment, Net

Property and equipment are stated at cost, net of accumulated depreciation and amortization, which is recorded commencing at the in-service date using the straight-line method over the estimated useful lives of the assets, as follows: 3 to 5 years for office equipment and software.

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Repair and maintenance costs are expensed as incurred and major improvements are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the Company’s operating results.

Capitalized Software Development Costs

The Company capitalizes or expenses costs associated with creating internally developed software related to the Company’s technology infrastructure in accordance with ASC 350-40, Intangibles — Goodwill and Other — Internal Use Software, that generally relate to software that the Company does not intend to sell or market.

All costs incurred during the preliminary project stages are expensed as incurred. Once the projects have been committed to and it is probable that the projects will meet functional requirements, costs are capitalized in accordance ASC 350-40.

Amortization commences when the software is available for its intended use. The estimated useful life of the capitalized software development costs is five years. The Company commenced amortizing the capitalized software development costs related to its platform in January 2020.

Certain long-lived assets including capitalized software development costs are also subject to measurement at fair value on a nonrecurring basis if they are deemed to be impaired as a result of an impairment review. For the years ended December 31, 2022 and 2021, no impairments were recorded on those assets.

Operating Leases

The Company has entered into operating leases consisting principally for the rental of office space. The Company adopted ASC 842. The guidance requires the recognition of right-of-use (“ROU”) assets and related operating lease liabilities on the balance sheet for those leases previously classified as operating leases. The Company adopted this new guidance using the modified retrospective approach.

Under ASC 842, lease expense is recognized as a single lease cost on a straight-line basis over the lease term. The lease term consists of non-cancelable periods and may include options to extend or terminate the lease term, when it is reasonably certain such options will be exercised.

The Company enters into contracts in the normal course of business and assesses whether any such contracts contain a lease. The Company determines if an arrangement is a lease at inception if it conveys the right to control the identified asset for a period of time in exchange for consideration. The Company classifies leases as operating or financing in nature and records the associated lease liability and right-of-use asset on its balance sheet. The lease liability represents the present value of future lease payments, net of lease incentives, discounted using an incremental borrowing rate, which is a management estimate based on the information available at the commencement date of a lease arrangement. With respect to operating lease arrangements, the Company accounts for lease components, and non-lease components that are fixed, as a single lease component. Non-lease components that are variable are expensed as incurred in the consolidated statement of operations. The Company recognizes costs associated with lease arrangements having an initial term of 12 months or less (“short-term leases”) on a straight-line basis over the lease term; such short-term leases are not recorded on the balance sheet.

Lease expense for the years ended December 31, 2022 and 2021 were $197,245 and $63,121, respectively.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Fair value measurements are based on a fair value hierarchy, based on three levels of inputs, of which the first two are considered observable and the last unobservable, which are the following:
Level 1 —	Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
Level 2 —

Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, such as quoted market prices for similar assets and liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 —	Unobservable inputs. Observable inputs are based on market data obtained from independent sources.

The Company’s financial instruments approximate the carrying amounts of cash, accounts receivable and accounts payable approximate fair value due to the short-term nature of these instruments.

Concentrations of Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash, and accounts receivable. The Company maintains its cash with financial institutions which exceed the Federal Deposit Insurance Corporation (“FDIC”) federally insured limits.

As of December 31, 2022, three Media Sellers represented approximately 51%, 12% and 10% respectively of revenue, net. As of December 31, 2022, two Media Buyer represented for 67% and 20% of accounts receivable. As of December 31, 2022, two Media Sellers represented of 61% and 8% of accounts payable.

As of December 31, 2021, three Media Sellers represented approximately 30%, 26%, and 11%, respectively of revenue, net. As of December 31, 2021, two Media Buyer represented for 45% and 41% of accounts receivable. As of December 31, 2021, four Media Sellers represented of 39%, 14%, 10% and 9% of accounts payable.

Deferred Financing Costs

Deferred financing costs include debt discounts and debt issuance costs related to a recognized debt liability and are presented in the balance sheet as a direct reduction from the carrying value of the debt liability. Amortization of deferred financing costs are included as a component of interest expense. Deferred financing costs are amortized using the effective interest method.

Deferred Offering Costs

Deferred offering costs include specific incremental costs directly attributable to the Company’s initial public. Offering of securities. Deferred offering costs exclude management salaries or other general and administrative expenses. These costs are being deferred and will be charged against the gross proceeds of the offering.

Revenue Recognition

NYIAX brings together Media Buyers (brands, advertisers or agencies) and Media Sellers (publishers or media) to execute media sales contracts. NYIAX receives a fee upon completion of the media contract. NYIAX does not take ownership of or positions in the media at any time during the process.

Generally, the Company bills Media Buyers the gross amount of advertising, including the Company’s commissions or fees in a single invoice and pays the Media Seller upon receipt. The Company’s accounts receivable are recorded at the amount of gross billings for the amounts it is responsible to collect, and accounts payable are recorded at the amount payable to Media Seller.

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Substantially all of the Company’s revenues are recognized at the point in time that the (i) contract reconciliations are completed, (ii) accepted by the Media Buyer and Media Seller, and (iii) NYIAX’s performance obligations are completed.

The Company maintains agreements with each Media Buyer and Media Seller which set out the terms of the relationship.

Revenue is recognized based on the five-step process outlined in the Accounting Standards Codification (“ASC”) 606:

Step 1 — Identify the Contract with the Customer — A contract exists when (a) the parties to the contract have approved the contract and are committed to perform their respective obligations, (b) the entity can identify each party’s rights regarding the goods or services to be transferred, (c) the entity can identify the payment terms for the goods or services to be transferred, (d) the contract has commercial substance and it is probable that the entity will collect substantially all of the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the customer.

Step 2 — Identify Performance Obligations in the Contract — Upon execution of a contract, the Company identifies as performance obligations each promise to transfer to the customer either (a) goods or services that are distinct, or (b) a series of distinct goods or services that are substantially the same and have the same pattern of transfer to the customer. To the extent a contract includes multiple promised goods or services, the Company must apply judgement to determine whether the goods or services are capable of being distinct within the context of the contract. If these criteria are not met, the goods or services are accounted for as a combined performance obligation.

Step 3 — Determine the Transaction Price — When (or as) a performance obligation is satisfied, the Company shall recognize as revenue the amount of the transaction price that is allocated to the performance obligation. The contract terms are used to determine the transaction price. Generally, all contracts include fixed consideration. If a contract did include variable consideration, the Company would determine the amount of variable consideration that should be included in the transaction price based on expected value method. Variable consideration would be included in the transaction price, if in the Company’s judgement, it is probable that a significant future reversal of cumulative revenue under the contract would not occur.

Step 4 — Allocate the Transaction Price — After the transaction price has been determined, the next step is to allocate the transaction price to each performance obligation in the contract. If the contract only has one performance obligation, the entire transaction price will be applied to that obligation. If the contract has multiple performance obligations, the transaction price is allocated to the performance obligations based on the relative standalone selling price at contract inception.

Step 5 — Satisfaction of the Performance Obligations (and Recognize Revenue) — Revenue is recognized when (or as) goods or services are transferred to a customer. The Company satisfies each of its performance obligations by transferring control of the promised good or service underlying that performance obligation to the customer. Control is the ability to direct the use of and obtain substantially all of the remaining benefits from an asset. It includes the ability to prevent other entities from directing the use of and obtaining the benefits from an asset. Indicators that control has passed to the customer include: a present obligation to pay; physical possession of the asset; legal title; risks and rewards of ownership; and acceptance of the asset(s). Performance obligations can be satisfied at a point in time or over time.

The Company considers both the Media Buyers and Media Sellers to be its customers. However, currently, the Media Buyers do not pay the Company, and only the Media Sellers compensate the Company for the use of the platform and other services. Fees or commissions are established differently for each Media Seller dependent upon various variables, including anticipated volume.

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

The performance obligations within the Company’s contractual arrangements with customers is satisfied upon the contract reconciliations being completed and accepted by the Media Buyer and Media Seller.

The Company has determined that it is acting as an agent for the Media Seller as (i) NYIAX does not obtain control of the Seller’s media (goods & services) before transferring control to the Buyer. The Seller has control of the media. Specifically, NYIAX does not control the specified media before transferring the media to the Media Buyer, the Company is not primarily responsible for the performance of the Media Seller, nor can the Company redirect those services to fulfill any other contracts. (ii) NYIAX does not have inventory or credit risk for the media. And (iii) the Media Seller establishes the pricing in the Smart-Contracts (self-executing contracts with the terms of the agreement between buyer and seller standardized.) and the Media Buyers and Media Sellers agree on the pricing.

Based on these and other factors, the Company has determined it acts as an agent in the purchase and sale of advertising media inventory and therefore reports revenue on a net basis for the commissions and fees the Company charges after the performance obligations are met.

Cost of sales

Cost of sales consists of datacenter costs (our cloud operations used by our platform to service our customers), amortization expense related to capitalized internal use software development costs, and personnel costs. Personnel costs include salaries, bonuses, share-based compensation, and employee benefit costs, and are primarily attributable to groups which maintains our datacenters, and our client operations group, which is responsible for the integration of new publishers and buyers and providing customer support for existing customers.

Operating Expenses

Technology and development expenses consist of personnel costs, including salaries, bonuses, share-based compensation, and employee benefits costs, and professional services. These expenses include costs incurred in (i) product development related to the front-end client user interface and back-end systems, ongoing maintenance and operation of the platform, integrations with clients and partners applications. Except to the extent that such costs are associated with software development that qualify for capitalization, which are then recorded as capitalized software development costs; and (ii) infrastructure costs such as AWS or other cloud hosting solutions, software development tools used for the creation and ongoing management and maintenance of the NYIAX platform and service.

Selling, general and administrative expenses consist of personnel costs, including salaries, bonuses, share-based compensation, and employee benefits costs, for our employees engaged in sales, business development, executive, finance, legal, and human resources employees. Selling, general and administrative also include expenses related to marketing activities and professional services outside such as legal and accounting services as well as rent expenses.

Share-Based Compensation

The share-based compensation expense related to stock options and restricted stock awards which are referred to collectively as options and awards granted under the Company’s employee option plans, is measured and recognized in the financial statements based on the fair value of the awards granted. The fair value of each option award is estimated on the grant date using the Black-Scholes option-pricing model. The Company uses the Black-Scholes model to calculate the fair value for all options granted, based on the inputs relevant on the date granted, such as the fair value of our shares, prevailing risk-free interest rate, risk-free interest rate, expected term at issuance, volatility, and dividend rate, etc. The value of the portion of the award is ultimately expected to vest is recognized as expense in the statements of operations on an over the requisite service periods. Awards are subject to forfeiture until vesting conditions have been satisfied under the terms of the award. Determining the fair value of stock options awards requires judgement. The Company’s use of the Black-Scholes option pricing model requires the input of subjective assumptions.

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Income Taxes

The Company records income tax expense in accordance with ASC-740 Income Taxes, as amended mandating how uncertain tax positions should be recognized, measured, presented, and disclosed in the financial statements. The standards require the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained upon examination by the applicable tax authority, based on the technical merits of the tax position, and then recognizing the tax benefit that is more-likely-than-not to be realized. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense in the current reporting period. The Company has analyzed its tax positions and has concluded that as of December 31, 2022 and 2021, no uncertain positions are taken or are expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements.

The Company’s policy is to record interest expense and penalties pertaining to income taxes in operating expenses. For the years ended December 31, 2022 and 2021, there were no interest and penalties expenses recorded and no accrued interest and penalties.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including net operating loss carry-forwards (“NOL’s”), and liabilities, are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. Realization of the deferred income tax asset is dependent on generating sufficient taxable income in future years. The amount of the deferred income tax asset considered realizable, if any, could be reduced in the near term if estimates of future taxable income are reduced.

Earnings Per Share

In accordance with ASC-260 Earnings Per Share, basic earnings per share (EPS) is calculated by dividing the net income attributable to common stockholders by the weighted-average number of shares of common stock outstanding. Diluted net income per share per share is computed by dividing net income by the weighted average number vested of common shares, plus the net impact of common shares (computed using the treasury stock method), if dilutive, resulting from the exercise of dilutive securities. In periods when losses are reported, the weighted-average number of common shares outstanding exclude common stock equivalents because their inclusion would be anti-dilutive. The Company has issued employee incentive options and warrants. These employee incentive options and other warrants are excluded from the calculation as the employee incentive options and warrants are anti-dilutive.

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

As of December 31, 2022 and 2021, the Company excluded the common stock equivalents summarized below, which entitle the holders thereof to ultimately acquire shares of common stock, from its calculation of earnings per share, as their effect would have been anti-dilutive.
	For the Years Ended December 31,
	2022	2021
Equity Incentive Plans	3,086,626	3,116,626
Common Stock Issuable Upon Conversion of Convertible Notes, including PIK Interest	1,506,829	1,533,998
Selling Agent and Advisor Warrants	23,538	338,653
Warrants Issued with Common Stock Offerings	889,500	1,100,195
Warrants Issued with Convertible Notes Offerings	947,150	704,652
	6,453,643	6,794,124

During 2022 and 2021, approximately 235,693 and 418,473, respectively, warrants issued with convertible notes payable were exercised for proceeds of approximately $1,285,800 and $2,093,000, respectively.

Recently Issued Accounting Pronouncements

In August 2020, the FASB issued No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) — Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The amendments are effective for fiscal years beginning after December 15, 2023. The Company evaluated any potential impact from ASU 2021-07 and believes it will have no material impact on our financial results.

Note 3 — Commitments and Licensing Fee

Commitments

On March 23, 2021, the company entered into an engagement letter (the “Engagement Letter”) with Boustead Securities, an advisor to the Company for certain corporate financing transactions. The Engagement Letter provides for Initial Public Offering (“IPO”), Pre-IPO and corporate finance transaction advice and the advisor expressed its intent to enter into an underwriting agreement with the Company to act as the lead underwriter for the proposed IPO on a firm commitment basis.

For financing transactions, including IPO and pre-IPO financings, the advisor would charge the Company (i) seven percent (7%) of the gross amount to be disbursed to the Company from each such investment transaction closing plus, (ii) a non-accountable expense allowance equal to one percent (1%) of the gross amount to the disbursed to the Company from each such investment transaction closing, plus (iii) warrants equal to seven percent (7%) of the gross amount to be received by to the Company from each such investment transaction closing. The warrant exercise price is defined as the lower of: (1) the fair market value price per share of the Company’s common stock as of each such financing closing date, (2) the price per share paid by investors in each respective financing, (3) in the event that securities convertible are sold in the financing, the conversion price of such securities, or (4) in the event that warrants or other rights are issued in the financing, the exercise price of such warrants or other rights. Notwithstanding the foregoing, whatever the Company raises up to the maximum note offering of $12 million during its in-process private placement from March 24, 2021 until April 22, 2021, the fees will be reduced to 33% of the amounts indicated in this paragraph during this time period. The engagement letter established accountable expenses up to an aggregate of $230,000.

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 3 — Commitments and Licensing Fee (cont.)

The Engagement Letter terminated on the later of (i) eighteen (18) months from the date executed (March 23, 2021) or (ii) twelve months from the completion date of the IPO and the term may be extended pursuant to the engagement letter. Also, the Company agreed that the advisor shall have the right of first refusal (ROFR) for two (2) years from the consummation of a transaction or termination or expiration of the Engagement Letter to act as advisor or as joint financial advisor under at least equal economic terms to the Engagement Letter.

In accordance with the Engagement Letter, NYIAX had engaged Boustead Securities as its sole representative, underwriter and financial advisor. The Company was unable to complete the initial public offering at such time. NYIAX requested the SEC declare the offering effective. Upon the SEC approval NYIAX became a 1934 Securities Act reporting company with all the related responsibilities and costs.

In accordance with the ROFR, the Company informed Boustead of its intention to offer the 2023B Convertible Notes Payable.

Licensing Fee

The Company and Nasdaq, Inc (“NASDAQ”) have entered into a Joint Intellectual Property and an Information Technology Services Agreement. Nasdaq provides cloud-based marketplace technology to NYIAX, and NYIAX custom software instance of Nasdaq’s technology is a backend infrastructure component of that processes.

Pursuant to an IT Services Agreement, as amended in December 2020, commencing April 2022, NYIAX is obligated to compensate NASDAQ an annual license fee of $350,000 and revenue sharing of 0.5% to 10% of revenue depending upon various criteria. The Company recognizes expenses related to the NASDAQ annual licensing fee in the period for the which the services related to the annual license are utilized and recognizes expenses related to the NASDAQ revenue sharing in the period that the Company recognizes revenue related to the NASDAQ agreements.

For the year ended December 31, 2022, the Company recorded approximately $262,500 of expense related to the annual license fee and $70,000 of expense related to revenue sharing.

No expenses were incurred related to the revenue sharing agreements for the year ended December 31 2021.

Note 4 — Shareholder Equity:

Authorized and Outstanding Shares

As of December 31, 2022 the Company had authorized 135,000,000 shares consisting of 125,000,000 shares of common stock and 10,000,000 shares of preferred stock each with a par value of $0.0001. During 2021, the Company increased its authorized shares from 20,000,000 shares of common stock at a par value $0.0001 per share to 135,000,000 shares consisting of 125,000,000 shares of common stock and 10,000,000 shares of preferred stock each with a par value of $0.0001.

As of December 31, 2022 and 2021, there were 12,370,002 and 10,243,442 common shares outstanding, respectively.

Issuance of Shares to Founders

In 2016, the Company issued 4,233,696 shares to Founders valued at par value, $0.0001 per share. The shares had various restrictions, primarily service periods and vested either immediately or over three years. 604,832 shares were cancelled and did not vest. At December 31 2022 and 2021, 3,628,864 shares were fully vested and outstanding.

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 4 — Shareholder Equity: (cont.)

Registration Rights and Restrictions of Previous Offerings

Investors in the August 2016, July 2017, June 2018, July 2019, and April 2020 Offerings (collective, “Previous Offering(s)”) were entitled to standard “piggyback” registration rights on all registrations of the Company effected for other investors.

In connection with the Previous Offerings, each investor also entered into a Shareholder Agreement with the Company which contains restrictions on transfer of the shares purchased including lock-up provision pursuant to which no person may sell or transfer any shares acquired or any other shares held by it until 180 days from the date of an initial public offering of the Company.

Convertible Notes Payable Conversions to Common Stock

On July 19, 2021, the 2020 Convertible Note Payable issued in 2020 including an aggregate principal amount of $4,004,900 (excluding deferred debt discount and amortization of discount) and accrued payment-in-kind interest of approximately $334,000 converted to 867,767 shares of common stock.

On May 30, 2022, the 2021 Convertible Note Payable, including an aggregate principal amount of $7,176,335 (excluding deferred debt discount and amortization of discount) and accrued payment-in-kind interest of approximately $742,700 converted to 1,583,807 shares of common stock.

On December 21, 2022, the December 2021 Convertible Note Payable, including an aggregate principal amount of $50,000 (excluding deferred debt discount and amortization of discount) and accrued payment-in-kind interest of approximately $5,000 converted to 11,000 shares of common stock.

Warrant Exercises

During 2022, and 2021 approximately 418,473 and 235,693, respectively, warrants issued with convertible notes payable were exercised for proceeds of approximately $1,285,809 and $2,093,000, respectively.

Equity Incentive Plans

On September 6, 2016, the Board of Directors adopted a 2016 Equity Incentive Plan (the “2016 Plan”). The 2016 Plan was approved by our shareholders on September 28, 2016. On January 18, 2018, the Board of Directors and shareholders adopted a 2017 Equity Incentive Plan (the “2017 Plan”). On April 23, 2021, the Board of Directors and shareholders adopted a 2021 Equity Incentive Plan (the “2021 Plan”). (collectively the “Equity Incentive Plans”).

13,744,376 options have been authorized under the Equity Incentive Plans as follows:

Options Authorized
2016 Plan	1,139,544
2017 Plan	604,832
2021 Plan	12,000,000
13,744,376

The 2016 Plan shall continue in effect until its termination by the Board; provided, however, that all Awards shall be granted, if at all, within ten (10) years from September 6, 2016. “Award” means an Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, or Stock-Based Award granted under the 2016 Plan. Shares issued pursuant to the 2016 Plan are exempt from requirements of registration and qualification of such securities.

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 4 — Shareholder Equity: (cont.)

The 2017 Plan shall continue in effect until its termination by the Board; provided, however, that all Awards shall be granted, if at all, within ten (10) years from December 15, 2017. “Award” means an Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, or Stock-Based Award granted under the 2017 Plan. Shares issued pursuant to the 2017 Plan are exempt from requirements of registration and qualification of such securities.

The 2021 Plan shall continue in effect until its termination by the Board; provided, however, that all Awards shall be granted, if at all, within ten (10) years from April 23, 2021. “Award” means an Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, or Stock-Based Award granted under the 2021 Plan. Shares issued pursuant to the 2021 Plan are exempt from requirements of registration and qualification of such securities.

Payment of earned Stock-Based Awards shall be as determined by the Board and as evidenced in the award agreement. Subject to the terms of the Plans, the Board, in its sole discretion, may pay earned Stock-Based Awards in the form of cash or in shares of Stock (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Share-Based Awards.

Options are not exercisable after the expiration of ten (10) years after the effective date of grant of such Option. All exercises are subject to various the Equity Incentive Plan restrictions.

For the years ended December 31, 2022 and 2021, the Company recorded share based compensation as follows

2022 — Share-based compensation

Share-based compensation related to Equity Plans was allocated as follows:

Cost of sales	$62,099
Technology and development	59,734
Sales, general and administrative	2,179,902
Total	$2,301,735

2021 — Share-based compensation

Share-based compensation related to Equity Plans was allocated as follows:

Cost of sales	$7,940
Technology and development	19,226
Sales, general and administrative	3,860,686
Total	$3,887,852

Of the total share-based compensation for the twelve months ended December 31, 2022 of approximately $2.3 million, approximately $607,000 related to the issuance of restricted share units, approximately $200,000 related to principal stockholder share-based payment award, and the remainder, 1,494,000 related to the issuance of options and warrants.

Of the total share-based compensation for the twelve months ended December 31, 2021 of approximately $3.9 million, $1.0 million related to principal stockholder share-based payment award and the remainder related to the issuance of options and warrants.

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 4 — Shareholder Equity: (cont.)

The fair value of options on the date of grant was estimated based on the Black-Scholes option pricing model. The weighted average assumptions used to value options granted to employees and warrants to contractors for the twelve-month period ending December 31, 2021, was as follows:

Risk-free Interest rate	0.27% – 2.92%
Expected Term at Issuance	5 – 7 years utilizing the practical expedient method in accordance with ASC 718
Volatility	61.7% (The Company used an average volatility of comparable entities, to develop an estimate of expected volatility.)
Dividend Rate	0

The fair value of options on the date of grant was estimated based on the Black-Scholes option pricing model. The weighted average assumptions used to value options granted to employees and warrants to contractors for the twelve-month period ending December 31, 2022, was as follows:

Risk-free Interest rate	2.8%
Expected Term at Issuance	5 – 7 years utilizing the practical expedient method in accordance with ASC 718
Volatility	63.9% (The Company used an average volatility of comparable entities, to develop an estimate of expected volatility.)
Dividend Rate	0

The following table summarizes common stock option and warrant award activity:

	Options	Weighted Average Exercise Price	Remaining Life	Aggregate Intrinsic Value for the Activity During the Years
Balance, January 1, 2021	1,574,126	$2.71	5.0	—
Granted	1,607,500	4.33	10.0
Exercised	(65,000)
(Forfeiture)	—
Balance, December 31, 2021	3,116,626	$4.44	7.0
Exercisable, December 31, 2021	2,405,534	$3.25	6.3

Balance, January 1, 2022	3,116,626	$4.44	7.0
Granted	517,500
Exercised	(6,060)
(Forfeiture)	(555,000)
Balance, December 31, 2022	3,073,066	$5.22	6.0
Exercisable, December 31, 2022	2,711,448	$3.40	7.1

As of December 31, 2021, there were 711,092 unvested options to purchase shares of the Company’s common stock and approximately $1,857,000 of unrecognized share-based compensation expense that the Company expected to recognize over the next twelve months.

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 4 — Shareholder Equity: (cont.)

As of December 31, 2022, there were 367,678 unvested options to purchase shares of the Company’s common stock and approximately $1,099,000 of unrecognized share-based compensation expense that the Company expected to recognize over the next twelve months.

Principal Stockholder Share-based Payment Award

On November 11, 2022 principal stockholders transferred 100,000 of their shares, 50,000 each, to a contractor of the Company; The Company valued the awards on those dates at the most recent price per unit sold by the Company, or $5.00 per share. The expenses, approximately $200,000, was recorded as share-based compensation for the twelve months ended December 31, 2022. There were no performance conditions, in the periods the share-based payment were granted. The Company expensed the awards as share-based compensation as consistent with the Codification of Staff Accounting Bulletins Topic 5: Miscellaneous Accounting, T. Accounting for Expenses or Liabilities Paid by Principal Stockholder(s).

On June 22, 2021, principal stockholders transferred 200,000 of their shares, 100,000 each, to a contractor of the Company. The Company valued the awards on those dates at the most recent price per unit sold by the Company, or $2.00 per share. The expenses, approximately, $1,000,000, was recorded as share-based compensation for the twelve months ended December 31, 2021. There were no performance conditions, in the periods the share-based payment were granted. The Company expensed the awards as share-based compensation as consistent with the Codification of Staff Accounting Bulletins Topic 5: Miscellaneous Accounting, T. Accounting for Expenses or Liabilities Paid by Principal Stockholder(s).

On October 29, 2020, a terminated employee was granted 65,000 common shares of NYIAX by two principal stockholders to be distributed to the terminated employee only upon an initial public offering (IPO) or merger. The Company estimates the value of these shares at approximately $325,000. In accordance with ASC 718, the Company has not recognized expenses related to these transferred shares as the performance condition of “initial public offering (IPO) or merger” has not been met.

Warrant Exercise/Deemed Dividend from Inducement to Exercise Warrants

Effective January 13, 2022, as an inducement to warrant holders to exercise their warrants issued previously with common stock offerings, the Company reduced the exercise price to $5.50 from $6.50 – $6.60 until March 25, 2022.

Approximately 235,693 warrants were exercised at $5.00 – 5.50 per share for the aggregate proceeds of approximately $1.3 million. 214,693 warrants were exercised resulting from the Company’s reducing the exercise price to $5.50 from $6.50 and 11,000 were exercised from previously issued warrants with a strike price of $5.00 per share.

As a result of these transactions, the Company recognized a deemed dividend of approximately $28,600 resulting from the excess of the fair value of the modified warrants over the fair value of the original warrants immediately before the modification.

The fair value of the warrants issuable according to the original terms of the original contracts were estimated immediately before the modification based on the Black-Scholes option pricing model. The weighted average assumptions used to value the investor warrants for the periods presented were as follows:

Risk-free Interest rate	1.64%
Expected Term at Issuance	6.4 – 8.2 years
Volatility	69.2%
Dividend Rate	0

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 4 — Shareholder Equity: (cont.)

The fair value of the modified warrants in the transaction were estimated based on the Black-Scholes option pricing model. The weighted average assumptions used to value the investor warrants for the periods presented were as follows:

Risk-free Interest rate	1.64%
Expected Term at Inducement date	6.4 – 8.2 years
Volatility	69.2%
Dividend Rate	0

Note 5 — Convertible Notes Payable

2020 Convertible Note Payable

During the year ended December 31, 2020 the Company sold convertible note payable (the “2020 Convertible Note Payable”) with fifty (50%) percent warrant (the “Warrants”) coverage to the dollar value of the Note at a $5.00 per share exercise price for the Warrants.

As of December 31, 2020, $4,004,900 of 2020 Convertible Note Payable were sold, 400,490 Warrants were issued and $148,000 of interest was accrued. The 2020 Convertible Note Payable had an annual rate of return of ten 10.0% percent, which shall be paid as Payment-in-Kind (“PIK”) with a payment in Company common stock valued at $5.00 per share at the Maturity Date, October 30, 2021, or upon conversion.

Upon the Company issuing and selling units in a sale or a series of sales of its equity or debt financing securities on or before the maturity date in a financing event in which cumulative gross proceeds equal or exceed $5,000,000, then the outstanding principal balance of the 2020 Convertible Note Payable and all accrued and unpaid interest, automatically converted into such equity or debt financing securities under the same terms and conditions as those equity or debt financing securities purchased in the Financing Event.

On July 19, 2021, the Company’s 2021 Convertible Note Payable offering had cumulative gross proceeds exceeding $5,000,000 of outstanding principal balance. In accordance with the 2021 Convertible Note Payable, cumulative proceeds of $5,000,000 or more was a triggering factor and all 2020 Convertible Note Payable issued in 2020 and all accrued and unpaid interest automatically converted into common stock under the same terms and conditions as those equity securities purchased in the financing event. The 2020 Convertible Note Payable, including all outstanding and related interest converted to 867,767 shares of common stock on July 19, 2021.

As of December 31, 2021 was there were no 2020 Convertible Note Payable outstanding.

2021 Convertible Note Payable

During 2021, the Company sold convertible note payable (the “2021 Convertible Note Payable”) with fifty (50%) percent warrant (the “Warrants”) coverage to the dollar value of the Note at a $5.00 per share exercise price for the Warrants.

As of December 31, 2021, $7,226,335 of 2021 Convertible Note Payable were sold, 722,637 Warrants were issued. The 2021 Convertible Notes Payable had an annual rate of return of ten 10.0% percent, which shall be paid as Payment-in-Kind (“PIK”) with a payment in Company common stock valued at $5.00 per share at the Maturity Date, May 30, 2022, or upon conversion.

On May 30, 2022 and December 21, 2022, the December 2021 Convertible Note Payable, including an aggregate principal amounts of $7,176,335 and $50,000, respectively (excluding deferred debt discount and amortization of discount) and accrued payment-in-kind interest converted to 1,583,807 and 11,000 shares of common stock, respectively.

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 5 — Convertible Notes Payable (cont.)

The warrants did not contain obligations of the Company to (i) redeem the warrants for cash or other assets, (ii) repurchase the Company’s equity shares by transferring assets, or (iii) to issue a variable number of equity shares and in accordance with ASC-480 Distinguishing Liabilities From Equity, the Company is accounting for the conversion feature and the warrants as equity. The relative value of the beneficial conversion features and the warrants are recorded as deferred debt discount and amortized over the term of the convertible note e using the effective interest method. The deferred debt discount is being amortized over the life of the convertible note payable.

The warrants as calculated by the Black-Scholes formula, were allocated to the convertible note payable debt discount. The inputs for the Black-Scholes formula, were as follows:

•        Term — 4 – 17 months

•        Risk-free Interest Rate — 0.1% to 0.8%, average of 0.6%

•        Dividend Rate 0

•        Volatility 61.7%

In connection with the issuance of the 2021 convertible notes payable, the Company recorded compensation to its advisor of $362,693 and 78,292 of warrants, see below, in accordance with the Advisor’s Engagement Letter — see Note 4 — Commitments and Licensing Fee. The warrants issued had an exercise price of $5.00 per share. The cash payment has not been paid and was included in accounts payable and accrued expenses as of December 31, 2022 and 2021, respectively.

The Company determined the conversion feature and warrants qualify for equity treatment. The Warrants did not contain obligations of the Company to (i) redeem the warrants for cash or other assets, (ii) repurchase the Company’s equity shares by transferring assets, or (iii) to issue a variable number of equity shares and in accordance with ASC-480 Distinguishing Liabilities From Equity, the Company is accounting for the conversion feature and the warrants as equity. The relative value of the beneficial conversion features and the warrants are recorded as deferred debt discount and amortized over the term of the convertible note using the effective interest method. The deferred debt discount is being amortized over the life of the convertible note payable. On December 15, 2022 the Company was advised that under FINRA rules the financial advisor could not accept the warrants, as acceptance of the warrants would result in a violation of the FINRA compensation guidelines for the advisor. Accordingly, effective on December 15, 2022, the advisor has waived all rights and privileges in connection with the 78,292 aforementioned warrants. The Company recorded the advisor’s waiver as a forfeiture of the warrants, the deferred debt discount and related amortization were reversed

The debt discount of the warrants was calculated by the Black-Scholes formula. The inputs for the Black-Scholes formula, were as follows:

•        Term — 12 – 21 months

•        Risk-free Interest Rate — 0.03% to 0.8%, average of 0.36%

•        Dividend Rate 0

•        Volatility 61.7%

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 5 — Convertible Notes Payable (cont.)

The following table illustrates the value of the convertible note payable as of December 31, 2022:

2021 Convertible Note Payable
2021 Convertible Note Payable at Issuance	$7,226,335
Payments to advisor, debt discount	(362,693)
$6,863,642
(Deferred debt discount, including beneficial conversion features of $749,551)	(1,499,102)
(Deferred debt discount from Advisor fee)	(114,043)
$5,250,496
Amortization of debt discounts for year ending December 31, 2021	1,103,730
2021 Convertible Note Payable balance at December 31, 2021	$6,354,227
2021 Convertible Note Payable balance at December 31, 2022	$0

2022 Convertible Note Payable

During 2022, the Company sold convertible note payable (the “2022 Convertible Note Payable”)

The 2022 Convertible Note Payable convert at $2.00 per share concurrently when shares of common stock are sold to the public in the financing event; or in the event the financing event is not completed within eighteen (18) months from the date of the individually issued notes, the Conversion Price, reduced from the original conversion proce of $4.00 per share, was two dollars ($2.00) per share and the Conversion Amount shall automatically be converted into common stock of the Company at $2.00 per share on the Maturity. The 2022 Convertible Note Payable carry an annual rate of return of twelve (12.0%) percent simple interest and all interest and principal are paid in the Company’s Common Shares at a value of five ($2.00) dollars per share, or, as Payment-in-Kind, or P-I-K. Interest shall be paid quarterly until maturity date. Additionally, concurrently, with the 2022 Convertible Notes, the Company issued with the 2022 Convertible Notes Warrant (the “Warrants”) at a rate of one (1) Warrant for every $10 of Notes purchased. Each Warrant shall be exercisable for a period of five (5) years at a price of $5.50 per share.

As of December 31, 2022, $2,570,000 of 2022 Convertible Note Payable were sold, 257,000 Warrants were issued.

The warrants did not contain obligations of the Company to (i) redeem the warrants for cash or other assets, (ii) repurchase the Company’s equity shares by transferring assets, or (iii) to issue a variable number of equity shares and in accordance with ASC480 Distinguishing Liabilities from Equity, the Company is accounting for the conversion feature and the warrants as equity. In accordance with ASC 480 written put options and warrants to issue redeemable equity securities. The relative value of the beneficial conversion features and the warrants are recorded as deferred debt discount and amortized over the term of the convertible note using the effective interest method. The deferred debt discount is being amortized over the life of the convertible note payable.

The warrants were calculated by the Black-Scholes formula, were allocated to the convertible note payable debt discount. The inputs for the Black-Scholes formula, were as follows:

•        Term — 3 – 18 months (maturity date of the convertible notes)

•        Risk-free Interest Rate — 3.1% to 4.4%, average of 3.9% (US Treasury rates)

•        Dividend Rate 0 (Historical amounts)

•        Volatility 69.5 – 82.5%

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 5 — Convertible Notes Payable (cont.)

On November 14, 2022, the board of directors modified the terms of the 2022 Convertible Note Payable and decreased the conversion from $4.00 to $2.00. This modification was recorded in accordance with ASC-470. The gain on debt modification of $208,811 was recognized for the year ending December 31, 2022. The gain is being amortized over the life of the debt.

In connection with the issuance of the 2022 Convertible Notes Payable, the Company recorded compensation of approximately $205,600 and 66,413 of warrants to our financial advisor. The Warrants issued had an exercise price of $2-$4.00 per share.

The cash payments have not been paid and was included in accounts payable and accrued expenses as of December 31, 2022.

The debt discount of the warrants remaining after termination was calculated by the Black-Scholes formula. The inputs for the Black-Scholes formula, were as follows:

•        Term — 13 – 15 months

•        Risk-free Interest Rate — 4.5% to 4.7%, average of 4.6%

•        Dividend Rate 0

•        Volatility 77.3 – 82.5%
2022 Convertible Note Payable at Issuance	$2,570,000
Deferred debt discount and payments to advisor	(529,811)
$2,040,189
Amortization of debt discounts for period	315,546
2022 Convertible Note Payable as of December 31, 2022	$2,355,735

Note 6 — Paycheck Protection Program Loan

The Company received a loan from Wells Fargo Bank in the amount of $361,605 under the Paycheck Protection Program established by the CARES Act. The loan is subject to a note dated May 14, 2020 and may be forgiven to the extent proceeds of the loan were used for eligible expenditures such as payroll and other expenses described in the CARES Act. The loan bore an interest at a rate of 1% and was payable in monthly installments of principal and interest over 24 months beginning 6 months from the date of the note.

The Company applied for forgiveness of the loan and interest in the full amount. On May 20,2021, the U.S. Small Business Administration forgave NYIAX’s Paycheck Protection Loan as authorized by the CARES Act and the Company recorded other income of $361,605.

On December 31, 2022 and 2021, the loan balances were $0.

Note 7 — Income Taxes

NYIAX, Inc. is taxed as a “C” Corporation subject to federal, state and local income taxes.

For the years ended December 31, 2022 and 2021, NYIAX did not have any income for tax purposes and therefore, no current tax liability or expense has been recorded in these financial statements.

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 7 — Income Taxes (cont.)

A reconciliation of income tax expense computed at the statutory federal income tax rate to the provision for income taxes for the years ended December 31, 2022 and 2021 is as follows:

	2022	2021
Net Loss for the Year	$(11,114,179)	$(13,498,626)
Statutory federal income tax rate	21%	21%
Tax benefit using statutory federal income tax rate	$(2,333,977)	$(2,834,711)
State and local taxes, net of federal benefit	(965,370)	(1,286,910)
Non-deductible expenses, net of federal income tax rate	328,290	432,078
Start-up Costs	(146,490)
Change in valuation allowance	2,685,198	3,730,000
SBC	430,501
Other, net	1,849	(40,457)
Income tax expense (benefit)	$—	$—
Effective income tax rate	0%	0%

At December 31, 2022, the Company has available Federal net operating loss carryforwards (“NOLs”), of approximately $23.9 million to reduce future taxable income which do not expire but are limited to 80% of taxable income and approximately $23.9 million in multiple states the earliest expiring in 2040.

Management has determined that it is not more-likely-than-not that the deferred tax assets will be realized. A full valuation allowance is provided against the deferred tax assets at December 31, 2022 and 2021.

Deferred tax asset at December 31, 2022 and 2021 consists of the following:

	2022	2021
Deferred tax asset
Start-up costs	$5,042,480	$5,188,000
Stock based compensation	2,738,000	2,727,000
Section 174	101,398
Net Operating Loss	$7,377,233	$4,729,000
Other	(81,973)	79,000
	15,177,167	12,723,000
Valuation allowance	$(15,177,167)	$(12,723,000)

Net deferred taxes	$—	$—

Note 8 — Capitalized Software Development Costs

Capitalized software development costs, net of amortization as of December 31, 2022 and 2021 was $393,157 and $589,735, respectively. The Company had gross capitalized software development costs of $982,891 as of December 31, 2022 and 2021. The Company commenced amortizing the capitalized software development costs in January 2020. For the years ended December 31, 2022 and 2021, the Company amortized $196,578 and $196,578 of capitalized software development costs, respectively.

In accordance with ASC 360 Impairment Accounting for the Impairment or Disposal of Long-Lived Assets, the Company periodically reviews the carrying value of long-lived assets whenever events or changes in circumstances indicate that the historical carrying value of the long-lived assets may have been impaired. Management determined long-lived assets held at December 31, 2022 had not been impaired.

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 9 — Related Party Transactions

Related Party Transactions — Former CEO

The Company’s former CEO is also a shareholder and Director of the Company.

The former CEO is a co-founder of a private investment fund, GoldStreet Holdings Limited Partnership (“GoldStreet”).

For the year ended December 31, 2022, the Company recorded $10,000 of general and administrative expenses related to GoldStreet for office space. For the year ended December 31, 2021, the Company recorded $34,614 of general and administrative expenses related to GoldStreet for office space and related charges which was included in accounts payable and accrued expenses as of December 31, 2021.

Payables to Shareholder-Founders

At December 31, 2022 and 2021 the Company had a payable to certain shareholder-founders in aggregate amount of $100,500 and $610,500, respectively, for unpaid bonuses of $510,000 at December 31, 2021, and $100,500 for reimbursement of certain expenses at December 31, 2022 and 2021. The services related to the bonus have been rendered and the amounts are recorded as payables to shareholder-founders. During May 2022 the founder-shareholders Carolina Abenante and Mark Grinbaum entered into a new employment and a new consulting agreement, respectively. The agreements revised their respective responsibilities, terms and future compensation. The employment and consulting agreements revised the amounts owed for unpaid bonuses from $510,000 to $0.

This was recorded as a contra-expense to selling, general and administrative expenses.

Employment Agreements

The Company has entered into employment agreements with executive managers. Generally the agreements are “at will” agreements and have a termination benefit of up to three months of salary.

On May 23, 2022, the Company and Carolina Abenante entered into an employment agreement and general release, pursuant to which Ms. Abenante agreed to be employed as Co-Founder, Chief Strategy Officer, Chief Evangelist, Vice Chairperson and Director of the Company. The agreement automatically renews for one year on each anniversary date, unless it is terminated earlier with 30 days’ written notice by either party prior to each renewal. As compensation, the Company agreed to pay Ms. Abenante (i) a base salary at the rate of $255,000 per annum except that for the period of May 16, 2022 through July 15, 2022, Ms. Abenante’s base salary will be $100,000 per year; and (ii) an annual discretionary bonus of 20% of the actual paid base salary.

On May 24, 2022, the Company and Mark Grinbaum entered into a consulting agreement, pursuant to which Mr. Grinbaum agreed to perform services in the role of Co-Founder and Executive Vice President of Financial Products of the Company, which is a part-time non-exclusive position for twelve months. The Company agreed to pay Mr. Grinbaum a base compensation of $90,000 per year.

On May 26, 2022, Mr. Hogan and the Company entered into an employment agreement, pursuant to which Mr. Hogan agreed to be employed as President and Chief Operating Officer of the Company and agreed to act as Interim Chief Executive Officer. The Company agreed to pay Mr. Hogan (i) a base salary of $360,000 per annum; (ii) a discretionary bonus of up to 50% of salary; (iii) an annual award of incentive stock options to purchase 75,000 shares of common stock of the Company at market price; and (iv) one-time incentive bonus of $20,000 to $250,000 to be paid to Mr. Hogan based upon meeting key performance indicators related to media billed on the Company’s platform.

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 10 — Operating Leases

On January 1, 2021 (“Effective Date”), the Company adopted ASC 842. The new guidance requires the recognition of right-of-use (“ROU”) assets and related operating lease liabilities on the balance sheet for those leases previously classified as operating leases. The Company adopted this new guidance using the modified retrospective approach. For contracts entered into on or after the Effective Date, at the inception of a contract, the Company assesses whether the contract is, or contains, a lease. The Company’s assessment is based on: (i) whether the contract involves the use of a distinct identified asset, (ii) whether the Company obtained the right to substantially all the economic benefit from the use of the asset throughout the period, and (iii) whether the Company has the right to direct the use of the asset. Leases entered into prior to January 1, 2021, which were accounted for under ASC 840, Leases, were not reassessed for classification. At the Effective Date, there were no leases in place which qualified for accounting under ASC 842, as such existing leases had remaining lease terms of less than twelve months at the Effective Date. During the year ended December 31, 2021, the Company entered into a new office lease which qualified for recognition of ROU assets and related operating lease liabilities.

For operating leases, the lease liability is initially and subsequently measured at the present value of the unpaid lease payments. The Company generally uses its incremental borrowing rate as the discount rate for leases unless an interest rate is implicitly stated in the lease. The Company’s incremental borrowing rate used for all leases under ASC 842 was 5.60%, the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term. The lease term for the Company’s leases includes the noncancellable period of the lease plus any additional periods covered by either a Company option to extend the lease that the Company is reasonably certain to exercise, or an option to extend the lease controlled by the lessor. ROU assets, once recorded, are reviewed annually for impairment.

On September 1, 2021, the Company entered into an operating sub-lease for office space at 180 Maiden Lane, New York, NY 10005 that commenced on November 1, 2021 and expires September 29, 2025. Base rent is $14,814 per month, rent escalation is 2% per annum commencing on the first anniversary of lease commencement and there is a rent concession of three months following the Company’s possession of space. On the commencement date, the Company recorded a right-of-use asset and lease liability in the amount of $563,713.

Balance sheet information related to our leases is presented below:

		As of
Operating leases:	Balance Sheet Location	December 31, 2022	December 31, 2021	November 1, 2021 (Lease Commencement)
Right-of-use assets	Operating lease right-of-use asset	$395,470	$537,836	$563,713
Operating lease liability, current	Current portion of operating lease obligations	162,503	135,455	106,810
Operating lease liability, long-term	Operating lease obligations, net of current maturities	268,385	430,888	456,903
As of December 31, 2022
Weighted-average discount rate – operating lease	5.60%
Weighted-average remaining lease term – operating lease (in months)	30

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 10 — Operating Leases (cont.)

As of December 31, 2022, the expected annual minimum lease payments of our operating lease liabilities:

For Years Ending December 31,	Operating lease
2023	4,182,526
2024	186,177
2025	94,320
Total future minimum lease payments, undiscounted	4,463,023
Less: Imputed interest for leases in excess of one year	32,135
Present value of future minimum lease payments	$4,430,888

Note 11 — Subsequent Events

Management has evaluated events that have occurred subsequent to the date of these condensed financial statements and has determined that, other than those listed below, no such reportable subsequent events exist through July 20, 2023 in accordance with FASB ASC Topic 855, “Subsequent Events.” Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement other than noted above and below:

Convertible Note Offerings

2023A Convertible Note Payable

On January 10, 2023, the Company commenced a Convertible Notes Offering (“2023A Convertible Note Payable”) pursuant to which it offered up to $500,000 of convertible notes. A total of approximately $200,000 of the 2023A Convertible Notes have been sold.

•        The 2023A Convertible Notes convert at two dollars ($2.00) per share concurrently when shares of common stock are sold to the public in the Financing Event, which was defined as just prior to the Company’s Form S-1 being declared effective, or in the event the Financing Event is not completed within eighteen (18) months from the date of the individually issued notes, the Conversion Price was reduced from four dollars ($4.00) per share to two dollars ($2.00) per share and the conversion amount shall automatically be converted into common stock of the Company at $2.00 per share on the Maturity Date. The annual rate of return was twelve percent (12.0%) per annum, which was paid as a Payment-in-Kind in the Company’s common stock valued at two dollars ($2.00) per share. Concurrently with the 2023A Convertible Notes, the Company issued warrants (the “Warrants”) at a rate of one (1) Warrant for every ten dollars ($10) principal amount of notes purchased. Each Warrant shall be exercisable for a period of five (5) years at a price of $5.50 per share. See Subsequent Events footnote for more details relating to the 2023A Convertible Note Payable

The outstanding principal balance of the 2023A Convertible Notes and all accrued interest automatically converted into common stock of the Company on February 7, 2023, immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective.

Conversion of Notes Payable to Common Stock

In accordance with 2022 Convertible Note Payable and the 2023A Convertible Note Payable, just prior to the Company’s Form S-1 being declared effective, the On February 7, 2023, the 2022 Convertible Note Payable and the 2023A Convertible Note Payable, including an aggregate principal of $2,570,000 of the 2022 Convertible Note Payable and $200,000 of the 2023A Convertible Note Payable (excluding deferred debt discount and amortization of discount) and accrued payment-in-kind interest converted to 1,441,497 shares of common stock.

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 11 — Subsequent Events (cont.)

Withdrawn Public Offering

On February 14, 2023, the Registration Statement on Form S-1 filed by the “Company with the Securities and Exchange Commission (the “SEC”) was declared effective by the SEC. The Company planned to offer 1,850,000 shares of common stock (or 2,127,500 shares of common stock if the underwriters exercised their over-allotment option in full) at a price of $5.00 per share, for an aggregate offering of $9,250,000 (the “Offering”).

The Company’s financial advisor, representative and lead underwriter for the Offering was Boustead Securities LLC (“Boustead”). Boustead has informed the Company of its decision not to proceed with pricing of the Company’s Offering. In addition, because the Offering was not timely priced, the Company was informed by NASDAQ on March 7, 2023 that it would not be in compliance with NASDAQ listing requirements and therefore the Company could not currently be listed on the NASDAQ. The Company has determined to continue to pursue an initial public offering (“IPO”) and NASDAQ listing of its securities as well as other possible financing alternatives. On April 12, 2023, the Company engaged Spartan Capital Securities, LLC, as lead underwriter, deal manager and investment banker for the Company’s IPO. On October 6, 2023, the Company was notified by Spartan that it was terminating the engagement letter with the Company. On October 9, the Company engaged Westpark as lead underwriter, deal manager and investment banker for the Company’s IPO. Prior to the termination by Spartan, Westpark was joint bookrunner for the Company’s IPO. There can be no assurance that we will be able to complete an IPO in the near future, if at all.

2023B Convertible Note Payable

On April 3, 2023, the Company commenced a Convertible Notes Offering (“2023B Convertible Note Payable”) pursuant to which it will offer up to $2,000,000 of convertible notes.

The 2023B Convertible Notes convert at two dollars ($2.00) per share concurrently when shares of common stock are sold to the public in the Financing Event, or in the event the Financing Event is not completed within eighteen (18) months from the date of the individually issued notes, the Conversion Price shall be the reduced price of two dollars ($2.00) per share and the conversion amount shall automatically be converted into common stock of the Company at $2.00 per share on the Maturity Date. The annual rate of return is twelve percent (12.0%) per annum, which shall be paid as a Payment-in-Kind in the Company’s common stock valued at two dollars ($2.00) per share. Concurrently with the issuance of the 2023B Convertible Notes Payable, the company issued warrants (the “Warrants”). The Warrants were issued at a rate of one half warrant issued for every $10 of notes purchased with an exercise price of four dollars ($4.00). and one half warrant issued for every $10 of notes purchased with an exercise price of two dollars ($2.00). Each Warrant shall be exercisable for a period of five (5) year.

$1,970,000 of 2023B Convertible Note Payable were sold as of June 28, 2023 and the note offering was closed.

Threatened Litigation

As discussed in note 3 — commitments and licensing fee, on March 23, 2021, the company entered into an engagement letter (the “Engagement Letter”) with Boustead Securities LLC, an advisor to the Company for certain corporate financing transactions. The Engagement Letter provides for Initial Public Offering (“IPO”), Pre-IPO and corporate finance transaction advice and the advisor expressed its intent to enter into an underwriting agreement with the Company to act as the lead underwriter for the proposed IPO on a firm commitment basis.

For financing transactions, including IPO and pre-IPO financings, the advisor would charge the Company (i) seven percent (7%) of the gross amount to be disbursed to the Company from each such investment transaction closing plus, (ii) a non-accountable expense allowance equal to one percent (1%) of the gross amount to be disbursed to the Company from each such investment transaction closing, plus (iii) warrants equal to seven percent (7%) of the gross amount to be received by the Company from each such investment transaction closing. The warrant exercise price is defined as the lower of: (1) the fair market value price per share of the Company’s common stock as of each such financing closing date, (2) the price per share paid by investors in each respective financing, (3) in the event that securities convertible are sold in the financing, the conversion price of such securities, or (4) in the event that warrants

NYIAX, Inc.
NOTES TO THE FINANCIAL STATEMENTS
For the Years Ended December 31, 2022 and 2021

Note 11 — Subsequent Events (cont.)

or other rights are issued in the financing, the exercise price of such warrants or other rights. Notwithstanding the foregoing, whatever the Company raises up to the maximum note offering of $12 million during its in-process private placement from March 24, 2021 until April 22, 2021, the fees will be reduced to 33% of the amounts indicated in this paragraph during this time period. The engagement letter established accountable expenses up to an aggregate of $230,000.

The Engagement Letter terminated on the later of (i) eighteen (18) months from the date executed (March 23, 2021) or (ii) twelve months from the completion date of the IPO and the term may be extended pursuant to the engagement letter. Also, the Engagement Letter provided that the advisor shall have the right of first refusal (ROFR) for two (2) years from the consummation of a transaction or termination or expiration of the Engagement Letter to act as advisor or as joint financial advisor under at least equal economic terms to the Engagement Letter.

On February 14, 2023, the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “SEC”) was declared effective by the SEC. The Company’s financial advisor, representative and lead underwriter for the Offering was Boustead Securities LLC (“Boustead”). Boustead informed the Company of its decision not to price and consequently the Company was unable to complete the initial public offering at such time NYIAX requested the SEC declare the Registration Statement on Form S-1 effective. Upon the SEC approval, NYIAX became a 1934 Securities Act reporting company with all the related responsibilities and costs. The Company has determined to continue to pursue an initial public offering (“IPO”) and NASDAQ listing of its securities. On April 12, 2023, the Company engaged Spartan Capital Securities, LLC, as lead underwriter, deal manager and investment banker for the Company’s IPO. However, there can be no assurance that we will be able to complete an IPO in the near future, if at all.

On April 7, 2023, the Company received a demand letter from Boustead. Boustead claims that the Company owes or will owe Boustead approximately $1 million for commissions on funds privately raised by the Company during its engagement with Boustead and approximately $1,230,000 if the Company completes an IPO with another underwriter. The Company disputes the amounts owed that have been claimed by Boustead and further is of the belief that if any commissions are due to Boustead, they would be significantly less than the amounts claimed by Boustead.

There can be no assurance that Boustead will not initiate a lawsuit to recover the amounts it claims are owed and any such litigation could impede our ability to complete an IPO and could negatively affect our financial condition. In addition, there can be no assurance that the Company would prevail in any lawsuit it commences against Boustead.

Purchase of Intellectual Property Portfolio

On July 8, 2023, NYIAX, Inc. (the “Company”) completed the purchase of a portfolio of patents and trade secrets (the “Portfolio”) from Network Foundation Technologies, LLC (“NIFTY”). The Company issued 2,000,000 shares of its common stock to NIFTY as consideration for the Portfolio. The transaction was approved by the Company’s board of directors and by NIFTY’s board of directors. A purchase price of approximately $4 million (plus certain capitalized costs for legal and other costs) will be recorded. The 2 million shares of common stock of NYIAX have various registration restrictions and provisions for the clawback of shares by the Company in certain events as set forth in the Asset Purchase Agreement (the “Agreement”).

NYIAX, Inc.

$8,425,000

of Common Stock

________________________________

PRELIMINARY PROSPECTUS

________________________________

Joint Book-Runners

WestPark Capital, Inc.	EF Hutton LLC

[    ], 2024

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the SEC registration fee, the FINRA filing fees, and the Nasdaq listing fee.

	Amount to be paid
SEC registration fee		$2,132.10
FINRA filing fees		$5,000.00
Nasdaq Listing Fee		$10,000
Transfer agent and registrar fees	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

____________

*        To be completed by amendment.

Item 14.     Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

Section 145(g) of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

In addition, Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any: (i) breach of a director’s duty of loyalty to the corporation or its stockholders; (ii) act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or redemption of shares; or (iv) transaction from which the director derives an improper personal benefit.

Our bylaws provide that any director or officer who is involved in litigation by reason of his or her position as a director or officer of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law.

In addition, we have entered into indemnification agreements with each of our current directors and executive officers and we will enter into indemnification agreements with our incoming directors. The indemnification agreements provide for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed proceedings, subject to certain limitations. The indemnification agreements also provide for the advancement of expenses in connection with the investigation, defense, settlement or appeal of a proceeding, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us. The indemnification agreements set forth procedures for making and responding to a request for indemnification or advancement of expenses, as well as dispute resolution procedures that will apply to any dispute between us and an indemnitee arising under the indemnification agreements.

Item 15.     Recent Sales of Unregistered Securities.

Pursuant to a settlement agreement dated as of January 22, 2018 by and between Graham Mosley, a former employee, and the Company, the Company issued 850,000 shares of Common Stock to Mr. Mosley.

August 2016 Offering

On August 24, 2016, we conducted a final closing of a private placement (the “August 2016 Offering”) of our Common Stock at a price of $3.30 per share to accredited investors. In the offering, we raised a total gross proceeds of $3,232,027 and sold a total of 979,402 shares of Common Stock. The shares were offered through WestPark Capital, Inc. as our placement agent on a “best efforts” basis. Our former CEO, Robert E. Ainbinder, Jr. was employed as a registered representative with WestPark Capital at the time this offering was conducted.

We paid the placement agent a commission of 10% of the gross proceeds of the shares sold in the August 2016 Offering. We also issued the placement agent and its designees 165,953 shares of Common Stock, equal to 3% of the then outstanding Common Stock of the Company on a fully diluted basis.

Investors in the August 2016 Offering have a right of first refusal to purchase his or her pro rata share of the Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the August 2016 Offering, other than certain excluded securities including, but not limited to, securities issued to employees, officers, directors and advisors of the Company pursuant to stock option plans; securities issued for consideration other than cash pursuant to a merger, acquisition or business combination; and securities issued pursuant to stock split, stock dividend or recapitalization of the Company. The investor’s pro rata share is equal to the ratio of (a) the number of shares the investor is deemed to be a holder of immediately prior to the issuance of such Equity Securities to (b) the total number of shares of outstanding Common Stock (including all shares of Common Stock issued or issuable upon the exercise of any outstanding warrants, options or other convertible securities) immediately prior to the issuance of the Equity Securities of which the investor is deemed to be a holder immediately prior to the issuance of such Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, preferred stock or other equity security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, preferred stock or other equity security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, preferred stock or other equity security, or (iv) any such warrant or right.

In the event that the Company effects an offering of equity or equity linked securities of the Company in an amount of at least $1,000,000 at a pre-money valuation (on a primary basis without taking into account the exercise of any options or warrants) that is lower than the post-money valuation of the Company after completion of the August 2016 Offering (on a primary basis without taking into account the exercise of any options or warrants), each investor in the August 2016 Offering shall receive additional fully-paid and non-assessable shares of the Company’s Common Stock from the Company so that upon receipt of such additional shares, the average cost to each investor in the August 2016 Offering of its shares of the Company’s Common Stock shall be reduced to the same pre-money valuation as that being sold to investors in the later offering that triggers this anti-dilution protection.

July 2017 Offering

On July 31, 2017, NYIAX conducted a final closing of a private placement (the “July 2017 Offering”) of our Common Stock at a price of $4.60 per share to investors. In the offering, NYIAX raised total gross proceeds of $5,498,000, charged to additional paid in capital, and sold a total of 1,195,306 shares of Common Stock.

The Company paid placement agent commissions and other fees of $693,998, charged to additional paid in capital, and issued 154,720 warrants exercisable at $0.01. The placement agent exercised these warrants within the year. The warrants were valued using the Black-Scholes option pricing model at $710,320 with the following assumptions: Volatility 61.7%; Risk-Free interest rate of 1.84%; Expected Term: 4.6 years.

In the event that the Company effects an offering of equity or equity linked securities of the Company in an amount of at least $1,000,000 at a pre-money valuation (on a primary basis without taking into account the exercise of any options or warrants) that is lower than the post-money valuation of the Company after completion of July 2017 Offering (on a primary basis without taking into account the exercise of any options or warrants), each investor in the July 2017 Offering shall receive additional shares so that upon receipt of such additional shares, the average cost to each investor of the July 2017 Offering of its shares of the Company’s Common Stock shall be reduced to a pre-money valuation equal to a twenty percent (20%) discount to the pre-money valuation of the later offering that triggers this anti-dilution protection.

June 2018 Offering

On June 6, 2018, we conducted a final closing of a private placement (the “June 2018 Offering”) of our securities to accredited investors at a price of $5.00 per unit, each consisting of (i) one share of Common Stock and (ii) one 5-year warrant to purchase one quarter of a share of Common Stock at an exercise price of $6.60 per share. In the offering, we raised a total gross proceeds of $4,510,660 and sold a total of 902,132 units. The units were offered through WestPark Capital, Inc. as our placement agent on a “best efforts” basis.

We paid the placement agent a commission of 10% of the gross proceeds of the shares sold in the June 2018 Offering. We also (i) paid the placement agent accountable expenses; (ii) issued the placement agent for consideration of $100 by the placement agent, at an exercise price of $3.30 per share, 10-year warrants to purchase 143,135 shares of Common Stock equal to 10% of the total number of Units issued in the June 2018 Offering; and (iii) paid the legal fees of the placement agent in connection with the offering.

In the event that the Company effects an offering of equity or equity linked securities of the Company in an amount of at least $1,000,000 at a pre-money valuation (on a primary basis without taking into account the exercise of any options or warrants) that is lower than the post-money valuation of the Company after completion of the June 2018 Offering (on a primary basis without taking into account the exercise of any options or warrants), each investor in the June 2018 Offering shall receive additional shares so that upon receipt of such additional shares, the average cost to each investor of the June 2018 Offering of its shares of the Company’s Common Stock shall be reduced to a pre-money valuation equal to a twenty percent (20%) discount to the pre-money valuation of the later offering that triggers this anti-dilution protection.

July 2019 Offering

On July 16 2019, we conducted a final closing of a private placement (the “July 2019 Offering”) of our securities to accredited investors at a price of $5.50 per unit, each consisting of (i) one share of Common Stock and (ii) one 5-year warrant to purchase half of a share of Common Stock at an exercise price of $6.60 per share. In the offering, we raised total gross proceeds of $6,447,435 and sold a total of 1,172,261 units. The units were offered through WestPark Capital, Inc. as our placement agent on a “best efforts” basis.

We paid the placement agent a commission of 10% of the gross proceeds of the shares sold in the July 2019 Offering. We also (i) paid the placement agent accountable expenses; (ii) issued the placement agent for consideration of $100 by the placement agent, at an exercise price of $3.30 per share, 10-year warrants to purchase 117,226 shares of Common Stock equal to 10% of the total number of Units issued in the July 2019 Offering; and (iii) paid the legal fees of the placement agent in connection with the offering.

In the event that the Company effects an offering of equity or equity linked securities of the Company in an amount of at least $15,000,000 at a price of less than $5.00 per equity security at a pre-money valuation (on a primary basis without taking into account the exercise of any options or warrants) that is lower than the post-money valuation of the Company after completion of the July 2019 Offering (on a primary basis without taking into account the exercise of any options or warrants), each investor in the July 2019 Offering shall receive additional shares so that upon receipt of such additional shares, the average cost to each investor of the July 2019 Offering of its shares of the Company’s Common Stock shall be reduced to a pre-money valuation equal to a twenty percent (20%) discount to the pre-money valuation of the later offering that triggers this anti-dilution protection.

March 2020 Offering

On March 31, 2020, we conducted a final closing of a private placement (the “March 2020 Offering”) pursuant to Rule 506(b) of Regulation D of our securities to accredited investors at a price of $5.50 per unit, each consisting of (i) one share of Common Stock and (ii) one 5-year warrant to purchase half of a share of Common Stock at an exercise price of $6.60 per share. In the offering, we raised total gross proceeds of $2,533,435 and sold a total of 460,616 units.

In the event that the Company effects an offering of equity or equity linked securities of the Company in an amount of less than $15,000,000 at a pre-money valuation (on a primary basis without taking into account the exercise of any options or warrants) that is lower than the post-money valuation of the Company after completion of the March 2020 Offering (on a primary basis without taking into account the exercise of any options or warrants), each investor in the March 2020 Offering shall receive additional fully-paid and non-assessable shares of the Company’s Common Stock from the Company so that upon receipt of such additional shares, the average cost to each investor in the March 2020 Offering of its shares of the Company’s Common Stock shall be reduced to a pre-money valuation equal to a twenty percent (20%) discount to the pre-money valuation of the later offering that triggers this anti-dilution protection.

2020 Convertible Note Offering

On December 28, 2020, we conducted a final closing of a private placement (the “2020 Convertible Notes Offering”) of convertible notes to accredited investors at a price of $5 per unit with a 50% five-year warrant coverage to the dollar value of the convertible note payable with an exercise price of $5 per share. In the offering, we raised total gross proceeds of $4,004,900. The convertible note payable have a 10% annual interest, payable in cash or in kind on October 30, 2021, the maturity date. In the event that the Company issues and sells equity securities on or before the maturity date in an equity financing in which cumulative gross proceeds equal or exceed $5,000,000, the outstanding principal balance of the convertible note payable and all accrued and unpaid interest shall be automatically converted into such equity securities under the same terms and conditions as such financing at a price per share equal to: (a) 80% of the price per share paid by the purchasers of such equity securities in such financing; or (b) If the Company were to complete an IPO with gross proceeds equal or exceed $5,000,000, the conversion price of the convertible note payable and all accrued interest from the in-kind payment shall convert at a 15% discount to the IPO offering price. The warrants will expire in five years or at the closing of the Company’s IPO, whichever occurs first.

On July 19, 2021, our October 2021 Convertible Note Payable Offering (see below) had cumulative gross proceeds exceeding $5,000,000, which was a triggering event for automatic conversion of all outstanding principal balance of the convertible note payable and all accrued and unpaid interest of the 2020 Convertible Note Offering into shares of common stock under the same terms and conditions as those equity securities purchased in the October 2021 Convertible Note Payable Offering. Approximately 867,767 shares of common stock were issued pursuant to such conversion. The amortized value of the convertible note payable sold in 2020 Convertible Note Offering was $3,714,791 as of June 30, 2021 and accrued interest as of June 30, 2021 was $333,933.

October 2021 Convertible Note Payable Offering

On October 12, 2021, we conducted a final closing of a private placement (the “October 2021 Convertible Note Payable Offering”) of convertible note payable to accredited investors at a price of $5 per unit with 50% five-year warrant coverage to the dollar value of the convertible note payable with an exercise price of $5 per share. In the offering, we raised total gross proceeds of $7,176,335. The convertible note payable have a 10% annual interest, payable in kind on May 30, 2022, the maturity date. In the event that the Company issues and sells equity securities or debt on or before the maturity date in a financing in which cumulative gross proceeds equal or exceed $5,000,000, the outstanding principal balance of the convertible note payable and all accrued and unpaid interest shall be automatically converted into such equity securities under the same terms and conditions as such financing at a price per share equal to: (a) 80% of the price per share paid by the purchasers of such equity securities or debt in such financing; or (b) If the Company were to complete an IPO with gross proceeds equal or exceed $5,000,000, the conversion price of the notes and all accrued interest from the in-kind payment shall convert at a 15% discount to the IPO offering price. The warrants will expire in five years or at the closing of the Company’s IPO, whichever occurs first.

December 2021 Convertible Note Payable Offering

In December 2021, we conducted a private placement (the “December 2021 Convertible Note Payable Offering”) of convertible note payable at a price of $5 per unit with 50% five-year warrant coverage to the dollar value of the convertible note payable with an exercise price of $5 per share. In the offering, we raised $50,000 from one accredited investor. The convertible note payable have a 10% annual interest, payable in kind on December 15, 2022, the maturity date. In the event that the Company issues and sells equity securities or debt on or before the maturity date in a financing in which cumulative gross proceeds equal or exceed $5,000,000, the outstanding principal balance of the convertible note payable and all accrued and unpaid interest shall be automatically converted into such equity securities under the same terms and conditions as such financing at a price per share equal to: (a) 80% of the price per share paid by the purchasers of such equity securities or debt in such financing; or (b) If the Company were to complete an IPO with gross proceeds equal or exceed $5,000,000, the conversion price of the notes and all accrued interest from the in-kind payment shall convert at a 15% discount to the IPO offering price. The warrants will expire in five years or at the closing of the Company’s IPO, whichever occurs first.

On December 21, 2022, the December 2021 Convertible Note Payable, including an aggregate principal amount of $50,000 (excluding deferred debt discount and amortization of discount) and accrued payment-in-kind interest of approximately $55,000 converted to 55,000 shares of common stock.

2022 Convertible Note Payable Offering

On July 7, 2022, the Company commenced a Convertible Notes Offering pursuant to which it offered up to $6,000,000 of convertible notes to accredited investors pursuant to Rule 506 of Regulation D of the Act (“2022 Convertible Note Offering”). The closing of the offering occurred on November 30, 2022.

Under the original terms of the 2022 Convertible Note Offering, the Company may sell up to $6,000,000 of convertible notes (the “2022 Convertible Notes”). Each of the 2022 Convertible Notes offered in the 2022 Convertible Note Offering has an annual rate of return of twelve percent (12.0%) per annum, which shall be paid as a Payment-in-Kind in the Company’s common stock valued, at five dollars ($5) per share, at the Maturity Date of the 2022 Convertible Notes.

The Maturity Date of the 2022 Convertible Notes shall be the date which is eighteen (18) months from the closing of the 2022 Convertible Note Offering (the “Maturity Date”). Additionally, the Company shall issue with the 2022 Convertible Notes warrant coverage (the “Warrants”) at a rate of one (1) Warrant for every $10 of Notes purchased. Each Warrant shall be exercisable for a period of five (5) years at a price of $5.50 per share.

The outstanding principal balance of the 2022 Convertible Notes and all accrued interest shall automatically convert into common stock of the Company immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective. The shares of common stock issuable upon conversion of the 2022 Convertible Notes are being registered in this Registration Statement. The “Conversion Price” of the 2022 Convertible Notes will be at a price per share equal to the lower of the following: (i) 80% of the price per share paid by the purchasers of securities in this Offering ($4.00); or (ii) 5.00 if this Offering is not completed. In the event that the Company fails to complete a public offering of its common stock resulting in gross proceeds of at least $5 million prior to the Maturity Date, the Conversion Price shall be reduced to $2.50 per share.

At the NYIAX board of directors meetings held on November 7, 2022 and November 15, 2022, the board of directors agreed to amend the following three conditions of the 2022 Convertible Note Payable:

Under the amended terms,

A.     The 2022 Convertible Note Payable convert as follows:

(ix)   At $2.00 per share concurrently when shares of common stock are sold to the public in the financing event; or

(x)    In the event the financing event is not completed within eighteen (18) months from the date of the individually issued notes, the Conversion Price shall be the reduced price of two dollars ($2.00) per share and the Conversion Amount shall automatically be converted into common stock of the Company at $2.00 per share on the Maturity Date.

B.      The subscription period will begin as of the date of the first sale of the Offering and terminated November 19, 2022.

C.     Annual rate of return of twelve (12.0%) percent simple interest and all interest and principal are paid in the Company’s Common Shares at a value of five ($2.00) dollars per share, or, as Payment-in-Kind, or P-I-K. Interest shall be paid quarterly until maturity.

As of November 30, 2022, all 2022 Convertible Note Payable noteholders have agreed to the amended terms.

As of November 30, 2022, approximately $2,570,000 of the 2022 Convertible Note Payable have been sold. $75,000 of the notes were issued to an insider related party and shall not be registered in the registration statement for such Financing Event. No offers are being taken as a result of the filing of this registration statement.

2023A Convertible Note Payable

On January 10, 2023, the Company commenced a Convertible Notes Offering (“2023A Convertible Note Payable”) pursuant to which it offered up to $500,000 of convertible notes. A total of $200,000 of the 2023A Convertible Notes have been sold.

Under the terms of the 2023A Convertible Notes offered in the convertible notes:

•        The notes convert at two dollars ($2.00) per share concurrently when shares of common stock are sold to the public in the Financing Event, or in the event the Financing Event is not completed within eighteen (18) months from the date of the individually issued notes, the Conversion Price shall be the reduced price of two dollars ($2.00) per share and the conversion amount shall automatically be converted into common stock of the Company at $2.00 per share on the Maturity Date.

•        The outstanding principal balance of the 2023A Convertible Notes and all accrued interest automatically converted into common stock of the Company on February 7, 2023, immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective.

•        The annual rate of return is twelve percent (12.0%) per annum, which shall be paid as a Payment-in-Kind in the Company’s common stock valued at two dollars ($2.00) per share.

•        Warrants (the “Warrants”) were issued at a rate of one (1) Warrant for every ten dollars ($10) principal amount of notes purchased. Each Warrant shall be exercisable for a period of five (5) years at a price of $5.50 per share. See Subsequent Events footnote for more details relating to the 2023A Convertible Note Payable.

2023B Convertible Note Payable

On April 3, 2023, the Company commenced a Convertible Notes Offering (“2023B Convertible Note Payable”) pursuant to which it will offer up to $2,000,000 of convertible notes.

Under the amended terms of the 2023B Convertible Notes offered in the convertible notes:

•        In January 2024, the Company and certain investors representing approximately 86% of the outstanding principal and interest agreed to change the terms of the 2023B Convertible Note Payable so that (a) the conversion price would increase from two dollars ($2.00) per share to four dollars ($4.00) per share and (b) in the event that the Company has not received an effective order from the SEC on its registration statement by February 14, 2024, the 2023B Convertible Note Payable shall automatically be converted into common stock of the Company at $2.00 per share. The terms of the 2023B Convertible Note Payable held by certain investors representing approximately 14% of outstanding principal and interest were unchanged.

•        The annual rate of return is twelve percent (12.0%) per annum, which shall be paid as a Payment-in-Kind in the Company’s common stock valued at two dollars ($2.00) per share.

•        Warrants (the “Warrants”) were issued at a rate of one half warrant issued for every $10 of Notes purchased with an exercise price of four dollars ($4.00) and one half warrant issued for every $10 of Notes purchased with an exercise price of two dollars ($2.00). Each Warrant shall be exercisable for a period of five (5) year.

$1,970,000 of 2023B Convertible Note Payable were sold as of June 28, 2023.

Piggy-Back Registration Rights

Each investor in the August 2016 Offering, July 2017 Offering, June 2018 Offering, July 2019 Offering, and March 2020 Offering are entitled to standard “piggy back” registration rights on all registrations of the Company effected for other investors. The Company’s underwriters may reduce the number of shares proposed to be registered in any such registration pro rata based on market conditions.

Shareholders’ Agreement

Each investor in the August 2016 Offering, July 2017 Offering, June 2018 Offering, July 2019 Offering and March 2020 Offering entered into a Shareholders’ Agreement with the Company which contains restrictions on transfer of the shares purchased in the respective offerings including a lock-up provision pursuant to which no person may sell or transfer any shares acquired in the respective offerings or any other shares held by it until that date that is 180 days from the date of an initial public offering of the Company.

Conversion of Payables to Certain Shareholder-Founders

Pursuant to a debt conversion agreement, dated as of October 30, 2023, by and between Mark Grinbaum, our co-founder and Executive Vice President of Financial Products, and the Company, an aggregate principal amount of $50,250 payable by the Company to Mark Grinbaum, shall be repaid through the issuance of 12,562 shares of the Company’s common stock, at a price of $4.00 per share, as consideration for and in full repayment of the $50,250 due to Mark Grinbaum, effective upon pricing of the Company’s initial public offering.

Pursuant to a debt conversion agreement, dated as of October 30, 2023, by and between Carolina Abenante, our co-founder, Chief Strategy Officer, Chief Evangelist and Director, and the Company, an aggregate principal amount of $50,250 payable by the Company to Carolina Abenante, shall be repaid through the issuance of 12,562 shares of the Company’s common stock, at a price of $4.00 per share, as consideration for and in full repayment of the $50,250 due to Mark Grinbaum, effective upon pricing of the Company’s initial public offering.

Item 16.     Exhibits and Financial Statement Schedules.

Exhibit No.	Description
1.1***	Underwriting Agreement
3.1***	Amended and Restated Certificate of Incorporation, dated November 29, 2017
3.2***	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated April 23, 2021
3.3***	Bylaws
4.1***	Specimen Common Stock Certificate
5.1***	Form of Opinion of Robinson & Cole LLP
10.1***	Design Study Agreement, dated December 21, 2015, by and between NYIAX, Inc. and Nasdaq Technology AB (portions of the exhibit will be omitted pursuant to Item 601 of Regulation S-K)
10.2***	IT Services Agreement, dated May 17, 2016, by and between NYIAX, Inc. and Nasdaq Technology AB
10.3***	Amendment to IT Services Agreement, dated December 30, 2020, by and between NYIAX, Inc. and Nasdaq Technology AB
10.4***	Joint Intellectual Property Ownership Agreement, dated June 25, 2017, by and between NYIAX, Inc. and Nasdaq, Inc. (portions of the exhibit will be omitted pursuant to Item 601 of Regulation S-K)
10.5***	Form of Master Service Agreement
10.6***	Form of Shareholders’ Agreement
10.7***	2016 Equity Incentive Plan
10.8***	Form of Option Agreement of 2016 Equity Incentive Plan
10.9***	2017 Equity Incentive Plan
10.10***	Form of Option Agreement of 2017 Equity Incentive Plan
10.11***	2021 Equity Incentive Plan
10.12***	Form of Option Agreement of 2021 Equity Incentive Plan
10.13***	Form of Restricted Stock Units Award Agreement
10.14***	Form of Subscription Agreement for August 2016 Offering
10.15***	Form of Subscription Agreement for July 2017 Offering
10.16***	Form of Placement Agent Warrant Agreement for July 2017 Offering
10.17***	Form of Subscription Agreement for June 2018 Offering
10.18***	Form of Investor Warrant Agreement for June 2018 Offering
10.19***	Form of Placement Agent Warrant Agreement for June 2018 Offering
10.20***	Form of Subscription Agreement for July 2019 Offering
10.21***	Form of Investor Warrant for July 2019 Offering
10.22***	Form of Placement Agent Warrant for July 2019 Offering
10.23***	Form of Subscription Agreement for March 2020 Offering
10.24***	Form of Investor Warrant for March 2020 Offering
10.25***	Form of Securities Purchase Agreement for December 2020 Convertible Note Payable Offering
10.26***	Form of Convertible Note for December 2020 Convertible Note Payable Offering
10.27***	Form of Investor Warrant for December 2020 Convertible Note Payable Offering
10.28***	Form of Securities Purchase Agreement for October 2021 Convertible Note Payable Offering
10.29***	Form of Convertible Note for October 2021 Convertible Note Payable Offering
10.30***	Form of Investor Warrant for October 2021 Convertible Note Payable Offering

Exhibit No.	Description
10.31***	Form of Securities Purchase Agreement for December 2021 Convertible Note Payable Offering
10.32***	Form of Convertible Note for December 2021 Convertible Note Payable Offering
10.33***	Form of Investor Warrant for December 2021 Convertible Note Payable Offering
10.34***	Employment Agreement and General Release, dated May 23, 2022, by and between NYIAX, Inc. and Carolina Abenante
10.35***	Form of Employment Agreement, dated August 26, 2019, by and between NYIAX, Inc. and Robert E. Ainbinder, Jr.
10.36***	Consultancy Agreement, (commencing February 22, 2021), by and between NYIAX, Inc. and William Feldman
10.37***	Employment Agreement, (commencing upon financing event), by and between NYIAX, Inc. and William Feldman
10.38***	Employment Agreement, dated May 26, 2022, by and between NYIAX, Inc. and Christopher Hogan and resignation letter dated _____
10.39***	Advisor Agreement and General Release, dated May 24, 2022, by and between NYIAX, Inc. and Mark Grinbaum
10.40***	Employment Agreement, dated July 16, 2016, by and between NYIAX, Inc. and Sergey Tsoy
10.41***	Offer Letter to William Wise, dated November 1, 2016
10.42*	Employment Agreement, dated January 19, 2024, by and between NYIAX, Inc. and Teresa Gallo
10.43***	Offer Letter to Gregory Toothaker, dated April 12, 2017
10.44***	Form of Indemnity Agreement
10.45***	Settlement Agreement and General Release, dated January 22, 2018, by and between NYIAX, Inc. and Graham M. Mosley
10.46***	Form of Agreement with Joseph G. Passaic, Jr. as Corporate Secretary
10.47***	Form of Managed Services Term Sheet, dated September 1, 2021, by and between NYIAX, Inc. with PubMatic Inc. (portions of the exhibit will be omitted pursuant to Item 601 of Regulation S-K)
10.48***	Form of Master Services and Co-Marketing Agreement, dated April 23, 2020, by and between NYIAX, Inc. and JW Player (portions of the exhibit will be omitted pursuant to Item 601 of Regulation S-K)
10.49***

Form of Ad Exchange Access Partner Agreement, effective August 16, 2021, by and between NYIAX, Inc. and OpenX Technologies, Inc. (portions of the exhibit will be omitted pursuant to Item 601 of Regulation S-K)

10.50***	Form of Managed Services Agreement, dated October 14, 2021, by and between NYIAX, Inc. and Univision Management Co. (portions of the exhibit will be omitted pursuant to Item 601 of Regulation S-K)
10.51***	Consultancy Agreement, effective as of August 30, 2019, by and between NYIAX, Inc. and Patrick Maddren
10.52***	Form of Subscription Agreement for 2022 Convertible Note Payable Offering
10.53***	Form of Investor Warrant for 2022 Convertible Note Payable Offering
10.54***	Form of Convertible Note for 2022 Convertible Note Payable Offering
10.55***	Form of Subscription Agreement for 2023A Convertible Note Payable Offering
10.56***	Form of Investor Warrant for 2023A Convertible Note Payable Offering
10.57***	Form of Convertible Note for 2023A Convertible Note Payable Offering
10.58***	Form of Subscription Agreement for 2023B Convertible Note Payable Offering
10.59***	Form of Investor Warrant for 2023B Convertible Note Payable Offering
10.60***	Form of Convertible Note for 2023B Convertible Note Payable Offering
10.61***	Asset Purchase Agreement, dated July 8, 2023, by and between NYAX, Inc. and Network Foundation Technologies, LLC
10.62*	Form of Amendment to the 2023B Convertible Note Payable
14.1***	Code of Ethics
23.1*	Consent of Marcum LLP
23.2***	Consent of Robinson & Cole LLP (included in Exhibit 5.1)
24.1***	Power of Attorney
99.1***	Audit Committee Charter
99.2***	Compensation Committee Charter
99.3***	Nominating and Corporate Governance Committee Charter
99.4***	Consent of Paul Richardson to be named as a director nominee
99.5***	Consent of Michael M. Garone to be named as a director nominee

Exhibit No.	Description
99.6***	Consent of Bruce Cooperman to be named as a director nominee
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Filing Fee Table

____________

*        Filed herewith.

**      To be filed by amendment.

***    Previously filed.

Item 17.     Undertakings.

(a)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)    The undersigned Registrant hereby undertakes that:

(1)    It will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a)     Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)     Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)     Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(3)    For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on February 1, 2024.

NYIAX, INC.
By:	/s/ Teresa Gallo
	Name:	Teresa Gallo
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities set forth opposite their names and on the dates indicated.

Person	Title	Date
/s/ Teresa Gallo	Chief Executive Officer	February 1, 2024
Teresa Gallo
/s/ William Feldman	Chief Financial Officer and Treasurer	February 1, 2024
William Feldman	(Principal Financial and Accounting Officer)
/s/ Carolina Abenante	Co - Founder, Vice - Chairperson and Chief Strategy Officer,	February 1, 2024
Carolina Abenante	Chief Evangelist and Director
/s/ Thomas F. O’Neill	Chairman and Director	February 1, 2024
Thomas F. O’Neill
/s/ Robert E. Ainbinder, Jr.	Director	February 1, 2024
Robert E. Ainbinder, Jr.